                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 33-44299


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 17, 1998)

                          $806,196,000 (APPROXIMATE)

               HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                                 as Depositor

                   PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC,
                    HELLER FINANCIAL CAPITAL FUNDING, INC.,
                                      and

                        RESIDENTIAL FUNDING CORPORATION
                           as Mortgage Loan Sellers

             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000 PH-1

     Heller Financial Commercial Mortgage Asset Corp. is offering certain classes of its Series 2000 PH-1 Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 234 mortgage loans secured by first liens on commercial and multifamily properties. The Series 2000 PH-1 Certificates are not obligations of Heller Financial Commercial Mortgage Asset Corp. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                                --------------
     Heller Financial Commercial Mortgage Asset Corp. will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

                                --------------
     Investing in the offered certificates involves risks. See "Risk Factors" beginning on page S-20 of this prospectus supplement and page 14 of the prospectus.
                                --------------
          Certain characteristics of the offered certificates include:
--------------------------------------------------------------------------------

                                                                                                           RATED FINAL
                     APPROXIMATE INITIAL          INITIAL                RATE          EXPECTED RATINGS    DISTRIBUTION
       CLASS          CLASS BALANCE (1)    PASS-THROUGH RATE (2)   DESCRIPTION (3)   (FITCH/MOODY'S) (4)     DATE (4)
------------------- --------------------- ----------------------- ----------------- --------------------- -------------
Class A-1 .........     $ 171,000,000               7.715%             Fixed               AAA/Aaa        01/17/2034
Class A-2 .........     $ 532,326,000               7.750%             Fixed               AAA/Aaa        01/17/2034
Class B ...........     $  43,062,000               7.601%             NWAC                 AA/Aa2        01/17/2034
Class C ...........     $  47,846,000               7.709%             NWAC                  A/A2         01/17/2034
Class D ...........     $  11,962,000               7.709%             NWAC                 A-/A3         01/17/2034

--------------------------------------------------------------------------------
(Footnotes to table on page S-3)


                                --------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPOVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Prudential Securities Incorporated, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. will purchase the offered certificates from Heller Financial Commercial Mortgage Asset Corp. and will offer them to the public at negotiated prices determined at the time of sale. Prudential Securities Incorporated, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. expect to deliver the offered certificates to purchasers on or about February 10, 2000. Heller Financial Commercial Mortgage Asset Corp. expects to receive from this offering approximately 100% of the initial principal amount of the offered certificates, plus accrued interest from February 1, 2000, before deducting expenses payable by Heller Financial Commercial Mortgage Asset Corp.

                                --------------
PRUDENTIAL SECURITIES
                          MORGAN STANLEY DEAN WITTER
                                                           SALOMON SMITH BARNEY
           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY 2, 2000

               HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000 PH-1
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL


  WASHINGTON        IDAHO             MONTANA           WYOMING                 MISSOURI
  5 properties      1 property        1 property        1 property              2 properties
  $13,038,962       $   537,523       $ 3,591,382       $   956,059             $ 11,267,788
  1.36% of total    0.06% of total    0.38% of total    0.10% of total          1.18% of total
  MINNESOTA         ILLINOIS          WISCONSIN         MICHIGAN                INDIANA
  3 properties      9 properties      5 properties      6 properties            3 properties
  $ 8,836,631       $50,195,332       $30,981,060       $ 9,783,931             $  6,713,123
  0.92% of total    5.25% of total    3.24% of total    1.02% of total          0.70% of total
  OHIO              PENNSYLVANIA      NEW YORK          MAINE                   MASSACHUSETTS
  6 properties      9 properties      11 properties     1 property              3 properties
  $36,881,423       $34,116,097       $55,799,689       $   831,556             $  9,349,887
  3.85% of total    3.57% of total    5.83% of total    0.09% of total          0.98% of total
  RHODE ISLAND      CONNECTICUT       NEW JERSEY        DISTRICT OF COLUMBIA    MARYLAND
  1 property        3 properties      3 properties      1 property              2 properties
  $ 2,634,445       $ 9,095,805       $ 4,591,415       $ 2,319,685             $ 46,903,955
  0.28% of total    0.95% of total    0.48% of total    0.24% of total          4.90% of total
  VIRGINIA          W. VIRGINIA       NORTH CAROLINA    SOUTH CAROLINA          KENTUCKY
  5 properties      1 property        5 properties      4 properties            2 properties
  $23,178,042       $ 1,533,689       $ 8,243,759       $11,415,266             $ 12,688,657
  2.42% of total    0.16% of total    0.86% of total    1.19% of total          1.33% of total
  GEORGIA           FLORIDA           TENNESSEE         ALABAMA                 MISSISSIPPI
  11 properties     20 properties     6 properties      2 properties            1 property
  $60,822,284       $92,739,109       $10,256,123       $21,765,000             $  2,521,113
  6.36% of total    9.69% of total    1.07% of total    2.27% of total          0.26% of total
  LOUISIANA         TEXAS             OKLAHOMA          KANSAS                  COLORADO
  1 property        37 properties     1 property        1 property              10 properties
  $ 1,721,623       $83,009,628       $ 5,188,967       $15,738,191             $ 27,804,988
  0.18% of total    8.67% of total    0.54% of total    1.64% of total          2.91% of total
  NEW MEXICO        ARIZONA           UTAH              NEVADA                  CALIFORNIA
  1 property        7 properties      3 properties      5 properties            36 properties
  $ 2,292,593       $15,799,180       $12,282,169       $31,779,946             $159,036,812
  0.24% of total    1.65% of total    1.28% of total    3.32% of total          16.62% of total
  OREGON            ALASKA            HAWAII
  3 properties      2 properties      1 property
  $11,806,294       $ 4,019,759       $ 2,838,298
  1.23% of total    0.42% of total    0.30% of total


[ ] (less than)-1.00%
     of Initial Pool Balance


[ ] 1.01-5.00%
     of Initial Pool Balance


[ ] 5.01-10.00%
     of Initial Pool Balance


[ ]  (greater than) -10.00%
     of Initial Pool Balance

                                  MAP LANGUAGE

--------
(1)   Approximate; subject to a variance of plus or minus 5%.

(2) The pass-through rates for the Class A-1 and Class A-2 Certificates for each distribution date will be equal to the fixed rates per annum set forth in the table; provided that, in each case other than with respect to the first distribution date, such pass-through rate will not exceed the NWAC Rate (as defined herein) for such distribution date. The initial pass through rates for the Class B, Class C and Class D Certificates set forth in the table are approximate initial pass-through rates. The pass-through rates for the Class B, Class C and Class D Certificates are variable and, subsequent to the initial distribution date, will be determined as described in "Description of the Certificates--Pass Through Rates" in this prospectus supplement.

(3) "Fixed" and "NWAC" are descriptions of the type of pass-through rates borne by the related classes.

(4) See "Ratings" herein. The Rated Final Distribution Date for each class of rated certificates is the distribution date in January 2034.


        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT.

     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS INCLUDE CROSS REFERENCES TO SECTIONS IN THESE MATERIALS WHERE YOU CAN FIND FURTHER RELATED DISCUSSIONS. THE TABLES OF CONTENTS IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IDENTIFY THE PAGES WHERE THESE SECTIONS ARE LOCATED.

     CERTAIN CAPITALIZED TERMS ARE DEFINED AND USED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO ASSIST YOU IN UNDERSTANDING THE TERMS OF THE OFFERED CERTIFICATES AND THIS OFFERING. THE CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT ARE DEFINED ON THE PAGES INDICATED UNDER THE CAPTION "INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT" IN THIS PROSPECTUS SUPPLEMENT. THE CAPITALIZED TERMS USED IN THE PROSPECTUS ARE DEFINED ON THE PAGES INDICATED UNDER THE CAPTION "INDEX OF PRINCIPAL DEFINITIONS" IN THE PROSPECTUS.

                             ---------------------

     If and when included in this prospectus supplement and the accompanying prospectus, the words "expects," "intends," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, competition, changes in foreign political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other events, conditions and circumstances, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the depositor's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Heller Financial Commercial Mortgage Asset Corp.

     UNTIL MAY 2, 2000, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS




EXECUTIVE SUMMARY ................................... S-5
SUMMARY OF TERMS .................................... S-7
OFFERED SECURITIES .................................. S-8
THE MORTGAGE POOL ................................... S-12
ADDITIONAL ASPECTS OF
   CERTIFICATES ..................................... S-17
RISK FACTORS ........................................ S-20
DESCRIPTION OF THE CERTIFICATES ..................... S-42
   General .......................................... S-42
   Registration; Denominations ...................... S-42
   Book-Entry Registration .......................... S-42
   Certificate Balances And Notional
     Amounts ........................................ S-43
   Pass-Through Rates ............................... S-44
   Distributions .................................... S-45
   Appraisal Reductions ............................. S-50
   Subordination; Allocation of Losses and
     Certain Expenses ............................... S-50
   Prepayment Interest Shortfalls ................... S-52
   Optional Termination ............................. S-52
   Advances ......................................... S-52
   Reports to Certificateholders; Available
     Information .................................... S-54
   Book-Entry Certificates .......................... S-57
   Example of Distributions ......................... S-57
   Voting Rights .................................... S-58
   The Trustee and the Fiscal Agent ................. S-59
     The Trustee .................................... S-59
     The Fiscal Agent ............................... S-59
MATURITY CONSIDERATIONS ............................. S-60
YIELD CONSIDERATIONS ................................ S-64
   General .......................................... S-64
   Rate and Timing of Principal Payments ............ S-64
   Losses and Shortfalls ............................ S-65
   Certain Relevant Factors ......................... S-65
   Delay in Payment of Distributions ................ S-65
DESCRIPTION OF THE MORTGAGE
 POOL ............................................... S-65
   General .......................................... S-65
   Certain Terms and Characteristics of the
     Mortgage Loans ................................. S-67
   Assessments of Property Value and
     Condition ...................................... S-72
   Additional Mortgage Loan Information ............. S-74
   Standard Hazard Insurance ........................ S-76
   The Sellers ...................................... S-77
     Heller Financial Capital Funding, Inc. ......... S-77
     Prudential Mortgage Capital Funding,
        LLC ......................................... S-77
     Residential Funding Corporation ................ S-78



     Underwriting Guidelines and Process ............ S-78
     Acquisition of Certificates .................... S-80
   Assignment of Mortgage Loans ..................... S-80
   Representations and Warranties ................... S-80
   Repurchases and Other Remedies ................... S-82
   Changes in Mortgage Pool Characteristics ......... S-83
SERVICING OF THE MORTGAGE
 LOANS .............................................. S-84
   General .......................................... S-84
   The Master Servicer .............................. S-85
   The Special Servicer ............................. S-86
   Sub-Servicers .................................... S-86
   Servicing and Other Compensation and
     Payment of Expenses ............................ S-87
   The Operating Adviser ............................ S-88
   Mortgage Loan Modifications ...................... S-88
   Sale of Defaulted Mortgage Loans and
     REO Properties ................................. S-89
   REO Properties ................................... S-90
   Inspections; Collection of Operating
     Information .................................... S-90
   Events of Default ................................ S-91
   Rights Upon Event of Default ..................... S-92
CERTAIN LEGAL ASPECTS OF THE
 MORTGAGE LOANS ..................................... S-93
CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES ....................................... S-95
   General .......................................... S-95
   Original Issue Discount and Premium .............. S-96
   Additional Considerations ........................ S-98
ERISA CONSIDERATIONS ................................ S-98
   Plan Asset Regulation ............................ S-98
   Individual Exemption ............................. S-98
   Other Exemptions ................................. S-100
   Insurance Company Purchasers ..................... S-100
LEGAL INVESTMENT .................................... S-101
USE OF PROCEEDS ..................................... S-101
PLAN OF DISTRIBUTION ................................ S-101
LEGAL MATTERS ....................................... S-102
RATINGS ............................................. S-102
INDEX OF TERMS FOR PROSPECTUS
 SUPPLEMENT ......................................... S-104
Annex A--Mortgage Loan Characteristics .............. A-1
Annex B--Additional Step Loan and
 Interest-Only Loan Characteristics ................. B-1
Annex C--Affiliated Borrowers ....................... C-1
Annex D -- Form of Statement to
 Certificateholders ................................. D-1
Annex E--Structural and Collateral Term
 Sheet and Top Ten Loan Descriptions ................ E-1

                               EXECUTIVE SUMMARY

     This Executive Summary highlights selected information regarding the offered certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE LOANS, READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.


                             CERTIFICATE STRUCTURE




                                                         INITIAL
                                                       CERTIFICATE        EXPECTED      APPROXIMATE
                                                        PRINCIPAL         RATINGS        PERCENT OF
     APPROXIMATE                            CLASS         AMOUNT      (FITCH/MOODY'S)      TOTAL
   CREDIT SUPPORT                       ------------ --------------- -----------------  CERTIFICATES
                      CLASS X(2)        CLASS A-1     $171,000,000        AAA/Aaa           17.87%
                     $956,916,238       ------------  ------------       ----------
                     (Approximate
                     Notional Amount)
          26.50%(1)   AAA/Aaa           CLASS A-2     $532,326,000        AAA/Aaa           55.63%
                     ------------       ------------  ------------       ----------
          22.00%                        CLASS B       $ 43,062,000         AA/Aa2            4.50%
                                        ------------  ------------       ----------
          17.00%                        CLASS C       $ 47,846,000          A/A2             5.00%
                                        ------------  ------------       ----------
          15.75%                        CLASS D       $ 11,962,000         A--/A3            1.25%
                                        ------------  ------------       ----------
          12.00%                        CLASS E(2)    $ 35,885,000        BBB/Baa2           3.75%
                                        ------------  ------------       ----------
          10.50%                        CLASS F(2)    $ 14,354,000       BBB--/Baa3          1.50%
                                        ------------  ------------       ----------
           7.75%                        CLASS G(2)    $ 26,316,000         BB+/NR            2.75%
                                        ------------  ------------       ----------
           5.75%                        CLASS H(2)    $ 19,139,000         NR/Ba2            2.00%
                                        ------------  ------------       ----------
           4.75%                        CLASS J(2)    $  9,570,000         NR/Ba3            1.00%
                                        ------------  ------------       ----------
           4.00%                        CLASS K(2)    $  7,177,000         B+/B1             0.75%
                                        ------------  ------------       ----------
           3.00%                        CLASS L(2)    $  9,570,000          B/B2             1.00%
                                        ------------  ------------       ----------
           2.00%                        CLASS M(2)    $  9,570,000         B--/B3            1.00%
                                        ------------  ------------       ----------
           0.00%                        CLASS N(2)    $ 19,139,238         NR/NR             2.00%
                                        ------------  ------------       ----------

--------
(1) Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

(2)   Not offered hereby.



     The Class R-I, R-II and R-III Certificates are not represented in this table and are not offered hereby.

                              CERTIFICATE SUMMARY



                                 APPROXIMATE
                             INITIAL CERTIFICATE
   APPROXIMATE                   PRINCIPAL OR
      CREDIT                       NOTIONAL        APPROXIMATE
     SUPPORT        CLASS         AMOUNT (1)        % OF TOTAL
 Offered Certificates
   26.50%(6)         A-1        $171,000,000           17.87%
   26.50%(6)         A--2       $532,326,000           55.63%
   22.00%             B         $ 43,062,000            4.50%
   17.00%             C         $ 47,846,000            5.00%
   15.75%             D         $ 11,962,000            1.25%
 Non-Offered Certificates
 N/A                  X(7)      $956,916,238           N/A
                                   (Notional)
   12.00%             E         $ 35,885,000            3.75%
   10.50%             F         $ 14,354,000            1.50%
    7.75%             G         $ 26,316,000            2.75%
    5.75%             H         $ 19,139,000            2.00%
    4.75%             J         $  9,570,000            1.00%
    4.00%             K         $  7,177,000            0.75%
    3.00%             L         $  9,570,000            1.00%
    2.00%             M         $  9,570,000            1.00%
    0.00%            N(8)       $ 19,139,238            2.00%



                             INITIAL              EXPECTED      WEIGHTED
   APPROXIMATE            PASS-THROUGH             RATINGS      AVERAGE
      CREDIT              RATE AND RATE         FITCH/MOODYS      LIFE        PRINCIPAL
     SUPPORT           DESCRIPTION (2)(3)            (4)       (YRS.)(5)     WINDOW (5)
 Offered Certificates
   26.50%(6)                  7.715% (Fixed)       AAA/Aaa        5.692    3/2000-9/2008
   26.50%(6)                  7.750% (Fixed)       AAA/Aaa        9.514    9/2008-11/2009
   22.00%                     7.601% (NWAC)        AA/Aa2         9.789   11/2009-12/2009
   17.00%                     7.709% (NWAC)         A/A2          9.849    12/2009-1/2010
   15.75%                     7.709% (NWAC)        A--/A3         9.931    1/2010-1/2010
 Non-Offered Certificates
 N/A                              0.111%           AAA/Aaa        9.261         N/A
                                (Variable
                                 Rate IO)
   12.00%                     7.709% (NWAC)       BBB/Baa2        9.931    1/2010-1/2010
   10.50%                     7.709% (NWAC)      BBB--/Baa3       9.931    1/2010-1/2010
    7.75%                     6.750% (Fixed)       BB+/NR        10.838    1/2010-9/2011
    5.75%                     6.750% (Fixed)       NR/Ba2        11.597    9/2011-9/2011
    4.75%                     6.750% (Fixed)       NR/Ba3        12.138    9/2011-7/2013
    4.00%                     6.750% (Fixed)        B+/B1        13.431    7/2013-7/2013
    3.00%                     6.750% (Fixed)        B/B2         13.431    7/2013-7/2013
    2.00%                     6.750% (Fixed)       B--/B3        13.875    7/2013-11/2014
    0.00%                     6.500% (Fixed)        NR/NR        17.389   11/2014-10/2023

--------
(1)   Approximate; subject to a variance of plus or minus 5%.

(2) "Fixed" and "NWAC" are descriptions of the types of pass-through rates borne by the related classes. "IO" designates that Class X is entitled only to distributions of interest; it will not receive distributions of principal.

(3) The pass-through rates for the Class A-1, Class A-2, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates for each distribution date will be equal to the fixed rates per annum set forth in the table; provided that, in each case other than with respect to the first distribution date, such pass-through rate will not exceed the NWAC Rate (as defined herein) for such distribution date. The initial pass-through rates for the Interest Only Certificates and the Class B, Class C, Class D, Class E and Class F Certificates set forth in the table are the approximate initial pass-through rates. The pass-through rates for the Interest Only Certificates and the Class B, Class C, Class D, Class E and Class F Certificates are variable and, subsequent to the initial distribution date, will be determined as described in "Description of the Certificates--Pass-Through Rates" herein.

(4)   See "Ratings" herein. "NR" means not rated.

(5) The principal window reflects the period during which distributions of principal would be received. The Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have anticipated repayment dates; and (iii) prepayment in full on the "anticipated repayment date" of each mortgage loan having such a date. See the assumptions set forth under "Maturity Considerations" in this prospectus supplement.

(6) Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

(7) The Class X Certificates will not have a Principal Amount. Interest will accrue on the notional amount equal to the aggregate principal balance of the mortgage loans outstanding from time to time, at a rate equal to the NWAC Rate minus the weighted average of the Pass-Through Rates of the classes of certificates that have Principal Amounts.

(8) The Class N Certificates are an investment unit consisting of a REMIC regular interest and beneficial ownership of Excess Interest in respect of mortgage loans having a hyper-amortization feature.


     The Class R-I, R-II and R-III Certificates are not represented in this table and are not offered hereby.

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.


                          RELEVANT PARTIES AND DATES


DEPOSITOR..............   Heller Financial Commercial Mortgage Asset Corp.

MASTER SERVICER........   Midland Loan Services, Inc., a Delaware corporation.

SPECIAL SERVICER.......   Orix Real Estate Capital Markets, LLC.

TRUSTEE................   LaSalle Bank National Association.

FISCAL AGENT...........   ABN AMRO Bank N.V., a Netherlands banking
                          corporation and indirect corporate parent of the Trustee.

OPERATING ADVISER......   The holders of certificates representing more than
                          50% of the aggregate certificate balance of the most subordinate class of certificates (with principal amounts) outstanding at any time of determination (or, if the aggregate balance of such class of certificates is less than 25% of the initial aggregate certificate balance of such class, of the next most subordinate class of certificates (with principal amounts) outstanding at such time of determination) may appoint a representative for the purposes described in this prospectus supplement. See "Servicing of the Mortgage
                          Loans--The Operating Adviser" and "--General" in this prospectus supplement.

MORTGAGE LOAN SELLERS...  Prudential Mortgage Capital Funding, LLC, as to 58
                          mortgage loans, representing 40.3% of the initial outstanding pool balance;

                          Heller Financial Capital Funding, Inc., as to 88 mortgage loans, representing 39.1% of the initial outstanding pool balance; and

                          Residential Funding Corporation, as to 88 mortgage loans, representing 20.6% of the initial outstanding pool balance.

UNDERWRITERS...........   Prudential Securities Incorporated, Morgan Stanley &
                          Co. Incorporated and Salomon Smith Barney Inc. See
                          "Plan of Distribution" in this prospectus supplement.

CUT-OFF DATE...........   February 1, 2000.

CLOSING DATE...........   On or about February 10, 2000.

DISTRIBUTION DATE......   The 15th day of each month, or, if such 15th day is
                          not a business day, the business day immediately following such 15th day, commencing in March, 2000.

RECORD DATE............   With respect to each distribution date, the close of
                          business on the last business day of the preceding month.

                               OFFERED SECURITIES


GENERAL................   The following 5 classes of Mortgage Pass-Through
                          Certificates are being offered by this prospectus supplement (collectively, the "Offered Certificates") as part of Series 2000 PH-1:

                             o  Class A-1
                             o  Class A-2
                             o  Class B
                             o  Class C
                             o  Class D

                          Series 2000 PH-1 will consist of a total of 18 classes, the following 13 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class X, Class E, Class F, Class G, Class H, Class J, Class K,
                          Class L, Class M, Class N and Class R-I, Class R-II and Class R-III (collectively, the "Private Certificates").

                          The Offered Certificates and the Private Certificates will represent beneficial ownership interests in a trust created by Heller Financial Commercial Mortgage Asset Corp. The trust's assets will primarily be 234 mortgage loans secured by first liens on commercial and multifamily properties. Each of the multiple mortgaged properties securing a single mortgage loan is treated as a separate mortgage loan for presentation of mortgaged property information in this prospectus supplement.


CERTIFICATE PRINCIPAL
 AMOUNT................   Your certificates will have the approximate aggregate
                          initial principal amount set forth below, subject to a variance of plus or minus 5%:



  Class A-1 .........    $171,000,000     Principal Amount
  Class A-2 .........    $532,326,000     Principal Amount
  Class B ...........    $ 43,062,000     Principal Amount
  Class C ...........    $ 47,846,000     Principal Amount
  Class D ...........    $ 11,962,000     Principal Amount

PASS-THROUGH RATES


 A. OFFERED
    CERTIFICATES.......   Your certificates will accrue interest at an annual
                          rate called a "Pass-Through Rate" which is set forth below:

  Class A-1 ......... 7.715%, but not in excess of NWAC Rate
  Class A-2 ......... 7.750%, but not in excess of NWAC Rate
  Class B ........... NWAC-0.1088%
  Class C ........... NWAC
  Class D ........... NWAC

                          Interest on the Offered Certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

                          The "NWAC Rate" for a particular distribution date is a weighted average of the mortgage loan interest rates in effect as of the first day of the preceding month, minus the weighted average annual administrative cost, which as of the Closing Date is equal to .062% (which includes the servicing fee rate and the trustee fee rate), as adjusted as set forth herein. The weighting of this average is based upon the respective principal balances of those mortgage loans.

 B. CLASS X
    CERTIFICATES........  The Pass-Through Rate on the Class X Certificates will be equal to the NWAC Rate minus the weighted average of the Pass-Through Rates of the classes of certificates that have principal amounts. The weighting will be based upon the respective principal amount of those classes.

                          The notional amount of the Class X Certificates will generally be equal to 100% of the aggregate principal balance of the mortgage loans outstanding from time to time. The Class X Certificates will receive interest only; they will not be entitled to distributions of principal.

                          For purposes of calculating the Class X Pass-Through Rate, the mortgage loan interest rates will not reflect any default interest rate or any rate increase occurring after an anticipated repayment date. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the Special Servicer or resulting from the borrower's bankruptcy or insolvency. In addition, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in such month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that loan in that month.


DISTRIBUTIONS


 A. AMOUNT AND ORDER OF
    DISTRIBUTIONS.......  On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                          Step 1/Class A and Class X: To interest on Classes A-1 and A-2 and Class X, pro rata, in accordance with their interest entitlements.

                          Step 2/Class A: To the extent of funds available for principal, to principal on Classes A-1 and A-2, in that order, until reduced to zero. If each class of certificates other than Class A has been reduced to zero, funds available for principal will be distributed to Classes A-1 and A-2, pro rata, rather than sequentially.

                          Step 3/Class A: To reimburse Classes A-1 and A-2, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                          Step 4/Class B: To Class B in this order: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                          Step 5/Class C: To Class C in a manner analogous to the Class B allocations of Step 4.

                          Step 6/Class D: To Class D in a manner analogous to the Class B allocations of Step 4.

                          Step 7/Subordinate Private Certificates: In a manner analogous to the Class B allocations of Step 4 and in the amounts and order of priority described in "Description of the Certificates--Distributions" in this prospectus supplement.

 B. INTEREST AND
    PRINCIPAL
    ENTITLEMENTS.......   A description of each class's interest entitlement
                          can be found in "Description of the
                          Certificates--Distributions" in this prospectus supplement. As described in such section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount or notional amount.

                          The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates--Distributions" in this prospectus supplement.


 C. PREPAYMENT
    PREMIUMS...........   The manner in which any prepayment premiums received
                          during a particular collection period will be allocated to the Class X Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in "Description of the Certificates--Distributions" in this prospectus supplement.

SUBORDINATION


 A. GENERAL............   The chart below illustrates the manner in which
                          certain rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order of priority beginning with Class A-1, Class A-2 and Class X (interest distributions only). The manner in which mortgage loan losses are allocated is depicted in ascending order of priority beginning with Class N.




                              Class A-1, Class A-2,

                                     Class X

                                     Class B

                                     Class C

                                     Class D

                                     Class E

                                     Class F

                                     Class G

                                     Class H

                                     Class J

                                     Class K

                                     Class L

                                     Class M

                                     Class N


                          NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF THE OFFERED CERTIFICATES.

                          See "Description of the Certificates" in this prospectus supplement.


 B. SHORTFALLS IN
    AVAILABLE FUNDS.....  The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses: (i) shortfalls resulting from compensation that the Special Servicer is entitled to receive; (ii) shortfalls resulting from interest on Advances made by the Master Servicer, the Trustee or the Fiscal Agent (to the extent not covered by default interest and late payment charges paid by the borrower); (iii) shortfalls resulting from extraordinary expenses of the trust; and (iv) shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

                          Shortfalls in mortgage loan interest as a result of the timing of prepayments (net of the Master Servicer's servicing fee payable on the related distribution date calculated using a servicing fee rate of 0.01%) will be allocated to each class of certificates, pro rata, based upon their respective interest entitlements.

                          See "Description of the Certificates--Distributions" in this prospectus supplement.


                               THE MORTGAGE POOL


CHARACTERISTICS OF THE MORTGAGE POOL


 A. GENERAL............   For a more complete description of the mortgage
                          loans, see the following sections in this prospectus supplement:

                          o  Description of the Mortgage Pool;

                          o  Annex A (mortgage loan characteristics);

                          o Annex B (additional step loan and interest-only loan characteristics);

                          o  Annex C (affiliated borrowers); and

                          o Annex E (structural and collateral term sheet and top ten loan descriptions).

                          All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by the unpaid principal balance of the mortgage loans as of the Cut-off Date. Information on each of the multiple mortgaged properties securing a single mortgage loan is presented separately based upon appraised value, and each are treated as a mortgage loan for the presentation of mortgaged property information in this prospectus supplement.


 B. PRINCIPAL
    BALANCES............  The trust's primary assets will be 234 mortgage loans with an initial principal balance of $956,916,238, subject to a permitted variance of plus or minus 5%. As of February 1, 2000, the outstanding principal balances of the mortgage loans in the mortgage pool ranged from $200,576 to $36,903,955 and the mortgage loans had an average balance of $4,089,386. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans" in this prospectus supplement.

 C. NON-RECOURSE.......   Substantially all of the mortgage loans are
                          non-recourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.


 D. FEE
    SIMPLE/LEASEHOLD....  Two-hundred thirty (230) mortgage loans, which represent 98.4% of the initial outstanding pool balance are secured by a first mortgage lien on a fee simple estate in an income-producing property. Three
                          (3) mortgage loans, which represent 1.1% of the initial outstanding pool balance, are secured by a mortgage lien on a leasehold interest in an income-producing property. One (1) mortgage loan, which represents 0.49% of the initial outstanding pool balance, is secured by one mortgaged property but evidenced by two mortgage notes. One mortgage note, representing 0.40% of the initial outstanding pool balance, is secured by a lien on the leasehold interest in the mortgaged property. The other mortgage note, representing 0.09% of the initial outstanding pool balance, is secured by a first lien on the fee interest in the mortgaged property. The same principal controls both borrowers. These mortgage notes are cross-collateralized and cross-defaulted.


 E.  PROPERTY PURPOSE...  Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance represented by the related mortgage loans, that are secured by mortgaged properties operated for each indicated purpose:




                                        PERCENTAGE OF     NUMBER OF
                                         INITIAL POOL     MORTGAGED
PROPERTY TYPE                              BALANCE        PROPERTIES
------------------------------------   ---------------   -----------
  Retail (all types) ...............         37.8%            86
  Multifamily ......................         24.2%            75
  Office ...........................         18.3%            21
  Industrial .......................          8.2%            14
  Self-Storage .....................          4.4%            24
  Hospitality ......................          3.5%             6
  Manufactured Housing .............          2.5%            12
  Assisted Living Facility .........          1.0%             3

  See Annex A and Annex E for further details with respect to property types.


 F. PROPERTY LOCATION...  The number of mortgage loans, and the approximate percentage of the initial pool balance represented by such mortgage loans, that are secured by mortgaged properties located in the five states with the highest concentrations of mortgaged properties are:


                          PERCENTAGE OF     NUMBER OF
                           INITIAL POOL     MORTGAGED
STATE                        BALANCE        PROPERTIES
----------------------   ---------------   -----------
  California .........         16.6%            36
  Florida ............          9.7%            20
  Texas ..............          8.7%            37
  Georgia ............          6.4%            11
  New York ...........          5.8%            11

                          The remaining mortgaged properties are located throughout 37 other states and the District of Columbia. No other state has a concentration of mortgaged properties that represents security for more than 5.3% of the initial outstanding pool balance. See Annex A and Annex E hereto.

 G. OTHER MORTGAGE LOAN
    FEATURES...........   As of February 1, 2000, the mortgage loans had the
                          following approximate characteristics:

                           o No scheduled payment of principal and interest on any mortgage loan was thirty days or more past due, and no scheduled payment of principal and interest on any mortgage loan has been thirty days or more delinquent in the past year, except for one mortgage loan, representing 0.15% of the initial outstanding pool balance, which was 35 days delinquent once.

                           o Eight (8) mortgage loans, consisting of four (4) groups, are cross-collateralized with each other, the largest group of which represents 1.6% of the initial outstanding pool balance. See Annex A for further information with respect to such groups.

                           o Twenty-two (22) additional groups of mortgage loans are, in each case, evidenced by a single obligation of a particular borrower or co-borrower group secured by one or more mortgages encumbering multiple real properties, the largest group of which represents 7.7% of the initial outstanding pool balance. For purposes of the presentation of mortgaged property information herein, an aggregate amount of indebtedness that is evidenced by a single obligation for a particular borrower or co-borrower group and secured by multiple mortgaged properties has been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness evidenced by such obligation. None of such groups are included within the cross-collateralized groups described above.

                           o Fifty-nine (59) individual mortgage loans constituting 26 groups of mortgage loans including those cross-collateralized or single obligation multi-property mortgage loan groups described above, were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, the three largest of these groups representing 7.7%, 3.0% and 1.9%, respectively, of the initial outstanding pool balance.

                           o Twenty-three (23) mortgage loans, representing 8.1% of the initial outstanding pool balance, are secured by a mortgaged property that is leased to a single tenant.

                           o All mortgage loans bear interest at fixed rates, although sixty-seven (67) of the mortgage loans, representing 45.1% of the initial outstanding pool balance, include hyper-amortization provisions as described in this prospectus supplement.

                           o No mortgage loan permits negative amortization or the deferral of accrued interest, with the exception of certain mortgage loans with hyper-amortization provisions, as described in this prospectus supplement.


 H. BALLOON LOANS......   Two hundred twenty-seven (227) of the mortgage
                          loans, representing 98.1% of the initial outstanding pool balance, provide for one of the following:

                           o Monthly payments based on amortization schedules significantly longer than their respective terms to maturity (160 of such mortgage loans, representing 53.0% of the initial outstanding pool balance); or

                             o Increases in the mortgage rate and/or principal amortization at a date prior to stated maturity that create an incentive for the related borrower to prepay the loan (the "Anticipated Repayment Date Loans") (67 of such mortgage loans, representing 45.1% of the initial outstanding pool balance); substantial principal payments on such mortgage loans are anticipated to be made on or about the date (which is prior to stated maturity) upon which these increases occur (the "Anticipated Repayment Date" or "ARD") unless such loans are prepaid at an earlier date.


 I. PREPAYMENT
    PROVISIONS............  As of February 1, 2000, all of the mortgage loans restricted voluntary principal prepayments as follows:

                             o One hundred sixty-six (166) mortgage loans, representing 82.4% of the initial outstanding pool balance, prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage note (the "Lock-out Period") but permit the related borrower (after an initial period of at least two years following the date of issuance of the Certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.


                             o One (1) mortgage loan, representing 3.9% of the initial outstanding pool balance, prohibits voluntary principal prepayments during a Lock-out Period but permits the related borrower (after an initial period of at least two years following the date of issuance of the Certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage, and after the Lock-out Period provides for prepayment premiums calculated on the basis of the greater of a yield maintenance formula and 0.5% of the amount prepaid.

                             o Sixty-two (62) mortgage loans, representing 12.1% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for prepayment premiums calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid.

                             o Two (2) mortgage loans, representing 0.5% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a Lock-out Period. After the Lock-out Period expires, such mortgage loans provide for five successive periods during which the principal prepayment must be accompanied by a prepayment premium calculated as follows: for the first period, 5.0% of the amount prepaid; for the second period, 4.0% of the amount prepaid; for the third period, 3.0% of the amount prepaid; for the fourth period, 2.0% of the amount prepaid and for the fifth period, 1.0% of the amount prepaid.

                             o One (1) of the mortgage loans, representing 0.1% of the initial outstanding pool balance, provides for five successive periods during which the principal prepayment must be accompanied by a prepayment premium calculated as follows: for the first period, 5.0% of the amount prepaid; for the second period, 4.0% of the amount prepaid; for the third period, 3.0% of the amount prepaid; for the fourth period, 2.0% of the amount prepaid; and for the fifth period, 1.0% of the amount prepaid, however such mortgage loan provides for a period of 48 months prior to maturity during which the related borrower may prepay the mortgage loan without prepayment premium requirements.

                             o Two (2) mortgage loans, representing 1.1% of the initial outstanding pool balance, provide for prepayment premiums equal to the greater of yield maintenance and 1.0% of the amount prepaid.

                          Notwithstanding the foregoing, the mortgage loans generally provide for a period of 3 to 6 months prior to maturity or the anticipated repayment date during which the related borrower may prepay the mortgage loan without premium or defeasance requirements.


 J. MORTGAGE LOAN RANGES
    AND WEIGHTED
    AVERAGES...........   As of February 1, 2000, the mortgage loans will have
                          the following additional characteristics:


  i. Mortgage Rates....   Mortgage rates ranging from 5.96% per annum to 9.62%
                          per annum, and a weighted average mortgage rate of 8.022% per annum;


  ii. Remaining Terms...  Remaining terms to scheduled maturity ranging from
                          53 months to 284 months, and a weighted average remaining term to scheduled maturity of 119 months;


  iii. Remaining
       Amortization
       Terms............  Remaining amortization terms ranging from 173 months to 360 months, and a weighted average remaining amortization term of 336 months;


  iv. Loan-To-Value
      Ratios............  Loan-to-value ratios ranging from 16.9% to 83.0% and a weighted average loan-to-value ratio (calculated as described in this prospectus supplement under "Description of the Mortgage Pool--Additional Mortgage Loan Information") of 70.7%; and


  v. Debt Service
     Coverage Ratios....  Debt service coverage ratios ranging from 1.06x to
                          3.27x and a weighted average debt service coverage ratio (calculated as described in this prospectus supplement under "Description of the Mortgage Pool--Additional Mortgage Loan Information") of 1.31x.

                          The mortgage loans are more particularly described herein under "Description of the Mortgage Pool," and in Annex A and Annex B to this prospectus supplement. In addition, a brief summary of the material terms of the ten largest mortgage loans, including groups of cross-collateralized and cross-defaulted loans in the mortgage pool, is set forth in Annex E.


ADVANCES OF PRINCIPAL AND INTEREST


 A. GENERAL............   The Master Servicer is required to advance (each, a
                          "P&I Advance") delinquent monthly mortgage loan payments, unless it determines that the advance will not be recoverable. P&I Advances will generally equal the delinquent portion of the monthly mortgage loan payment. The Master Servicer will not be required to advance interest in excess of a loan's regular interest rate (including any default rate or any rate increase after an anticipated repayment date). The
                          Master Servicer also is not required to advance prepayment or yield maintenance premiums, excess interest, default interest, late charges or balloon payments. If an advance is made, the Master Servicer will defer rather than advance its servicing fee, but will advance the Trustee's fee.

                          If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the Servicer will be required on and after such date and until final liquidation thereof, to advance only an amount equal to the interest and principal portion of the constant mortgage loan payment due immediately prior to the maturity date or anticipated repayment date to the extent not received.

                          If the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make the P&I Advance. If the Trustee fails to make a required P&I Advance, the Fiscal Agent, ABN AMRO Bank N.V., the indirect corporate parent of the Trustee, will be required to make such P&I Advance. In each case, the obligation to make an Advance will also be subject to a determination of non-recoverability. The Trustee and the Fiscal Agent may conclusively rely upon the Master Servicer's determination of non-recoverability.

                          P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Advances which cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and this will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. The Master Servicer, the Trustee and the Fiscal Agent, as the case may be, will be entitled to interest on any advances made, such interest accruing at the rate and payable under the circumstances described herein. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.

                          See "Description of the Certificates--Advances" in this prospectus supplement.


 B. APPRAISAL REDUCTION
    EVENT ADVANCES.....   Certain adverse events affecting a mortgage loan
                          will require the Special Servicer to obtain a new appraisal or internal valuation on the related mortgaged property. Based on the value determined by such appraisal or internal valuation, it may be necessary to calculate the amount of an "Appraisal
                          Reduction." The amount required to be advanced in respect of a mortgage loan that has been subject to an Appraisal Reduction will be reduced so that the Master
                          Servicer will not be required to advance principal and interest in respect of the Appraisal Reduction (as described in this prospectus supplement). Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

                          See "Description of the Certificates--Appraisal Reductions" in this prospectus supplement.


                       ADDITIONAL ASPECTS OF CERTIFICATES


RATINGS................   The Offered Certificates will not be issued unless
                          each of the offered classes receives the following ratings from Fitch IBCA, Inc. and Moody's Investors
                          Service, Inc.:



CLASS                             RATINGS (FITCH/MOODY'S)
------------------------------   ------------------------
  Class A-1 and A-2 ..........   AAA/Aaa
  Class B ....................   AA/Aa2
  Class C ....................   A/A2
  Class D ....................   A--/A3

                          A rating agency may lower or withdraw a security rating at any time.

                          See "Ratings" in this prospectus supplement and the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.


OPTIONAL TERMINATION...   On any distribution date on which the aggregate
                          principal balance of the mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the Cut-off Date, the Depositor, the Special Servicer, the Master
                          Servicer, the majority holders of the Controlling
                          Class and any holder of a majority interest in the Class R-I Certificates will each have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan), at the price specified in this prospectus supplement. Exercise of this option will terminate the trust and retire the then-outstanding certificates.

                          See "Description of the Certificates--Optional Termination" in this prospectus supplement.


DENOMINATIONS..........   The Class A-1 and Class A-2 Certificates will be
                          offered in minimum denominations of $25,000. The Class
                          B Certificates will be offered in minimum denominations of $50,000. The remaining Offered
                          Certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.


REGISTRATION, CLEARANCE
AND SETTLEMENT.........   Your certificates will be registered in the name of
                          Cede & Co., as nominee of The Depository Trust Company
                          ("DTC"), and will not be registered in your name. You will not receive a definitive certificate representing your interest, except in very limited circumstances described in this prospectus supplement. As a result, you will not be a certificateholder of record, and you will receive distributions on your certificates and reports relating to distributions only through DTC, Cedelbank ("Cedel") or The Euroclear System
                          ("Euroclear") or through participants in DTC, Cedel or Euroclear.

                          You may hold your Offered Certificates through: (i) DTC in the United States; or (ii) Cedel or Euroclear in Europe. Transfers within DTC, Cedel or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through DTC, Cedel or Euroclear will be effected in DTC through the relevant depositories of Cedel or Euroclear.

                          The Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the Offered Certificates.

                          See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates" in this prospectus supplement and "Description of the Certificates--General" in the prospectus.

                          We expect that the Offered Certificates will be delivered in book-entry form through the facilities of DTC, Cedel or Euroclear on or about February 10, 2000.


TAX STATUS.............   An election will be made to treat the trust as three
                          separate REMICs--a Lower-Tier REMIC, a Middle-Tier
                          REMIC, and an Upper-Tier REMIC--for federal income tax purposes. In the opinion of counsel, the Trust will qualify for this treatment.

                          Pertinent federal income tax consequences of an investment in the Offered Certificates include:

                             o  Each class of Offered Certificates will
                                constitute "regular interests" in the Upper-Tier REMIC.

                             o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                             o Beneficial owners will be required to report income thereon in accordance with the accrual method of accounting.

                             o One or more classes of Offered Certificates may be issued with original issue discount.

                          See "Certain Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus.


ERISA CONSIDERATIONS...   Subject to the satisfaction of important conditions
                          described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A Certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

                          THE CLASS B, CLASS C AND CLASS D CERTIFICATES MAY NOT BE PURCHASED BY, OR TRANSFERRED TO, AN EMPLOYEE BENEFIT PLAN OR INDIVIDUAL RETIREMENT ACCOUNT OR ANY PERSON INVESTING THE ASSETS OF AN EMPLOYEE BENEFIT PLAN OR INDIVIDUAL RETIREMENT ACCOUNT, UNLESS SUCH TRANSACTION IS COVERED BY A PROHIBITED TRANSACTION CLASS EXEMPTION ISSUED BY THE U.S. DEPARTMENT OF LABOR.


LEGAL INVESTMENTS......   The Offered Certificates will not constitute
                          "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

                          No representation is made regarding the proper characterization of the Offered Certificates for purposes of any applicable legal investment restrictions, regulatory capital requirements or other similar purposes. Regulated entities should consult with their own advisors regarding these matters.

                          See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

                                 RISK FACTORS

     You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial or unlikely to occur may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


MORTGAGE LOANS ARE     Payments under the mortgage loans are not
NONRECOURSE AND        insured or guaranteed by any person or
ARE NOT INSURED OR     entity.
GUARANTEED

                       Substantially all of the mortgage loans are nonrecourse loans. Although there are certain exceptions to the non-recourse provisions, if a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment of amounts due under the mortgage loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. The payment of the mortgage loan at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                       All of the mortgage loans were originated within 31 months prior to the Cut-off Date. Consequently, the mortgage loans do not have a long standing payment history.


COMMERCIAL LENDING IS  The mortgage loans are secured by various types
DEPENDENT UPON NET     of income-producing commercial properties. Commercial
OPERATING INCOME       lending is generally thought to expose a lender to
                       greater risk than one-to-four family residential lending because it typically involves larger loans to a single borrower. The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                       The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

                       o the age, design and construction quality of the
                         property;

                       o perceptions regarding the safety, convenience and
                         attractiveness of the property;

                       o the proximity and attractiveness of competing
                         properties;

                       o the adequacy of the property's management and
                         maintenance;

                       o increases in operating expenses at the property and in
                         relation to competing properties;

                       o an increase in the capital expenditures needed to
                         maintain the property or make improvements;

                       o the dependence upon a single tenant, or a concentration
                         of tenants in a particular business or industry;

                       o a decline in the financial condition of a major tenant;

                       o an increase in vacancy rates; and

                       o a decline in rental rates as leases are renewed or
                         entered into with new tenants.

                       Other factors are more general in nature, such as:

                       o national, regional or local economic conditions
                         (including plant closings, industry slowdowns and unemployment rates);

                       o local real estate conditions (such as an oversupply of
                         competing properties, space or multifamily housing);

                       o demographic factors;

                       o decreases in consumer confidence;

                       o changes in consumer tastes and preferences; and

                       o retroactive changes in building codes.

                       The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                       o the length of tenant leases;

                       o the creditworthiness of tenants;

                       o tenant defaults;

                       o in the case of rental properties, the rate at which new
                         rentals occur; and

                       o the property's "operating leverage" (i.e., the
                         percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

                       A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under the related mortgage loans.


SOME MORTGAGED         Some of the mortgaged properties may not be
PROPERTIES MAY  NOT    readily convertible to alternative uses if those
BE READILY CONVERTIBLE properties were to become unprofitable for any
TO ALTERNATIVE USES    reason. Converting commercial properties to alternate
                       uses generally requires substantial capital expenditures.
                       In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

PROPERTY VALUE MAY BE  Various factors may adversely affect the value of the
ADVERSELY AFFECTED     mortgaged properties without affecting the properties'
EVEN WHEN CURRENT      current net operating income. These factors include,
OPERATING INCOME IS    among others:
NOT

                       o changes in governmental regulations, fiscal policy,
                         zoning or tax laws;

                       o potential environmental legislation or liabilities or
                         other legal liabilities;

                       o the availability of refinancing; and

                       o changes in interest rate levels.


TENANT CONCENTRATION   A deterioration in the financial condition of a tenant
ENTAILS RISK           can be particularly significant if a mortgaged property
                       is leased to a single tenant, or a small number of tenants. Mortgaged properties leased to a single tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because: (i) the financial effect of the absence of rental income may be severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                       Twenty-three (23) mortgage loans, representing 8.1% of the initial outstanding pool balance are secured by mortgaged properties leased to single tenants.

                       Retail, office and industrial properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry and such tenants or industries encounter financial distress.


MORTGAGED PROPERTIES   If a mortgaged property has multiple tenants,
LEASED TO MULTIPLE     re-leasing expenditures may be more frequent than in the
TENANTS ALSO HAVE      case of mortgaged flow available for debt service
RISKS                  payments. Multi-tenanted mortgaged properties also may
                       experience higher continuing vacancy rates and greater volatility in rental income and expenses.


RISKS RELATING TO      The effect of mortgage pool loan losses will be more
LOAN CONCENTRATION     severe: (i) if the pool is comprised of a small number of
                       loans, each with a relatively large principal amount; or
                       (ii) if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance. The ten largest loans, including groups of cross-collateralized and cross-defaulted loans, equal 23.2% of the mortgage pool.
                       Losses on any of these loans may have a particularly adverse effect on the Offered Certificates.

                       Each of the other mortgage loans represents less than 1.3% of the initial outstanding pool balance. The largest group of cross-collateralized and cross-defaulted mortgage loans represents no more than 1.6% of the initial outstanding pool balance.

                       A concentration of mortgaged property types or of mortgage loans with the same borrower or related borrowers also can pose increased risks. The following property types represent the indicated percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date:

                         o  retail properties represent 37.8%;

                         o  multifamily properties represent 24.2%;

                         o  office properties represent 18.3%;

                         o  industrial properties represent 8.2%;

                         o  self storage properties represent 4.4%;

                         o  hospitality properties represent 3.5%;

                         o  manufactured housing properties represent 2.5%; and

                         o  assisted living properties represent 1.0%.

                       With respect to concentration of borrowers, 59 individual mortgage loans constituting 26 groups of mortgage loans (including cross-collateralized or single note multiple property loans) are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The three largest of these groups represent 7.7%, 3.0%, and 1.9% respectively of the mortgage pool.

                       See Annex A and Annex E for further details with respect to property types.

GEOGRAPHIC             Concentrations of mortgaged properties in geographic
CONCENTRATION ENTAILS  areas may increase the risk that adverse economic or
RISKS                  other developments or a natural disaster affecting a
                       particular region of the country could increase the frequency and severity of losses on mortgage loans secured by the properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors -- e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies -- also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.

                       The mortgaged properties are located in 42 states and the District of Columbia. Approximately 16.6% of the mortgaged properties (based on the initial outstanding pool balance) are located in California. There are five other states in which 5.0% or more of the mortgaged properties (based on the initial outstanding pool balance) are located. See "Description of the Mortgage Pool" in this prospectus supplement.

RETAIL PROPERTIES      86 of the mortgaged properties securing the mortgage
HAVE SPECIAL RISKS     loans are retail properties (representing 37.8% of the
                       initial outstanding pool balance). The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs.

                       The presence or absence of an "anchor tenant" in a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. The economic performance of an anchored retail property will consequently be adversely affected by:

                        o  an anchor tenant's failure to renew its lease;

                        o  termination of an anchor tenant's lease;

                        o the bankruptcy or economic decline of an anchor tenant or self-owned anchor; or

                        o the cessation of the business of an anchor tenant (notwithstanding its continued payment of rent).

                       If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchor stores in a timely manner or without suffering adverse economic consequences. Furthermore, certain of the anchor stores at the retail properties may have co-tenancy clauses in their leases or operating agreements which permit those anchors to cease operating if certain other stores are not operated at those locations. The breach of various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating. Certain non-anchor tenants at retail properties also may be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives.

                       Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; Internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

                       Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

OFFICE PROPERTIES      21 of the mortgaged properties securing the mortgage
HAVE SPECIAL RISKS     loans are office properties (representing 18.3% of the
                       initial outstanding pool balance).

                       A large number of factors may adversely affect the value of office properties, including:

                        o  the quality of an office building's tenants;

                        o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

                        o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

                        o the desirability of the area as a business location; and

                        o the strength and nature of the local economy (including labor costs and quality; local income, sales and property taxes; and the quality of life for employees).

                       Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.


MULTIFAMILY PROPERTIES 75 of the mortgaged properties securing the mortgage
HAVE SPECIAL RISKS     loans are multifamily properties (representing 24.2% of
                       the initial outstanding pool balance).

                       A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

                        o the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

                        o the location of the property (e.g., a change in the neighborhood over time);

                        o the ability of management to provide adequate maintenance and insurance;

                        o  the types of services the property provides;

                        o  the property's reputation;

                        o the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

                        o  the presence of competing properties;

                        o  adverse local or national economic conditions;

                        o  state and local regulations; and

                        o reductions in government assistance/rent subsidy programs.


MANUFACTURED HOUSING   12 of the mortgaged properties securing the mortgage
COMMUNITIES HAVE       loans are manufactured housing communities (representing
SPECIAL RISKS          2.5% of the initial outstanding pool balance). Loans
                       secured by liens on properties of these types pose risks not associated with loans secured by liens on other types of income-producing real estate, including:

                        o the number of competing manufactured housing communities and other residential developments (such as apartment buildings and single family homes) in the local market;

                        o the age, appearance and reputation of the community;

                        o the ability of management to provide adequate maintenance and insurance; and

                        o  the types of services and amenities it provides.

                       The manufactured housing communities are "special purpose" properties that could not be readily converted to general residential, retail or office use.

                       Some properties within the manufactured housing communities may lease sites to non-permanent recreational vehicles, which occupancy is often very seasonal in nature.


HOSPITALITY PROPERTIES 6 of the mortgaged properties securing the mortgage
HAVE SPECIAL RISKS     loans are hospitality properties (representing 3.5% of
                       the initial outstanding pool balance). Various factors may adversely affect the economic performance of a hotel, including:

                        o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

                        o  the construction of competing hotels or resorts;

                        o continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

                        o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

                        o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

                       Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

                       Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hospitality property's revenues, occupancy levels, room rates and operating expenses.

RISKS RELATING TO      Certain of the hospitality properties are franchises of
AFFILIATION WITH A     national hotel chains or managed by a hotel management
FRANCHISE OR HOTEL company. The performance of a hotel property affiliated MANAGEMENT COMPANY with a franchise or hotel management company depends in part on:

                        o the continued existence and financial strength of the franchisor or hotel management company;

                        o the public perception of the franchise or hotel chain service mark; and

                        o the duration and terms of the franchise licensing or agreements.

                       Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

                       The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure and may be liable for outstanding sums owing to such franchisor or management company.

                       Further, in the event of a foreclosure, the Trustee or a purchaser of such mortgaged property probably would not be entitled to the rights under any liquor license for the mortgaged property. Such party would be required to apply in its own right for such a license, and we cannot assure you that a new license could be obtained.

                       The largest concentration of hospitality properties which are managed by the same hotel management company or affiliated companies consists of two mortgage loans (representing 1.6% of the initial outstanding pool balance) secured by mortgaged properties which are managed by Larkspur Hospitality Development and Management Company, LLC, or affiliates thereof.

                       The economic decline of a particular hotel chain generally may have an adverse effect on all hotels operated by that chain. In this regard, the largest concentration of any hotel chain in the mortgage loan pool consists of two mortgage loans (representing 1.6% of the initial outstanding pool balance) secured by mortgaged properties that are operated as Candlewood Suites.


SELF-STORAGE           24 of the mortgaged properties securing the mortgage
FACILITIES HAVE        loans are self-storage facilities (representing 4.4% of
SPECIAL RISKS          the initial outstanding pool balance). Various factors
                       may adversely affect the value and successful operation of a self-storage facility:

                        o competition because both acquisition and development costs and break-even occupancy are relatively low;

                        o conversion of a self-storage facility to an alternative use generally requires substantial capital expenditures;

                        o  security concerns; and

                        o user privacy and ease of access to individual storage space may increase environmental risks (although lease agreements generally prohibit users from storing hazardous substances in the units).

                       The environmental assessments discussed herein did not include an inspection of the contents of the self-storage units of the self-storage properties. Accordingly, there is no assurance that all of the units included in the self-storage properties are free from hazardous substances or will remain so in the future.


INDUSTRIAL PROPERTIES  14 of the mortgaged properties securing the mortgage
HAVE SPECIAL RISKS     loans are industrial properties (representing 8.2% of the
                       initial outstanding pool balance). Various factors may adversely affect the economic performance of an industrial property including:

                        o reduced demand for industrial space because of a decline in a particular industry segment;

                        o  a property becoming functionally obsolete;

                        o  the unavailability of labor sources;

                        o changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

                        o  a change in the proximity of supply sources; and

                        o  environmental hazards.


ASSISTED LIVING        Three of the mortgaged properties securing the mortgage
PROPERTIES HAVE        loans are assisted living facilities (representing 1.0%
SPECIAL RISKS          of the initial outstanding pool balance).

                       Providers of long-term nursing care and other medical services are highly regulated and are subject to licensing requirements, facility inspections, rate setting and reimbursement policies. They are also subject to laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel operating policies and maintenance of and additions to facilities and services. These factors can increase the cost of operations, limit growth and in extreme cases, require or result in suspension or cessation of operations.

                       In the event that the Trustee or another party forecloses on a senior care facility, it would not generally be entitled to reimbursements by Social Security, Medicare and Medicaid for services rendered prior to such foreclosure, if any. In addition, such party may have to apply in its own right for its necessary licenses and regulatory approvals. There can be no assurance that a new license could be obtained or that new approvals would be granted. This uncertainty may adversely affect the liquidation value of the facility.

                       Other factors that may adversely effect the value and successful operation of an assisted living facility include:

                        o increasing governmental regulation and supervision (as to those facilities not already subject to it);

                        o a decline in the financial health, skills or reputation of the operator;

                        o  increased operational expenses; and

                        o competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources.

CERTAIN ADDITIONAL     The income from, and market value of, the mortgaged
RISKS RELATING TO      properties leased to various tenants would be adversely
TENANTS                affected if:

                        o space in the mortgaged properties could not be leased or re-leased;

                        o  tenants were unable to meet their lease obligations;

                        o a significant tenant were to become a debtor in a bankruptcy case; or

                        o rental payments could not be collected for any other reason.

                       Repayment of the mortgage loans secured by retail, industrial and office properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.

                       Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.


TENANT BANKRUPTCY      The bankruptcy or insolvency of a major tenant, or a
ENTAILS RISKS          number of smaller tenants, in retail, industrial and
                       office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy
                       Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of such lease.

RISKS RELATING TO      Thirteen (13) of the mortgage loans (representing 1.9%
GOVERNMENT ASSISTED    of the initial outstanding pool balance) are known to
PROPERTIES             have tenants eligible for rental subsidy payments under
                       certain federal housing assistance payment programs, including Section 8 of United States Housing Act of 1937, as amended ("Section 8") or are secured by multifamily properties subject to rental restrictions. Under the
                       Section 8 program, a mortgaged property must satisfy certain requirements to qualify for inclusion in the program. These requirements relate to, among other things, income limitations on tenants in the mortgaged property. The borrower under these mortgage loans may be adversely affected if it or the mortgaged property fails to qualify for inclusion in the program, if subsidies thereunder are reduced, or if the programs are otherwise terminated.

                       Five (5) of the mortgage loans (representing 0.8% of the initial outstanding pool balance) are secured by a property known to be subject to the rent limitations of
                       Section 42 of the Internal Revenue Code of 1986, as amended ("Section 42"). The rent limitations imposed on mortgaged properties subject to Section 42 may adversely affect the ability of the applicable borrowers to increase rents to maintain such properties in proper condition during periods of rapid inflation or declining market value of such properties. In addition, the income restrictions on tenants imposed by Section 42 may reduce the number of eligible tenants in such properties and result in a reduction in occupancy rates applicable thereto.


ENVIRONMENTAL LAWS     Various environmental laws may make a current or previous
ENTAIL RISKS           owner or operator of real property liable for the costs
                       of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property.
                       Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials ("ACMs") into the air or require the removal or containment of ACMs. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to hazardous substances related to the properties.

                       The owner's liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                       In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "Legal Matters" in the prospectus.


ENVIRONMENTAL RISKS    All of the mortgaged properties securing the mortgage
RELATING TO            loans have been subject to environmental site assessments
SPECIFIC MORTGAGED     in connection with the origination or acquisition of the
PROPERTIES             loans. In certain cases, the assessment disclosed the
                       existence of or potential for adverse environmental conditions, such as the existence of, among other things, ACMs, underground storage tanks and soil contamination.
                       We cannot assure you, however, that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely remediated. Furthermore, environmental assessments on properties securing 43 of the mortgage loans (representing 17.7% of the initial outstanding pool balance) are, as of the Cut-off Date, more than a year old, but in no event more than 34 months old. In certain cases, Phase II site assessments also have been performed.

                       ACMs have been detected through sampling by environmental consultants at a number of mortgaged properties and are suspected at others. ACMs found or suspected at these mortgaged properties are not expected to present a significant risk as long as the property continues to be properly managed. Nonetheless, the value of a mortgaged property as collateral for the mortgage loan could be adversely affected.

                       The environmental assessments have not revealed any environmental liability that the Depositor believes would have a material adverse effect on the borrowers' businesses, assets or results of operations taken as a whole. Nevertheless, there may be material environmental liabilities of which the

                       Depositor is unaware. Moreover, we cannot assure you that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the current environmental condition of the mortgaged properties will not be adversely affected by borrowers, tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

                       Before the Special Servicer acquires title to a property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained (or until any required remedial action is thereafter taken). There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws.

BORROWER MAY BE        Two hundred twenty-seven (227) of the mortgage loans,
UNABLE TO REPAY        representing 98.1% of the initial outstanding pool
REMAINING PRINCIPAL    balance, are expected to have substantial remaining
ON BALANCE MATURITY    principal balances (equal to or greater than 45.3% of
DATE                   the original principal balance of each respective
                       mortgage loan) as of their respective anticipated repayment dates or stated maturity dates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date. Mortgage loans with substantial remaining principal balances at their stated maturity (i.e., "balloon loans") involve greater risk than fully amortizing loans.

                       A borrower's ability to repay a loan on its anticipated repayment date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                        o the availability of, and competition for, credit for commercial real estate projects;

                        o  the prevailing interest rates;

                        o  the fair market value of the related properties;

                        o  the borrower's equity in the related properties;

                        o  the borrower's financial condition;

                        o the operating history and occupancy level and rents of the property;

                        o  the tax laws; and

                        o prevailing general and regional economic conditions.

                       The availability of funds in the credit markets fluctuates over time.

                       See "Mortgage Pool Characteristics--Certain
                       Characteristics of the Mortgage Loans" in this prospectus supplement.


AUTHORITY TO EFFECT    Six (6) of the mortgage loans, representing 5.1% of the
OTHER BORROWINGS       initial outstanding pool balance, allow the borrower to
ENTAILS RISKS          grant subordinate financing secured by ownership
                       interests in the related borrower in the future or currently have such subordinate financing. See
                       "Description of the Mortgage Pool--Certain

                       Terms and Characteristics of the Mortgage
                       Loans--Subordinate Financing" in this prospectus supplement. See Annex A hereto. Generally, mortgage loans require that prior to any subordinate loan being allowed, certain conditions must be satisfied. However, substantially all of the mortgage loans permit the related borrower to incur unsecured trade receivables and other indebtedness beyond the mortgage loan in the ordinary course of business, subject in most cases to certain limitations, including restrictions on amounts. One mortgage loan, representing 3.34% of the initial outstanding pool balance, allows the borrower to obtain an unsecured working capital line of credit, on terms reasonably acceptable to Lender. In addition, some mortgage loans may permit the related borrowers to incur certain unsecured subordinate debt, such as loans from the borrowers' constituent members or partners.

                       When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans that are not secured by a lien on the mortgaged property), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. See "Description of the Mortgage Pool--Certain Terms and Characteristics to the Mortgage Loans--Subordinate Financing" in this prospectus supplement.

                       Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust's ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

                       Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in bankruptcy or foreclosure proceedings or related litigation.


BANKRUPTCY PROCEEDINGS Under the Bankruptcy Code, the filing of a petition in ENTAILS CERTAIN RISKS bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the value of the mortgaged property at that time. Such an action would make the lender a general unsecured creditor for the difference between the value of the mortgaged property at that time and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (i) grant a borrower a reasonable time to cure a payment default on a mortgage loan;

                       (ii) reduce monthly payments due under a mortgage loan;
                       (iii) change the rate of interest due on a mortgage loan; or (iv) otherwise alter the mortgage loan's repayment schedule.

                       Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property and extinguish the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the Trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                       Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                       As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BORROWERS THAT ARE NOT The mortgage loan documents generally contain borrower
SPECIAL-PURPOSE        covenants that for  so long as the related mortgage loan
ENTITIES MAY BE MORE   is outstanding, the borrower will, among other things,
LIKELY TO FILE         generally (i) not own any material asset other than
BANKRUPTCY             the real property and incidental personal property
                       covered by the mortgage, (ii) not incur any indebtedness other than the mortgage loan and trade payables related to the operation of the mortgaged property and (iii) distinguish its business activities from those of its affiliates.

                       However, the borrowers (and any special-purpose entity having an interest in any such borrowers) generally do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower's own economic circumstances.

LACK OF SKILLFUL       The successful operation of a real estate project depends
PROPERTY MANAGEMENT    upon the property manager's performance and viability.
ENTAILS RISKS          The property manager is generally responsible for:

                        o  responding to changes in the local market;

                        o  planning and implementing the rental structure;

                        o leasing units in the property (for multifamily and multi-tenant commercial properties);

                        o operating the property and providing building services;

                        o  managing operating expenses; and

                        o assuring that maintenance and capital improvements are carried out in a timely fashion.

                       Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                       A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can, in some cases, improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property.

                       We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

RISKS OF INSPECTIONS   Licensed engineers or consultants inspected the mortgaged
RELATING TO            properties in connection with the origination of the
PROPERTIES             mortgage loans to assess items such as structure,
                       exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we can not assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

ABSENCE OR INADEQUACY  The mortgaged properties may suffer casualty losses due
OF INSURANCE           to risks which were not covered by insurance or for which
COVERAGE ENTAILS       insurance coverage is inadequate. In addition, certain of
RISKS                  the mortgaged properties are located in California and
                       Texas and in coastal areas of Florida, states that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states. We can not assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof beyond the limits of existing insurance policies.

                       As a result of any of the foregoing, the amount available to make distributions on the Offered Certificates could be reduced.

APPRAISALS AND MARKET  An appraisal or other market analysis was conducted in
STUDIES HAVE           respect of the mortgaged properties in connection with
CERTAIN LIMITATIONS    the origination or acquisition of the related mortgage
                       loan. The resulting estimates of value are the basis of the Cut-off Date LTV Ratios referred to herein. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of mortgaged properties available to the Depositor as of the Cut-off Date is presented in Annex A hereto for illustrative purposes only. See "Description of the Mortgage Pool--Assessments of Property Value and
                       Condition--Appraisals" in this prospectus supplement.

DIFFERENT TIMING OF    As principal payments or prepayments are made on a
MORTGAGE LOAN          mortgage loan that is
AMORTIZATION POSES
CERTAIN RISKS
                       part of a pool of loans, the pool may be subject to more risk with respect to the decreased diversity of mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the Offered Certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.


SUBORDINATION OF       As described in this prospectus supplement, unless your
SUBORDINATE OFFERED    certificates are Class A-1, Class A-2 or Class X
CERTIFICATES           Certificates, your rights to receive distributions of
                       amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation. See "Description of the Certificates--Distributions" and "--Subordination;
                       Allocation of Losses and Certain Expenses" in this prospectus supplement and "Risk Factors--Subordination of the Subordinate Certificates; Effect of Losses on the Assets" in the prospectus.

TAX CONSIDERATIONS     If the trust acquires a mortgaged property pursuant to a
RELATING TO            foreclosure or deed in lieu of foreclosure, the Special
FORECLOSURE            Servicer will generally retain an independent contractor
                       to operate the property. In general, any net income from such operation (other than qualifying "rents from real property" as defined in Section 856(d) of the Code) will subject the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate
                       (currently 35%) and possibly state or local tax. In such event, the net proceeds available for distribution to certificateholders will be reduced. The Special Servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

RISKS RELATING TO      All of the mortgages permit the lender to accelerate the
ENFORCEABILITY         debt upon default by the borrower and failure to cure
                       such default within any applicable grace period.
                       Generally, the courts of all states will enforce acceleration clauses in the event of a material payment default. State courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

                       If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

STATE LAW              The ability to realize upon the mortgage loans may be
LIMITATIONS ENTAIL     limited by the application of state laws. Some states
CERTAIN RISKS          (including California) have laws prohibiting more than
                       one "judicial action" to enforce a mortgage obligation.
                       Some courts have construed the term "judicial action" broadly. In the case of a pool loan or cross-collateralized loans secured by mortgaged properties located in multiple states, the Special
                       Servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a "lender-in-possession" or result in the equitable subordination of the claims of the Trustee to the claims of other creditors of the borrower. The Special Servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.
                       See "Certain Legal Aspects of the Mortgage Loans" in this prospectus supplement.

LEASEHOLD INTERESTS    Three (3) of the mortgage loans (representing 1.1% of the
ENTAIL CERTAIN RISKS   initial outstanding pool balance) are secured solely by
                       mortgages on borrowers' leasehold interests under ground leases. One (1) Mortgage Loan, representing 0.49% of the
                       Initial Pool Balance, is secured by one Mortgaged
                       Property but evidenced by two mortgage notes. One mortgage note, representing 0.40% of the Initial Pool
                       Balance, is secured by a first lien on the leasehold interest in the Mortgaged Property. The other mortgage note, representing 0.09% of the Initial Pool Balance, is secured by a first lien on the fee interest in the Mortgaged Property. The same principal controls both borrowers. These mortgage notes are cross-collateralized and cross-defaulted. See "Description of the Mortgage
                       Pool--Certain Terms and Characteristics of the Mortgage
                       Loans--Ground Leases".

                       Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of borrower defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                       Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the Trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

                       Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

RISKS RELATING TO      The Mortgage Pool includes eight (8) mortgage loans
ENFORCEABILITY OF      consisting of four (4) groups of cross-collateralized
CROSS-                 mortgage loans, representing 3.4% of the initial
COLLATERALIZATION      outstanding pool balance. See Annex A hereto.
                       Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, in addition, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative. A lien granted by a borrower entity could be avoided if a court were to determine that: (i) such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and (ii) such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.
                       Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the certificateholders, including, under certain circumstances, invalidating the loan or the mortgages securing such cross-collateralization.

POTENTIAL ABSENCE      In some jurisdictions, if tenant leases are subordinate
OF LEASE SUBORDINATION to the liens created by the mortgage and do not contain
AND ATTORNMENT         attornment provisions (provisions requiring the tenant to
PROVISIONS ENTAILS     recognize a successor owner following foreclosure as
RISKS                  landlord under the lease), the leases may terminate upon
                       the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.
                       This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                       If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (for example, provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (for example, a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Moreover, the absence of subordination may subject the foreclosing lender or purchaser at foreclosure to claims or offset rights that the tenants might have had against the borrower. Certain of the leases at the mortgaged properties included in the trust may not be subordinate to the related mortgage.

RISKS RELATING TO      There may be pending or threatened legal proceedings
LITIGATION             against the borrowers and managers of the mortgaged
                       properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any such litigation would not have a material adverse effect on distributions on the Offered Certificates.

RISKS RELATING TO      Under the Americans with Disabilities Act of 1990
COMPLIANCE WITH        ("ADA"), all public accommodations are required to meet
AMERICANS WITH         certain federal requirements related to access and use
DISABILITIES ACT       persons. Borrowers may incur costs complying with the
                       ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

RISKS RELATING TO      Conflicts Between Various Classes of Certificateholders.
CONFLICTS OF INTEREST  The Special Servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The Operating Adviser will be empowered to replace the Special Servicer. At any given time, the Operating Adviser will be controlled generally by a majority of the holders of the most subordinated (or, if the certificate principal balance thereof is less than 25% of its original certificate balance, the next most subordinated) class of certificates (that is, the Controlling Class) outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the Controlling Class might desire to mitigate the potential for loss to that Class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                       The Special Servicer or an affiliate may acquire certain of the most subordinated certificates (including those of the initial Controlling Class). Under such circumstances, the Special Servicer itself may have interests that conflict with the interests of the other holders of the certificates.

                       Conflicts Between Trust and each of Heller Financial Capital Funding, Inc., Prudential Mortgage Capital Funding, LLC and Residential Funding
                       Corporation. Conflicts of interest may arise between the trust and each of Heller Financial Capital Funding, Inc., Prudential Mortgage Capital Funding, LLC and Residential Funding Corporation or their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate.

                       Those conflicts may arise because each of Heller Financial Capital Funding, Inc., Prudential Mortgage Capital Funding, LLC and Residential Funding Corporation and their affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, each of Heller Financial Capital Funding, Inc., Prudential Mortgage Capital Funding, LLC and Residential Funding Corporation or such affiliates may acquire or sell properties, or finance mortgage loans secured by properties, which may include the mortgaged properties or properties which are in the same markets as the mortgaged properties. In such case, the interests of each of Heller Financial Capital Funding, Inc., Prudential Mortgage Capital Funding, LLC and Residential Funding Corporation or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.

                       Conflicts Between Managers and the Mortgage Loan Borrowers. Substantially all of the property managers for the mortgaged properties (or their affiliates) manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                       Conflicts Between Sellers of Mortgage Loans and Classes of Certificateholders. Affiliates of Heller Financial Capital Funding, Inc., Prudential Mortgage Capital Funding, LLC and Residential Funding Corporation may acquire certain of the Offered Certificates. Under such circumstances, these affiliates may become the Controlling Class, and as such have interests that may conflict with each of Heller Financial Capital Funding's, Prudential Mortgage Capital Funding's or Residential Funding Corporation's interests as a Seller of the Mortgage Loans, respectively.

RISKS RELATING TO      The yield to maturity on your certificates will depend,
PREPAYMENTS AND        in significant part, upon the rate and timing of
REPURCHASES            principal payments on the mortgage loans. For this
                       purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases upon a Seller's breaches of representations and warranties. Because the Notional Amount of the Class X Certificates is based upon the aggregate principal balance of the mortgage loans outstanding from time to time, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

                       The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

                       Voluntary prepayments under certain of the mortgage loans require payment of a yield maintenance charge or a prepayment premium unless the loan is within a specified number of days of the anticipated repayment date or stated maturity date, as the case may be. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans--Prepayment Restrictions." Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a yield maintenance charge or prepayment premium. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                        o  the terms of the mortgage loans;

                        o  the length of any prepayment lockout period;

                        o  the level of prevailing interest rates;

                        o  the availability of mortgage credit;

                        o the applicable yield maintenance charges or prepayment premiums;

                        o the Master Servicer's or Special Servicer's ability to enforce those charges or premiums;

                        o  the occurrence of casualties or natural disasters;
                           and

                        o  economic, demographic, tax, legal or other factors.

                       Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation, or, in some cases, as a result of the application of cash collateral retained by the Lender, or, with respect to many mortgage loans, as a result of changes in tax or debt credit laws, unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, if a Seller repurchases any mortgage from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

RISKS RELATING TO      Provisions requiring yield maintenance charges,
ENFORCEABILITY OF      prepayment premiums and lockout periods may not be
PREPAYMENT PREMIUMS    enforceable in some states and under federal bankruptcy
AND YIELD MAINTENANCE  law. Those provisions for charges and premiums also may
CHARGES                constitute interest for usury purposes. Accordingly, we
                       cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. We also cannot assure you that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

YIELD CONSIDERATIONS   The yield on any certificate will depend on (i) the
                       price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                        o  the interest rate for such certificate;

                        o  the rate and timing of principal payments
                           (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the balance or Notional Amount of such certificate;

                        o the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

                        o the timing and severity of any interest shortfalls resulting from prepayments;

                        o the extent to which the rights to receive distributions on such certificates are subordinated to the rights of holders of more senior certificates;

                        o  the timing and severity of any Appraisal
                           Reductions; and

                        o the extent to which yield maintenance charges or prepayment premiums are collected and, in turn, distributed on such certificates.


RISKS RELATING TO      The rate and timing of delinquencies or defaults on the
BORROWER DEFAULT       mortgage loans will affect:

                        o the aggregate amount of distributions on the Offered Certificates;

                        o  the yield to maturity of the Offered Certificates;

                        o  the rate of principal payments; and

                        o  the weighted average life of the Offered
                           Certificates.

                       The rights of holders of each class of subordinate certificates to receive certain payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. See "Description of the Certificates--Distributions" in this prospectus supplement. Losses on the mortgage loans will be allocated to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A Certificates.

                       If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such class).

                       If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

                       Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless P&I Advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                       Also, if the related borrower does not repay a mortgage loan with a hyper-amortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates, which increase may reduce your yield to maturity.

RISKS RELATING TO      To the extent described in this prospectus supplement,
CERTAIN PAYMENTS       the Master Servicer, the Special Servicer, the Trustee or
                       Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances. This interest will generally accrue from the date on which the related
                       Advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the Special Servicer is entitled to compensation for special servicing activities. The right to receive interest on Advances or special servicing compensation is senior to the rights of certificateholders to receive distributions.

RISKS OF LIMITED       Your certificates will not be listed on any securities
LIQUIDITY AND MARKET   exchange, and there is currently no secondary market for
VALUE                  the Offered Certificates. While Prudential Securities
                       Incorporated, Morgan Stanley & Co. Incorporated and
                       Salomon Smith Barney Inc. each currently intends to make a secondary market in the Offered Certificates, it is not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates.
                       Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity. Finally, one or more of the Sellers or any of their affiliates may acquire certain classes of Certificates in which case the market for those classes of Certificates may not be as liquid as if third parties had acquired such certificates.

RISK OF PASS-THROUGH   Certain classes of the Certificates have interest rates
RATE VARIABILITY       based on the Rate of the mortgage loans. In general,
NWAC CONSIDERATIONS    mortgage loans with relatively high mortgage interest
                       rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. Varying rates of principal payments on mortgage loans having mortgage interest rates above the weighted average of such rates of the mortgage loans will have the effect of reducing the interest rate of such certificates.

RISK OF LIMITED        The Offered Certificates will represent interests
ASSETS                 solely in the assets of the trust and will not represent
                       an interest in or an obligation of any other entity or person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

OTHER RISKS            See "Risk Factors" in the prospectus for a description
                       of certain other risks and special considerations that may be applicable to your certificates.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Series 2000 PH-1 Mortgage Pass-Through Certificates (the "Certificates") will be issued on or about February 10, 2000 (the "Closing Date") pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent. Registered holders of the Certificates are herein referred to as "Certificateholders". The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of principal prepayments received on or prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed in lieu of foreclosure or otherwise (any such Mortgaged Property, upon acquisition, an "REO Property"); and (iii) certain rights of the Depositor under, or assigned to the Depositor pursuant to, the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the Sellers regarding their respective Mortgage Loans.

     The Certificates will consist of 18 classes (each, a "Class") thereof, to be designated as: (i) the Class A-1 Certificates and the Class A-2 Certificates (collectively, the "Class A Certificates"); (ii) the Class X Certificates (the "Interest Only Certificates" or the "Class X Certificates" and, collectively with the Class A Certificates, the "Senior Certificates"); (iii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates (collectively, the "Subordinate Certificates" and, collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates").

     Only the Class A, Class B, Class C and Class D Certificates (the "Offered Certificates") are offered hereby. The Class X, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby. The Private Certificates other than the Class X Certificates are referred to collectively as the "Subordinate Private Certificates."

REGISTRATION; DENOMINATIONS

     The Offered Certificates will initially be issued in book-entry format (the "Book-Entry Certificates"). The Class A-1 and Class A-2 Certificates will be offered in minimum denominations of $25,000. The Class B Certificates will be offered in minimum denominations of $50,000. The remaining Offered Certificates will be issued in denominations of $100,000 and in any whole dollar denomination in excess thereof.

BOOK-ENTRY REGISTRATION

     Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in such an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing such interest, except as set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of such Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations ("Participants"), and all references herein to payments, notices, reports and statements to holders of such Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures.

     Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC (and its Participants). See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

     Certificateholders must elect to hold their Offered Certificates through any of DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank, N.A. ("Citibank") or The Chase Manhattan Bank ("Chase"), the relevant depositories of Cedel and Euroclear, respectively.

     Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (collectively, the "Principal Balance Certificates") will have the following aggregate Certificate Balances (in each case, subject to a variance of plus or minus 5%):


                                                   APPROXIMATE         APPROXIMATE
                        INITIAL AGGREGATE      PERCENT OF INITIAL       PERCENT OF
       CLASS           CERTIFICATE BALANCE        POOL BALANCE        CREDIT SUPPORT
-------------------   ---------------------   --------------------   ---------------
Class A-1 .........       $ 171,000,000               17.87%              26.50%(1)
Class A-2 .........       $ 532,326,000               55.63%              26.50%(1)
Class B ...........       $  43,062,000                4.50%              22.00%
Class C ...........       $  47,846,000                5.00%              17.00%
Class D ...........       $  11,962,000                1.25%              15.75%
Class E ...........       $  35,885,000                3.75%              12.00%
Class F ...........       $  14,354,000                1.50%              10.50%
Class G ...........       $  26,316,000                2.75%               7.75%
Class H ...........       $  19,139,000                2.00%               5.75%
Class J ...........       $   9,570,000                1.00%               4.75%
Class K ...........       $   7,177,000                0.75%               4.00%
Class L ...........       $   9,570,000                1.00%               3.00%
Class M ...........       $   9,570,000                1.00%               2.00%
Class N ...........       $  19,139,238                2.00%               0.00%

--------
(1) Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.


     The "Certificate Balance" of any Principal Balance Certificate outstanding at any time will equal the then-maximum amount that the holder thereof will be entitled to receive in respect of principal out of future cash flow on the Mortgage Loans and other assets included in the Trust Fund. The initial Certificate Balance of any Principal Balance Certificate will be set forth on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on such Certificate on such Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such Certificate on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" below.

     The Interest Only Certificates will not have Certificate Balances. Each such Certificate will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The aggregate Notional Amount of the Interest Only Certificates will equal 100% of the aggregate Stated Principal Balance of the REMIC II Regular Interests, which will be the same as the aggregate Stated Principal Balance of the Mortgage Loans. The Interest Only Certificates will have an initial aggregate Notional Amount of $956,916,238 (subject to a variance of plus or minus 5%).

     The REMIC Residual Certificates will not have Certificate Balances or Notional Amounts.

     The "Stated Principal Balance" of each Mortgage Loan will generally equal the unpaid principal balance thereof as of the Cut-off Date (or, in the case of a Qualifying Substitute Mortgage Loan (as defined herein), as of the date of substitution), after application of all payments due on or before such date (whether or not received), reduced (to not less than zero) on each subsequent Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that have been or, if they had not been applied to cover Additional Trust Fund Expenses, would have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage Loan during the related Collection Period. Notwithstanding the foregoing, but subject to the discussion under "--Distribution--Treatment of REO Properties" below, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, then, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

PASS-THROUGH RATES

     The rate per annum at which any Class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate."

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates will, at all times, be equal to 7.715%, 7.750%, 6.750%, 6.750%, 6.750%, 6.750%, 6.750%,
6.750% and 6.500% per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the NWAC Rate for such Distribution Date, other than the first Distribution Date.

     The Pass-Through Rates applicable to the Class B Certificates will, at all times, be equal to the NWAC Rate less .1088%, respectively.

     The Pass-Through Rates applicable to the Class C, Class D, Class E and Class F Certificates will, at all times, be equal to the NWAC Rate.

     The Pass-Through Rate applicable to the Interest Only Certificates for the initial Distribution Date will equal approximately 0.111% per annum. The Pass-Through Rate applicable to the Interest Only Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the NWAC Rate, over (ii) the weighted average of the Pass-Though Rates applicable to the respective Classes of Principal Balance Certificates for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date.

     The "NWAC Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of their respective Stated Principal Balances on such Due Date.

     The "Net Mortgage Rate" with respect to any Mortgage Loan will, in general, be a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the applicable Administrative Cost Rate. However, for purposes of calculating the Class X Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any post-Closing Date modification, waiver or amendment of the terms of such Mortgage Loan. In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates for each Distribution Date, the Net Mortgage Rate of any Mortgage Loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months (a "Non-30/360 Loan") will be adjusted appropriately to reflect such difference. In addition, with respect to each Interest Reserve Loan (as defined herein), (i) the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year and (b) January of each year, will be determined net of the applicable Withheld Amounts and (ii) the Mortgage Rate in effect during February of each year will be determined after taking into account the addition of the applicable Withheld Amounts.

     The "Collection Period" related to each Distribution Date will begin on the day after the Determination Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the day after the Cut-off Date) and will end on the Determination Date in the month in which the Distribution Date occurs.

     The "Determination Date" related to each Distribution Date is the eighth day of the month in which such Distribution Date occurs (or if such date is not a business day, then the next preceding business day).

DISTRIBUTIONS

 General.

     Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, and in accordance with the manner and priority set forth herein, on the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day (each, a "Distribution Date"), commencing in March, 2000. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

     The "Record Date" with respect to each Class of Offered Certificates for each Distribution Date will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs. The "Percentage Interest" evidenced by any Offered Certificate in the Class to which it belongs will be a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such Certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

     The Available Distribution Amount.

     With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account (as described in the Prospectus) as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

    (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

    (ii) Prepayment premiums and Yield Maintenance Charges (which are separately distributable on the Certificates as hereinafter described);

    (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent as compensation or in reimbursement of outstanding Advances and amounts payable in respect of Additional Trust Fund Expenses);

    (iv) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, the Withheld Amounts to be deposited in the Interest Reserve Account and held for future distribution; and

    (v) amounts deposited in the Certificate Account in error;

plus (b) to the extent not already included in clause (a), any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date.

     As used herein, "Certificate Account" includes, on a collective basis, each collection account established and maintained by the Master Servicer for the retention of payments and other collections of principal and interest in respect of the Mortgage Loans (other than Excess Interest in respect of Anticipated Repayment Date Loans, which will be deposited to the Excess Interest Distribution Account and paid to the Class N Certificates) and each distribution account established and maintained by the Trustee for the retention of funds pending distribution on the Certificates. See "Description of the Agreements--Certificate Account and Other Collection Accounts" in the Prospectus.

 Application of the Available Distribution Amount.

     On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

    (1) to pay interest to the holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date;

    (2) to pay principal from the Principal Distribution Amount for such Distribution Date, first to the holders of the Class A-1 Certificates and second to the holders of the Class A-2 Certificates, in each case, up to an amount equal to the lesser of (i) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (ii) the remaining portion of such Principal Distribution Amount;

    (3) to reimburse the holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, (a) the respective amounts of Realized Losses and Expense Losses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the respective Pass-Through Rates of such Classes; and

    (4) to make payments on the Subordinate Certificates and the REMIC Residual Certificates as contemplated below;

provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Optional Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with the respective then-outstanding aggregate Certificate Balances of such Classes of Certificates.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments on the respective Classes of Subordinate Certificates in alphabetical order of Class designation. On each Distribution Date, the holders of each Class of Subordinate Certificates will be entitled, to the extent of the Available Distribution Amount remaining after all required distributions to be made therefrom on the Senior Certificates (as described under this "--Distribution--Application of the Available Distribution Amount" section) and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation: first, to distributions of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date; second, if the aggregate Certificate Balance of the Class A Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to distributions of principal, up to an amount equal to the lesser of (a) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amounts for such Distribution Date (or, on the final Distribution Date in connection with the termination of the Trust Fund, up to an amount equal to the then-outstanding aggregate Certificate Balance of such Class of Certificates); and, third, to distributions for purposes of reimbursement, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates.

     On each Distribution Date, following the above-described distributions on the REMIC Regular Certificates, the Trustee will pay the remaining portion, if any, of the Available Distribution Amounts for such date to the holders of the Class R-I Certificates, and shall pay any amount of Excess Interest on deposit in the Excess Interest Distribution Account for the related Collection Period to the holders of the Class N Certificates.

     The "Excess Interest" in respect of each Anticipated Repayment Date Loan that does not repay on its Anticipated Repayment Date is the excess, if any, of interest accrued at the rate of interest applicable to such loan after the Anticipated Repayment Date (the "Revised Rate") over interest accrued at the rate of interest applicable to such loan before the Anticipated Repayment Date, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

 Distributable Certificate Interest.

     The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will be equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, and increased by any Class Interest Shortfall in respect of such Class of Certificates for such Distribution Date. See "--Prepayment Interest Shortfalls" below.

     The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will equal the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The "Class Interest Shortfall" with respect to any Class of REMIC Regular Certificates for any Distribution Date, will equal: (a) in the case of the initial Distribution Date, zero; and (b) in the case of any subsequent Distribution Date, the sum of (i) the excess, if any, of (A) all Distributable Certificate Interest in respect of such Class of Certificates for the immediately preceding Distribution Date, over (B) all distributions of interest made with respect to such Class of Certificates on the immediately preceding Distribution Date, plus (ii) to the extent permitted by applicable law, other than in the case of the Interest Only Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates.

     The "Interest Accrual Period" for each Class of REMIC Regular Certificates and each Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs.

 Principal Distribution Amount.

     The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

    (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period; and

    (b) all payments (including voluntary principal prepayments and Balloon Payments) and other collections received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a payment or other recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period.

     If on any Distribution Date the aggregate amount of distributions of principal made on the Principal Balance Certificates is less than such Principal Distribution Amount, then the amount of such shortfall will be included in the Principal Distribution Amount (if available) for the next succeeding Distribution Date.

     The "Monthly Payment" for any Mortgage Loan will, in general, be the scheduled payment of principal and/or interest due thereon from time to time (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower).

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the end of the Collection Period in which its stated maturity date occurs; or
(ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment for any such Balloon Loan deemed due on its stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity. The Assumed Monthly Payment for any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, deemed due on each Due Date for so long as such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Balloon Loan described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

 Yield Maintenance Charges and Prepayment Premiums.

     Yield Maintenance Charges collected during any Collection Period will be allocated as between the Class X Certificates and all other eligible Classes based on the Base Interest Fraction. The product of the Base Interest Fraction and the aggregate amount of such Yield Maintenance Charges will be allocated for distribution to Classes entitled to receive principal distributions on the related Distribution Date. The product of (a) the amount of principal distributed to each Class (other than the Class X Certificates) as a percentage of the principal distributed to all Classes multiplied by (b) the Base Interest Fraction and multiplied by (c) the amount of Yield Maintenance Charges collected, will be distributed to each such Class. The remainder of such Yield Maintenance Charges will be distributed to the Class X Certificates.

     Twenty-five percent of the prepayment premiums collected during any Collection Period will be allocated for distribution to Classes entitled to receive principal distributions on the related Distribution Date on a pro rata basis, based on the amount of principal distributed to each such Class as a percentage of the amount of principal distributed to all classes. The remainder of such prepayment premiums will be allocated to the Class X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Certificates is a fraction
(a) whose numerator is the amount, if any, by which (1) the Pass-Through Rate on such Class of Certificates exceeds (2) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (1) the Mortgage Rate on such Mortgage Loan exceeds (2) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate is greater than or equal to the lesser of
(a) the Mortgage Rate on such Mortgage Loan and (b) the related Pass-Through Rate, then the Base Interest Fraction shall equal zero.

     Notwithstanding the foregoing, no prepayment premiums or Yield Maintenance Charges will be distributed to holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N or Residual Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, all prepayment premiums and Yield Maintenance Charges will be distributed to holders of the Class X Certificates. For a description of prepayment premiums and Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Provisions of the Mortgage Loans--Prepayment Provisions." See also "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Prepayment Provisions" in the Prospectus.

     Yield Maintenance Charges and prepayment premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Collection Period. Any prepayment premiums distributed to the holders of a Class of Certificates may not be sufficient to fully compensate such Certificateholders for any loss in yield attributable to the related Principal Prepayments.

     In the case of the Heller Loans, the "Yield Maintenance Charge" will generally be the greater of (i) a specified prepayment premium or (ii) an amount, never less than zero, equal to the present value of a series of Monthly Amounts, assumed to be paid at the end of each month remaining from the date of prepayment through a specified date, discounted at the U.S. Securities Rate. "Monthly Amount" shall mean the (A) the related Mortgage Rate, minus (B) the yield ("U.S. Securities Rate"), as of the date of such prepayment, as published by the Federal Reserve System in its "Statistical Release H.15 (519), Selected Interest Rates" under the caption "U.S. Government Securities/Treasury Constant Maturities", for a U.S. Government Security with a term equal to that remaining on the related Mortgage Note on the date of such prepayment (which term may be obtained by interpolating between the yields published for specific whole years), divided by twelve (12) and the quotient thereof then multiplied by (C) the amount prepaid on the date of such prepayment.

     In the case of the Prudential Loans, the "Yield Maintenance Charge" will generally be the greater of (1) a specified prepayment premium or (2) the present value, as of the date of such prepayment, of the remaining scheduled payments of principal and interest on the portion of the Mortgage Loan being prepaid (including any Balloon Payment or principal balance due on the Anticipated Repayment Date for an ARD Loan) determined by discounting such payments at the Yield Rate, less the amount prepaid. The "Yield Rate" generally is a per annum rate calculated by the linear interpolation of the yields of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the Mortgage Loan being prepaid, as reported in Federal Reserve Statistical Release H.15 (519)--Selected Interest Rates under the heading U.S. Government Securities/ Treasury constant maturities, for the week ending prior to the date of the prepayment, or the monthly equivalent of such rate. If Federal Reserve Statistical Release H.15 (519)--Selected Interest Rates is no longer published, the Master Servicer shall select a comparable publication to determine the relevant Yield Rate.

     In the case of the RFC Loans, the "Yield Maintenance Charge" will generally be the greater of (i) a specified prepayment premium or (ii) the excess, if any, of (A) the aggregate respective present values of all scheduled interest and principal payments payable on each payment date in respect of the amount being prepaid for the period from the date of such prepayment to and including the scheduled maturity date, discounted monthly at a rate equal to the Treasury Constant Maturity Yield Index (defined below) and based on a 360-day year of twelve 30-day months over (B) the then-current outstanding principal amount of the related note. "Treasury Constant Maturity Yield Index" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) published during the second full week preceding the prepayment date for instruments having a maturity co-terminous with the remaining term of the related note.

     "Prepayment premiums" are fees or premiums generally equal to a fixed percentage of the then outstanding principal balance of such Mortgage Loan payable in connection with any principal prepayment made during a specified period of time generally after any Lockout Period and not during any Yield Maintenance Period.

 Interest Reserve Account.

     The Master Servicer or the Trustee, as provided in the Pooling and Servicing Agreement, will establish and maintain an "Interest Reserve Account" in the name of the Master Servicer or the Trustee, as applicable, for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there shall be deposited, in respect of each Mortgage Loan that accrues interest on the basis of a 360-day year and the actual number of days (an "Interest Reserve Loan"), an amount equal to one day's interest at the related Mortgage Rate (net of any servicing fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Certificate Account. The Master Servicer or the Trustee, as applicable, will be entitled to retain any interest or other income earned on funds on deposit in the Interest Reserve Account, but will be required to cover any investment losses on such funds from its own funds without any right of reimbursement.

 Treatment of REO Properties.

     Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Expense Losses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining Pass-Through Rates and the Principal Distribution Amount. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and, subject to the applicable limitations described under "--Advances" below, the Master Servicer, the Trustee and the Fiscal Agent will each be required, to the extent such proceeds are less than the monthly payments due under such Mortgage Loan, to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

APPRAISAL REDUCTIONS

     Not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured, (ii) the date 60 days after receipt of notice that a bankruptcy petition has been filed in respect of the borrower or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the effective date of any modification to the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency (each, a "Money Term") of a Mortgage Loan, other than the extension of the date that a Balloon Payment is due for a period of less than six months from the initial maturity date, and (iv) the date 30 days following the date a Mortgaged Property becomes an REO Property (each of (i), (ii), (iii) and (iv), an "Appraisal Event" and the affected Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer is required to have obtained an MAI appraisal of the related Mortgaged Property or REO Property, as the case may be (or if the Stated Principal Balance of the particular Required Appraisal Loan is less than or equal to $1,000,000, to perform an internal valuation of such property) unless such an appraisal or valuation had been obtained within the prior twelve months. As a result of such appraisal or internal valuation, an "Appraisal Reduction" may be created.

     The Appraisal Reduction for any Required Appraisal Loan will be an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which an appraisal report or internal valuation is completed, equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan, (iii) all related unreimbursed Advances and interest on such Advances at the Advance Rate (as defined herein) and (iv) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be, over (b) 90% of the value (net of any prior mortgage liens) of the related Mortgaged Property or REO Property as determined by such appraisal or internal valuation plus (i) the undrawn balance of any letter of credit held as security for such Mortgage Loan and (ii) the aggregate amount of all escrows and reserves in respect of such Mortgage Loan. Notwithstanding the foregoing, if an internal valuation of the Mortgaged Property is performed, the Appraisal Reduction will equal the greater of (A) the amount calculated above and (B) 25% of the Stated Principal Balance of the Mortgage Loan. Furthermore, if an appraisal is not obtained from an MAI appraiser, or an internal valuation is not performed by the Special Servicer, by the earliest of the dates described in clauses (i)-(iv) in the preceding paragraph, then until such an appraisal is obtained the Appraisal Reduction will equal 25% of the Stated Principal Balance of the Mortgage Loan. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then-current terms of the Mortgage Loan for at least three consecutive months or is paid in full, liquidated, repurchased, replaced or otherwise disposed of. An appraisal for any Required Appraisal Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually, with corresponding adjustments to the amount of the related Appraisal Reduction.

     The existence of an Appraisal Reduction reduces the Master Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, advancing obligation in respect of delinquent principal and interest on the related Mortgage Loan, which may result in a reduction in distributions in respect of the then-most subordinate Class of Certificates. See "--Advances--P&I Advances" below.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire aggregate Certificate

Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of such other Classes of Offered Certificates of principal equal to, in each such case, the entire aggregate Certificate Balance of such Class of Certificates. The subordination of each Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of Certificates.

     If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then-aggregate Certificate Balance of the Principal Balance Certificates, the respective aggregate Certificate Balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related aggregate Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the aggregate Certificate Balance of all such Classes of Certificates is reduced to zero, then the respective aggregate Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining aggregate Certificate Balances of such Classes of Certificates, until such deficit (or the aggregate Certificate Balance of each such Class of Certificates) is reduced to zero. In general, any such deficit will be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Expense Losses. Accordingly, the foregoing reductions in the aggregate Certificate Balances of the respective Classes of Principal Balance Certificates will constitute an allocation of any such Realized Losses and Expense Losses. Any such allocation of Realized Losses and/or Expense Losses to a particular Class of Principal Balance Certificates will be allocated among the Certificates of such Class in proportion to their respective Percentage Interests in such Class.

     "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer or Special Servicer, as applicable, to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances (including interest on any outstanding Advances at the Advance Rate) and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds (as defined in the Prospectus), if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Expense Losses" are losses incurred by the Trust Fund by reason of Additional Trust Fund Expenses being paid out of the Trust Fund that were not of the type typically subject to a Servicing Advance or were of such type but were the subject of a determination that such Servicing Advance, if made, would be nonrecoverable. "Additional Trust Fund Expenses" include, among other things, (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of Advances not paid out of default interest or late payment charges, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund to the extent not otherwise paid for by another party pursuant to the Pooling and Servicing Agreement, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee (and certain indemnities and reimbursements to the Fiscal Agent comparable to those for the Trustee) as described under "Description of the Agreements--The Trustee" in the Prospectus, certain indemnities and reimbursements to the Master Servicer and the Depositor (and certain indemnities and reimbursements to the Special Servicer comparable to those for the Master Servicer) as described under "Description of the Agreements--Certain Matters Regarding a Master Servicer and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Servicing of the Mortgage Loans--REO Properties" herein and "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Taxes" in the Prospectus, and (v) any other expense of the Trust Fund not specifically included in the calculation of Realized Loss for which there is no corresponding collection from a borrower.

PREPAYMENT INTEREST SHORTFALLS

     If a borrower prepays a Mortgage Loan, in whole or in part, prior to the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees and Trustee Fees) accrued on such prepayment, in general, from the beginning of such calendar month to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through, in general, the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and Trustee Fees) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses collected on the Mortgage Loans during any Collection Period will first be applied to offset Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during such Collection Period and, to the extent not needed for such purposes, will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will be obligated to cover, out of its own funds, without right of reimbursement, to the extent of that portion of its Master Servicing Fees for the related Collection Period calculated in respect of all the Mortgage Loans at a rate of 0.01% per annum, any Prepayment Interest Shortfalls in respect of the Mortgage Loans (other than Specially Serviced Mortgage Loans) that are not so offset by Prepayment Interest Excesses. Any payment so made by the Master Servicer to cover such shortfalls will constitute a "Compensating Interest Payment". The aggregate of all Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment made by the Master Servicer, shall constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

     Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated among the respective Classes of REMIC Regular Certificates, on a pro rata basis, in the ratio that the Accrued Certificate Interest with respect to any such Class of Certificates for such Distribution Date, bears to the total of the Accrued Certificate Interest with respect to all Classes of REMIC Regular Certificates for such Distribution Date. The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expense" herein.


OPTIONAL TERMINATION

     The Depositor, the Special Servicer, the Master Servicer, majority holders of the Controlling Class and any holder of a majority interest in the Class R-I Certificate, will each have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date as of which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance. Such purchase will be at a price (the "Termination Price") generally equal to 100% of the aggregate unpaid principal balance of the Mortgage Loans (other than any Mortgage Loans as to which the Special Servicer has determined that all payments or recoveries with respect thereto have been made and other than any Mortgage Loans as to which the related Mortgaged Property has become an REO Property), plus accrued and unpaid interest on each such Mortgage Loan at the related Mortgage Rate to the Due Date for such Mortgage Loan in the Collection Period with respect to which such purchase occurs, plus related unreimbursed Servicing Advances, plus interest on any related Advances at the Advance Rate, plus the fair market value of any other property (including REO Property) remaining in the Trust Fund. The Termination Price, net of any portion thereof payable to persons other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.


ADVANCES

 P&I Advances.

     With respect to each Distribution Date, the Master Servicer will be obligated to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fee and Workout Fee, that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period or other specified date prior to such Distribution Date. The Master Servicer will not be required to make a P&I Advance if it, in accordance with the Pooling and Servicing Agreement, determines that the funds therefor plus interest thereon at the Advance Rate would not be recoverable from subsequent payments or other collections (including Insurance Proceeds (as defined in the Prospectus), condemnation proceeds and Liquidation Proceeds) in respect of the related Mortgage Loan (such payments and other collections, "Related Proceeds") as described in the Prospectus. The Master Servicer will also not be required to advance prepayment or yield maintenance premiums, Excess Interest, Default Interest or late charges. The Master Servicer's obligations to make P&I Advances (unless the Master Servicer shall determine that any such Advance would be nonrecoverable) in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if an Appraisal Reduction exists with respect to any Mortgage Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction exists, in the event of subsequent delinquencies on such Mortgage Loan, the amount of the P&I Advance in respect of such Mortgage Loan will be reduced to equal to the product of (i) the amount of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of the amount of such Appraisal Reduction, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "Appraisal Reductions" above. If the Master Servicer fails to make a required P&I Advance, the Trustee will be obligated to make such P&I Advance; and, if the Trustee fails to make a required P&I Advance, the Fiscal Agent will be obligated to make such P&I Advance. See "The Trustee and the Fiscal Agent" below.

     The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made by it from Related Proceeds collected in respect of the Mortgage Loan as to which such P&I Advance was made. Notwithstanding the foregoing, none of the Master Servicer, the Trustee or the Fiscal Agent will be obligated to make a P&I Advance that would, if made, constitute a Nonrecoverable Advance (as defined below). The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance previously made by it that is, at any time, determined to be a Nonrecoverable Advance, out of general funds on deposit in the Certificate Account. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Agreements--
Certificate Account and Other Collection Accounts" in the Prospectus.

 Servicing Advances.

     In general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the Master Servicer or the Special Servicer, as applicable, in connection with the servicing of a Mortgage Loan, a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases will be reimbursable, as and to the extent described in the Pooling and Servicing Agreement. Furthermore, if the Special Servicer is required under the Pooling and Servicing Agreement to make any Servicing Advance but does not desire to do so, and if the Special Servicer and the Master Servicer are not the same person, then the Special Servicer may, in its sole discretion, with limited exception, request that the Master Servicer make such Advance, such request to be made in writing, not more than once every calendar month and in a timely manner that does not adversely affect the interests of any Certificateholder. The Master Servicer will be obligated to make any such Servicing Advance that it is requested by the Special Servicer to so make (unless the Master Servicer shall determine that any such Advance would be nonrecoverable) within ten (10) days of the Master Servicer's receipt of such request.

     If the Master Servicer or the Special Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for three more business days, the Trustee will be obligated to make such Servicing Advance and, if the Trustee fails to make any Servicing Advance required under the Pooling and Servicing Agreement, the Fiscal Agent will be obligated to make such Servicing Advance on behalf of the Trustee.

     The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be obligated to make Servicing Advances unless such Servicing Advances are not, in the reasonable and good faith judgment of such party, ultimately recoverable from Related Proceeds.

 Nonrecoverable Advances.

     The determination by the Master Servicer, the Special Servicer (or, if applicable, the Trustee or Fiscal Agent) that any P&I Advance or Servicing Advance previously made or proposed to be made would not be recoverable from Related Proceeds (each such Advance a "Nonrecoverable Advance"), is to be made in the reasonable and good faith discretion of such party and is to be accompanied by an officer's certificate delivered to the Trustee and the Depositor and setting forth the reasons for such determination, together with copies of appraisals, if any, or other information relevant thereto which supports such determination. The Master Servicer's or Special Servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the Trustee and the Fiscal Agent with respect to the obligation of the Trustee or the Fiscal Agent to make any Advance. The Trustee and the Fiscal Agent shall be entitled to rely conclusively on any determination by the Master Servicer or Special Servicer of nonrecoverability with respect to such Advance and shall have no obligation to make a separate determination of recoverability. The Master Servicer shall be entitled to rely conclusively on any determination by the Special Servicer of non-recoverability with respect to such Advance, and shall have no obligation to make a separate determination of recoverability.

 Interest on Advances.

     The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled, with respect to any Advance made thereby, to receive interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Advance Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal ("Prime Rate"), as such Prime Rate may change from time to time, or, if no longer published in The Wall Street Journal, then such other publication as determined in accordance with the Pooling and Servicing Agreement. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, first out of default interest and late payment charges actually collected by the Master Servicer or the Special Servicer in respect of the related Mortgage Loan, or if such amounts are insufficient, out of any amounts then on deposit in the Certificate Account. To the extent not offset by default interest and late payment charges actually collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

 Trustee Reports.

     1. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered by the Master Servicer to the Trustee, the Trustee will prepare and provide or make available on each Distribution Date to each Certificateholder a statement generally setting forth, to the extent applicable:

     (a) the following information:

    (i) the amount, if any, of the distributions to the holders of each Class of Principal Balance Certificates on such Distribution Date applied to (A) reduce the aggregate Certificate Balance thereof and (B) reimburse previously allocated Realized Losses and Expense Losses (with interest);

    (ii) the amount of the distributions to holders of each Class of REMIC Regular Certificates on such Distribution Date allocable to (A) interest and
  (B) prepayment premiums and Yield Maintenance Charges;

    (iii) the number and aggregate Stated Principal Balance of outstanding Mortgage Loans in the Mortgage Pool;

    (iv) the number and aggregate Stated Principal Balance of Mortgage Loans in the Mortgage Pool (A) delinquent 30-59 days, (B) delinquent 60-89 days,
  (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced or (E) are subject to a bankruptcy proceeding;

    (v) with respect to any REO Property acquired during the related Collection Period, the Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property;

    (vi) (A) the most recent appraised value of any REO Property as of the related Determination Date, (B) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer that it has recovered all Related Proceeds that it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (C) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan;

    (vii) the aggregate Certificate Balance or Notional Amount and Certificate Factor of each Class of REMIC Regular Certificates before and after giving effect to the distributions, and any allocations of Realized Losses and Expense Losses, made on such Distribution Date;

    (viii) the aggregate amount of principal prepayments made during the related Collection Period;

    (ix) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date;

    (x) the aggregate amount of servicing fees retained by or paid to the Master Servicer and the Special Servicer;

    (xi) the Net Aggregate Prepayment Interest Shortfall Amount, if any, for such Distribution Date and the amount of Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans during the related Collection Period;

    (xii) the aggregate amount of Servicing Advances and P&I Advances, stated separately, outstanding as of the end of the prior calendar month that have been made by the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent;

    (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions as of such Distribution Date; and

    (xiv) such other information and in such form as shall be specified in the Pooling and Servicing Agreement.

     In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual or notional principal amount of the Certificates for all Certificates of each applicable Class.

     (b) A report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the Mortgage Loans set forth in Annex D to the extent the categories of information are contained within the standard CMSA data file layout, and will be presented in a tabular format substantially similar to the respective format utilized in Annex D.

     2. For those who have obtained an account number on the Trustee's ASAP (Automatic Statements Accessed by Phone) System, the foregoing report or a summary report of bond factors may be obtained from the Trustee via automated facsimile by placing a telephone call to (714) 282-5518 and following the voice prompts to request "Statement Number 481." Account numbers on the Trustee's ASAP System may be obtained by calling the same telephone number and following the voice prompts for obtaining account numbers. Separately, bond factor information may be obtained from the Trustee by calling (800) 246-5761. In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make available through its electronic bulletin board system certain information related to the Mortgage Loans (as presented in the standard CMSA format) as provided for in the Pooling and Servicing Agreement. The bulletin board is located at (714) 282-3990. A directory has been set up on the bulletin board in which an electronic file is stored containing monthly servicer data. All files are password protected. Passwords to each file will be released by the Trustee in accordance with the terms of the Pooling and Servicing Agreement. Those who have an account on the bulletin board may retrieve the loan level data file for each transaction in the directory. An account number may be obtained by typing "NEW" upon logging into the bulletin board. The Trustee also intends to make certain information relating to the Certificates and the Mortgage Loans available on the Internet at www.lnbabs.com. Such Internet access may require the use of a password which can be obtained from the Trustee. The Master Servicer may also make available on the Internet at its Website certain information relating to the Mortgage Loans. Such information may include the Delinquent Loan Status Report, the Historical Loan Modification Report, the Historical Loss Estimate Report, the REO Status Report, the Watch List, the Comparative Financial Status Report, the CMSA loan setup file, the CMSA loan periodic update, the CMSA property file, and, as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws) the Prospectus and this Prospectus Supplement.

     3. Unless otherwise reported pursuant to 1(b) above, on an annual basis, the Master Servicer is required to deliver to the Trustee, who will deliver, upon written request (which may be in the form of a standing request), such report to the Underwriters, the Certificateholders, the Depositor and anyone else the Depositor or the Underwriters reasonably designate, a report setting forth the debt service coverage ratio (and the calculation thereof) with respect to each

Mortgage Loan for which the Master Servicer obtains operating statements, and such other information, including occupancy, the most recent annual operating statements and rent rolls for each Mortgaged Property (to the extent available to the Master Servicer), at the cost of the requesting party and in accordance with the terms of the Pooling and Servicing Agreement.


 Special Servicer Reports.


     No later than the first business day after each Determination Date, the Special Servicer will prepare and provide or make available to the Master Servicer reports or data files containing information required by the Master Servicer to prepare or otherwise provide the following reports with respect to Specially Serviced Mortgage Loans substantially in the form and in the manner set forth in the Pooling and Servicing Agreement. Such reports will be provided or made available by the Trustee, no later than the Distribution Date, to the Certificateholders, each prospective purchaser of a Certificate (upon request), each Certificate Owner (if known), the Underwriters, the Rating Agencies and the Depositor; provided however that such information may be provided as part of another report in lieu of these separate reports.


     These reports include:


    (a) A "Comparative Financial Status Report" setting forth, to the extent such information is provided by the related borrowers, among other things, the occupancy, revenue, net operating income or net cash flow and DSCR for the Mortgage Loans as of the date of the latest financial information available immediately preceding the preparation of such report for each of the following three periods; (i) the most current available year-to-date or the most recent twelve months; (ii) the previous two full fiscal years; and
  (iii) the "base year" (representing the original underwriting information used as of the Cut-off Date).


    (b) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.


    (c) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.


    (d) An "Historical Liquidation Report" setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.


    (e) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination (including any prepared internally by the Special Servicer).


    (f) A "Watch List" as of the close of business on the Determination Date immediately preceding the preparation of such report setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.


     The Master Servicer shall prepare and deliver the monthly reports described above to the Trustee for distribution to the Certificateholders commencing on the report date before the Distribution Date in May 2000; provided that the monthly remittance report that is provided by the Master Servicer as specified in the Pooling and Servicing Agreement shall be initially delivered to the Trustee on the report date before the Distribution Date in March 2000.

 Other Information.


     The Pooling and Servicing Agreement requires that the Trustee make available, at its offices primarily responsible for administering the Trust Fund or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder or prospective purchaser of a Certificate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents):


    (i) the Pooling and Servicing Agreement and any amendments thereto,

    (ii) all reports or statements delivered by the Trustee to holders of the relevant Class of Certificates since the Closing Date,

    (iii) all accountants' reports delivered to the Trustee since the Closing Date,

    (iv) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer in respect of each Mortgaged Property and delivered to the Trustee,

    (v) the most recent Mortgaged Property annual operating statements and rent rolls, if any, collected by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee,

    (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer and delivered to the Trustee, and

    (vii) any and all officers' certificates and other evidence delivered to the Trustee to support the Master Servicer's determination that any Advance was not or, if made, would not be, recoverable from Related Proceeds.

     Copies of any and all of the foregoing items and any reports set forth above under "Special Servicer Reports" that are delivered to the Trustee will be available from the Trustee upon written request; provided that the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies; and provided further that certain limitations will be imposed on the recipients with respect to the use and further dissemination of the information to the extent described in the Pooling and Servicing Agreement.

BOOK-ENTRY CERTIFICATES

     Until such time, if any, as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Trustee; however, any Certificate Owner that has delivered to the Trustee a written certification, in form and substance satisfactory to the Trustee, regarding such Certificate Owner's beneficial ownership of Offered Certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence, assuming the Certificates are issued during February 2000:

     The close of business on



        February 1 ....................    (A)        Cut-off Date.
        February 29 ...................    (B)        Record Date for all Classes of
                                                      Certificates.
        February 2 -- March 8 .........    (C)        The Collection Period. The Master
                                                      Servicer receives Monthly Payments due
                                                      after the Cut-off Date and on or prior
                                                      to March 8, the last day of the
                                                      Collection Period for scheduled
                                                      payments due and received, and any
                                                      principal prepayments made, after the
                                                      Cut-off Date and on or prior to
                                                      March 8, the last day of the Collection
                                                      Period for unscheduled payments.
        March 8 .......................    (D)        Determination Date.
        March 14 ......................    (E)        Master Servicer Remittance Date.
        March 15 ......................    (F)        Distribution Date.

SUCCEEDING MONTHLY PERIODS FOLLOW THE PATTERN OF (B) THROUGH (F) (EXCEPT AS DESCRIBED BELOW).


     (A) The outstanding principal balance of the Mortgage Loans will be the aggregate principal balance of the Mortgage Loans at the close of business on February 1, 2000 (after deducting principal payments due on or before such date). Those principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust Fund.

     (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

     (C) Any Monthly Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to the dates set forth above will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of the related Distribution Date and will end on the Determination Date in the month in which the related Distribution Date occurs.

     (D) As of the close of business on the Determination Date, the Master Servicer will have determined the amounts of principal and interest due and payable on the Mortgage Loans with respect to the related Collection Period. The Determination Date related to each Distribution Date is the eighth day of the month in which such Distribution Date occurs (or if such date is not a business day, then the next preceding business day).

     (E) The Master Servicer will remit to the Trustee on the business day preceding the related Distribution Date all amounts held by the Master Servicer that are payable to Certificateholders on such Distribution Date.

     (F) The Trustee will make distributions to Certificateholders on the 15th day of each month or, if any such 15th day is not a business day, the next succeeding business day.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 99% of the voting rights for the Certificates (the "Voting Rights") are to be allocated among the holders of the respective Classes of Principal Balance Certificates in proportion to the aggregate Certificate Balances of such Classes, and 1% of the Voting Rights are to be allocated among the holders of the Class of Interest Only Certificates. No Voting Rights are to be allocated to the holders of the respective Classes of REMIC Residual Certificates. Voting Rights allocated to a Class of Certificateholders will be allocated among Certificateholders of such Class in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

THE TRUSTEE AND THE FISCAL AGENT

 The Trustee

     LaSalle Bank National Association ("LaSalle") will act as Trustee (the "Trustee"). LaSalle is a subsidiary of LaSalle National Corporation which is a subsidiary of the Fiscal Agent. The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt (or that of its Fiscal Agent, if applicable) is rated not less than "AA" by Fitch and "Aa2" by Moody's (or such lower ratings as the Rating Agencies would permit without an adverse effect on any of the then-current ratings of the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group -- Heller Financial Commercial Mortgage Asset Corp., Mortgage Pass-Through Certificates, Series 2000 PH-1. As of June 30, 1999, the Trustee had assets of approximately $28.7 billion. See "Servicing of the Mortgage Loans--Duties of the Trustee", "Servicing of the Mortgage Loans--Certain Matters Regarding the Trustee" and "Servicing of the Mortgage Loans--Resignation and Removal of the Trustee" in the Prospectus.

     The principal compensation to be paid to the Trustee in respect of its activities as the trustee under the Pooling and Servicing Agreement will be the Trustee Fee. The "Trustee Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property) and will be computed on the balance of each such Mortgage Loan at the beginning of the related Collection Period and based on a 360-day year consisting of twelve 30-day months.

 The Fiscal Agent

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee, will act as Fiscal Agent (the "Fiscal Agent") for the Trust Fund and will be obligated to make any Advance required to be made, and not made, by the Master Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Master Servicer, the Special Servicer (solely in the case of Servicing Advances) or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See "--Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of June 30, 1999, the Fiscal Agent had consolidated assets of approximately $480 billion. In the event that LaSalle shall, for any reason, cease to act as Trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

                            MATURITY CONSIDERATIONS

     The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of such Certificate.

     Prepayments on mortgage loans may be measured by a prepayment standard or model ("Prepayment Assumptions"). The model used in this Prospectus Supplement is the CPR prepayment model (as described under "Yield
Considerations--Prepayments--Maturity and Weighted Average Life" in the Prospectus).

     As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity, or in the case of an Anticipated Repayment Date Loan, the Anticipated Repayment Date. The columns headed "10%", "15%" and 25% assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lockout Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and are not intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lockout Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lockout Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by either (a) a Yield Maintenance Premium or (b) the greater of a yield maintenance formula or a percentage of the amount prepaid.

     The following tables indicate the percentage of the initial aggregate Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the following assumptions (collectively, the "Maturity Assumptions"):

     (i) the Initial Pool Balance is approximately $956,916,238,

     (ii) the initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Offered Certificates is as set forth on the cover page hereof, and the Pass-Through Rate for each Class of Offered Certificates is as set forth or otherwise described herein,

     (iii) the scheduled Monthly Payment for each Mortgage Loan is as set forth in Annex A,

     (iv) all Monthly Payments are due and timely received on the first day of each month,

     (v) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reductions with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties,

     (vi) (A) prepayments are made on each of the Mortgage Loans at the indicated CPRs (except that prepayments are assumed not to be received as to any Mortgage Loan during such Mortgage Loan's Lockout Period ("LOP"), if any, or yield maintenance period ("YMP"), if any, and (B) Mortgage Loans that provide for an increase in the respective Mortgage Rate and/or principal amortization on a specified date prior to stated maturity are prepaid in full on their respective Anticipated Repayment Dates,

     (vii) Mortgage Loans with holdback provisions are assumed to meet their Release Conditions and the Escrowed Holdback Amounts are assumed released to the respective borrowers,

     (viii) no party entitled thereto exercises its right of optional termination described herein under "Description of the Certificates--Optional Termination",

     (ix) no Mortgage Loan is required to be repurchased or replaced by a Seller or other party,

     (x) no Prepayment Interest Shortfalls are incurred,

     (xi) there are no Additional Trust Fund Expenses,

     (xii) distributions on the Certificates are made on the 15th day of each month, commencing in March 2000,

     (xiii) the Certificates are issued on the Closing Date,

     (xiv) the prepayment provisions for each Mortgage Loan are assumed to begin on the first payment date of such Mortgage Loan, and

     (xv) the open prepayment period, if any, is assumed to begin on the first day of the respective month prior to the maturity date.

     To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Offered Certificates may mature earlier or later than indicated by the tables. The "Final Scheduled Distribution Date" for each Class of Offered Certificates is the Distribution Date on which the related aggregate Certificate Balance or Notional Amount, as the case may be, would be reduced to zero based upon the Maturity Assumptions and a 0% CPR. It is highly unlikely that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial aggregate Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to reflect the Maturity Assumptions and any of the specified CPR percentages.

     Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Based on the Maturity Assumptions, the following tables indicate the resulting weighted average lives of the Offered Certificates and set forth the percentage of the initial Certificate Balance of each Class of such Certificates that would be outstanding after each of the dates shown under the applicable assumptions at the indicated CPRs.


          PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
               THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS




                                         PREPAYMENT ASSUMPTION (CPR)
                                  -----------------------------------------
DATE                                 0%         10%        15%        25%
-------------------------------   --------   --------   --------   --------
  Closing Date ................      100        100        100        100
  February 2001 ...............       96         96         96         95
  February 2002 ...............       91         90         90         90
  February 2003 ...............       85         85         84         84
  February 2004 ...............       78         78         78         78
  February 2005 ...............       57         56         56         55
  February 2006 ...............       49         49         48         48
  February 2007 ...............       33         32         32         31
  February 2008 ...............       24         23         22         22
  February 2009 ...............        0          0          0          0
  Weighted Average
  Life (years) ................       5.7        5.6        5.6        5.6

           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS




                                         PREPAYMENT ASSUMPTION (CPR)
                                  -----------------------------------------
DATE                                 0%         10%        15%        25%
-------------------------------   --------   --------   --------   --------
  Closing Date ................      100        100        100        100
  February 2001 ...............      100        100        100        100
  February 2002 ...............      100        100        100        100
  February 2003 ...............      100        100        100        100
  February 2004 ...............      100        100        100        100
  February 2005 ...............      100        100        100        100
  February 2006 ...............      100        100        100        100
  February 2007 ...............      100        100        100        100
  February 2008 ...............      100        100        100        100
  February 2009 ...............       95         94         94         93
  February 2010 ...............        0          0          0          0
  Weighted Average
  Life (years) ................       9.5        9.5        9.5        9.5

          PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS




                                         PREPAYMENT ASSUMPTION (CPR)
                                  -----------------------------------------
DATE                                 0%         10%        15%        25%
-------------------------------   --------   --------   --------   --------
  Closing Date ................      100        100        100        100
  February 2001 ...............      100        100        100        100
  February 2002 ...............      100        100        100        100
  February 2003 ...............      100        100        100        100
  February 2004 ...............      100        100        100        100
  February 2005 ...............      100        100        100        100
  February 2006 ...............      100        100        100        100
  February 2007 ...............      100        100        100        100
  February 2008 ...............      100        100        100        100
  February 2009 ...............      100        100        100        100
  February 2010 ...............        0          0          0          0
  Weighted Average
  Life (years) ................       9.8        9.8        9.8        9.8

        PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF THE
                  CLASS C CERTIFICATES AT THE SPECIFIED CPRS




                                         PREPAYMENT ASSUMPTION (CPR)
                                  -----------------------------------------
DATE                                 0%         10%        15%        25%
-------------------------------   --------   --------   --------   --------
  Closing Date ................      100        100        100        100
  February 2001 ...............      100        100        100        100
  February 2002 ...............      100        100        100        100
  February 2003 ...............      100        100        100        100
  February 2004 ...............      100        100        100        100
  February 2005 ...............      100        100        100        100
  February 2006 ...............      100        100        100        100
  February 2007 ...............      100        100        100        100
  February 2008 ...............      100        100        100        100
  February 2009 ...............      100        100        100        100
  February 2010 ...............        0          0          0          0
  Weighted Average
  Life (years) ................       9.8        9.8        9.8        9.8

        PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF THE
                  CLASS D CERTIFICATES AT THE SPECIFIED CPRS




                                         PREPAYMENT ASSUMPTION (CPR)
                                  -----------------------------------------
DATE                                 0%         10%        15%        25%
-------------------------------   --------   --------   --------   --------
  Closing Date ................      100        100        100        100
  February 2001 ...............      100        100        100        100
  February 2002 ...............      100        100        100        100
  February 2003 ...............      100        100        100        100
  February 2004 ...............      100        100        100        100
  February 2005 ...............      100        100        100        100
  February 2006 ...............      100        100        100        100
  February 2007 ...............      100        100        100        100
  February 2008 ...............      100        100        100        100
  February 2009 ...............      100        100        100        100
  February 2010 ...............        0          0          0          0
  Weighted Average
  Life (years) ................       9.9        9.9        9.9        9.9

                              YIELD CONSIDERATIONS


GENERAL

     The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and, if the price was other than par, the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.


RATE AND TIMING OF PRINCIPAL PAYMENTS

     The yield to holders of the Interest Only Certificates and any other Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or repurchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and repurchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed (and reductions in the Notional Amounts of the Interest Only Certificates that would otherwise have occurred) over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" and "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" herein and "Description Of The Agreements--Realization Upon Defaulted Whole Loans" and "Certain Legal Aspects Of The Mortgage Loans And Leases--Foreclosure" in the Prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance or Notional Amount, as the case may be, of such Certificate. An investor should consider, in the case of any Principal Balance Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Principal Balance Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on a Principal Balance Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Principal Balance Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. The yield to maturity of each Class of Interest Only Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, repurchases, extensions, defaults and liquidations) on or in respect of the Mortgage Loans. Investors in the Interest Only Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the Notional Amounts of their Certificates could result in the failure of such investors to recoup their initial investments.

     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate applicable thereto. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the

Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

LOSSES AND SHORTFALLS

     The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans (other than Net Aggregate Prepayment Interest Shortfalls) will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Senior Certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of the respective Classes of REMIC Regular Certificates on a pro rata basis as described herein.

CERTAIN RELEVANT FACTORS

     The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, prepayment premiums, Yield Maintenance Charges, Lockout Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors and Other Special Considerations" and "Description of the Mortgage Pool" herein and "Risk Factors" and "Yield Considerations" in the Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lockout Period, the Yield Maintenance Charge or prepayment premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans" herein.

DELAY IN PAYMENT OF DISTRIBUTIONS

     Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 15 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The mortgage pool (the "Mortgage Pool") will consist of 234 mortgage loans (each, a "Mortgage Loan") with an Initial Pool Balance of $956,916,238 equal to the aggregate Cut-off Date Balance (the "Initial Pool Balance") of the Mortgage Loans, subject to a permitted variance of plus or minus 5%. Each of the multiple mortgaged properties securing a single mortgage loan is treated as a separate mortgage loan for presentation of mortgaged property information in this Prospectus Supplement. The "Cut-off Date Balance" with respect to any Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date.

     All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis.

     A brief summary of the material terms of the ten largest Mortgage Loans in the Mortgage Pool is set forth on Annex E attached hereto.

 Principal Balances

     The Mortgage Loans have an Initial Pool Balance of $956,916,238 (subject to a variance of plus or minus 5%). The Cut-off Date Balances of the Mortgage Loans range from $200,576 to $36,903,955, and the Mortgage Loans have an average Cut-off Date Balance of $4,089,386.

 Balloon Loans

     Two hundred twenty-seven (227) of the Mortgage Loans, representing 98.1% of the Initial Pool Balance, are Balloon Loans or are Anticipated Repayment Date Loans that provide for increases in the mortgage rate and/or principal amortization at a date prior to the stated maturity date.


 Fee/Leasehold

     Two hundred thirty (230) Mortgage Loans, which represent 98.4% of the Initial Pool Balance are evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple estate in an income-producing property (a "Mortgaged Property"). Three (3) Mortgage Loans, which represent 1.1% of the Initial Pool Balance, are secured by a leasehold interest in a Mortgaged Property.

     One (1) Mortgage Loan, representing 0.49% of the Initial Pool Balance, is secured by one Mortgaged Property but evidenced by two mortgage notes. One mortgage note, representing 0.40% of the Initial Pool Balance, is secured by a first lien on the leasehold interest in the Mortgaged Property. The other mortgage note, representing 0.09% of the Initial Pool Balance, is secured by a first lien on the fee interest in the Mortgaged Property. The same principal controls both borrowers. These mortgage notes are cross-collateralized and cross-defaulted.


 Property Type

     Eighty-six (86) of the Mortgaged Properties, which represent security for 37.8% of the Initial Pool Balance, are retail properties;

     Seventy-five (75) of the Mortgaged Properties, which represent security for 24.2% of the Initial Pool Balance, are multifamily apartment properties;

     Twenty-one (21) of the Mortgaged Properties, which represent security for 18.3% of the Initial Pool Balance, are office properties;

     Fourteen (14) of the Mortgaged Properties, which represent security for 8.2% of the Initial Pool Balance, are industrial/warehouse properties, including multi-tenant industrial properties; and

     Twenty-four (24) of the Mortgaged Properties, which represent security for 4.4% of the Initial Pool Balance, are self-storage facilities;

     Six (6) of the Mortgaged Properties, which represent security for 3.5% of the Initial Pool Balance, are hospitality properties.

     Twelve (12) of the Mortgaged Properties, which represent security for 2.5% of the Initial Pool Balance, are manufactured housing communities;

     Three (3) of the Mortgaged Properties, which represent security for 1.0% of the Initial Pool Balance, are senior housing properties;


 Geographic Location

     The Mortgaged Properties are located throughout 42 states and the District of Columbia with the largest concentration in the State of California (36 Mortgaged Properties, which represent security for 16.6% of the Initial Pool Balance). No other state has a concentration of Mortgaged Properties that represents security for more than 9.7% of the Initial Pool Balance. See Annex A and Annex B for a more detailed description of the Mortgage Loans.


 Delinquency

     As of the Cut-off Date, none of the Mortgage Loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date, except for one Mortgage Loan, representing 0.15% of the Initial Pool Balance, which was 35 days delinquent once.

 Sellers

     Fifty-eight (58) of the Mortgage Loans (the "Prudential Loans"), which represent 40.3% of the Initial Pool Balance, will, immediately prior to the issuance of the Certificates, be held by Prudential Mortgage Capital Funding, LLC ("PMCF"). The Prudential Loans were all originated by PMCF or an affiliate.


     Eighty-eight (88) of the Mortgage Loans (the "Heller Loans"), which represent 39.1% of the Initial Pool Balance will, immediately prior to the issuance of the Certificates, be held by Heller Financial Capital Funding, Inc ("HFCF"). The Heller Loans were all originated by Heller Financial, Inc. or an affiliate.

     Eighty-eight (88) of the Mortgage Loans (the "RFC Loans"), which represents 20.6% of the Initial Pool Balance, will, immediately prior to the issuance of the Certificates, be held by Residential Funding Corporation ("RFC"). The RFC Loans were all originated or purchased by RFC or an affiliate.


     Heller Financial Capital Funding, Inc., Prudential Mortgage Capital Funding, LLC and Residential Funding Corporation will each be referred to herein as "Seller" and will collectively be referred as the "Sellers."

     On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Sellers, in each case pursuant to a mortgage loan purchase agreement to be entered into between the Depositor and the particular Seller (each, a "Mortgage Loan Purchase Agreement"). The Depositor will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Assignment of Mortgage Loans; Repurchases" below.


 Origination Dates

     The Mortgage Loans were originated between August 22, 1997 and December 28, 1999.


CERTAIN TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS


 Mortgage Rates; Calculations of Interest

     All of the Mortgage Loans bear interest at annualized rates ("Mortgage Rates") that will remain fixed for the remaining terms of the Mortgage Loans. Other than the Anticipated Repayment Date Loans, no Mortgage Loan permits negative amortization or the deferral of accrued interest.

     Six (6) of the Mortgage Loans, representing 4.8% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months, and two hundred twenty-eight (228) Mortgage Loans, representing 95.2% of the Initial Pool Balance, are Actual/360 Mortgage Loans (the "Interest Accrual Method").

     As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans range from 5.96% to 9.62% per annum, and the weighted average Mortgage Rate of the Mortgage Loans is 8.022% per annum.


 Due Dates

     All of the Mortgage Loans have "Due Dates" (that is, the dates upon which the related Monthly Payments are due) that occur on the first day of each month, other than one Mortgage Loan, representing 3.9% of the Initial Pool Balance, which has its Due Date on the fifth day of each month.


 Amortization

     Two hundred twenty-seven (227) of the Mortgage Loans, representing 98.1% of the Initial Pool Balance, provide for one of the following:

     Monthly payments based on amortization schedules significantly longer than their respective terms to maturity (213 of such Mortgage Loans, representing 85.9% of the Initial Pool Balance); or

     Payments of interest only for a certain period after the Cut-Off Date and then payments of interest and principal based on amortization schedules significantly longer than their respective terms to maturity (14 of such Mortgage Loans, representing 12.3% of the Initial Pool Balance); or

     Increases in the Mortgage Rate and/or principal amortization at a date prior to stated maturity that create an incentive for the related borrower to prepay the loan (67 of such Mortgage Loans, representing 45.1% of the Initial Pool Balance) (the "Anticipated Repayment Date Loans"); substantial principal payments on such Mortgage Loans are anticipated to be made on or about the date (which is prior to stated maturity) upon which these increases occur (the "Anticipated Repayment Date" or "ARD") unless such Mortgage Loans are prepaid at an earlier date.

     Seven (7) of the Mortgage Loans, representing 1.9% of the Initial Pool Balance, are fully-amortizing Mortgage Loans.


 Defeasance; Prepayment Restrictions

     One hundred sixty-six (166) Mortgage Loans, representing 82.4% of the Initial Pool Balance, prohibit voluntary principal prepayments during a period ending on a date determined by the related Mortgage Note (the "Lock-out Period") but permit the related borrower (after an initial period of at least two years following the date of issuance of the Certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the Mortgaged Property from the lien of the Mortgage.

     One (1) Mortgage Loan, representing 3.9% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period but permits the related borrower (after an initial period of at least two years following the date of issuance of the Certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the Mortgaged Property from the lien of the Mortgage and after the Lock-out Period provides for prepayment premiums calculated on the basis of the greater of a yield maintenance formula and 0.5% of the amount prepaid.

     Sixty-two (62) Mortgage Loans, representing 12.1% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for prepayment premiums calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid.

     Two (2) Mortgage Loans, representing 0.5% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period. After the Lock-out Period expires, the Mortgage Loans provide for five successive periods during which the principal prepayment must be accompanied by a prepayment premium calculated as follows: for the first period, 5.0% of the amount prepaid; for the second period, 4.0% of the amount prepaid; for the third period, 3.0% of the amount prepaid; for the fourth period, 2.0% of the amount prepaid; and for the fifth period, 1.0% of the amount prepaid.

     One (1) of the Mortgage Loans, representing 0.1% of the Initial Pool Balance, provides for five successive periods during which the principal prepayment must be accompanied by a prepayment premium calculated as follows: for the first period, 5.0% of the amount prepaid; for the second period, 4.0% of the amount prepaid; for the third period, 3.0% of the amount prepaid; for the fourth period, 2.0% of the amount prepaid and for the fifth period, 1.0% of the amount prepaid, however such Mortgage Loan provides for a period of 48 months prior to maturity during which the related borrower may prepay the Mortgage Loan without prepayment premium requirements.

     Two (2) Mortgage Loans, representing 1.1% of the Initial Pool Balance, provide for prepayment premiums equal to the greater of yield maintenance and 1.0% of the amount prepaid.

     Notwithstanding the foregoing, the Mortgage Loans generally provide for a period of 3 to 6 months prior to maturity or Anticipated Repayment Date in which the related borrower may prepay the Mortgage Loan without premium or defeasance requirements.

     Yield Maintenance Premiums and Percentage Premiums, if and to the extent collected, will be distributed to the holders of the Certificates as described herein under "Description of the Certificates--Distributions--Yield Maintenance Charges and Prepayment Premiums" herein. The Master Servicer may not waive the imposition of a prepayment premium or reduce the amount thereof. The Special Servicer may waive the imposition of a prepayment premium, or reduce the amount thereof, with respect to a Specially Serviced Mortgage Loan if such waiver or reduction is consistent with the Servicing Standard. Neither the Depositor nor any Seller can provide any assurance as to the enforceability of any Mortgage Loan provisions barring prepayment or requiring the payment of a prepayment premium or of the collectibility of any prepayment premium.

 Prepayment Provisions; Substitution of Collateral

     One (1) Mortgage Loan, representing 0.49% of the Initial Pool Balance, is secured by one Mortgaged Property but evidenced by two mortgage notes. One mortgage note, representing 0.40% of the Initial Pool Balance, is secured by a first lien on the leasehold interest in the Mortgaged Property. The other mortgage note, representing 0.09% of the Initial Pool Balance, is secured by a first lien on the fee interest in the Mortgaged Property. The same principal controls both borrowers. These mortgage notes are cross-collateralized and cross-defaulted.

     The seller of the land to the fee interest borrower retained an option to repurchase the land in the future for a fixed price of $1.2 million. If the seller of the land exercises this repurchase option it must wait 30 years from the time the repurchase option is exercised to tear down the existing improvements on the Mortgaged Property. The seller of the land must also pay to the leasehold interest borrower the fair market value of the improvements prior to tearing them down.

     If the seller of the land exercises this repurchase option, the fee interest borrower has three options (i) defease the loan in accordance with the terms of its Mortgage Loan, (ii) post a letter of credit totaling $1.1 million as substitute collateral for its Mortgage Loan or (iii) allow the seller of the land to assume its loan in accordance with the terms of its Mortgage Loan.


 Additional Collateral

     Two (2) Mortgage Loans, representing 0.99% of the Initial Pool Balance, have additional collateral in the form of letters of credit.

     One (1) Mortgage Loan, representing 0.69% of the Initial Pool Balance, has additional collateral in the form of a $900,000 letter of credit. This letter of credit will be released when, among other requirements, (1) the borrower of the Mortgaged Property has reduced its vacancy to below 4,000 square feet by leasing for a commercially reasonable term to a tenant(s); (2) rent has commenced for such leases at not less than $18 per square foot, triple net; (3) tenant improvements are completed with all lien waivers received and (4) a minimum 1.26x debt service coverage ratio based on a new cash flow verification as determined by Lender. If these provisions are not met during the term of the Mortgage Loan the letter of credit will be held until maturity and may be utilized to pay down the principal balance at maturity.

     One (1) Mortgage Loan, representing 0.30% of the Initial Pool Balance, has additional collateral in the form of a $150,000 letter of credit. This letter of credit will be released when, among other requirements, (1) the tenant under the Great Clips, Inc. lease dated August 31, 1999 has taken occupancy at the Mortgaged Property; (2) rent has commenced for such lease; (3) Lender has received an estoppel and a subordination and non-disturbance agreement from such tenant and (4) a minimum 1.25x debt service coverage ratio based on a new cash flow verification as determined by Lender. If these provisions are not met by September 28, 2000, the letter of credit will be utilized to pay down the unpaid principal balance of the Mortgage Loan. In such event, the Mortgage Loan will be re-amortized over the remaining term, changing the scheduled principal and interest payments. If the largest tenant does not renew its lease or cancels its lease an additional $100,000 letter of credit will need to be posted as additional collateral.


 Non-recourse Obligations

     Substantially all of the Mortgage Loans are non-recourse obligations of the related borrowers. Although there are certain exceptions to the non-recourse provisions, if a default occurs in the payment of any amount due under the related Mortgage Loan, the holder thereof generally may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, the Depositor has not evaluated the financial condition of any such person or entity, and prospective investors should thus consider all of the Mortgage Loans to be non-recourse. None of the Mortgage Loans is insured or guaranteed by the United States, any government entity or instrumentality or any other person.


 "Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The Mortgages contain "Due-on-sale" and "Due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or that prohibit the borrower from selling or encumbering the Mortgaged Property without the consent of the holder of the Mortgage. Generally, the Mortgage Loans permit a transfer of the related Mortgaged Property, subject to the satisfaction of certain conditions, including, in some cases, approval of the proposed transferee by the lender. In addition, certain Mortgage Loans permit the borrower to transfer the related Mortgaged Property for estate planning purposes, or to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions as determined by the Master Servicer or Special Servicer, as applicable.


 Borrower Concentrations

     Fifty-nine (59) individual Mortgage Loans constituting 26 groups of Mortgage Loans (including cross-collateralized or single note, multiple mortgage property loans) are made to the same borrower or have related borrowers ("Related Borrower Loan Groups") that are affiliated with one another through partial or complete direct or indirect common ownership. The three largest of these groups represent 7.7%, 3.0%, and 1.9%, respectively, of the Initial Pool Balance.


 Cross-Collateralized Mortgage Loans

     The Mortgage Pool includes 8 Mortgage Loans consisting of 4 groups of Cross-Collateralized Mortgage Loans, representing 3.4% of the Initial Pool Balance. See Annex A hereto. In all cases the Debt Service Coverage Ratios were determined on the basis of the aggregate Underwritable Cash Flow of all the related Mortgaged Properties, the Cut-off Date Balance per unit or square foot was determined based on the aggregate number of square feet or units, and the Cut-off Date LTVs and the Balloon LTVs were determined on the basis of the aggregate of the appraised values of the related Mortgaged Properties.


 Multiple Mortgaged Properties

     In five (5) cases, representing 0.5% of the Initial Pool Balance (not including the 4 cross-collateralized and cross-defaulted Mortgage Loan groups referred to above in "--Cross-Collateralized Mortgage Loans"), a single Mortgage Note is secured by a Mortgage or Mortgages on two or more Mortgaged Properties. Accordingly, the total number of Mortgaged Properties secured by such multi-property loans is 12. In all cases the Debt Service Coverage Ratios were determined on the basis of the aggregate Underwritable Cash Flow of all the related Mortgaged Properties, the Cut-off Date Balance per unit or square foot was determined based on the aggregate number of square feet or units, and the Cut-off Date LTV's and the Balloon LTV's were determined on the basis of the aggregate of the appraised values of the related Mortgaged Properties.


 Single-Tenant Mortgage Loans

     In the case of twenty-three (23) Mortgage Loans, representing 8.1% of the Initial Pool Balance, the related Mortgaged Property is 100% leased to a single tenant (each such Mortgage Loan, a "Single-Tenant Mortgage Loan"). The Mortgaged Property securing each such Mortgage Loan is generally subject to a single space lease, which generally has a primary lease term that expires on or after the scheduled maturity date or Anticipated Repayment Date of the related Mortgage Loan but may have a shorter primary lease term. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan.

     The underwriting of the Single-Tenant Mortgage Loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related Mortgaged Property, and where the primary lease term expires before the scheduled maturity date or Anticipated Repayment Date, if applicable, of the related Mortgage Loan, the underwriting considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. In addition, the loan underwriting for certain of the Single-Tenant Mortgage Loans takes into account the creditworthiness of the tenants under the applicable leases. Accordingly, such Single-Tenant Mortgage Loans may have higher loan-to-value ratios and lower debt-service-coverage ratios than other types of Mortgage Loans.

     Each lease related to a property securing a Single-Tenant Mortgage Loan and some anchor tenant leases generally provide that the related tenant must pay all real property taxes and assessments levied or assessed against the related Mortgaged Property and all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property. Generally, the tenants under such leases are required, at their expense, to maintain the related Mortgaged Properties in good order and repair.

 Release Provisions


     Several Mortgage Loans secured by multiple properties described under "--Borrower Concentrations," "--Cross-Collateralized Mortgage Loans" and "--Multiple Mortgaged Properties", respectively, above, permit the release of individual real properties from the lien of the related Mortgage(s), subject to the satisfaction of certain specified conditions. In addition, several Mortgage Loans permit the release of portions of the respective Mortgaged Properties from the lien of the related Mortgage, subject to the satisfaction of certain specified conditions. See Annex A hereto.


 Ground Leases


     Three (3) of the Mortgage Loans, representing 1.1% of the Initial Pool Balance, are secured solely by a Mortgage on the borrower's leasehold interest in the related Mortgaged Property. One (1) Mortgage Loan, representing 0.49% of the Initial Pool Balance, is secured by one Mortgaged Property but evidenced by two mortgage notes. One mortgage note, representing 0.40% of the Initial Pool Balance, is secured by a first lien on the leasehold interest in the Mortgaged Property. The other mortgage note, representing 0.09% of the Initial Pool Balance, is secured by a first lien on the fee interest in the Mortgaged Property. The same principal controls both borrowers. These mortgage notes are cross-collateralized and cross-defaulted. Each of the ground leases (including renewed options) expires at least ten years after the stated maturity of the related Mortgage Loan. In each such case, the related ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default by the borrower/lessee that is curable. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Leasehold Considerations" herein.


 Mezzanine Debt


     In the case of one (1) Mortgaged Property, representing 1.43% of the Initial Pool Balance, the owners of the mortgagor have pledged their ownership interest in such mortgagor to Heller Financial, Inc. or an affiliate as collateral for mezzanine debt. Such mezzanine debt is separately secured by a lien on the corresponding ownership interest in the mortgagor. The current balance of this debt is $1,611,555 and can increase to a maximum amount of $2,173,354. All net cash flow, as defined in the related note, is to be used to pay interest and principal on this debt. This debt has a maturity date of October 31, 2004.


     Upon a default under such mezzanine debt, the loan documents entitle the holder thereof to foreclose upon the equity pledged to secure such loan. Such transfer of equity would not trigger a "due on sale" clause under the Mortgage Loan. If the mezzanine lender attempts to foreclose upon such pledged equity, the Mortgagor may file for bankruptcy. No holder of mezzanine debt has a lien on, or has the power to foreclose on, any of the Mortgaged Properties.


 Subordinate Financing


     Six (6) of the Mortgage Loans (including the Mortgage Loan described in "--Mezzanine Debt" above), representing 5.1% of the Initial Pool Balance, allow the borrower to grant subordinate financing secured by ownership interests in the related borrower in the future, or have current subordinate financing secured by ownership interests in the related borrower in place. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Authority to Effect Other Borrowings Entails Risk" herein and "Certain Legal Aspects of Mortgage Loans and The Leases--Subordinate Financing" in the Prospectus. See Annex A hereto.


 Performance Holdbacks


     Five (5) of the Mortgage Loans, representing 1.6% of the Initial Pool Balance, provide for material performance holdbacks under which monies disbursed by the originating lender are escrowed for certain specified periods, and released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies by the outside funding date, such monies may be applied to partially repay the related Mortgage Loan. A summary of those Mortgage Loans and conditions for release of performance holdbacks are set forth below:

               LOANS CONTAINING PERFORMANCE HOLDBACK PROVISIONS



  ANNEX A
 MORTGAGE                                    CUT-OFF     AMOUNT OF
   LOAN               PROPERTY                 DATE       ESCROWED
  NUMBER                NAME                 BALANCE      HOLDBACK
---------- ------------------------------ ------------- -----------
 99082     Meadowbrook                     $2,641,289    $400,000
           Gardens Apartments
 99108     Crystal Lake Shopping Center    $4,687,213    $800,000
 99110     Will Store SSF                  $3,939,525    $100,000
 99186     Pepin Wood MHC                  $1,992,000    $136,800
 99200     Summit MHC                      $2,158,000    $148,200



  ANNEX A
 MORTGAGE     OUTSIDE                                             OUTSIDE DATE
   LOAN       RELEASE                                              PREPAYMENT
  NUMBER       DATE               RELEASE CONDITIONS                PROVISION
---------- ------------ -------------------------------------- ------------------
 99082     07/08/2000   Minimum 1.25x DSCR based on a          Yield Maintenance
                        new cash flow verification by
                        Lender, and a loan constant which
                        shall not be less than the constant
                        used at initial funding. The new
                        cash flow verification will calculate
                        effective annualized rental income
                        based on the lesser of the
                        immediate preceding three (3)
                        months or 95% occupancy and
                        trailing 12 months for expenses.
                        Maximum 80% LTV.
 99108     09/01/2000   Minimum 1.25x DSCR based on a          Yield Maintenance
                        new cash flow verification by
                        Lender, and a loan constant which
                        shall not be less than the constant
                        used at initial funding. The new
                        cash flow verification will calculate
                        effective annualized rental income
                        based on the lesser of the
                        immediate preceding one (1) month
                        or 93% occupancy and trailing
                        12 months for expenses. Maximum
                        75% LTV.
 99110     11/31/2000   Minimum 1.25x DSCR based on a          Yield Maintenance
                        new cash flow verification by
                        Lender, and a loan constant which
                        shall not be less than the constant
                        used at initial funding. The new
                        cash flow verification will calculate
                        effective annualized rental income
                        based on the lesser of the
                        immediate preceding twelve (12)
                        months or 90% occupancy and
                        trailing 12 months for expenses.
                        Maximum 75% LTV.
 99186     11/30/2000   Minimum 1.25x DSCR based on a          Yield Maintenance
                        new cash flow verification by Lender,
                        and a loan constant which shall not
                        be less than the constant used at
                        initial funding. Maximum 80% LTV.
 99200     11/30/2000   Minimum 1.25x DSCR based on a          Yield Maintenance
                        new cash flow verification by Lender,
                        and a loan constant which shall not
                        be less than the constant used at
                        initial funding. Maximum 80% LTV.

 Replacement Reserves

     Ninety-five (95) of the Mortgage Loans, representing 59.8% of the Initial Pool Balance, provide for replacement reserves under which funds in the aggregate amount of $3,625,836 have been escrowed and held as additional security for the related Mortgage Loans, to be released to reimburse the costs of completing certain improvements to the related Mortgaged Property.

     In addition, some of the other Mortgage Loans provide for certain holdbacks or reserves for items such as deferred maintenance and environmental remediation. See Annex A for additional information.


ASSESSMENTS OF PROPERTY VALUE AND CONDITION


 Appraisals

     Generally, in connection with the origination of the Mortgage Loans, the related Mortgaged Property was appraised by an independent appraiser who belonged to the Appraisal Institute. The purpose of each appraisal was to provide an opinion as to the fair market value of the related Mortgaged Property as of the date thereof. There can be no assurance that such opinion represents a reasonable approximation of the amount that could actually be realized from a sale of the Mortgaged Property. None of the Depositor, any Seller, the Underwriters, the Trustee, the Master Servicer or the Special Servicer or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Limitations of Appraisal" herein. The above-described appraisals were certified by the appraiser to conform to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989.


 Environmental Assessments

     An environmental site assessment (or an update to a previously performed environmental site assessment) was performed with respect to Mortgaged Properties securing 191 Mortgage Loans, representing 82.3% of the Initial Pool Balance, within one year of the Cut-off Date in connection with the origination of the related Mortgage Loan, and all of the Mortgaged Properties were assessed within 34 months of the Cut-off Date. In most cases, the initial environmental site assessment was a "Phase I" environmental assessment. In certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, such as the existence of, among other things, asbestos-containing materials, underground storage tanks and soil contamination and in certain of such cases, a "Phase II" assessment was performed. In certain cases, the related borrowers were required to establish operations and maintenance plans, monitor the Mortgaged Property or nearby properties, abate or remediate the condition and/or provide additional security. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged Properties" herein.


 Property Condition Assessments

     Generally, the Mortgaged Properties were inspected, in connection with the origination or acquisition of the related Mortgage Loan, by an employee of the related Seller or by a third party professional engaged by the related Seller. Furthermore, in each case a licensed engineer or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of the related Mortgage Loan, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. In general, where material deficiencies were observed, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency. No additional property inspections were conducted in connection with the closing of the offered certificates.


 Seismic Review Process

     In general, the underwriting guidelines applicable to the origination of the Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), that is, an estimate of the loss that the property would sustain in a "worst case" earthquake scenario. Generally, any proposed loan as to which the property was estimated to have a PML in excess of 20% of the estimated replacement cost of the improvements would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading of the Mortgaged Property, be conditioned on receipt of satisfactory earthquake insurance or be declined.

     One (1) Mortgaged Property, representing 0.62% of the Initial Pool Balance, experienced damage from an earthquake, which occurred October 16, 1999. The earthquake was located in the Mojave Desert, approximately 135 miles northeast of the Mortgaged Property. Based upon a seismic survey prepared by Property Profile, Inc., dated March 18, 1999, the Mortgaged Property has a probable maximum loss (PML) estimate of 25%. According to the Borrower of the Mortgaged Loan: (1) no personal injuries occurred; (2) only the facade and freight elevator of the Mortgaged Property was damaged at an estimated cost to repair of $1 million; (3) the tenant occupancy at the Mortaged Property has not changed due to the damage and (4) the Mortgaged Property is insured by an earthquake policy and the deductible is 5% of the total insurable value or damage. Based upon financial statements dated December 31, 1998, the Borrower of the Mortgage Loan has a net worth of $9.3 million and liquid assets of $1.66 million.


 Zoning and Building Code Compliance

     Each Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans were, at their respective dates of origination, in compliance in all material respects with applicable zoning, land-use and similar laws and ordinances, but no assurance can be made that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, reports from zoning consultants, certifications from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist at any particular Mortgaged Property, but the related Seller has informed the Depositor that it does not consider any such violations known to it to be material.


ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables set forth in Annex A sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annex A and Annex B hereto. Certain additional information regarding the Mortgage Loans is contained herein under "Risk Factors and Other Special Considerations--The Mortgage Loans", elsewhere in this "Description of Mortgage Pool" section and under "Certain Legal Aspects Of Mortgage Loans And The Leases" in the Prospectus.

     For purposes of this Prospectus Supplement, including for the tables and the information set forth in Annex A:

     Other Information. Annex A sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. Such information was primarily derived from financial statements supplied by the borrowers which, in most cases, are unaudited and were not prepared in accordance with generally accepted accounting principles. "Net Operating Income" and "Cash Flow" do not represent the net operating income and cash flow reflected on the borrowers' financial statements. The differences between "Net Operating Income" and "Cash Flow" determined by the Mortgage Loan Sellers and net operating income and cash flow reflected on the borrowers' financial statements represent the adjustments made by the related Mortgage Loan Seller as described below, to increase the level of consistency between the financial statements provided by the borrowers. However, such adjustments were subjective in nature and were not made in a uniform manner nor in accordance with generally accepted accounting principles. "Underwritten NOI" and "Underwritten Cash Flow" are pro forma numbers prepared by the related Mortgage Loan Seller to reflect their assessment of the market based performance of the related Mortgaged Property. None of the Depositor or either of the Underwriters has made any attempt to verify the accuracy of the financial statements supplied by the borrowers or the accuracy or appropriateness of the adjustments discussed below to determine "Net Operating Income," "Cash Flow," "Underwritten NOI," and "Underwritten Cash Flow."

     "Net Operating Income," "Cash Flow," "Underwritten NOI" and "Underwritten Cash Flow" are not substitutes for, or improvements upon, net income as determined in accordance with generally accepted accounting principles as a measure of the results of a Mortgaged Property's operations or for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. No representation is made as to the future net income or net cash flow of the Mortgaged Properties, nor are "Net Operating Income," "Cash Flow," "Underwritten NOI" and "Underwritten Cash Flow" as set forth herein intended to represent such future net income or net cash flow.

     The Mortgage Loan Sellers have had appraisals of the Mortgaged Properties certified to have been conducted in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA. No other person has prepared or obtained a separate appraisal or reappraisal. Another appraiser might arrive at a different opinion of value. Any Appraised Value might differ from the value that would be determined in a current appraisal or the amount that would be realized upon a sale or liquidation of the Mortgaged Property. Accordingly, you should not rely on the Loan-to-Value Ratios set forth herein as necessarily indicative of the true Loan-to-Value Ratios.

     Debt service coverage ratios are used by lenders of loans secured by income producing property to measure the ratio of (1) cash currently generated by a property annually that is available for debt service (that is, cash that remains after payment of operating expenses) to (2) required annual debt service payments. Debt service coverage ratios, however, only measure the current, or recent, ability of a property to service mortgage debt. If a property is not expected to have a stable operating cash flow (because, for instance, it is subject to leases that expire during the loan term and provide for above-market rents, or that are difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. In addition, a debt service coverage ratio may not adequately reflect the significant amounts of cash that a property owner may be required to expend to pay for capital improvements, tenant improvements and leasing commissions when expiring leases are replaced. Accordingly, we can give no assurance and make no representation that the Debt Service Coverage Ratios accurately reflect the future ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.

     For purposes of the following tables, Annex A, Annex B and Annex E:

     (1) "Effective Gross Income" or "EGI" means revenue derived from the use and operation of the Mortgaged Property (primarily rental income together with other income, such as parking fees, percentage rents, expense reimbursements, etc.) less vacancies and/or collection losses and rent concessions.

     (2) "Net Operating Income" or "NOI" means revenue derived from the use and operation of the Mortgaged Property (primarily rental income) less operating expenses (such as utilities, general administrative expenses, management fees, advertising, repairs and maintenance) and less fixed expenses (such as insurance and real estate taxes). NOI generally does not reflect capital expenditures, replacement reserves, interest expense, income taxes and non-cash items such as depreciation or amortization. The Mortgage Loan Sellers have informed the Depositor that they have adjusted items of revenue and expense shown on the borrower's financial statements in order to reflect the historical operating results for a Mortgaged Property on a normalized basis (e.g., adjusting for the payment of two years of real estate taxes in a single year). Revenue was generally adjusted to eliminate security deposits and to eliminate non-recurring items and items not related to the operation of the Mortgaged Property. Expense was generally adjusted to eliminate distributions to owners, items of expense not related to the operation of the Mortgaged Property, non-recurring items, such as capital expenditures, and refunds of security deposits. The Mortgage Loan Sellers have informed the Depositor that they have made the adjustments based upon their review of borrower financial statements, their own experience in originating loans and, in some cases, conversations with borrowers. The adjustments were subjective in nature and were not uniform for each Mortgaged Property. "1996 NOI," "1997 NOI" and "1998 NOI" reflect calendar year (or annualized with respect to certain Mortgage Loans purchased by one of the Mortgage Loan Sellers) operations for 1996, 1997 and 1998, respectively. "1999 NOI," on the other hand, generally reflects operations for one of the following periods: (a) the most recent 1999 year-to-date operating statements, annualized, (b) the most recent trailing 12 months, or (c) calendar year 1999.

     (3) "Cash Flow" means the NOI for the related Mortgaged Property decreased by tenant improvements, leasing commissions, capital expenditures and other non-recurring expenditures, as appropriate.

     (4) "Underwritten NOI" means the NOI for the related Mortgaged Property on an annual basis as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Although there are differences in the underwriting guidelines of the Mortgage Loan Sellers, the nature and types of adjustments made by each of them were generally the same. Revenue generally is calculated as follows. Rental revenue is calculated using the lower of actual or market rental rates, with a vacancy rate equal to the higher of the Mortgaged Property's historical rate, the market rate or an assumed vacancy rate. Other revenues, such as parking fees, percentage rents, vending income, etc. are included only if sustainable. Revenues, such as application fees and lease termination fees, are not included. RFC will generally include application fees on multifamily properties if such application fees are recurring. Operating and fixed expenses generally are adjusted to reflect the higher of the Mortgaged Property's average expenses or a mid-range industry norm for expenses on similar properties in similar locations plus the greater of actual management fees or an assumed market rate management fee.

     (5) "Underwritten Net Cash Flow" or "Adjusted NOI" for the related Mortgage Loan Seller means the Underwritten NOI for such Mortgage Loan decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance, based upon its underwriting guidelines, for average annual tenant improvements, leasing commissions and replacement reserves.

     (6) "Appraised Value" means the appraised value of such property as determined by an appraisal made in connection with the origination of the related Mortgage Loan.

     (7) "Annual Debt Service" means, for any Mortgage Loan, the current annual debt service (including interest allocable to the payment of the related Servicing Fee, Trustee Fee and principal) payable with respect to such Mortgage Loan during the 12-month period commencing on the Cut-off Date (assuming no prepayments occur).

     (8) "Debt Service Coverage Ratio," "Underwritten DSCR" or "DSCR" means,
(a) the Underwritten Net Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan.

     (9) "Loan-to-Value Ratio," "Appraised LTV" or "LTV" means the principal balance of such Mortgage Loan as of the Cut-off Date divided by the Appraised Value of the related Mortgaged Property.

     (10) "Balloon/ARD LTV" means the Balloon Amount or ARD Amount for such Mortgage Loan as of the Cut-off Date divided by the Appraised Value of the related Mortgaged Property.

     (11) "ARD Amount or ARD Balance" for any ARD Loan is equal to the Stated Principal Balance as of the related Anticipated Repayment Date.

     (12) "Balloon Amount" or "Balloon Balance" means the principal amount, if any, due at maturity, taking into account scheduled amortization, assuming no prepayments or defaults.

     (13) "Occupancy Rate" or "Physical Occupancy %" means the percentage of net rentable area, rooms, units, beds, pads or sites of a Mortgaged Property that are leased or occupied. Occupancy rates are calculated based upon the most recent rent information received by the related Mortgage Loan Seller. The "Physical Occupancy %" and "Occupancy As of Date" for each Mortgage Loan are based upon rent information received by the related Mortgage Loan Seller from the related borrower or mortgage loan originator (if other than the related Mortgage Loan Seller).

     (14) "Remaining Term to Maturity" means the number of Due Dates remaining from the Cut-off Date until the maturity of a mortgage loan (or, for ARD Loans, through the related Anticipated Repayment Dates).

     (15) "Remaining Amortization Term" for any Mortgage Loan is calculated as the original amortization term of the related Mortgaged Loan (based upon such Mortgage Loan's original balance, interest rate and monthly payment, in the case of the ARD Loans, assuming prepayment in full on the related Anticipated Repayment Date) less the number of Due Dates through and including the Cut-off Date.

     (16) The "Year Built" is based on information contained in deed records, appraisals, engineering surveys, architectural papers, title insurance, other insurance policies or other documents provided by the owner of the related Mortgaged Property.

     (17) The "Year Renovated" is based upon information contained in the appraisal, engineering survey or other documents provided by owner of the related Mortgaged Property.

     (18) All calculations of any applicable Lockout Period, Defeasance Lockout Period, Yield Maintenance Period, prepayment premium or Yield Maintenance Charge for a Mortgage Loan are based upon such Mortgage Loan's first scheduled interest and principal payment date, or in the case of the Heller Loans the date the Mortgage Loan was originated.

     (19) For each Mortgage Loan secured by more than one Multifamily Property or by more than one Congregate Care Property, the "Number of Units," "Net Rentable SF/Units," "Appraised Value," "Physical Occupancy %," "Underwritten NOI" and "Underwritten Cash Flow" is the sum of the respective values for each Mortgaged Property securing such Mortgaged Loan.

     (20) "Weighted Average Maturity" means the weighted average of the Remaining Terms to Maturity of the Mortgage Loans.

     (21) Due to rounding, percentages may not add to 100% and amounts may not add to the indicated total.

     (22) "Underwritten NOI DSCR" or "U/W NOI DSCR" means, (a) underwritten NOI for the related Mortgaged Property divided by (b) Annual Debt Service for such Mortgage Loan.

     (23) "Monthly Debt Service" means, for any Mortgage Loan Annual Debt Service divided by 12.


STANDARD HAZARD INSURANCE

     The Pooling and Servicing Agreement will provide that the Master Servicer shall use reasonable efforts to cause each mortgagor to maintain in respect of the related Mortgaged Property (but not REO Property) all insurance coverage (other than earthquake insurance) as is required under the related Mortgage; provided that if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer shall impose such insurance requirements as are consistent with the Servicing Standard. If at any time a Mortgaged Property is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards or it becomes located in such area by virtue of remapping conducted by such agency (and flood insurance has been made available), then upon the Master Servicer becoming aware of such fact (using efforts in accordance with the Servicing Standard), the Master Servicer, shall if and to the extent that the Mortgage Loan requires the related mortgagor or permits the related mortgagee to require such mortgagor to do so, use efforts consistent with the Servicing Standard to cause such mortgagor to maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of not less than the least of
(i) the unpaid principal balance of the related Mortgage Loan, (ii) the full insurable value of such Mortgaged Property, (iii) the maximum amount of insurance coverage available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended, and (iv) 100% of the replacement cost of the improvements on such Mortgaged Property. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. If a borrower fails to maintain the foregoing insurance, the Master Servicer (or, with respect to REO Properties, the Special Servicer) will be required to obtain such insurance (to the extent available at commercially reasonable rates and to the extent the Trustee, on behalf of the Trust, as mortgagee, has an insurable interest) and the cost thereof will be a Servicing Advance.

     If the Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, which provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special Servicer will conclusively be deemed to have satisfied its respective obligations to cause hazard insurance to be maintained on such Mortgaged Properties or REO Properties. Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, will in the event that
(i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions set forth above, and (ii) a loss occurs that would have been covered by such a policy had it been maintained, be required to pay the amount not otherwise payable under such policy because such deductible exceeds the deductible of an individual policy otherwise complying with the provisions set forth above.

     Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by commercial mortgage lenders.

     Each Mortgage other than those relating to Manufactured Housing Communities generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months.

     In general, the Mortgaged Properties are not insured for earthquake risk.

     The Special Servicer shall cause to be maintained for each REO Property no less insurance coverage than was previously required of the borrower under the related Mortgage if obtaining such insurance can be done at commercially reasonable rates. In addition, the Special Servicer shall be entitled to cause to be maintained earthquake insurance for any REO Property if obtaining such insurance is in accordance with its Servicing Standard and such insurance can be obtained for such REO Property at commercially reasonable rates.


THE SELLERS


 Heller Financial Capital Funding, Inc.

     Heller Financial Capital Funding, Inc. ("HFCF") is a wholly-owned subsidiary of Heller Financial, Inc. ("Heller Financial") organized in June 1997 to acquire and sell loans secured by mortgages on commercial and multifamily real estate. Its principal office is located at 500 West Monroe, Chicago, Illinois 60661, and its telephone number is (312) 441-6700. Each of Heller's Mortgage Loans was originated and underwritten by Heller Financial or one of its affiliates through its Heller Express Program. Heller Financial has been a commercial real estate portfolio lender since 1980. Since 1993, over $3 billion of the commercial mortgage loans that Heller Financial has originated have been securitized.


 Prudential Mortgage Capital Funding, LLC

     Prudential Mortgage Capital Funding, LLC ("PMCF") is a limited liability company organized under the laws of the State of Delaware in 1997. PMCF is a wholly owned, limited purpose, subsidiary of Prudential Mortgage Capital Company, LLC ("PMCC") (also a Delaware limited liability company organized in 1997). PMCC is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. PMCF was organized for the purpose of acquiring loans originated by PMCC and holding them pending securitization or other disposition. PMCC has offices in Atlanta, Chicago, San Francisco and Newark. The principal offices of PMCC are located at 4 Gateway Center, 9th Floor, 100 Mulberry Street, Newark, New Jersey 07120.


 Residential Funding Corporation

     Residential Funding Corporation ("RFC") is a direct wholly-owned subsidiary of GMAC Mortgage Group, Inc. and was formed as a Delaware corporation. RFC Commercial is a division of RFC which originates and acquires loans secured by mortgages on commercial and multifamily real estate. Prior to origination or acquisition, RFC Commercial's staff underwrites all the loans. RFC maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is (612) 832-7000. RFC Commercial's offices are located at 4800 Montgomery Lane, Suite 300, Bethesda, Maryland 20814 and its telephone number is (301) 215-6200.


 Underwriting Guidelines and Process

     Heller Financial, PMCC and RFC, as mortgage loan originators, have developed a set of underwriting guidelines and procedures. Although the underwriting guidelines and procedures developed by PMCC, Heller Financial and RFC are not identical, the following description of certain aspects of the underwriting of the Mortgage Loans, applies to each Mortgage Loan Seller and the related originators, except where otherwise noted. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the value of the related Mortgage Loan in any material respect.

     Underwriting Process. In general, the underwriting process begins with the receipt of a loan submission from a prospective borrower or independent mortgage banker or broker working on behalf of a prospective borrower. Upon receiving a loan submission, the mortgage loan originator typically will perform a preliminary cash flow analysis and a general evaluation of the loan submission. If the mortgage loan originator decides to offer the prospective borrower financing based on the preliminary analysis, the mortgage loan originator provides the prospective borrower with a loan application or a conditional loan commitment and the prospective borrower must deposit an application fee or a good faith deposit toward expenses with the mortgage loan originator. Upon receipt of the signed loan application, the mortgage loan originator generally performs a more detailed cash flow analysis and orders the required third party reports, as described in more detail below. After the loan evaluation is completed and the prospective loan is approved, the mortgage loan originator may issue a final commitment letter to the prospective borrower. The mortgage loan originators' commitments are generally subject to certain requirements such as insurance, appraisal values, satisfactory borrower credit history reports, satisfactory third-party reports and escrow requirements for repairs identified by the related physical site assessments. PMCC generally requires the prospective borrower to deposit a non-refundable commitment fee. At closing, the borrower must provide satisfactory title insurance, evidence of satisfaction of zoning requirements, evidence of satisfactory property insurance and satisfactory legal opinions of borrower's counsel, and must satisfy certain other closing requirements typically required by institutional lenders.

     Property Analysis. The mortgage loan originator is required to perform a site inspection to evaluate the location and quality of each Mortgaged Property. Such inspection includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as its convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The mortgage loan originator also is required to assess the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the mortgage originator evaluates the property's age, physical condition, operating history, lease and tenant mix and management.

     Cash Flow Analysis. The mortgage loan originator is required to review operating statements provided by the borrower and to make adjustments in order to determine the debt service coverage ratio. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans" herein. Each of PMCC, Heller Financial and RFC reviews tax, insurance and utility source documents and verifies credit and financial references, provided, however that RFC, in certain instances, does not review utility source documents. Heller Financial will generally also perform certain additional procedures on the most current (generally the last twelve months) operating statements and financial records provided by the borrower to verify the actual cash receipts and disbursements for the Mortgaged Property.

     Appraisal and Loan-to-Value Ratio. Each Mortgaged Property was appraised in connection with the origination of the related Mortgage Loan. Each such appraisal was conducted by an independent appraiser who belonged to the

Appraisal Institute and who was directed to prepare the appraisal in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"). The mortgage loan originator is required to determine the loan-to-value ratio of each Mortgage Loan at the date of origination based on the appraised value set forth in the appraisal.

     Evaluation of Borrower. The mortgage loan originator is required to evaluate the borrower and certain of the borrower's principals ("Sponsors") with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation(s) generally include obtaining and reviewing a credit report or other reliable indication of the borrower's and the Sponsors' financial capacity; obtaining and verifying credit references or business and trade references; and obtaining and reviewing certifications provided by the borrower and the Sponsors concerning real estate experience, and current actual and contingent liabilities and prior or current litigation experience. Finally, although the Mortgage Loans generally are non-recourse in nature, in the case of certain Mortgage Loans, the borrower and certain Sponsors may be required to assume legal responsibility for liabilities relating to, among other things, fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements or unauthorized transfer of title to the property. The mortgage loan originator is required to evaluate the financial capacity of the borrower and such Sponsors to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessments. The mortgage loan originator is required at origination to obtain or update an environmental site assessment or similar study ("ESA") for each Mortgaged Property prepared by a qualified environmental firm approved by the mortgage loan originator. The mortgage loan originator is required to review the ESA. Based on such reviews, the Mortgage Loan Sellers have informed the Depositor that with the exceptions described herein under "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Pool--Assessments of Property Value and Condition--Environmental Assessments," the ESAs, studies or updates either (a) identified no material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to any Mortgaged Property which have not been cured or for which escrows, environmental insurance and/or indemnity agreements have not been obtained or (b) contained no recommendations for significant environmental remediation efforts which, if not taken, would have a material adverse effect on the value of the Mortgaged Property. Such information was based upon the ESAs, studies or updates and has not been independently verified by the Mortgage Loan Sellers, the Depositor, the Underwriters or any of their respective affiliates.

     Physical Assessment Report. The mortgage loan originator is required at origination to obtain a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm approved by the mortgage loan originator, provided, however, that for Mortgage Loans with principal balances at origination of $1,500,000 or less, RFC may rely on reports prepared by an appraiser. The mortgage loan originator is required to review the PAR to verify that the mortgaged property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the Mortgage Loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the mortgage loan originator is generally obligated to require the borrower to carry out such repairs or replacements prior to the origination of the Mortgage Loan, or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such repairs or replacements within a period not to exceed twelve months.

     Title Insurance Policy. The borrower is required to provide, and the mortgage loan originator is required to review, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) approval by the mortgage loan originator of the title insurer or reinsurer (unless the insurer or the reinsurer is on a list of insurers or reinsurers previously approved by the mortgage loan originator); (b) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (c) the policy must be in an amount equal to the original principal balance of the Mortgage Loan; (d) the protection and benefits afforded by the policy must run to the mortgagee and its successors and assigns; (e) the policy should be written on a standard policy form of the American Land Title Association or an equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and
(f) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey, if any, of the Mortgaged Property.

     Property Insurance. The borrower is required to provide, and the mortgage loan originator is required to review, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy or standard extended coverage policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance to the extent available; and (5) such other coverage (including in each case other than where a major tenant is self-insured or has independently procured similar insurance, rental loss insurance and business interruption insurance) as the mortgage loan originator may require based on the specific characteristics of the Mortgaged Property.


 Acquisition of Certificates

     Each Seller or its affiliates may acquire a portion of certain Classes of the Private Certificates.


ASSIGNMENT OF MORTGAGE LOANS

     On or prior to the Closing Date, each Seller will assign its Mortgage Loans, without recourse, to the Depositor, and the Depositor will assign all the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with the foregoing, each Seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the following documents, among others, with respect to each Mortgage Loan so assigned by it (such documents, collectively as to any Mortgage Loan, a "Mortgage File") to the Trustee (with copies to the Master Servicer):

     (a) the original Mortgage Note, endorsed (without recourse) to the order of Trustee;

     (b) the original or a certified copy of the related recorded Mortgage(s), together with originals or certified copies of intervening assignments of such document(s) conveying the Mortgage to the last assignee of record prior to the Trustee, in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

     (c) the original or a copy of any related recorded assignment(s) of rents and leases (if any such item is a document separate from the Mortgage), together with originals or copies of intervening assignments of such document(s) conveying the assignment(s) of rents and leases to the last assignee of record prior to the Trustee, in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

     (d) an assignment of each related Mortgage from the last assignee of record and in favor of the Trustee, in recordable form;

     (e) an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form, which may be combined with the assignment of the related Mortgage;

     (f) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance or pro forma policy);

     (g) when applicable, the related ground lease or a certified copy thereof; and

     (h) when relevant, the loan agreement and the lockbox agreement.

     The Trustee will be required to review certain documents delivered by each Seller with respect to its Mortgage Loans within 90 days following the Closing Date, and the Trustee will hold the related documents in trust.

     Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each Mortgage Loan described in clauses (d) and (e) of the preceding paragraph are to be submitted for recording in the real property records of the appropriate jurisdictions.


REPRESENTATIONS AND WARRANTIES

     In each Mortgage Loan Purchase Agreement, the related Seller has represented and warranted with respect to each of the Mortgage Loans, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally (subject to certain exceptions) to the effect that:

     (1) the information set forth in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects;

     (2) such Seller owns the Mortgage Loan free and clear of any and all pledges, liens and/or other encumbrances;

     (3) no scheduled payment of principal and interest under the Mortgage Loan was 30 days or more past due as of the Cut-off Date, and the Mortgage Loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

     (4) the related Mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related Mortgaged Property;

     (5) the assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment;

     (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien (subject to certain permitted encumbrances) in the related borrower's interest in all leases of the Mortgaged Property;

     (7) the Mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part, except for any partial reconveyance of portions of the real property that do not materially adversely affect the value of the property;

     (8) none of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File;

     (9) except as set forth in a property inspection report prepared in connection with the origination of the Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan;

     (10) the Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property;

     (11) the related Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment (on which the required premium has been paid) in the original principal amount of the related Mortgage Loan after all advances of principal; the policy insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to certain permitted encumbrances;

     (12) the proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto;

     (13) an environmental site assessment was performed with respect to the Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment has been delivered to the Depositor, and such Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report;

     (14) each Mortgage Note, Mortgage and other agreement that evidences or secures the Mortgage Loan and that was executed by or on behalf of the related borrower is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such Mortgage Note, Mortgage or other agreement;

     (15) the related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by casualty and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

     (16) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage; for purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be first payable thereon;

     (17) the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

     (18) the related Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage encumbers the interest of a borrower as a lessee under a ground lease of the Mortgaged Property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the Closing Date);
(d) such ground lease is in full force and effect and the Seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the Mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the Mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the scheduled maturity date of the related Mortgage Loan;

     (19) each Mortgage Loan complied with all applicable usury laws in effect at its date of origination;

     (20) the Mortgage Loan is not cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans;

     (21) no Mortgage requires the holder thereof to release all or any material portion of the related Mortgaged Property from the lien thereof except upon payment in full of the Mortgage Loan or defeasance (in the case of the Defeasance Loans), or in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the Mortgaged Property permitted to be released was not considered by the Seller to be material in underwriting the Mortgage Loan, the payment of a release price and prepayment consideration in connection therewith; and

     (22) to such Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property (other than any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller).


REPURCHASES AND OTHER REMEDIES

     If any Mortgage Loan document required to be delivered to the Trustee by a Seller as described under "--Assignment of the Mortgage Loans" above is not delivered as and when required, contains information that does not conform to the corresponding information in the Mortgage Loan Schedule attached to the related Mortgage Loan Purchase Agreement, is not properly executed or is defective on its face (any such omission, nonconformity or other defect, a "Document Defect"), or if there is a breach of any of the representations and warranties required to be made by a Seller regarding the characteristics of its Mortgage Loans and/or the related Mortgaged Properties as described under "--Representations and Warranties" above, and in either case such Document Defect or breach materially and adversely affects the interests of the holders of the Certificates (a "Material Document Defect" and a "Material Breach", respectively), then the related Seller will be obligated to cure such Material Document Defect or Material Breach within the applicable Permitted Cure Period. If any such Material Document Defect or Material Breach cannot be corrected or cured within the applicable Permitted Cure Period, the related Seller will be obligated, not later than the last day of such Permitted Cure Period, to (i) repurchase the affected Mortgage Loan from the Trust Fund at a price (the "Purchase Price") at least equal to the unpaid principal balance of such Mortgage Loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the repurchase, any related unreimbursed Servicing Advances, together with interest on all related Advances, and generally, all expenses reasonably incurred in respect of the Material Document Defect or the Material Breach giving rise to such repurchase, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), at its option, (A) replace such Mortgage Loan with a mortgage loan having certain payment terms comparable to the Mortgage Loan to be replaced and that is acceptable to each Rating Agency (a "Qualifying Substitute Mortgage Loan") (and in the case of a "defective obligation", satisfying the requirements of a "qualified replacement mortgage" within the meaning of Section 860G(a)(4)(B) of the Code) and (B) pay an amount (a "Substitution Shortfall Amount") generally equal to the excess of the applicable Purchase Price for the Mortgage Loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

     For purposes of the foregoing, the "Permitted Cure Period" applicable to any Material Document Defect or Material Breach in respect of any Mortgage Loan will generally be the 90-day period immediately following the earlier of the discovery by the related Seller or receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured within such 90-day period, but it is susceptible of cure within 180 days of the earlier of discovery by the related Seller and receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be, and the related Seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will, with the consent of the Trustee (which consent may not be unreasonably withheld), be extended for an additional 90 days.

     The foregoing obligations of each Seller to cure a Material Document Defect or a Material Breach in respect of any of its Mortgage Loans or repurchase or replace the defective Mortgage Loan, will constitute the sole remedies of the Trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of the Depositor, the other Seller or any other person or entity will be obligated to repurchase or replace the affected Mortgage Loan if the related Seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or Special Servicer, as applicable, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, as follows: (i) with the same skill, prudence, care and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties (giving due consideration to customary industry standards) or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the Mortgage Loans; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate); and (iii) without regard to (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower, the Depositor, either Mortgage Loan Seller or other servicer of the Mortgage Loan; (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Master Servicer's obligation to make Advances; (D) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances; (E) the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction; (F) the ownership, management or servicing of any other mortgage loans; or (G) any obligation of the Master Servicer or the Special Servicer, as the case may be (as a seller or an affiliate of a seller of Mortgage Loans), to pay any indemnity with respect to, or to repurchase, a Mortgage Loan (the "Servicing Standard").

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired in respect of a defaulted Mortgage Loan on behalf of the Certificateholders through foreclosure, deed-in-lieu of foreclosure or otherwise. A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events:

    (i) the related borrower has failed to make when due a Balloon Payment, which failure has continued unremedied for 60 days, provided that if such borrower has obtained a written commitment for refinancing on the date such payment was due, then the failure to make such Balloon Payment shall not cause the related Mortgage Loan to become a Specially Serviced Mortgage Loan until such failure has continued unremedied for 90 days;

    (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued unremedied for 60 days;

    (iii) the Master Servicer has determined, in accordance with the Servicing Standard that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days;

    (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i) or (ii) above, that (in the Master Servicer's judgment in accordance with the Servicing Standard) materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days);

    (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

    (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

    (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; and

    (viii) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

     The Master Servicer will continue to collect certain information and prepare and remit all reports to the Trustee as provided in the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer shall have any responsibility for the performance by the other of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

    (w) with respect to the circumstances described in clauses (i) and (ii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

    (x) with respect to the circumstances described in clauses (iii), (v),
  (vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

    (y) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured; and

    (z) with respect to the circumstances described in clause (viii) of the preceding paragraph, such proceedings are terminated.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 60 days after the Servicing Transfer Event for such Mortgage Loan. Each Asset Status Report will be delivered in accordance with the Pooling and Servicing Agreement. The Operating Adviser has certain rights to approve certain actions contemplated by the Asset Status Report, provided that any actions recommended by the Special Servicer in the Asset Status Report (or any revisions) shall be consistent with the Servicing Standard and the Special Servicer may not take any action inconsistent with an Asset Status Report unless such action would be required in order to act in accordance with the Servicing Standard.

     The Master Servicer and Special Servicer will each be required to service and administer the respective groups of Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan with which it is cross-collateralized shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan may subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan in the group are remediated or otherwise addressed as contemplated above.

THE MASTER SERVICER

     Midland Loan Services, L.P. was organized under the laws of Missouri in 1992 as a limited partnership. On April 3, 1998, Midland Loan Services, Inc. ("Midland"), a newly formed, wholly-owned subsidiary of PNC Bank, National

Association, acquired substantially all of the assets of Midland Loan Services, L.P. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

     As of December 31, 1999, Midland was servicing approximately 14,600 commercial and multifamily loans with a total principal balance of approximately $45.39 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. Approximately 10,200 of the loans, with a total principal balance of approximately $34.08 billion pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties. Midland also services newly-originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     Moody's and Fitch have approved Midland as a master servicer for investment grade-rated commercial and multifamily mortgage-backed securities. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

     The information set forth herein concerning the Master Servicer has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information. The Master Servicer (except for the information in the first three paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents.


THE SPECIAL SERVICER

     ORIX Real Estate Capital Markets, LLC ("ORECM") will be acting as the Special Servicer under the Pooling and Servicing Agreement. ORECM is a Delaware limited liability company. ORECM manages a servicing portfolio of commercial and multifamily loans encompassing in excess of 11,000 assets with an aggregate principal balance, as of September 30, 1999, of approximately $32.3 billion, the collateral for which is located in 50 states, Puerto Rico, the District of Columbia, Canada, the Dominican Republic and the Virgin Islands. As of September 30, 1999, ORECM served as the named special servicer on 71 securitized transactions encompassing in excess of 18,000 loans, with an aggregate principal balance of approximately $48.286 billion. ORECM's servicing operations are located at 1717 Main Street, Dallas, Texas 75201.

     The information set forth herein concerning the Special Servicer has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.


SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"), subject to certain terms set forth in the Pooling and Servicing Agreement; provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling and Servicing Agreement for such delegated duties. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may, and in certain circumstances will be required to, assume such party's rights and obligations under such Sub-Servicing Agreement or, in some circumstances, may terminate such Sub-Servicer. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby, irrespective of whether its compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, only to the extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement. See "--Servicing and Other Compensation and Payment of Expenses" herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property) and will be computed based on the Stated Principal Balance as of the second preceding Due Date of the related Mortgage Loan. The administrative costs on each Mortgage Loan will equal the sum of the related Master Servicing Fee and the Trustee Fee (collectively, expressed as a per annum rate, the "Administrative Cost Rate"). The Administrative Cost Rate for each Mortgage Loan will be an amount between 0.0475% per annum and 0.1225% per annum as indicated on Annex A. As additional servicing compensation, the Master Servicer will be entitled to retain 50% of all assumption fees to the extent actually paid by a borrower with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, and 100% of any modification fee if it performs the modification under the limited circumstances set forth below. The Master Servicer will also be entitled to: (a) Prepayment Interest Excesses collected on the Mortgage Loans and not otherwise applied to cover Prepayment Interest Shortfalls; and (b) any default interest and late payment charges actually collected on the Mortgage Loans (other than Specially Serviced Mortgage Loans), but only to the extent that such default interest and late payment charges are not allocable to cover interest payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to any Advances made in respect of the related Mortgage Loan. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it or the Trustee that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any investment losses on such funds from its own funds without any right to reimbursement. Furthermore, the Master Servicer will also be entitled to any interest earned on escrow accounts and reserve accounts maintained in respect of the Mortgage Loans (to the extent not otherwise payable to the borrowers).

     If Midland resigns or is terminated as the Master Servicer and the successor Master Servicer agrees to perform the services of the Master Servicer for an amount less than the Master Servicing Fee, the Certificateholders will not receive any portion of the excess Master Servicing Fee.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), based on the Stated Principal Balance as of the second preceding Due Date of the related Mortgage Loan, and will be payable monthly from general collections on the Mortgage Loans and any REO Properties held by the Master Servicer from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable in an amount equal to the product of (x) 1%, and (y) the related liquidation proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase or replacement of any Mortgage Loan by a Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or in connection with the purchase of all of the Mortgage Loans and REO Properties by any person entitled to effect an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such

Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be entitled to additional servicing compensation in the form of 100% of all assumption fees and modification fees received on or with respect to Specially Serviced Mortgage Loans and 50% of all assumption fees and 100% of all modification fees received on or with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, in each case to the extent actually paid by a borrower, provided that the Master Servicer shall retain 100% of any modification fee if it performs the modification under the limited circumstances referred to below. The Special Servicer will also be entitled to any default interest and late payment charges actually collected on the Specially Serviced Mortgage Loans and accrued during the period during which the Mortgage Loan is a Specially Serviced Mortgage Loan, but only to the extent that such default interest and late payment charges are not allocable to cover interest payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to any Advances made in respect of the related Mortgage Loan. The Special Servicer shall also be entitled to investment income on amounts held in the REO Account to the extent provided in the Pooling and Servicing Agreement.

     The Master Servicer and the Special Servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement.


THE OPERATING ADVISER

     The Pooling and Servicing Agreement will permit the holder (or holders) of Certificates representing more than 50% of the aggregate Certificate Balance of the most subordinate Class of Principal Balance Certificates at any time of determination (or, if the aggregate Certificate Balance of such Class of Certificates is less than 25% of the original aggregate Certificate Balance thereof, of the next most subordinate Class of Principal Balance Certificates) (in any event, the "Controlling Class") to appoint any person or entity to act as the representative of the Controlling Class to the extent described below (such person or entity, in such capacity, the "Operating Adviser").

     If the Special Servicer is not the Operating Adviser, the Special Servicer will notify the Operating Adviser prior to the Special Servicer's taking any of the following actions: (i) any foreclosure or comparable conversion (which may include acquisition of an REO Property) of any Mortgaged Property; (ii) any modification or waiver of a Money Term of a Mortgage Loan or any other material term of any Mortgage Loan; (iii) any proposed sale of a Defaulted Mortgage Loan or REO Property (other than upon termination of the Trust Fund pursuant to the Pooling and Servicing Agreement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws; (v) any acceptance of substitute or additional collateral for a Mortgage Loan; (vi) any waiver of a "due-on-sale" or "due-on-encumbrance clause; and (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan. See "Servicing of the Mortgage Loans--General" herein.

     The Operating Adviser may replace the Special Servicer, provided that such replacement will be subject to, among other things, receipt from the Rating Agencies of written confirmation that such replacement will not result in a qualification, downgrade or withdrawal of any of the then-current ratings assigned to any Class of Certificates.


MORTGAGE LOAN MODIFICATIONS

     Subject to any restrictions applicable to REMICs, and to certain limitations imposed by the Pooling and Servicing Agreement, the Special Servicer may amend any term, other than a Money Term, of a Mortgage Loan that is not a Specially Serviced Mortgage Loan. Subject to any restrictions applicable to REMICs, the Special Servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

    (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any prepayment premium,

    (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate,


    (iii) forebear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan,

    (iv) extend the scheduled maturity date of any Specially Serviced Mortgage Loan, and/or

    (v) accept a principal prepayment during any Lockout Period;

     provided in each case that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee.

In no event, however, will the Special Servicer be permitted to:

    (i) extend the scheduled maturity date of a Specially Serviced Mortgage Loan beyond the earlier of (A) the date that is five years from the date of the original scheduled maturity, and (B) the date that is three years prior to the Rated Final Distribution Date, and then only in increments of no longer than two years,

    (ii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the scheduled maturity date of such Specially Serviced Mortgage Loan beyond a date that is ten (10) years prior to the expiration of the term of such ground lease,

    (iii) reduce the Mortgage Rate to a rate below the then-prevailing interest rate for comparable loans, as determined by the Special Servicer, for a period exceeding 36 months from the date of such modification, provided that the Special Servicer shall thereafter be permitted to so reduce the Mortgage Rate for successive 12-month periods if the Operating Adviser consents thereto, or

    (iv) defer interest due on any Specially Serviced Mortgage Loan in excess of 10% of the Stated Principal Balance of such Specially Serviced Mortgage Loan or defer the collection of interest on any Specially Serviced Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Specially Serviced Mortgage Loan.

     Notwithstanding the foregoing, if a Mortgage Loan is a Balloon Loan that has failed to make the Balloon Payment at its scheduled maturity, and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), then in addition to the other alternatives specified above, the Special Servicer may make up to three one-year extensions from the scheduled maturity date at the existing Mortgage Rate for such Mortgage Loan; provided that in no event shall any such extension extend beyond the date that is two years prior to the Rated Final Distribution Date or ten years prior to the expiration of the related ground lease.

     Modifications of a Mortgage Loan that forgive principal or interest will result in Realized Losses on such Mortgage Loan and such realized losses will be allocated among the various Classes of Certificates in the manner described under "Description of the Certificates--Distributions--Subordination; Allocation of Losses and Certain Expenses" herein.

     The modification of a Mortgage Loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See "Yield Considerations" and "Maturity Considerations" herein.

     The Master Servicer is authorized to approve certain modifications and consents on Mortgage Loans that are not Specially Serviced Mortgage Loans as specified in the Pooling and Servicing Agreement. The Master Servicer will be entitled to 100% of all assumption fees and modification fees to the extent actually paid by a borrower related to such modifications and consents.

SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

     The Special Servicer may offer to sell for cash to any person, for an amount equal to the Purchase Price, any REO Property or any Mortgage Loan that is in Default or as to which the Special Servicer has made a determination that Default is imminent (any such Mortgage Loan, a "Defaulted Mortgage Loan"). For this purpose, "Default" means a default in payment that continues for at least 60 days. The Special Servicer is required (i) to give the Operating Adviser and the Trustee not less than five days' prior written notice of its intention to sell any such Defaulted Mortgage Loan or REO Property, (ii) to offer such Defaulted Mortgage Loan or REO Property for sale in a fair auction or other manner as is consistent with the Servicing Standard, and (iii) to accept the highest cash bid received in such auction or other procedures from any person other than an interested person (as described in the Pooling and Servicing Agreement) for any Defaulted Mortgage Loan or REO Property in an amount, except as otherwise provided in the Pooling and Servicing Agreement in the case of REO Property, at least equal to the Purchase Price.

     In the absence of any bid in the amount of the Purchase Price, the Special Servicer may accept the highest cash bid, if the Special Servicer determines, consistent with the Servicing Standard, that such sale at such price is in the best interest of Certificateholders; provided that the Special Servicer's ability to accept such bid made by certain interested persons is limited, as described in the Pooling and Servicing Agreement.

REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to attempt to sell the Mortgaged Property for cash by the close of the third taxable year of the REMIC following the taxable year in which the Mortgaged Property was acquired (such date, the "REO Sale Deadline"), unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property beyond the REO Sale Deadline will not result in the imposition of a tax on the Trust Fund, or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer will be obligated to, or may contract with a third party to, operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

     The Special Servicer will segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an "REO Account"). The Special Servicer will deposit or cause to be deposited in the REO Account within one business day after receipt all income received with respect to an REO Property, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property. The Special Servicer will withdraw from each REO Account and remit to the Master Servicer for deposit into the Certificate Account income received with respect to an REO Property (net of expenses) on a monthly basis, except that in determining the amount of such income received with respect to an REO Property, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements, anticipated operating expenses and necessary capital improvements and other related expenses.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer is required to, or may contract with a third party to, perform physical inspections of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year), provided that the Master Servicer will have no obligation to inspect a Mortgaged Property required to be inspected by the Special Servicer during such period. In addition, the Special Servicer, subject to limitations set forth in the related loan documents and the Pooling and Servicing Agreement, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto, and annually thereafter for so long as it remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes REO Property, the cost of which will be a Servicing Advance. The Special Servicer and the Master Servicer will each be required to prepare or to contract with a third party to prepare a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan that requires the borrower to deliver annual operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.


EVENTS OF DEFAULT

     Events of default of the Master Servicer and Special Servicer (each, an "Event of Default") under the Pooling and Servicing Agreement consist, among other things, of:

    (i) any failure by the Master Servicer to make a required deposit to the collection account established pursuant to the Pooling and Servicing Agreement which continues unremedied for one business day following the date on which such deposit was first required to be made, or any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the distribution account established pursuant to the Pooling and Servicing Agreement any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. on the related Distribution Date; or

    (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the collection account established pursuant to the Pooling and Servicing Agreement or REO Account any amount required to be so deposited or remitted which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made; or

    (iii) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it which continues unremedied for a period ending on the earlier of (A) 15 days following the date such Servicing Advance was first required to be made, and (B) either, if applicable, (1) in the case of a Servicing Advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (2) in the case of a Servicing Advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

    (iv) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee or the Depositor, or to the Master Servicer or the Special Servicer, as the case may be, the Depositor and the Trustee by the Holders of Certificates entitled to not less than 25% of the Voting Rights; or

    (v) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee or the Depositor, or to the Master Servicer or the Special Servicer, as the case may be, the Depositor and the Trustee by the Holders of Certificates entitled to not less than 25% of the Voting Rights; or

    (vi) decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

    (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

    (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

    (ix) the Trustee shall have received written notice from Fitch that the continuation of the Master Servicer or the Special Servicer in such capacity, in and of itself, would result or has resulted in the downgrade, qualification (which shall include a "RatingAlert--negative") or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates; or

    (x) Moody's places the ratings of any Class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal (or Moody's has downgraded or withdrawn any Class of Certificates), citing servicing concerns with respect to the Master Servicer or the Special Servicer, as applicable, as the sole or a contributory factor in such rating action and the Master Servicer or the Special Servicer, as applicable, shall not have resolved all such matters to the satisfaction of Moody's within sixty (60) days (or such longer time period as may be agreed in writing by Moody's) after such placement on "watch" status.

RIGHTS UPON EVENT OF DEFAULT

     If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, the "Defaulting Party") occurs, then the Depositor or the Trustee may terminate, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall terminate, by notice in writing to the Defaulting Party, all of the rights and obligations of the Defaulting Party under the Pooling and Servicing Agreement and in and to the Trust Fund. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation and indemnification payments accruing through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement.

     On and after the time the Master Servicer or the Special Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in such capacity under the Pooling and Servicing Agreement and shall be entitled to the compensation arrangements to which the Defaulting Party would have been entitled. If the Trustee is unwilling or unable to so act or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee or if it is not appropriately rated as an approved master servicer or special servicer, as the case may be, by each Rating Agency, the Trustee must promptly appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency, as the successor to the Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided and shall be entitled to such compensation as would otherwise have been payable to the Master Servicer or the Special Servicer, as the case may be.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans in California, Florida and Texas (approximately 16.6%, 9.7% and 8.7% of the Initial Pool Balance, respectively). The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

     California

     California and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. Generally all of the Mortgage Loans are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the Mortgage Loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where Mortgaged Properties are located may restrict the ability of the Master Servicer or the Special Servicer, as applicable, to realize on the Mortgage Loans and may adversely affect the amount and timing of receipts on the Mortgage Loans.

     California statutes limit the right of the beneficiary to obtain a deficiency judgment against the trustor (i.e., obligor) following a non-judicial foreclosure sale under a deed of trust. A deficiency judgment is a personal judgment against an obligor in most cases equal to the difference between the amount due to the beneficiary and the fair market value of collateral. No deficiency judgment is permitted under California law following a nonjudicial sale under the power of sale in a deed of trust. Other California statutes require the beneficiary to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the obligor for recovery of the debt, except in certain cases liability may be asserted for the amount by which the value of the real property was impaired as a result of environmental problems. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan, as well as the right to obtain any judgment on the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the former trustor following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in foreclosure, and give the borrower a one-year period within which to redeem the property. California statutes also provide priority to certain tax liens over the lien of previously recorded deeds of trust. Additionally, in the absence of sufficient waivers, the above limitations may apply to restrict proceedings against a guarantor of the loan.

     In some states, foreclosure may result in automatic termination of subordinate leases in the absence of either (i) an agreement to the contrary between the foreclosing lender and the tenant or (ii) circumstances in which it would be equitable to permit such termination. In addition, in all states, real property taxes have priority over the lien of previously recorded mortgages or deeds of trust and in some states and under certain circumstances, mechanics' liens and materialmen's liens may also take priority over the lien of previously recorded mortgages or deeds of trust.

     Foreclosure under either a mortgage or a deed of trust or the sale by the referee or other designated official or by trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist, and because the physical condition and financial performance of the property may have deteriorated during foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's or mortgagee's ability to sell the property or upon the sale price.

     Florida

     Mortgage loans involving real property in Florida are generally secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida, except as permitted by federal law. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no later than 35 days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. The mortgagor or any junior lien or may redeem the property at any time before the sale by paying the amount of the judgment. There is no right of redemption after issuance of the certificate of title to the buyer of the property. Florida does not have a "one action rule" or "anti-deficiency legislation." Subsequent to a foreclosure sale, however, a lender must prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. In certain circumstance, the lender may have a receiver appointed.

     Texas

     The following discussion contains a summary of certain statutory procedures and requirements, that must be followed by a lender in connection with exercising its rights and remedies to foreclose through a non-judicial power of sale set forth in a deed of trust with respect to property securing an obligation.

     This summary is not intended to be a comprehensive analysis of Texas foreclosure procedures and requirements, and is therefore qualified in its entirety by reference to applicable provisions of the Texas Property Code governing foreclosures in Texas, including, without limitations, Sections 51.002, 51.003, 51.004 and 51.005 of the Texas Property Code as amended.

     In general, in the event a default occurs under a loan secured by a Texas deed of trust ("Deed of Trust"), the lender may elect to foreclose either (i) judicially; or (ii) non-judicially through the power of sale set forth in the Deed of Trust. Most lenders prefer to pursue a non-judicial foreclosure sale against the property securing the loan, rather than a judicial foreclosure sale, because of the reduced cost and expeditious timing in the conduct of a non-judicial foreclosure. In order to conduct a non-judicial foreclosure under the power of sale contained in a Deed of Trust, the lender, as beneficiary and through the trustee or substitute trustee appointed under the Deed of Trust, is required to comply with the terms of the Deed of Trust and applicable Texas law governing non-judicial foreclosure sales. Specifically, the lender may request the trustee, or any successor or substitute trustee duly appointed by the lender, to enforce the trust upon its request and sell the property to the highest bidder for cash at a public auction at the county courthouse of any county in which the property is situated. The non-judicial foreclosure sale must be conducted on the first Tuesday of any month between the hours of 10:00 a.m. and 4:00 p.m., after giving notice of the time, place and terms of sale and identifying the property to be sold. The notice of sale must be given at least twenty one (21) days before the date of the sale by (i) posting at the courthouse door of each county in which the property is located a written notice designating the county in which the property will be sold; (ii) filing in the office of the county clerk of each county in which the property is located a copy of the notice described above; and (iii) serving written notice of the sale by certified mail on each debtor who, according to the records of the holder of the debt, is obligated to pay the debt. The affidavit of a person who has knowledge of these facts to the effect that service was completed is prima facie evidence of the fact of service. After such sale, the trustee may make a conveyance with a general warranty of title to any purchaser or purchasers and such warranties shall be binding upon the borrower and its heirs, assigns, executors, administrators and legal representatives.

     If provided for in the Deed of Trust, the trustee has the right to sell the property in whole or in part and in such parcels and order as the trustee may determine, and the right of sale will not be exhausted by one or more sales, but successive sales may be had until all of the property has been legally sold. The proceeds from any non-judicial foreclosure sale conducted by the trustee are required to be applied in accordance with the terms set forth in the Deed of Trust. The lender may become the purchaser at any non-judicial foreclosure sale if it is the highest bidder, and shall have the right to credit the amount of its bid upon the amount of indebtedness owing in lieu of cash payment. In the event of a foreclosure under a power of sale set forth in the Deed of Trust, the borrower and all other persons who remain in possession of any part of the property shall be deemed tenants at will of the purchaser at such foreclosure sale, and shall be liable for reasonable rental for the use of the property. In general, if any tenants refuse to surrender possession of the property upon demand, the purchaser shall be entitled to institute and maintain a statutory action for forcible entry and detainer and procure a writ of possession thereunder. In addition, foreclosure may result in the automatic termination of subordinate leases in the absence of a specific agreement to the contrary between the foreclosing lender and the tenant, such as a non-disturbance agreement. In Texas, real property taxes will have priority over the lien of any previously recorded Deed of Trust and, under certain circumstances, a mechanic's and materialman's lien may also take priority over the lien of a previously recorded deed of trust.

     Subject to any non-recourse provisions set forth in the Deed of Trust, any action for a deficiency after the foreclosure sale must be brought within two
(2) years after the foreclosure sale. The person against whom a deficiency is sought, may request a determination of the fair market value of the property at the time of foreclosure sale. Competent evidence may be introduced by the lender and borrower as to the fair market value at the time of the foreclosure sale and, if the court determines that the fair market value is greater than the bid at the foreclosure sale, such excess shall be offset against the debt. If a judicial foreclosure sale is conducted, a person obligated on the debt may seek a determination of the fair market value not later than ninety (90) days after the date of the foreclosure sale, unless a guarantor did not receive actual notice of the sale, in which event the suit must be brought by the guarantor no later than ninety (90) days after the date on which the guarantor received actual notice of the foreclosure sale.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the Prospectus, describes the material federal income tax considerations for investors in the Offered Certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

GENERAL

     For United States federal income tax purposes, the Trust Fund will be a "tiered REMIC structure" described in the Prospectus. See "Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the Prospectus. Three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund, other than that portion of the Trust Fund consisting of the rights to Excess Interest and the Excess Interest Distribution Account. The assets of "REMIC I" or the "Lower-Tier REMIC" will consist of the mortgage loans and any properties acquired on behalf of the Certificateholders. The assets of "REMIC II" or the "Middle-Tier REMIC" will consist of the separate uncertificated REMIC I regular interests, and the assets of "REMIC III" or the "Upper-Tier REMIC" will consist of the separate uncertificated REMIC II regular interests. Upon the issuance of the Offered Certificates, Latham & Watkins, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming (i) the making of proper elections, (ii) ongoing compliance with all provisions of the Pooling and Servicing Agreement and (iii) continuing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code of 1986, as amended (the "Code"). For federal income tax purposes, the Class R-I, R-II and R-III Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III, respectively; and the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III. See "Federal Income Tax Consequences--REMICs" in the Prospectus. The Offered Certificates will be REMIC Regular Certificates issued by REMIC III. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Certificates" in the Prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The Class X Certificates will be an investment unit comprised of 14 separate "regular interests" issued by REMIC III, each of which represents a right to receive a "specified portion" of interest payable on the uncertificated REMIC II regular interests. The portion of the Trust Fund consisting of the right to Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes, and the Class N Certificates will represent both a REMIC regular interest and beneficial ownership of the assets of the grantor trust. References in the Prospectus to the Master REMIC should be read as references to REMIC III. Each of REMIC I and REMIC II will be a Subsidiary REMIC as such term is used in the Prospectus.

     The Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust Fund underlying such Certificates would be so treated. However, if 95% or more of the REMICs' assets (treating REMIC I, REMIC II and REMIC III as if they were a single REMIC) are real estate assets during a calendar quarter, then the Offered Certificates will be considered "real estate assets" in their entirety for that quarter. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered Certificates also will qualify for treatment as "permitted assets," within the meaning of Section 860L(c)(1)(G) of the Code, of a financial asset securitization investment trust (a "FASIT") generally in the same proportion as the assets of the Trust Fund would be so treated, and those Offered Certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Code.

     The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code generally only to the extent that the Mortgage Loans secured by mortgages on multifamily properties and senior housing properties are a percentage of the principal balance of the Mortgage Pool. The percentage of such Mortgage Loans included in the initial principal balance of the Mortgage Pool (which is subject to change due to changes in principal balances and prepayments) is initially approximately 25.3%. The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) to any taxable year beginning after December 31, 1995. See "Description of the Mortgage Pool" herein and "Federal Income Tax Consequences--REMICs" in the Prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The Classes of Offered Certificates may be treated for Federal income tax reporting purposes as having been issued with "original issue discount" ("OID"). Certain Classes of Offered Certificates may be treated as issued with OID not exceeding a de minimis amount, and certain other Classes of Offered Certificates are expected to be issued with premium, depending on the price at which such Classes of Certificates are sold. Whether the Offered Certificates are treated as issued with OID depends, in part, on whether the Offered Certificates are considered to bear interest at a single fixed rate, an objective rate or a qualified floating rate. Moreover, Classes of Offered Certificates other than the Senior Certificates may be treated as issued with OID due to the possibility that defaults or delinquencies on the Mortgage Loans may result in reduced distributions on such Certificate, in order to effect their subordination to the Senior Certificates. Although unclear under present law, the Depositor intends to treat stated interest on the Offered Certificates, including stated interest on Offered Certificates that bear interest based on a weighted average of net interest rates on qualified mortgages, as qualified stated interest. See "Federal Income Tax Consequences--REMICs-- Taxation of Owners of REMIC Regular Certificates--Variable Rate REMIC Regular Certificates" in the Prospectus. The weighted average rate used to compute the initial pass-through rate will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on such Certificates under the rules relating to obligations that provide for contingent payments. These rules, by their terms, do not apply to debt instruments, such as the Offered Certificates, which are subject to prepayment based on prepayments on underlying mortgages. Application of these rules to the Offered Certificates may affect the timing of income accruals on REMIC Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR (as described in the Prospectus) applied to each Mortgage Loan during any period that voluntary principal prepayments may be made thereon without a Yield Maintenance Premium being required. In addition, for purposes of calculating OID, the Anticipated Repayment Date Loans are assumed to prepay in full on the Anticipated Repayment Date. For a description of CPR, see "Yield Considerations" and "Maturity Considerations" in this Prospectus Supplement. However, the Depositor makes no representation that the Mortgage Loans or any Class of Certificates will only prepay during any such period or that they will prepay at any particular rate before or during any such period.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to prepayable securities such as the Offered Certificates. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount in respect of Offered Certificates than that taken by the Depositor. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates, and the appropriate method of reporting interest and original issue discount with respect to Offered Certificates.

     If the method for computing OID described in the Prospectus results in a negative amount for any period with respect to a holder of a Certificate, the amount of OID allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future OID (if any) attributable to such Certificate.

Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     Certain Classes of Offered Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. On December 31, 1997, the IRS published in the Federal Register final regulations on the amortization of bond premium. Those regulations (a) do not apply to regular interests in a REMIC (such as the Offered Certificates), and (b) state that they are intended to create no inference concerning the amortization of premium on such interests. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "Premium" in the Prospectus.

     To the extent that any Offered Certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the Prospectus, a holder who receives a payment that is included in the stated redemption price at maturity (generally, the principal amount) of such Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the Offered Certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such Certificate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the Prospectus.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with OID may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with OID are advised to consult their tax advisors concerning the treatment of such Certificates.

     Yield Maintenance Charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or prepayment premium should be taxed to the holder of a Class of Certificates entitled to a Yield Maintenance Charge or a prepayment premium. For federal income tax information reporting purposes, Yield Maintenance Charges and prepayment premiums will be treated as income to the holders of a Class of Certificates entitled to such Yield Maintenance Charges or prepayment premiums only after the Master Servicer's actual receipt of a Yield Maintenance Charge or prepayment premium to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Yield Maintenance Charges or prepayment premiums in the determination of a Certificateholder's projected constant yield to maturity. It appears that Yield Maintenance Charges and prepayment premiums are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Yield Maintenance Charges and prepayment premiums.

     Gain or loss on the sale, exchange redemption or retirement of an Offered Certificate may be capital gain or loss, subject to certain restrictions and provided the Offered Certificate is held as a capital asset. See "Federal Income Tax Consequences --REMICs--Sale, Exchange or Redemption" in the Prospectus. Any such capital gain or loss will be a long-term capital gain or loss if the Offered Certificate was held for more than one year. The Taxpayer Relief Act of 1998 eliminated the eighteen month holding period previously required for capital assets held by individuals to qualify for the most favorable rate of tax applicable to long-term capital gains of individuals. Long-term capital gains of individuals are subject to reduced maximum tax rates, while capital gains recognized by individuals on capital assets held for twelve months or less are generally taxed at ordinary income rates. The use of capital losses is limited.

     The Treasury Department has recently issued final regulations relating to withholding, information reporting and backup withholding, which, among other things, will modify the certification procedures and forms described in the Prospectus which apply (i) to Non-U.S. Holders for obtaining an exemption from or reduction in United States withholding tax on interest, OID and gain from the sale, exchange or redemption of a REMIC Regular Certificate, and

(ii) to all Holders (other than certain exempt recipients including, among others, corporations and financial institutions) in respect of information reporting and backup withholding applicable to reportable payments. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" and "--Information Reporting and Backup Withholding". These final regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules for the calendar year 2000. Non-U.S. Holders are urged to consult their tax advisors with respect to the requirements of these regulations.


ADDITIONAL CONSIDERATIONS

     The Special Servicer is authorized under certain circumstances in which doing so is consistent with maximizing the Trust Fund's net after-tax proceeds from an REO Property, to incur taxes on the Trust Fund in connection with the operation of such REO Property. Any such taxes imposed on the Trust Fund would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--REO Properties" herein.

     For further information regarding the tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences--REMICs" and "State Tax Considerations" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts, annuities, Keogh plans, and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") and any entity whose assets include assets of such a Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

PLAN ASSET REGULATION

     The United States Department of Labor (the "DOL") has issued a final regulation (the "Final Regulation") determining when assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan. If the Certificates are treated as debt with no substantial equity features under applicable local law, the assets of the Trust Fund would not be treated as assets of the Plans that become Certificateholders. In the absence of treatment of the Certificates as debt, and unless the Final Regulation provides an exemption from this "plan asset" treatment, an undivided portion of the assets of the Trust Fund will be treated, for purposes of applying the fiduciary standards and prohibited transactions rules of ERISA and
Section 4975 of the Code, as an asset of each Plan that acquires and holds the Offered Certificates.

     The Final Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each Class of equity interests in the entity, excluding interests held by any person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person), are held by "benefit plan investors" (e.g., Plans, governmental, foreign and other plans not subject to ERISA and entities holding assets deemed to be "plan assets"). Because the availability of this exemption to the Trust Fund depends upon the identity of the holders of the Offered Certificates at any time, there can be no assurance that any Class of the Offered Certificates will qualify for this exemption.

INDIVIDUAL EXEMPTION

     The U.S. Department of Labor has issued to Prudential an individual prohibited transaction exemption, Prohibited Transaction Exemption No. 90-32, as amended by Prohibited Transaction Exemption 97-34 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage loans, such as the Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an "underwriter," provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "underwriter" shall include (a) Prudential Securities Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Prudential Securities Incorporated and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates, including Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Senior Certificates to be eligible for exemptive relief thereunder.

     First, the acquisition of such Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the rights and interests evidenced by the Senior Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust.

     Third, the Senior Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, A Division of The McGraw Hill Companies (S&P), Duff & Phelps Credit Rating Co. ("DCR"), Moody's or Fitch.

     Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any mortgagor with respect to a Mortgage Loan constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Senior Certificates.

     Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

     Because the Senior Certificates are not subordinate to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Senior Certificates that they be rated not lower than "AAA" and "Aaa" by each of Fitch and Moody's, respectively; thus, the third general condition set forth above is satisfied with respect to the Senior Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market also must make its own determination that, at the time of such purchase, the Senior Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of a Senior Certificate also must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Senior Certificate as of the date of such purchase.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Fitch, DCR, Moody's or S&P for at least one year prior to the Plan's acquisition of Senior Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire Senior Certificates, provided that, among other requirements: (i) such person (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of Senior Certificates, at least fifty percent of such class is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) the Plan's investment in Senior Certificates does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     Finally, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Loan. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

     A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more parts of the Exemption are satisfied, the scope of relief provided by the Exemption may not cover all acts that may be considered prohibited transactions.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.


OTHER EXEMPTIONS

     The characteristics of each Class of the Subordinate Certificates do not meet the requirements of the Exemption. Accordingly, Certificates of those Classes may not be acquired by, on behalf of or with assets of a Plan, unless such transaction is covered by a Prohibited Transaction Class Exemption ("PTCE") issued by the U.S. Department of Labor, such as: PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers;" and PTCE 96-23, regarding transactions effected by "in-house asset managers." There can be no assurance that any of these exemptions will apply with respect to any particular Plan's investment in Offered Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Before purchasing Subordinate Certificates based on the availability of any such exemption, a Plan fiduciary should itself confirm that all applicable conditions and other requirements set forth in such exemption have been satisfied. Any such Plan or person using the assets of a Plan to purchase any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Master Servicer, the Special Servicer, the Trustee and any sub-servicer that the purchase and holding of such Certificate is so exempt on the basis of the availability of a PTCE.


INSURANCE COMPANY PURCHASERS

     Purchasers that are insurance companies should consult their legal advisors with respect to the applicability of PTCE 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and
Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. The DOL issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof. Section 401(c) of ERISA required the DOL to issue final regulations ("401(c) Regulations") no later than December 31, 1997 to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Section 401(c) of ERISA generally provides that, until the date that is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute plan assets of any plan, unless
(i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account that support insurance policies or annuity contracts issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of a Class of Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

     The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" in the Prospectus.

                                USE OF PROCEEDS

     The Depositor will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans.

                              PLAN OF DISTRIBUTION

     The Depositor has entered into an underwriting agreement (the "Underwriting Agreement") with Prudential Securities Incorporated, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. (the "Underwriters").

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Underwriters have severally agreed to purchase the respective aggregate principal or notional amount of each Class of the Offered Certificates, in each case as set forth opposite its name below:


UNDERWRITER                                  CLASS A-1       CLASS A-2             CLASS B
----------------------------------------- --------------- --------------- -------------------------
        Prudential Securities Incorporated $145,000,000    $427,326,000    $    43,062,000
        Morgan Stanley & Co. Incorporated  $ 26,000,000    $ 80,000,000    $             0
        Salomon Smith Barney Inc. .......  $          0    $ 25,000,000    $             0
          Total .........................  $171,000,000    $532,326,000    $    43,062,000
                                           ============    ============    ======================


UNDERWRITER                                                 CLASS C          CLASS D
-----------------------------------------------------   --------------   --------------
        Prudential Securities Incorporated ..........    $47,846,000      $11,962,000
        Morgan Stanley & Co. Incorporated ...........    $         0      $         0
        Salomon Smith Barney Inc. ...................    $         0      $         0
          Total .....................................    $47,846,000      $11,962,000
                                                         ===========      ===========

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters will be obligated to purchase all of the Offered Certificates if any are purchased.

     The Underwriters have advised the Depositor that they propose to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of Offered Certificates for whom it may act as agent.

     The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about February 10, 2000, which is the sixth business day following the date of pricing of the Certificates. Under Rule 15c6-1 recently adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

     The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     The Mortgage Loan Sellers and their affiliates may acquire certain of the Certificates.

     The Depositor has agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended or contribute to payments the Underwriters may be required to make in respect thereof.

     The Underwriters intend to make a secondary market in the Offered Certificates, but they are not obligated to do so.

                                 LEGAL MATTERS

     The legality of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Latham & Watkins, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Thacher Proffitt & Wood, New York, New York.

                                    RATINGS

     It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Fitch IBCA, Inc. ("Fitch") and Moody's Investors Service Inc. ("Moody's", and together with Fitch, the "Rating Agencies"):


CLASS                           FITCH     MOODY'S
----------------------------   -------   --------
  Class A-1 ................     AAA        Aaa
  Class A-2 ................     AAA        Aaa
  Class B ..................      AA        Aa2
  Class C ..................      A         A2
  Class D ..................      A-        A3

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the Distribution Date on January 17, 2034 (the "Rated Final Distribution Date"). The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     The ratings of the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Yield Maintenance Charges, prepayment premiums, Excess Interest or default interest will be received. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Interest Only Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Interest Only Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that the Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such result will be consistent with the "AAA/Aaa" ratings received on the Interest Only Certificates. The respective aggregate Notional Amounts upon which interest in respect of the Interest Only Certificates are calculated is reduced by the allocation of Realized Losses, Expense Losses and prepayments of principal, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such aggregate Notional Amounts, but only the obligation to pay interest timely on such aggregate Notional Amounts as so reduced from time to time. Accordingly, the rating of the Interest Only Certificates should be evaluated independently from similar ratings on other types of securities.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto at the request of the Depositor.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

DEFINITIONS                                                               PAGE

ACMs.................................................................... S-29
ADA..................................................................... S-37
Administrative Cost Rate................................................ S-87
Anticipated Repayment Date........................................ S-15, S-68
Anticipated Repayment Date Loans.................................. S-15, S-68
ARD............................................................... S-15, S-68
Asset Status Report..................................................... S-85
Cedel................................................................... S-18
Code.................................................................... S-95
Controlling Class....................................................... S-88
Corrected Mortgage Loan................................................. S-85
DCR..................................................................... S-99
Deed of Trust........................................................... S-94
Defaulted Mortgage Loan................................................. S-89
Defaulting Party........................................................ S-92
Document Defect......................................................... S-82
DOL..................................................................... S-98
DTC..................................................................... S-18
ERISA................................................................... S-98
ESA..................................................................... S-79
Euroclear............................................................... S-18
Event of Default........................................................ S-91
Exemption............................................................... S-98
FASIT................................................................... S-95
Final Regulation........................................................ S-98
FIRREA.................................................................. S-79
Fitch.................................................................. S-102
Heller Financial........................................................ S-77
Heller Loans............................................................ S-67
HFCF.................................................................... S-77
Initial Pool Balance.................................................... S-65
Interest Accrual Method................................................. S-67
Lock-out Period......................................................... S-68
LOP..................................................................... S-60
Material Breach......................................................... S-82
Material Document Defect................................................ S-82
Maturity Assumptions.................................................... S-60
Midland................................................................. S-85
Mortgage................................................................ S-66
Mortgage File........................................................... S-80
Mortgage Loan........................................................... S-65
Mortgage Loan Purchase Agreement........................................ S-67
Mortgage Note........................................................... S-66
Mortgage Pool........................................................... S-65
Mortgage Rates.......................................................... S-67
Mortgaged Property...................................................... S-66
Offered Certificates..................................................... S-8
OID..................................................................... S-96
Operating Adviser....................................................... S-88
P&I Advance............................................................. S-16
PAR..................................................................... S-79
Permitted Investments................................................... S-87

Plan.................................................................... S-98
PMCC.................................................................... S-77
PMCF.............................................................. S-67, S-77
PML..................................................................... S-73
Prepayment Assumptions.................................................. S-60
Private Certificates..................................................... S-8
Prudential Loans........................................................ S-67
PTCE................................................................... S-100
Purchase Price.......................................................... S-82
Qualifying Substitute Mortgage Loan..................................... S-83
Rated Final Distribution Date.......................................... S-102
Rating Agencies........................................................ S-102
Related Borrower Loan Groups............................................ S-70
REMIC................................................................... S-95
REO Account............................................................. S-90
REO Extension........................................................... S-90
REO Sale Deadline....................................................... S-90
REO Tax................................................................. S-90
RFC............................................................... S-67, S-78
RFC Loans............................................................... S-67
Section 42.............................................................. S-28
Section 8............................................................... S-28
Servicing Standard...................................................... S-84
SMMEA............................................................ S-19, S-101
Special Servicing Fee Rate.............................................. S-87
Specially Serviced Mortgage Loan........................................ S-84
Sponsors................................................................ S-79
Substitution Shortfall Amount........................................... S-83
Underwriters........................................................... S-101
Underwriting Agreement................................................. S-101
YMP..................................................................... S-60

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX A


                               EXPLANATORY NOTES

Shaded Mortgage Loans signify either single notes secured by multiple Mortgages, or cross-collateralized/cross-defaulted notes and Mortgages.

Crossed loans (i.e., cross-collateralized or cross-defaulted Mortgage Loans) include a summation of certain loan parameters (e.g. Cut-off Date Balance) on the top line of the loan group as designated in bold type and, therefore, some loan totals are duplicated and must be adjusted to attain portfolio totals.

"HFCF", "RFC", and "PMCC", denote Heller Financial Capital Funding Inc., Residential Funding Corporation, and, as applicable, Prudential Mortgage Capital Company, respectively, as originators of the Mortgage Loans.

Certain ratios including Cut-off Date Balance/Unit or SF, DSCR, LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple Mortgaged Properties or are cross-collateralized and cross-defaulted.

"ARD" indicates the Anticipated Repayment Date.

The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related Note. For those Mortgage Loans utilizing an actual/360 interest calculation methodology, the actual amortization to a zero balance may require more monthly payments than indicated.

"Largest Tenant Name" refers to the tenant that represents the greatest percentage of the total square footage at the related Mortgaged Property.

"YM" represents yield maintenance. "YM1" represents the greater of yield maintenance or one percent of the outstanding principal balance at such time. Columns listed as "5%", "4%", "3%", "2%", and "1%" denote loans with a Prepayment Premium equal to the lesser of yield maintenance or the applicable percentage listed in the column headings. "Open" represents a period during which principal prepayments are permitted without payment of a Prepayment Premium. For each Mortgage Loan, the sum of the numbers set forth under the Prepayment Description category represents the number of months in the original term to maturity.

"LO" denotes that a Mortgage Loan is locked out for a period during which prepayment is not permitted.

"DEF" denotes defeasance and indicates that a loan may be defeased only during the indicated period.

"Seasoning" represents the approximate number of months elapsed from the date of the first regularly scheduled payment to the Cut-off Date.

Missing NOI data points occur because the data was not available or because they apply to a time period that is not comparable to other Mortgage Loans in the Mortgage Loan Pool.

Due on Sale provides a confirmation that exercise is at the related lender's option with a fee payable for such option.

Fixed Loan Type identifies that interest will accrue on the balance of the related Mortgage Loan at the indicated fixed coupon during the term of the loan.

"NAP" denotes data is not applicable.

Current LTV Ratio is calculated using the original appraised value and the Cut-off Date Balance.

"Future Subordinate Financing" indicates whether the related borrower may enter into further financing secured by the Mortgaged Property.

                                              RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                   WEIGHTED
                                                                    WEIGHTED       AVERAGE         WEIGHTED
                                       NUMBER OF   PERCENT OF       AVERAGE       REMAINING        AVERAGE       WEIGHTED
RANGE OF CUT-OFF DATE                  MORTGAGE   CUT-OFF DATE      INTEREST         TERM        CUT-OFF DATE    AVERAGE
PRINCIPAL BALANCES                       LOANS       BALANCE          RATE         (MONTHS)          LTV         U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------
 $    200,000 - 1,199,999 ..............  63           5.79 %        8.4591%        117.27          65.88 %        1.38 x
    1,200,000 - 2,199,999 ..............  48           8.35          8.1319         113.67          68.69          1.38
    2,200,000 - 3,199,999 ..............  35           9.63          8.1322         115.56          70.05          1.34
    3,200,000 - 4,199,999 ..............  14           5.33          8.0654         126.61          68.48          1.33
    4,200,000 - 5,199,999 ..............  18           8.91          8.1779         122.37          72.35          1.27
    5,200,000 - 6,199,999 ..............  10           5.97          8.0513         114.22          73.51          1.28
    6,200,000 - 7,199,999 ..............  10           7.01          7.6401         138.90          73.93          1.29
    7,200,000 - 8,199,999 ..............   8           6.45          7.9877         102.94          66.43          1.32
    8,200,000 - 9,199,999 ..............   1           0.95          7.6000         116.00          72.22          1.18
   9,200,000 - 10,199,999 ..............   9           9.23          8.3303         115.80          70.29          1.34
  10,200,000 - 11,199,999 ..............   3           3.32          7.7268         117.00          75.62          1.26
  11,200,000 - 12,199,999 ..............   4           4.81          7.7667          99.45          75.99          1.26
  12,200,000 - 13,199,999 ..............   2           2.64          7.9186         112.00          64.72          1.42
  13,200,000 - 14,199,999 ..............   1           1.43          8.5200         117.00          64.19          1.29
  15,200,000 - 16,199,999 ..............   1           1.64          8.4100         119.00          74.94          1.30
  16,200,000 - 17,199,999 ..............   1           1.70          7.6000         116.00          74.09          1.19
  17,200,000 - 18,199,999 ..............   1           1.82          7.0200         103.00          78.96          1.24
  19,200,000 - 20,199,999 ..............   1           2.02          8.0100         116.00          73.61          1.26
  25,200,000 - 26,199,199 ..............   1           2.71          7.6000         116.00          78.27          1.22
  29,200,000 - 30,199,999 ..............   1           3.09          7.2400         161.00          73.83          1.29
  31,200,000 - 32,199,999 ..............   1           3.34          8.2700         115.00          66.50          1.23
  36,200,000 - 37,200,000 ..............   1           3.86          8.1700         139.00          64.52          1.30
                                         ---         ------          ------         ------          -----          ----
    Total .............................. 234         100.00 %        8.0219%        118.81          70.74 %        1.31 x
                                         ===         ======          ======         ======          =====          ====



       SCHEDULED
       PRINCIPAL
        BALANCE
       AS OF THE
      CUT-OFF DATE
------------------
 $     55,410,106
       79,921,737
       92,167,521
       50,965,786
       85,220,871
       57,149,316
       67,115,006
       61,746,237
        9,100,000
       88,317,382
       31,790,133
       45,995,828
       25,238,282
       13,673,470
       15,738,191
       16,300,000
       17,451,203
       19,360,569
       25,900,000
       29,531,443
       31,919,204
       36,903,955
 $    956,916,238
      ===========


                                        PROPERTY TYPE DISTRIBUTION BY CUT-OFF DATE PRINCIPAL

                                                                                  WEIGHTED
                                                                    WEIGHTED       AVERAGE        WEIGHTED
                                      NUMBER OF      PERCENT OF      AVERAGE      REMAINING        AVERAGE         WEIGHTED
RANGE OF CUT-OFF DATE                 MORTGAGED     CUT-OFF DATE    INTEREST        TERM         CUT-OFF DATE      AVERAGE
PRINCIPAL BALANCES                    PROPERTIES      BALANCE         RATE         (MONTHS)          LTV           U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------
Multifamily ............................. 75           24.23 %       7.8371%        115.56          73.86 %          1.28 x
Retail - Anchored ....................... 35           21.65         7.8044         122.56          73.52            1.29
Office .................................. 21           18.31         8.1035         120.49          67.29            1.31
Industrial .............................. 14            8.23         8.3251         116.53          68.02            1.31
Retail - Unanchored ..................... 24            5.80         8.1786         106.19          66.20            1.35
Retail - Shadow Anchored ................ 12            5.50         8.0779         116.43          72.41            1.27
Retail - Single Tenant .................. 15            4.82         7.9130         144.27          73.53            1.26
Self Storage ............................ 24            4.43         8.2518         122.69          66.40            1.37
Hotel ...................................  6            3.53         8.8958         113.74          65.99            1.42
Manufactured Housing .................... 12            2.47         8.0582         100.92          65.67            1.43
Assisted Living Facility ................  3            1.04         8.3238         113.08          72.80            1.35
                                           -            ----         ------         ------          -----            ----
    Total ...............................241          100.00 %       8.0219%        118.81          70.74 %          1.31 x
                                        ====          ======         ======         ======          =====            ====


          SCHEDULED
          PRINCIPAL
           BALANCE
          AS OF THE
         CUT-OFF DATE
-----------------------------
    $    231,878,287
         207,125,576
         175,257,401
          78,723,763
          55,474,042
          52,597,999
          46,133,617
          42,345,915
          33,795,184
          23,660,977
           9,923,476
           ---------
    $    956,916,238
         ===========

                                                           MATURITY YEARS

                                                                                   WEIGHTED
                                                                     WEIGHTED       AVERAGE        WEIGHTED
                                        NUMBER OF     PERCENT OF     AVERAGE       REMAINING       AVERAGE         WEIGHTED
                                        MORTGAGE     CUT-OFF DATE    INTEREST        TERM       CUT-OFF DATE       AVERAGE
MATURITY DATE YEARS                      LOANS         BALANCE        RATE         (MONTHS)          LTV           U/W DSCR
-------------------------------------------------------------------------------------------------------------------------------
2004 ...................................   4            2.83 %       8.0289%         56.35          68.18 %          1.28 x
2006 ...................................   5            1.59         8.0726          80.61          76.60            1.20
2007 ...................................   1            0.10         7.5000          94.00          71.70            1.29
2008 ...................................  20            6.42         7.3307         102.78          69.29            1.37
2009 ................................... 173           69.14         8.0783         115.02          71.35            1.30
2010 ...................................  17            9.00         8.3322         119.97          69.49            1.32
2011 ...................................   1            3.86         8.1700         139.00          64.52            1.30
2013 ...................................   1            3.09         7.2400         161.00          73.83            1.29
2014 ...................................   5            1.71         8.4486         176.82          65.82            1.33
2015 ...................................   1            0.13         8.2600         179.00          38.04            1.92
2018 ...................................   1            0.40         6.6840         222.00          70.15            1.21
2019 ...................................   4            1.01         8.6298         235.22          68.24            1.28
2023 ...................................   1            0.73         6.2350         284.00          78.67            1.29
                                           -            ----         ------         ------          -----            ----
    Total .............................. 234          100.00 %       8.0219%        118.81          70.74 %          1.31 x
                                         ===          ======         ======         ======          =====            ====



      PRINCIPAL
       BALANCE
      AS OF THE
     CUT-OFF DATE
---------------------------
  $     27,032,953
        15,230,186
           967,927
        61,442,482
       661,587,370
        86,144,953
        36,903,955
        29,531,443
        16,403,800
         1,198,303
         3,858,162
         9,670,892
         6,943,813
         ---------
  $    956,916,238
       ===========


                                                         ORIGINATION YEARS

                                                                                    WEIGHTED
                                                                     WEIGHTED        AVERAGE       WEIGHTED
                                      NUMBER OF     PERCENT OF       AVERAGE        REMAINING      AVERAGE         WEIGHTED
                                       MORTGAGE    CUT-OFF DATE      INTEREST         TERM       CUT-OFF DATE       AVERAGE
LOAN ORIGINATION YEARS                  LOANS         BALANCE          RATE          (MONTHS)        LTV           U/W DSCR
--------------------------------------------------------------------------------------------------------------------------------
1999 ................................... 208           88.13 %        8.1231 %        117.32        70.81 %          1.30 x
1998 ...................................  18            8.90          7.0337          143.09        74.08            1.32
1997 ...................................   8            2.97          7.9802           90.25        58.51            1.40
                                           -            ----          ------           -----        -----            ----
    Total .............................. 234          100.00 %        8.0219 %        118.81        70.74 %          1.31 x
                                         ===          ======          ======          ======        =====            ====




     PRINCIPAL
      BALANCE
     AS OF THE
    CUT-OFF DATE
--------------------------
 $    843,366,137
       85,156,691
       28,393,411
       ----------
 $    956,916,238
 ================

                                                      COLLATERAL CONTRIBUTORS

                                                                                  WEIGHTED
                                                                    WEIGHTED       AVERAGE         WEIGHTED
                                       NUMBER OF    PERCENT OF      AVERAGE       REMAINING        AVERAGE         WEIGHTED
                                        MORTGAGE   CUT-OFF DATE     INTEREST        TERM         CUT-OFF DATE      AVERAGE
COLLATERAL CONTRIBUTORS                  LOANS        BALANCE         RATE        (MONTHS)           LTV           U/W DSCR
-------------------------------------------------------------------------------------------------------------------------------
PMCC .................................    58           40.31 %       7.9834%        122.49          70.92 %          1.30 x
HFC ..................................    88           39.13         7.9453         116.78          70.57            1.31
RFC ..................................    88           20.56         8.2431         115.44          70.73            1.33
                                          --           -----         ------         ------          -----            ----
    Total ............................   234          100.00 %       8.0219%        118.81          70.74 %          1.31 x
                                         ===          ======         ======         ======          =====            ====



      PRINCIPAL
       BALANCE
      AS OF THE
     CUT-OFF DATE
---------------------------
  $    385,709,797
       374,427,863
       196,778,578
       -----------
  $    956,916,238
  ================

            GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE

                                                                                    WEIGHTED
                                                                     WEIGHTED       AVERAGE        WEIGHTED
                                       NUMBER OF     PERCENT OF      AVERAGE        REMAINING      AVERAGE       WEIGHTED
                                       MORTGAGED    CUT-OFF DATE     INTEREST         TERM       CUT-OFF DATE    AVERAGE
GEOPGRAPHIC PROPERTY STATES            PROPERTIES      BALANCE         RATE         (MONTHS)         LTV         U/W DSCR
----------------------------------------------------------------------------------------------------------------------------
California . . . . . . . . . . . . . . . . 36           16.62 %       7.9286 %        127.17        68.86 %        1.35 x
Florida . . . . . . . . . . . . . . . . . .20            9.69         7.8995          119.68        70.47          1.28
Texas . . . . . . . . . . . . . . . . . . .37            8.67         8.2119          112.16        71.83          1.29
Georgia . . . . . . . . . . . . . . . . . .11            6.36         7.5215          118.78        75.92          1.25
New York . . . . . . . . . . . . . . . . . 11            5.83         8.1512          101.95        67.95          1.28
Illinois . . . . . . . . . . . . . . . . . .9            5.25         8.2160          110.90        71.52          1.24
Maryland . . . . . . . . . . . . . . . . . .2            4.90         8.1465          134.74        59.65          1.39
Ohio . . . . . . . . . . . . . . . . . . . .6            3.85         8.0647          115.65        73.21          1.27
Pennsylvania . . . . . . . . . . . . . . . .9            3.57         8.1261          114.30        72.18          1.33
Nevada . . . . . . . . . . . . . . . . . . .5            3.32         7.9235          127.82        71.47          1.29
Wisconsin . . . . . . . . . . . . . . . . . 5            3.24         8.0863          114.34        74.90          1.25
Colorado . . . . . . . . . . . . . . . . . 10            2.91         8.1420          106.37        69.35          1.28
Virginia . . . . . . . . . . . . . . . . . .5            2.42         8.1297          115.80        75.57          1.28
Alabama . . . . . . . . . . . . . . . . . . 2            2.27         7.6000          116.00        75.09          1.19
Arizona . . . . . . . . . . . . . . . . . . 7            1.65         8.8222          115.60        60.95          1.35
Kansas . . . . . . . . . . . . . . . . . . .1            1.64         8.4100          119.00        74.94          1.30
Washington . . . . . . . . . . . . . . . . .5            1.36         8.0077          112.49        71.17          1.35
Kentucky . . . . . . . . . . . . . . . . . .2            1.33         7.3610          116.53        78.84          1.28
Utah . . . . . . . . . . . . . . . . . . . .3            1.28         8.5125          113.02        72.28          1.33
Oregon . . . . . . . . . . . . . . . . . . .3            1.23         8.6442          114.69        68.98          1.41
South Carolina . . . . . . . . . . . . . . .4            1.19         6.8666          216.13        72.66          1.36
Missouri . . . . . . . . . . . . . . . . . .2            1.18         8.0940          116.00        75.77          1.24
Tennessee . . . . . . . . . . . . . . . . . 6            1.07         8.3334          115.11        73.71          1.34
Michigan . . . . . . . . . . . . . . . . . .6            1.02         8.1823          122.27        66.49          1.45
Massachusetts . . . . . . . . . . . . . . . 3            0.98         7.7867          111.07        69.03          1.39
Connecticut . . . . . . . . . . . . . . . . 3            0.95         8.0923          113.39        64.08          1.50
Minnesota . . . . . . . . . . . . . . . . . 3            0.92         7.5407           92.61        77.50          1.19
North Carolina. . . . . . . . . . . . . . . 5            0.86         7.9610          113.15        74.69          1.28
Indiana . . . . . . . . . . . . . . . . . . 3            0.70         8.2010          107.34        71.92          1.36
Oklahoma . . . . . . . . . . . . . . . . . .1            0.54         7.8700          116.00        79.83          1.25
New Jersey . . . . . . . . . . . . . . . . .3            0.48         8.7362          117.61        54.95          1.58
Alaska . . . . . . . . . . . . . . . . . . .2            0.42         8.8067          156.61        68.70          1.48
Montana . . . . . . . . . . . . . . . . . . 1            0.38         8.4500          115.00        74.82          1.34
Hawaii . . . . . . . . . . . . . . . . . . .1            0.30         6.7600          102.00        78.84          1.52
Rhode Island . . . . . . . . . . . . . . . .1            0.28         8.3400          115.00        77.29          1.25
Mississippi . . . . . . . . . . . . . . . . 1            0.26         8.0900          117.00        54.22          1.26
District of Columbia  . . . . . . . . . . . 1            0.24         7.6200          116.00        72.49          1.52
New Mexico . . . . . . . . . . . . . . . . .1            0.24         8.4100          113.00        68.44          1.30
Louisiana . . . . . . . . . . . . . . . . . 1            0.18         8.1300          116.00        73.26          1.30
West Virginia . . . . . . . . . . . . . . . 1            0.16         7.7300          114.00        75.18          1.25
Wyoming . . . . . . . . . . . . . . . . . . 1            0.10         8.6900          116.00        71.88          1.36
Maine . . . . . . . . . . . . . . . . . . . 1            0.09         9.2300          113.00        72.31          1.25
Idaho  . . . . . . . . . . . . . . . . . . .1            0.06         9.1300          113.00        62.50          1.25
                                           --            ----         ------          ------        -----          ----
    Total . . . . . . . . . . . . . . . . 241          100.00 %       8.0219 %        118.81        70.74 %        1.31 x
                                          ===          ======         ======          ======        =====          ====

[CAPTION]




    SCHEDULED
    PRINCIPAL
     BALANCE
    AS OF THE
   CUT-OFF DATE
------------------
 $    159,036,812
       92,739,109
       83,009,628
       60,822,284
       55,799,689
       50,195,332
       46,903,955
       36,881,423
       34,116,097
       31,779,946
       30,981,060
       27,804,988
       23,178,042
       21,765,000
       15,799,180
       15,738,191
       13,038,962
       12,688,657
       12,282,169
       11,806,294
       11,415,266
       11,267,788
       10,256,123
        9,783,931
        9,349,887
        9,095,805
        8,836,631
        8,243,759
        6,713,123
        5,188,967
        4,591,415
        4,019,759
        3,591,382
        2,838,298
        2,643,445
        2,521,113
        2,319,685
        2,292,593
        1,721,623
        1,533,689
          956,059
          831,556
          537,523
          -------
 $    956,916,238
      ===========

                                                       BALLOON/ARD LTV RANGE

                                                                                     WEIGHTED
                                                                      WEIGHTED        AVERAGE      WEIGHTED
                                       NUMBER OF      PERCENT OF      AVERAGE        REMAINING     AVERAGE         WEIGHTED
RANGE OF BALLOON                        MORTGAGE     CUT-OFF DATE     INTEREST         TERM      CUT-OFF DATE      AVERAGE
LOAN-TO-VALUES                           LOANS         BALANCE          RATE         (MONTHS)        LTV           U/W DSCR
-------------------------------------------------------------------------------------------------------------------------------
Zero ...................................   7            1.86 %         7.3340 %       234.62        70.46 %          1.29 x
10.00 -15.00% ..........................   1            0.15           8.3100         117.00        16.93            3.27
15.01 - 20.00 ..........................   1            0.13           8.2600         179.00        38.04            1.92
30.01 - 35.00 ..........................   4            1.12           8.5615         168.35        53.94            1.42
35.01 - 40.00 ..........................   2            1.15           8.0736         118.73        41.87            1.76
40.01 - 45.00 ..........................   6            1.47           8.5440         135.13        57.77            1.51
45.01 - 50.00 ..........................  14            2.80           8.3668         110.88        57.43            1.47
50.01 - 55.00 ..........................  24            6.16           8.1808         112.35        61.56            1.38
55.01 - 60.00 ..........................  39           18.26           8.0746         129.16        67.27            1.34
60.01 - 65.00 ..........................  49           21.39           8.1254         114.92        70.14            1.29
65.01 - 70.00 ..........................  61           30.16           7.9487         110.76        75.00            1.26
70.01 - 75.00 ..........................  22           14.37           7.7946         115.22        78.81            1.25
75.01 - 80.00 ..........................   4            1.01           8.1510          68.28        79.75            1.19
                                           -            ----           ------          -----        -----            ----
    Total .............................. 234          100.00 %         8.0219 %       118.81        70.74 %          1.31 x
                                         ===          ======           ======         ======        =====            ====


      PRINCIPAL
       BALANCE
       AS OF THE
      CUT-OFF DATE
---------------------------
  $     17,768,684
         1,396,420
         1,198,303
        10,684,762
        10,996,583
        14,043,312
        26,836,015
        58,904,493
       174,691,275
       204,641,437
       288,610,408
       137,484,427
         9,660,120
         ---------
  $    956,916,238
  ================


                                                    DEBT SERVICE COVERAGE RATIO

                                                                                     WEIGHTED
                                                                      WEIGHTED        AVERAGE      WEIGHTED
                                       NUMBER OF     PERCENT OF       AVERAGE        REMAINING     AVERAGE         WEIGHTED
                                        MORTGAGE    CUT-OFF DATE      INTEREST         TERM      CUT-OFF DATE      AVERAGE
DSCR(X)                                  LOANS        BALANCE           RATE         (MONTHS)        LTV           U/W DSCR
------------------------------------------------------------------------------------------------------------------------------
1.06 - 1.20 ............................  13            6.42 %         7.8087 %       111.24        75.16 %          1.18 x
1.21 - 1.40 ............................ 176           80.32           8.0126         120.00        72.11            1.28
1.41 - 1.60 ............................  32           10.54           8.1787         114.44        63.63            1.49
1.61 - 1.80 ............................   7            1.96           8.2510         116.03        50.22            1.71
1.81 - 2.00 ............................   5            0.61           7.9793         126.10        45.55            1.92
3.21 - 3.40 ............................   1            0.15           8.3100         117.00        16.93            3.27
                                           -            ----           ------         ------        -----            ----
    Total .............................. 234          100.00 %         8.0219 %       118.81        70.74 %          1.31 x
                                         ===          ======           ======         ======        =====            ====




       PRINCIPAL
        BALANCE
       AS OF THE
      CUT-OFF DATE
----------------------------
   $     61,443,266
        768,629,390
        100,863,187
         18,765,060
          5,818,915
          1,396,420
          ---------
   $    956,916,238
        ===========

                                                      RANGE OF MORTGAGE RATES

                                                                                     WEIGHTED
                                                                      WEIGHTED        AVERAGE      WEIGHTED
                                        NUMBER OF     PERCENT OF      AVERAGE        REMAINING     AVERAGE         WEIGHTED
                                        MORTGAGE     CUT-OFF DATE     INTEREST         TERM      CUT-OFF DATE      AVERAGE
MORTGAGE RATES                           LOANS         BALANCE          RATE         (MONTHS)        LTV           U/W DSCR
-------------------------------------------------------------------------------------------------------------------------------
5.7500 - 6.0000% ........................  1            0.21 %         5.9600 %       104.00        74.32 %          1.44 x
6.0001 - 6.2500 .........................  1            0.73           6.2350         284.00        78.67            1.29
6.2501 - 6.5000 .........................  1            0.12           6.4000         103.00        35.32            1.98
6.5001 - 6.7500 .........................  1            0.40           6.6840         222.00        70.15            1.21
6.7501 - 7.0000 .........................  3            1.32           6.8454         107.74        75.50            1.38
7.0001 - 7.2500 .........................  7            6.78           7.1608         130.78        75.69            1.27
7.2501 - 7.5000 .........................  7            3.34           7.3646         111.42        77.69            1.30
7.5001 - 7.7500 ......................... 19           14.35           7.6182         113.91        72.81            1.27
7.7501 - 8.0000 ......................... 25           11.16           7.8853         105.19        72.31            1.31
8.0001 - 8.2500 ......................... 58           28.66           8.1299         117.29        69.27            1.31
8.2501 - 8.5000 ......................... 51           19.34           8.3554         117.29        70.03            1.29
8.5001 - 8.7500 ......................... 30            8.36           8.5846         126.90        68.15            1.33
8.7501 - 9.0000 ......................... 14            2.04           8.8716         135.11        65.62            1.43
9.0001 - 9.2500 ......................... 11            2.91           9.0519         114.05        63.55            1.45
9.2501 - 9.5000 .........................  4            0.22           9.3735         163.70        57.29            1.31
9.5001 - 9.7500 .........................  1            0.06           9.6200         116.00        68.54            1.34
                                           -            ----           ------         ------        -----            ----
    Total ...............................234          100.00 %         8.0219 %       118.81        70.74 %          1.31 x
                                        ====          ======           ======         ======        =====            ====




      PRINCIPAL
       BALANCE
      AS OF THE
     CUT-OFF DATE
---------------------------
  $      1,969,388
         6,943,813
         1,183,330
         3,858,162
        12,671,670
        64,849,796
        32,007,201
       137,274,767
       106,773,323
       274,269,105
       185,111,905
        79,995,022
        19,549,438
        27,801,798
         2,126,321
           531,198
           -------
  $   $956,916,238
  ================




                                                   RANGE OF CURRENT LOAN-TO-VALUE

                                                                                    WEIGHTED
                                                                      WEIGHTED       AVERAGE       WEIGHTED
                                       NUMBER OF      PERCENT OF      AVERAGE       REMAINING      AVERAGE         WEIGHTED
                                        MORTGAGE     CUT-OFF DATE     INTEREST         TERM      CUT-OFF DATE      AVERAGE
LOAN-TO-VALUE RATIO                      LOANS         BALANCE          RATE         (MONTHS)        LTV           U/W DSCR
--------------------------------------------------------------------------------------------------------------------------------
15.00 - 20.00% ..........................  1            0.15 %         8.3100 %       117.00        16.93 %          3.27 x
35.00 - 40.00 ...........................  2            0.25           7.3358         141.24        36.69            1.95
40.01 - 45.00 ...........................  2            1.15           8.0736         118.73        41.87            1.76
45.01 - 50.00 ...........................  3            0.56           9.1218         130.82        46.79            1.44
50.01 - 55.00 ...........................  8            1.02           8.1744         119.17        52.84            1.46
55.01 - 60.00 ........................... 17            5.02           8.3182         103.88        57.42            1.42
60.01 - 65.00 ........................... 27           12.18           8.2951         126.74        63.76            1.35
65.01 - 70.00 ........................... 44           17.67           8.2055         117.98        67.50            1.32
70.01 - 75.00 ........................... 75           35.77           7.9796         119.52        73.31            1.28
75.01 - 80.00 ........................... 54           26.02           7.7435         117.40        78.25            1.25
80.01 - 85.00 ...........................  1            0.23           8.0270          82.00        83.00            1.27
                                           -            ----           ------          -----        -----            ----
    Total ...............................234          100.00 %         8.0219 %       118.81        70.74 %          1.31 x
                                        ====          ======           ======         ======        =====            ====



     PRINCIPAL
      BALANCE
     AS OF THE
    CUT-OFF DATE
--------------------------
 $      1,396,420
        2,381,633
       10,996,583
        5,317,645
        9,739,949
       48,066,674
      116,549,071
      169,079,335
      342,264,073
      248,966,857
        2,158,000
        ---------
 $    956,916,238
 ================


                         DISTRIBUTION OF PAYMENT TYPES

                                                                                    WEIGHTED
                                                                      WEIGHTED       AVERAGE       WEIGHTED
                                      NUMBER OF      PERCENT OF       AVERAGE       REMAINING      AVERAGE         WEIGHTED
                                       MORTGAGE     CUT-OFF DATE      INTEREST        TERM       CUT-OFF DATE      AVERAGE
LOAN-TO-VALUE RATIO                     LOANS         BALANCE           RATE        (MONTHS)         LTV           U/W DSCR
-------------------------------------------------------------------------------------------------------------------------------
Balloon ................................ 160           53.01 %         8.0679 %       113.79        69.80 %          1.33 x
HyperAm/ARD ............................  67           45.14           7.9962         119.94        71.85            1.28
Fully Amortizing .......................   7            1.86           7.3340         234.62        70.46            1.29
                                           -            ----           ------         ------        -----            ----
    Total .............................. 234          100.00 %         8.0219 %       118.81        70.74 %          1.31 x
                                         ===          ======           ======         ======        =====            ====



      PRINCIPAL
       BALANCE
      AS OF THE
     CUT-OFF DATE
---------------------------
  $    507,220,687
       431,926,867
        17,768,684
        ----------
  $    956,916,238
  ================

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

------------------------------------------------------------------------------------------------------------------------------------
 CONTROL       LOAN
  NUMBER      NUMBER      SELLER            PROPERTY NAME                                            PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
    1         6103551      PMCC   The Barlow Building                                   5454 Wisconsin Avenue
    2          99086       HFCF   475 Fifth Avenue                                      475 Fifth Avenue
    3         6102892      PMCC   Valencia Marketplace, Community Center                25720-25970 North The Old Road
    4         6103689      PMCC   Colonial Grand At River Hills                         6900 Aruba Avenue
    5          99102       HFCF   Tannery Office Park                                   600 W. Virginia Street
------------------------------------------------------------------------------------------------------------------------------------
    6          98568       HFCF   Brookwood Square                                      3901 Austell Road
    7         6103693      PMCC   Colonial Grand At Mountain Brook                      3251 Overton Road
    8        99-5-001      RFC    Montara Properties                                    7105 S.W. Montara Parkway
   9.0      Candlewood     PMCC   Candlewood Suites                                     Various
   9.1        6103494      PMCC   Candlewood Suites                                     5535 Johnson Drive
   9.2        6103493      PMCC   Candlewood Suites                                     3133 NE Shute Road
    10         99154       HFCF   5000 West Roosevelt                                   4800 - 5000  Roosevelt Road
------------------------------------------------------------------------------------------------------------------------------------
    11         99006       HFCF   444 West Ocean Blvd.                                  444 West Ocean Boulevard
    12         99038       HFCF   Las Vegas Chinatown Plaza                             4255 Spring Mountain Road
    13        6103624      PMCC   Collegetown Center                                    139-159 Dryden Road
    14       99-5-002      RFC    Lawndale Plaza                                        6301-95 Oxford Avenue
    15        6103739      PMCC   Bristle Pointe Apartments                             2050 Longley Lane
------------------------------------------------------------------------------------------------------------------------------------
    16        6103481      PMCC   Northwest Square Shopping Center                      6660 Sawmill Road
    17        6102986      PMCC   Lakeside Village Apartments                           2530 Chelsea Drive
    18        6103688      PMCC   Colonial Village At Stockbridge                       50 Evergreen Way
    19       99-5-093      RFC    United Copper Industries, Inc.                        2727 Geesling Road
    20        6103604      PMCC   Crossings At Halls Ferry                              10805-10990 New Halls Ferry Road
------------------------------------------------------------------------------------------------------------------------------------
    21       99-5-003      RFC    Central Avenue                                        3200 South Central
    22        6103699      PMCC   Key Bank Building                                     159 South Main Street
    23        6103809      PMCC   Westmoreland Building                                 6430 Rockledge Drive
    24         99012       HFCF   Yarrow Resort & Conference Center                     1800 Park Avenue
    25        6103480      PMCC   Big Kmart                                             2100 South Randall Road
------------------------------------------------------------------------------------------------------------------------------------
    26         99184       HFCF   Sunset Ridge Shopping Center                          6300-6500 N. New Braunfels
    27       99-5-004      RFC    Nalc Office Building                                  20547 Waverly Court
    28        6103690      PMCC   Colonial Grand At Ponte Vedra                         125 Great Harbour Way
    29         97245       HFCF   Wharfside                                             Powerline Road and SW 18th Street
    30         97277       HFCF   Paradise Cove                                         28128 West Pacific Coast Highway
------------------------------------------------------------------------------------------------------------------------------------
    31        6103483      PMCC   Magnolia Square Shopping Center                       2005-2015 Crow Canyon Place
    32        6103548      PMCC   River Mill Apartments                                 199 Stone Mill Run
   33.0     A. Pacific     HFCF   Various                                               Various
   33.1        99104       HFCF   American Pacific Prof Park I                          225 Hospitality Lane
   33.2        99170       HFCF   American Pacific Prof Park II                         325 W Hospitality Lane
------------------------------------------------------------------------------------------------------------------------------------
    34        6103518      PMCC   Crystal Tree Centre                                   1201 U.S. Highway 1
    35         99182       HFCF   Sable Tech Center                                     452 & 562 Sable Blvd
    36        6103680      PMCC   Westwood Business Park                                1801 Royal Lane
    37         99194       HFCF   Terra Nova Shopping Center                            390 East H Street
    38         99028       HFCF   Exchange @ Sandy Plains                               1425 Sandy Plains Road
------------------------------------------------------------------------------------------------------------------------------------
    39         98112       HFCF   Timbers Apts.                                         315 Birchrun Drive
    40        6103797      PMCC   10Th And South Street                                 1001-1051 South Street
    41         99190       HFCF   Tristar Tech Center                                   8080 Tristar Drive
    42         98528       HFCF   The Veranda                                           814 A1A
    43        6103721      PMCC   Best Buy                                              1480 Fitzgerald Drive
------------------------------------------------------------------------------------------------------------------------------------
    44         99054       HFCF   Villages Of Old Farm                                  8050 Westheimer Road
    45        6103692      PMCC   Colonial Grand At Barrington Club                     301 Barrington Hall Drive
    46        6103611      PMCC   Davis Commons Shopping Center                         500 First Street
    47       99-5-006      RFC    Compo I Shopping Center                               379 Post Road East
    48         99096       HFCF   Stonington Business Center-Perm                       2155 Stonington Business Park
------------------------------------------------------------------------------------------------------------------------------------
    49        6103812      PMCC   6100 Rockside Woods                                   6100 Rockside Woods Boulevard
    50         99008       HFCF   110 Pine Avenue                                       110 Pine Avenue
    51         99050       HFCF   East Springs Center                                   2328, 2338 & 2348 East Springs Dr.
    52       99-5-007      RFC    Diplomatic Towers                                     100 - 101 Seabreeze Blvd
    53       99-5-008      RFC    Tuckernuck Square Shopping Center                     9004-9070 West Broad Street
------------------------------------------------------------------------------------------------------------------------------------
    54        6103691      PMCC   Colonial Village At Cahaba Heights                    2901 Crowne Ridge Drive
    55        6103490      PMCC   Cincinnati Marketplace                                3670 Werk Road
    56         99020       HFCF   Broomfield Plaza Shopping Center                      5105 W. 120th Avenue
    57        6103661      PMCC   Centre 71 And Centre 71 Annex                         8202-8280 and 7825-7879 East 71st Street
    58        6103777      PMCC   Mission Centre                                        14631 Beechnut Drive
------------------------------------------------------------------------------------------------------------------------------------
    59         99024       HFCF   Mission Plaza Shopping Center                         6873-6925 Mission Street
    60         99176       HFCF   Freeway Village Shopping Center                       1455 South Stapley Drive
    61         99078       HFCF   Hermosa Storage Center                                8949 Hermosa Avenue
    62         99070       HFCF   Highgate House Wenatchee                              1320 South Miller Street
    63        6103771      PMCC   B & A Self Storage                                    620 North Heliotrope Drive
------------------------------------------------------------------------------------------------------------------------------------
    64         99094       HFCF   The Sports Authority (Boca Raton, FL)                 20851 State Road 7
    65        6103538      PMCC   Ewell Station Shopping Center                         5601 Richmond Road
    66       99-5-009      RFC    Emory Village Shopping Center                         1556 N. Decatur Road
    67         99108       HFCF   Crystal Lake Shopping Center                          4725-4801 Northwest Hwy
------------------------------------------------------------------------------------------------------------------------------------
   68.0     P. Village     HFCF   Various                                               5200-5300  Excelsior Blvd.
   68.1        98366       HFCF   Park Village                                          5200-5300  Excelsior Blvd.
   68.2        98644       HFCF   Park Vlg Ground                                       5200-5300  Excelsior Blvd.

   69.0        Lodge       PMCC   Various                                               Various
   69.1       6103683      PMCC   Comfort Inn - Bell Road                               1711 West Bell Road
   69.2       6103682      PMCC   Econo Lodge                                           1520 North 84th Drive
------------------------------------------------------------------------------------------------------------------------------------
    70       99-5-010      RFC    Gainesville Mall                                      2564 NW 13th Street
    71       99-5-011      RFC    Moore Court Apartments                                230-386 Moore Court, 150-295 Glen S
    72       99-5-097      RFC    Regal Cinema                                          Mill Road
    73         99148       HFCF   Marshalls Building                                    465 Paradise Road
    74        6103740      PMCC   Sunset Square Shopping Center                         NW 185th Avenue and Walker Road
------------------------------------------------------------------------------------------------------------------------------------
   75.0         MHC        HFCF   Various                                               Various
   75.1        99200       HFCF   Summitt Park MHC                                      County Road, 22
   75.2        99186       HFCF   Pepin Woods                                           2118 Pioneer Road
    76       99-5-012      RFC    Rocky Point Apartments                                3100 Southwest 35th Place
    77         99110       HFCF   Will-Store SSF                                        4959 Southfront Road
------------------------------------------------------------------------------------------------------------------------------------
    78         98594       HFCF   Walgreens-Vegas                                       NEC Eastern Ave. and Tropicana Ave.
    79         97500       HFCF   Westoaks SSF                                          2505 Townsgate Road
    80         99018       HFCF   Park Center Office Plaza- IN                          5201-5281 Fountain Drive
    81        6103684      PMCC   Comfort Inn - Black Canyon                            5050 North Black Canyon Highway
    82       99-5-099      RFC    Pfeifley Building                                     9140 East Westview Road
------------------------------------------------------------------------------------------------------------------------------------
    83         99122       HFCF   Ross & Hillsdale Shopping Center                      3350 Ross Street
    84         99072       HFCF   Highgate House Great Falls                            3000 11th Avenue South
    85        6103503      PMCC   Load King Manufacturing Company                       1357 West Beaver Street, (and three others)
    86         99116       HFCF   Sundance Office (Citrus Heights, CA)                  6939 Sunrise Blvd.
    87       99-5-100      RFC    Fithian Building                                      625-639 State Street & 1 West Orteg
------------------------------------------------------------------------------------------------------------------------------------
    88         98480       HFCF   Dangel Portfolio-Centre                               821-833 Beacon Street
    89        6103653      PMCC   Shadyside Inn Apartments                              5405-5415 Fifth Avenue
    90         99144       HFCF   Good Hope Center                                      7744 & 7830 Good Hope Road
    91       99-5-102      RFC    South Elm Plaza                                       South Elm-Eugene Street
    92         99042       HFCF   Rockwall Town Center                                  2302-2350 Greencrest Boulevard
------------------------------------------------------------------------------------------------------------------------------------
    93        6103698      PMCC   Vancouver Warehouse                                   7016 NE 40th Avenue
    94         99142       HFCF   Sport Shoe Shopping Center                            1905 Mall of Georgia Blvd.
    95         98394       HFCF   Kahana Gateway                                        4465 Honoapiilini Highway
    96        6103708      PMCC   Level 3 Communications Building                       380 Lake Destiny Drive
    97         99188       HFCF   Summitt Square S.C.                                   8410-8472 North Federal Blvd
------------------------------------------------------------------------------------------------------------------------------------
    98        6103567      PMCC   Harvard Park Townhomes                                505-555 Harvard Lane and 3795 Table Mesa
                                                                                          Drive
    99        6103649      PMCC   Cedarwood Apartments                                  746-A Walker Road
   100         98558       HFCF   Office Depot-Corpus Christi                           1737 S. Staples Street
   101        6103632      PMCC   190 East Maple Road                                   190-194 East Maple Road
   102        6103778      PMCC   Olympic Center                                        701 West 36th Avenue
------------------------------------------------------------------------------------------------------------------------------------
   103       99-5-103      RFC    Ballygar Apartments                                   100-132 Ballygar Street
   104       99-5-018      RFC    Officemax                                             379 West Main Rd
   105       99-5-019      RFC    Topanga Lassen Plaza                                  9901-9935 Topanga Cyn. Blvd.
   106         99082       HFCF   Meadowbrook Gardens Apartments                        2324 Meadowbrook Gardens Drive
   107         99080       HFCF   Meadows Apartments                                    1500 N. Bluegrove Road
------------------------------------------------------------------------------------------------------------------------------------
   108         97677       HFCF   A-American Reno                                       2075 Valley Road
   109       99-5-020      RFC    Chadwick Corners Shopping Center                      635-641 Spartanburg Highway
   110         99146       HFCF   The Trails At Northpointe                             600 Northpointe Apartments
   111        6103793      PMCC   Kao Manassas Airport Building                         10660 Wakeman Court
   112       99-5-021      RFC    Professional 75Th, Inc.                               2 East 75th Street
------------------------------------------------------------------------------------------------------------------------------------
   113        6103734      PMCC   Rimrock Apartments                                    8420 Buckland Street
   114       99-5-022      RFC    Bradford Village Shopping Center                      697 Bass Drive
   115         97367       HFCF   Lock-N-Key                                            3222 North Shiloh Road
   116        6103606      PMCC   Perrysburg Marketplace                                2700-27400 Carronade Drive
   117       99-5-023      RFC    Park Square Apartments                                2407 15th Street, N.W.
------------------------------------------------------------------------------------------------------------------------------------
   118         99076       HFCF   Whispering Pines Apartments                           2151 Aurelius Road
   119       99-5-024      RFC    Guerrero Village Retail & Office Center               3751 Southern Boulevard
   120       99-5-105      RFC    Pets Mart Inc.                                        2428 F Road
   121       99-5-025      RFC    Highland Park Village                                 East Side of Highland Avenue Extens
   122         97449       HFCF   Quiet Acres MHP                                       Orchard & Pheasant Hill Road
------------------------------------------------------------------------------------------------------------------------------------
   123        6103687      PMCC   607 Market Street                                     607 Market Street
   124         99164       HFCF   Pier 1 - San Jose, CA                                 1009 Blossom Hill Rd
   125        6103491      PMCC   Sandpiper Apartments                                  5121 Ryan Road
   126        6103735      PMCC   Redlands Apartments                                   1075 West State Street
   127        6103776      PMCC   Shoppes Of Baymeadows                                 5210 Baymeadows Road
------------------------------------------------------------------------------------------------------------------------------------
   128         98142       HFCF   Office Max                                            3363 Cloverleaf Pkwy.
   129        6103685      PMCC   Stater Plaza                                          130-276 Stetson Avenue
   130         97266       HFCF   Money Saver SSF                                       3915 Martin Way East
   131       99-5-050      RFC    The Laurestelle                                       230 East 27th Street
   132         98438       HFCF   Riverbend Apts.                                       17525 80th Avenue NE
------------------------------------------------------------------------------------------------------------------------------------
   133         97273       HFCF   Laporte Village                                       1083 East State Road 2
   134       99-5-107      RFC    Subzi Mandi Plaza                                     71-79 Middlesex Avenue
   135         98578       HFCF   Office Depot-New Braunfels                            1050 IH-35N
   136        6103775      PMCC   Olde Kingston Towne II                                8079 Kingston Pike
   137         99026       HFCF   Hyde Park Self Storage                                1641 Hyde Park Ave.
------------------------------------------------------------------------------------------------------------------------------------
   138         99074       HFCF   Officemax - Killeen, TX                               1800 Lowe's Boulevard
   139       99-5-051      RFC    Elmwood Gardens Apartments                            100 Harlan Drive
   140       99-5-030      RFC    Shreveport Shopping Center                            1655 East Burt Koons Industrial Loop
   141       99-5-109      RFC    2011 Lemoine Avenue                                   2011 Lemoine Avenue
   142       99-5-031      RFC    Walnut - Chestnut Apartments                          322 E. 23rd Street
------------------------------------------------------------------------------------------------------------------------------------
   143        6103810      PMCC   Forest Ridge Apartments                               1850 Apple Valley Drive
   144         99118       HFCF   306 Walnut                                            306 Walnut Avenue
   145       99-5-087      RFC    Shopko Plaza                                          3311-3399 Calumet Ave.
   146       99-5-032      RFC    Cvs Drug Store                                        4418 Emerson Avenue
   147       99-5-033      RFC    Pomerado Auto Center                                  13502-13510 Pomerado Road
------------------------------------------------------------------------------------------------------------------------------------
   148         99092       HFCF   Salem Self Storage South                              1561 S.E. Wiltsey Road
   149        6103486      PMCC   Shurgard Of Greenwood                                 1628 Campbell Lane
   150       99-5-053      RFC    165-171 Meserole Street Apartments                    165-171 Meserole Street
   151         99166       HFCF   Pier 1 - Arlington, TX                                4145 S. Cooper Street
   152         98330       HFCF   Alpine View                                           973 Arnold Way
------------------------------------------------------------------------------------------------------------------------------------
   153       99-5-054      RFC    Peppermill                                            907 Benge Drive
   154       99-5-035      RFC    Midway Plaza                                          170 Flanders Road
   155         99136       HFCF   Barratt-Ritchie Block                                 120 Perry Street, 126-128, 130-132 Perry
                                                                                          St., 725-735 Harrison St., 425 Fourth St.
   156       99-5-036      RFC    Camden Court Apartments                               14550 Fonmeadow
   157       99-5-110      RFC    Penn Plaza Shopping Center                            400-406 South Main Street
------------------------------------------------------------------------------------------------------------------------------------
   158         99168       HFCF   Pier 1 - Silverdale, WA                               3235 NW Plaza Street
   159       99-5-038      RFC    Polar Heated Storage                                  1524 East Dowling Road
   160         99046       HFCF   Pleasantville MHC                                     1045 Nadeau Road
   161       99-5-039      RFC    Lock It Up                                            495 N King Street
   162        6103487      PMCC   Worthington Apartments                                4011 36th Court
------------------------------------------------------------------------------------------------------------------------------------
   163       99-5-056      RFC    Eastbank Quads                                        3836 East Watkins Street
   164       99-5-111      RFC    South Bay Apartments                                  5901-5921 South Dale Mabry Highway
   165         99134       HFCF   Rainbow Village Automotive Center                     7010 West  Russell Road
   166       99-5-034      RFC    Northside III                                         2228-30 N. Sawyer Ave,2027 N. Sheffield,
                                                                                          3406-12 W. Foster Ave
   167         99044       HFCF   Coachville                                            3423 Carpenter Road
------------------------------------------------------------------------------------------------------------------------------------
   168        6103803      PMCC   Desoto Plaza Shopping Center                          1321 East Oak Street
   169         99158       HFCF   Drug Emporium                                         770 West Bedford Euless Road
   170         99162       HFCF   Pier 1 - Jensen Beach, FL                             3520 NW Federal Highway
   171       99-5-057      RFC    Meadow Chase                                          4901 Misty Lane
   172       99-5-041      RFC    Sunny Knoll Apartments                                115, 117 &121 North Street
------------------------------------------------------------------------------------------------------------------------------------
   173         99048       HFCF   Mohawk Mobile Home Park                               28495 Joy Road
   174       99-5-058      RFC    Magnolia Apartments                                   5225 Old Hixson Pike
   175         98580       HFCF   Copperfield                                           200 Saluda River Road
   176       99-5-042      RFC    Hudson Valley Apartments                              41 Brookfield Avenue
   177       99-5-059      RFC    Creekside Plaza I & II                                South 77 Sunshine Strip
------------------------------------------------------------------------------------------------------------------------------------
   178       99-5-040      RFC    University Plaza Apartments                           607 North Grand Blvd
   179       99-5-060      RFC    Guardian Self Storage                                 10333 Denton Drive
   180       99-5-088      RFC    Bradshaw Corners                                      9635/9645/9683 Folsom Blvd
   181       99-5-089      RFC    West Point Lake Shopping Center                       530 Lake Center Parkway
   182       99-5-043      RFC    Security U Stor-It                                    3616 South U.S. Highway 1
------------------------------------------------------------------------------------------------------------------------------------
   183       99-5-061      RFC    Street Of Shoppes                                     1600 Ridge Road West
   184       99-5-063      RFC    Verona Apartments                                     4701 -23 Walnut Street
   185       99-5-062      RFC    Almeda Self Storage                                   10600 Almeda Genoa Road
   186         98518       HFCF   Kinko/Souper Salad                                    4120-4130 N. Freeway
   187       99-5-064      RFC    Quail Lane Apartments                                 2095 South Main Street
------------------------------------------------------------------------------------------------------------------------------------
   188         99156       HFCF   Evergreen Villa MHC                                   1681 North 2nd Drive
   189       99-5-065      RFC    490 South Broadway                                    490 South Broadway
   190       99-5-113      RFC    5850 Championship View                                5850 Championship View - Sky Sox
   191       99-5-066      RFC    Windjammer Apartments                                 4402, 4406, 4410 & 4426 Point Blvd.
   192       99-5-090      RFC    St. Joseph Dialysis Clinic                            1914 Caroline Street
------------------------------------------------------------------------------------------------------------------------------------
   193        6103427      PMCC   Spring Glade Apartments                               2232 North Spring Glade
   194         99124       HFCF   American Self Storage - Paso Robles                   820 28th Street
   195       99-5-069      RFC    Lakewood Store & Lock                                 1519 Prospect St.
   196       99-5-044      RFC    Rite Aid Shopping Center-St. Clair                    29000 Little Mack Avenue
   197         97362       HFCF   Lott-A-Storage                                        651 South Rowlett
------------------------------------------------------------------------------------------------------------------------------------
   198         99084       HFCF   Galen Court Apartments                                8770 and 8780 Galen Court
   199       99-5-112      RFC    Arbor Village Apartments                              1910-20-30 East 7th Street
   200       99-5-070      RFC    Montrose Apartments                                   1501 Ojeman
   201       99-5-114      RFC    Thornton & Zilker Apartments                          2510 Thorton Road, 2021 Bluebonnet
   202         99062       HFCF   Blockbuster Video - Richmond                          SWC Forest Hill Ave. & Westover Hills Blvd.
------------------------------------------------------------------------------------------------------------------------------------
   203       99-5-071      RFC    Woodland Park Village MHP                             5901 Coffeen Avenue
   204         99160       HFCF   Dickinson Fiesta MHC                                  3200-3300 Dickinson Avenue
   205         99002       HFCF   Complete Self Storage                                 3800 Highway 80
   206       99-5-046      RFC    1870-90 S. Western Ave.                               1870-90 S. Western Ave.
   207       99-5-072      RFC    Scofield Apartments                                   685 Scofield Avenue
------------------------------------------------------------------------------------------------------------------------------------
   208         99090       HFCF   Drakes Creek Shopping Center                          170 East Main Street
   209         99010       HFCF   Harbor Lakes SSF                                      4110 Harbour Lake Drive
   210         99040       HFCF   Cherry Star Apartments                                55 North Cherry Avenue
   211       99-5-074      RFC    Parish Place Apartments                               41 Birch Street
   212       99-5-075      RFC    Dependable Mini Storage                               9250 North Normandale Street
------------------------------------------------------------------------------------------------------------------------------------
   213         98764       HFCF   3209 10Th Street                                      3209 West 10th Street
   214       99-5-076      RFC    Briar Palms                                           1215 East Main
   215       99-5-078      RFC    Greenville Self-Storage                               8604 Wesley and Hwy 34 South
   216       99-5-115      RFC    Tiny Tim Plaza                                        2223 & 2231 W. 5th Street
   217       99-5-116      RFC    Sandy Plains Junction                                 2635 Sandy Plains Road
------------------------------------------------------------------------------------------------------------------------------------


   218       99-5-079      RFC    Majestic Meadows MHP                                  218 W Ave I
   219       99-5-117      RFC    Vineland & Gables Apartments                          629 Gables Ct. and 205 Vineland Dr.
   220       99-5-118      RFC    Southern Garden Apartments                            200 Damon Street
   221        6103426      PMCC   Bear Creek Apartments, Phase I                        1295 Holland Parkway
   222       99-5-080      RFC    Ancient Oaks Apartments                               2703, 2705 -2709 Manor Road
------------------------------------------------------------------------------------------------------------------------------------
   223       99-5-082      RFC    Wishing Well Apartments                               2950 Waters Road Southwest
   224         99004       HFCF   Rocky Falls Apartments                                1930 Rocky Falls Road
   225       99-5-119      RFC    Morrison Apartments                                   1989/1999 North Glades Drive
   226       99-5-083      RFC    821 Mclean Ave                                        821 McLean Ave
   227       99-5-084      RFC    Commercial Parkwest                                   3409 U.S. Expressway 83
------------------------------------------------------------------------------------------------------------------------------------
   228       99-5-085      RFC    Chaffin Arms                                          5624,5626 and 5630 Chaffin Street
   229       99-5-120      RFC    Bingham Apartments                                    3035 Shedd Road
   230       99-5-086      RFC    64 N 7Th Street                                       64 North 7th Street

--------------------------------------------------------------------------------------------------------------------
 CONTROL                                                               PROPERTY
  NUMBER            PROPERTY CITY             PROPERTY STATE           ZIP CODE               PROPERTY TYPE
--------------------------------------------------------------------------------------------------------------------
    1      Chevy Chase                     Maryland                      20815         Office
    2      New York                        New York                      10017         Office
    3      Valencia                        California                    91381         Retail - Anchored
    4      Temple Terrace                  Florida                       33637         Multifamily
    5      Milwaukee                       Wisconsin                     53204         Office
--------------------------------------------------------------------------------------------------------------------
    6      Austell                         Georgia                       30001         Retail - Anchored
    7      Birmingham                      Alabama                       31243         Multifamily
    8      Topeka                          Kansas                        66619         Multifamily
   9.0     Various                         Various                      Various        Hotel
   9.1     Pleasanton                      California                    94588         Hotel
   9.2     Hillsboro                       Oregon                        97124         Hotel
    10     Chicago                         Illinois                      60644         Industrial
--------------------------------------------------------------------------------------------------------------------
    11     Long Beach                      California                    90802         Office
    12     Las Vegas                       Nevada                        89102         Retail - Anchored
    13     Ithaca                          New York                      14850         Multifamily
    14     Philadelphia                    Pennsylvania                  19111         Retail - Anchored
    15     Reno                            Nevada                        89502         Multifamily
--------------------------------------------------------------------------------------------------------------------
    16     Columbus                        Ohio                          43235         Retail - Anchored
    17     Fort Mitchell                   Kentucky                      41017         Multifamily
    18     Stockbridge                     Georgia                       30281         Multifamily
    19     Denton                          Texas                         76208         Industrial
    20     Ferguson                        Missouri                      63136         Retail - Anchored
--------------------------------------------------------------------------------------------------------------------
    21     Cicero                          Illinois                      60650         Industrial
    22     Akron                           Ohio                          44308         Office
    23     Bethesda                        Maryland                      20817         Office
    24     Park City                       Utah                          84060         Hotel
    25     Geneva                          Illinois                      60134         Retail - Single Tenant
--------------------------------------------------------------------------------------------------------------------
    26     San Antonio                     Texas                         78209         Retail - Anchored
    27     Ashburn                         Virginia                      20147         Office
    28     Ponte Vedra Beach               Florida                       32082         Multifamily
    29     Boca Raton                      Florida                       33433         Retail - Unanchored
    30     Malibu                          California                    90265         Manufactured Housing
--------------------------------------------------------------------------------------------------------------------
    31     San Ramon                       California                    94583         Retail - Shadow Anchored
    32     Athens                          Georgia                       30605         Multifamily
   33.0    San Bernardino                  California                   Various        Office
   33.1    San Bernardino                  California                    94208         Office
   33.2    San Bernandino                  California                    94208         Office
--------------------------------------------------------------------------------------------------------------------
    34     North Palm Beach                Florida                       33408         Retail - Unanchored
    35     Aurora                          Colorado                      80011         Industrial
    36     Farmers Branch                  Texas                         75229         Industrial
    37     Chula Visa                      California                    91910         Retail - Shadow Anchored
    38     Marietta                        Georgia                       30066         Retail - Anchored
--------------------------------------------------------------------------------------------------------------------
    39     Spartanburg                     South Carolina                29301         Multifamily
    40     Philadelphia                    Pennsylvania                  19147         Retail - Anchored
    41     Irving                          Texas                         75063         Industrial
    42     Ponte Vedra Beach               Florida                       32082         Office
    43     Pinole                          California                    94564         Retail - Single Tenant
--------------------------------------------------------------------------------------------------------------------
    44     Houston                         Texas                         77063         Retail - Anchored
    45     Macon                           Georgia                       31210         Multifamily
    46     Davis                           California                    95616         Retail - Anchored
    47     Westport                        Connecticut                   6880          Retail - Anchored
    48     Hoffman Estates                 Illinois                      60195         Industrial
--------------------------------------------------------------------------------------------------------------------
    49     Independence                    Ohio                          44131         Office
    50     Long Beach                      California                    90802         Office
    51     Madison                         Wisconsin                     53704         Retail - Anchored
    52     Daytona Beach                   Florida                       32118         Multifamily
    53     Richmond                        Virginia                      23294         Retail - Anchored
--------------------------------------------------------------------------------------------------------------------
    54     Birmingham                      Alabama                       35243         Multifamily
    55     Cincinnati                      Ohio                          45205         Retail - Shadow Anchored
    56     Broomfield                      Colorado                      80020         Retail - Anchored
    57     Tulsa                           Oklahoma                      74133         Retail - Shadow Anchored
    58     Houston                         Texas                         77083         Retail - Shadow Anchored
--------------------------------------------------------------------------------------------------------------------
    59     Daly City                       California                    94104         Retail - Anchored
    60     Mesa                            Arizona                       85204         Retail - Unanchored
    61     Rancho Cucamonga                California                    91730         Self Storage
    62     Wenatchee                       Washington                    98801         Assisted Living Facility
    63     Los Angeles                     California                    90004         Self Storage
--------------------------------------------------------------------------------------------------------------------
    64     Boca Raton                      Florida                       33428         Retail - Single Tenant
    65     Williamsburg                    Virginia                      23188         Retail - Anchored
    66     Atlanta                         Georgia                       30307         Retail - Anchored
    67     Crystal Lake                    Illinois                      60014         Retail - Shadow Anchored
--------------------------------------------------------------------------------------------------------------------
   68.0    St. Louis Park                  Minnesota                     55416         Retail - Unanchored
   68.1    St. Louis Park                  Minnesota                     55416         Retail - Unanchored
   68.2    St. Louis Park                  Minnesota                     55416         Retail - Unanchored

   69.0    Various                         Arizona                      Various        Hotel
   69.1    Phoenix                         Arizona                       85023         Hotel
   69.2    Tolleson                        Arizona                       85353         Hotel
--------------------------------------------------------------------------------------------------------------------
    70     Gainesville                     Florida                       32609         Retail - Anchored
    71     Grayslake                       Illinois                      60030         Multifamily
    72     Upper Providence Township       Pennsylvania                  19403         Retail - Shadow Anchored
    73     Swampscott                      Massachusetts                 01907         Retail - Single Tenant
    74     Hillsboro                       Oregon                        97124         Retail - Shadow Anchored
--------------------------------------------------------------------------------------------------------------------
   75.0    Various                         Minnesota                    Various        Manufactured Housing
   75.1    Saint Peter                     Minnesota                     56082         Manufactured Housing
   75.2    Red Wing                        Minnesota                     55066         Manufactured Housing
    76     Gainesville                     Florida                       32608         Multifamily
    77     Livermore                       California                    94550         Self Storage
--------------------------------------------------------------------------------------------------------------------
    78     Las Vegas                       Nevada                        89121         Retail - Single Tenant
    79     Thousand Oaks                   California                    91361         Self Storage
    80     Schererville                    Indiana                       46307         Office
    81     Phoenix                         Arizona                       85017         Hotel
    82     Littleton                       Colorado                      80124         Retail - Anchored
--------------------------------------------------------------------------------------------------------------------
    83     San Jose                        California                    95124         Retail - Anchored
    84     Great Falls                     Montana                       59405         Assisted Living Facility
    85     Jacksonville                    Florida                       32209         Industrial
    86     Citrus Heights                  California                    95610         Office
    87     Santa Barbara                   California                    93101         Office
--------------------------------------------------------------------------------------------------------------------
    88     Newton Centre                   Massachusetts                 02159         Retail - Unanchored
    89     Pittsburgh                      Pennsylvania                  15232         Multifamily
    90     Milwaukee                       Wisconsin                     53224         Retail - Anchored
    91     Greensboro                      North Carolina                27406         Retail - Anchored
    92     Rockwall                        Texas                         75087         Retail - Shadow Anchored
--------------------------------------------------------------------------------------------------------------------
    93     Vancouver                       Washington                    98661         Industrial
    94     Buford                          Georgia                       30519         Retail - Anchored
    95     Kahana, Maui                    Hawaii                        96761         Multifamily
    96     Eatonville                      Florida                       32810         Industrial
    97     Westminster                     Colorado                      80030         Retail - Anchored
--------------------------------------------------------------------------------------------------------------------
    98     Boulder                         Colorado                      80303         Multifamily
    99     Jackson                         Tennessee                     38305         Multifamily
   100     Corpus Christi                  Texas                         78411         Retail - Single Tenant
   101     Troy                            Michigan                      48083         Industrial
   102     Anchorage                       Alaska                        99503         Retail - Unanchored
--------------------------------------------------------------------------------------------------------------------
   103     Clarksville                     Tennessee                     37043         Multifamily
   104     Middletown                      Rhode Island                  2842          Retail - Unanchored
   105     Chatsworth                      California                    91311         Retail - Unanchored
   106     Fort Worth                      Texas                         76112         Multifamily
   107     Lancaster                       Texas                         75134         Multifamily
--------------------------------------------------------------------------------------------------------------------
   108     Reno                            Nevada                        89512         Self Storage
   109     Hendersonville                  North Carolina                28792         Retail - Anchored
   110     Jackson                         Mississippi                   39211         Multifamily
   111     Manassas                        Virginia                      20110         Industrial
   112     New York                        New York                      10021         Multifamily
--------------------------------------------------------------------------------------------------------------------
   113     La Mesa                         California                    91942         Multifamily
   114     Santee                          South Carolina                29142         Retail - Anchored
   115     Garland                         Texas                         75044         Self Storage
   116     Perrysburg Township             Ohio                          43551         Retail - Anchored
   117     Washington                      District of Columbia          20009         Multifamily
--------------------------------------------------------------------------------------------------------------------
   118     Holt                            Michigan                      48842         Multifamily
   119     Rio Rancho                      New Mexico                    87124         Retail - Unanchored
   120     Grand Junction                  Colorado                      81505         Retail - Anchored
   121     Middletown                      New York                      10940         Multifamily
   122     Sellersville                    Pennsylvania                  18960         Manufactured Housing
--------------------------------------------------------------------------------------------------------------------
   123     San Francisco                   California                    94105         Office
   124     San Jose                        California                    95123         Retail - Single Tenant
   125     Toledo                          Ohio                          43614         Multifamily
   126     Redlands                        California                    92373         Multifamily
   127     Jacksonville                    Florida                       32217         Retail - Unanchored
--------------------------------------------------------------------------------------------------------------------
   128     Kannapolis                      North Carolina                28083         Retail - Single Tenant
   129     Hemet                           California                    92543         Retail - Shadow Anchored
   130     Olympia                         Washington                    98506         Self Storage
   131     New York                        New York                      10016         Multifamily
   132     Kenmore                         Washington                    98011         Multifamily
--------------------------------------------------------------------------------------------------------------------
   133     La Porte                        Indiana                       46350         Manufactured Housing
   134     Iselin                          New Jersey                    8830          Retail - Unanchored
   135     New Braunfels                   Texas                         78130         Retail - Single Tenant
   136     Knoxville                       Tennessee                     37919         Retail - Unanchored
   137     Boston                          Massachusetts                 02136         Self Storage
--------------------------------------------------------------------------------------------------------------------
   138     Killeen                         Texas                         76542         Retail - Single Tenant
   139     Coatesville                     Pennsylvania                  19320         Multifamily
   140     Shreveport                      Louisiana                     71106         Retail - Shadow Anchored
   141     Fort Lee                        New Jersey                    7024          Office
   142     Chester                         Pennsylvania                  19013         Multifamily
--------------------------------------------------------------------------------------------------------------------
   143     Augusta                         Georgia                       30906         Multifamily
   144     San Diego                       California                    92103         Office
   145     Manitowoc                       Wisconsin                     54220         Retail - Shadow Anchored
   146     Parkersburg                     West Virginia                 26104         Retail - Anchored
   147     Poway                           California                    92064         Retail - Unanchored
--------------------------------------------------------------------------------------------------------------------
   148     Salem                           Oregon                        83706         Self Storage
   149     Bowling Green                   Kentucky                      42104         Self Storage
   150     Brooklyn                        New York                      11206         Multifamily
   151     Arlington                       Texas                         76015         Retail - Single Tenant
   152     Alpine                          California                    91901         Assisted Living Facility
--------------------------------------------------------------------------------------------------------------------
   153     Arlington                       Texas                         76012         Multifamily
   154     East Lyme                       Connecticut                   6357          Retail - Unanchored
   155     San Francisco                   California                    94107         Industrial
   156     Houston                         Texas                         77035         Multifamily
   157     Wilkes-Barre                    Pennsylvania                  18701         Retail - Anchored
--------------------------------------------------------------------------------------------------------------------
   158     Silverdale                      Washington                    98383         Retail - Single Tenant
   159     Anchorage                       Alaska                        99503         Self Storage
   160     Monroe                          Michigan                      48162         Manufactured Housing
   161     Layton                          Utah                          84041         Self Storage
   162     West Palm Beach                 Florida                       35407         Multifamily
--------------------------------------------------------------------------------------------------------------------
   163     Phoenix                         Arizona                       85034         Office
   164     Tampa                           Florida                       33616         Multifamily
   165     Las Vegas                       Nevada                        89122         Retail - Unanchored
   166     Chicago                         Illinois               60647, 60614, 60625  Multifamily
   167     Ypsilanti                       Michigan                      48197         Manufactured Housing
--------------------------------------------------------------------------------------------------------------------
   168     Arcadia                         Florida                       34266         Retail - Anchored
   169     Hurst                           Texas                         76053         Retail - Single Tenant
   170     Jensen Beach                    Florida                       34957         Retail - Single Tenant
   171     Bay City                        Texas                         77414         Multifamily
   172     Seymour                         Connecticut                   6483          Multifamily
--------------------------------------------------------------------------------------------------------------------
   173     Westland                        Michigan                      48185         Manufactured Housing
   174     Chattanooga                     Tennessee                     37343         Multifamily
   175     Columbia                        South Carolina                29210         Multifamily
   176     Wallkill                        New York                      12589         Multifamily
   177     Harlingen                       Texas                         78550         Retail - Unanchored
--------------------------------------------------------------------------------------------------------------------
   178     St. Louis                       Missouri                      63103         Multifamily
   179     Dallas                          Texas                         75220         Self Storage
   180     Sacramento                      California                    95827         Retail - Unanchored
   181     Cumming                         Georgia                       30130         Retail - Unanchored
   182     Fort Pierce                     Florida                       34982         Self Storage
--------------------------------------------------------------------------------------------------------------------
   183     Rochester                       New York                      14615         Retail - Unanchored
   184     Philadelphia                    Pennsylvania                  19139         Multifamily
   185     Houston                         Texas                         77034         Self Storage
   186     Pueblo                          Colorado                      81008         Retail - Anchored
   187     Bountiful                       Utah                          84010         Multifamily
--------------------------------------------------------------------------------------------------------------------
   188     Stevens Point                   Wisconsin                     54481         Manufactured Housing
   189     Yonkers                         New York                      10705         Multifamily
   190     Colorado Springs                Colorado                      80903         Industrial
   191     Garland                         Texas                         75043         Multifamily
   192     Houston                         Texas                         77022         Office
--------------------------------------------------------------------------------------------------------------------
   193     Tampa                           Florida                       33613         Multifamily
   194     Paso Robles                     California                    93446         Self Storage
   195     Lakewood                        New Jersey                    8701          Self Storage
   196     St Clair Shores                 Michigan                      48081         Retail - Anchored
   197     Collierville                    Tennessee                     38017         Self Storage
--------------------------------------------------------------------------------------------------------------------
   198     Thornton                        Colorado                      80229         Multifamily
   199     Anderson                        Indiana                       46012         Multifamily
   200     Houston                         Texas                         77055         Multifamily
   201     Austin                          Texas                         78704         Multifamily
   202     Richmond                        Virginia                      23225         Retail - Single Tenant
--------------------------------------------------------------------------------------------------------------------
   203     Sheridan                        Wyoming                       82801         Manufactured Housing
   204     Dickinson                       Texas                         77539         Manufactured Housing
   205     Terrell                         Texas                         75160         Self Storage
   206     Los Angeles                     California                    90018         Retail - Unanchored
   207     East Palo Alto                  California                    94303         Multifamily
--------------------------------------------------------------------------------------------------------------------
   208     Hendersonville                  Tennessee                     37075         Retail - Anchored
   209     Goose Creek                     South Carolina                29445         Self Storage
   210     Tucson                          Arizona                       85719         Multifamily
   211     Biddeford                       Maine                         4005          Multifamily
   212     Fort Worth                      Texas                         76116         Self Storage
--------------------------------------------------------------------------------------------------------------------
   213     Greeley                         Colorado                      80631         Self Storage
   214     League City                     Texas                         77573         Multifamily
   215     Greenville                      Texas                         75401         Self Storage
   216     Santa Anna                      California                    92703         Retail - Unanchored
   217     Marietta                        Georgia                       30066         Retail - Unanchored
--------------------------------------------------------------------------------------------------------------------
   218     Jerome                          Idaho                         83338         Manufactured Housing
   219     Fayetteville                    North Carolina                28311         Multifamily
   220     West Columbia                   Texas                         77486         Multifamily
   221     Bartow                          Florida                       33830         Multifamily
   222     Austin                          Texas                         78704         Multifamily
--------------------------------------------------------------------------------------------------------------------
   223     Atlanta                         Georgia                       30354         Multifamily
   224     Richmond                        Texas                         77469         Multifamily
   225     North Miami Beach               Florida                       33162         Multifamily
   226     Yonkers                         New York                      10704         Multifamily
   227     Harlingen                       Texas                         78550         Office
--------------------------------------------------------------------------------------------------------------------
   228     Houston                         Texas                         77087         Multifamily
   229     Toltec                          Arizona                       85231         Multifamily
   230     Brooklyn                        New York                      11211         Multifamily

------------------------------------------------------------------------------------------------------------------------------------
 CONTROL
  NUMBER                SUB-PROPERTY TYPE                                                         BORROWER NAME
------------------------------------------------------------------------------------------------------------------------------------
    1      Office, w/Retail                                                     Barlow Enterprises, Inc.
    2      Office                                                               475 Fifth Avenue, L.P.
    3      Neighborhood/Community Center                                        Valencia Marketplace II, L.L.C.
    4      Multifamily                                                          River Hills, LLC
    5      Office                                                               Atlas Development Corporation
------------------------------------------------------------------------------------------------------------------------------------
    6      Retail - Anchored                                                    Brookwood Square Shopping Center LLC
    7      Multifamily                                                          Mountain Brook, LLC
    8      Other                                                                Montara LLC
   9.0     Lodging, Limited Service                                             Various
   9.1     Lodging, Limited Service                                             Pleasanton Studio Hotel Company, LLC
   9.2     Lodging, Limited Service                                             Hillsboro Studio Hotel Company, LLC
    10     Industrial                                                           Spectrum-Roosevelt LLC
------------------------------------------------------------------------------------------------------------------------------------
    11     Office                                                               444 W. Ocean, LLC
    12     Retail - Anchored                                                    JHK Investments, Inc.
    13     Multifamily, w/Retail                                                Collegetown Center, LLC
    14     Grocery Anchored Retail                                              Highglen-Lawndale Associates, L.P.
    15     Multifamily                                                          CDS-NEV1 Property Associates, LP
------------------------------------------------------------------------------------------------------------------------------------
    16     Neighborhood/Community Center                                        KIR Northwest Square L.P.
    17     Multifamily                                                          Lakeside Associates, L.P.
    18     Multifamily                                                          Stockbridge, LLC
    19     Low Finish Industrial                                                UCI Land Development, Inc.
    20     Neighborhood/Community Center                                        Crossings at Halls Ferry, LLC
------------------------------------------------------------------------------------------------------------------------------------
    21     Low Finish Industrial                                                Central Enterprises, LLC
    22     Office, General Urban                                                159 Associates, Ltd.
    23     Office, General Suburban                                             Elizabethean Court Associates III, L.P.
    24     Hotel                                                                Yarrow Corporation
    25     Retail - Single Tenant                                               Kimco Geneva 822, Inc.
------------------------------------------------------------------------------------------------------------------------------------
    26     Retail - Anchored                                                    6400 New Braunfels Retail, L.P.
    27     Suburban High Rise Office                                            LSQ One Limited Partnership
    28     Multifamily                                                          Ponte Vedra, LLC
    29     Retail - Unanchored                                                  MDN Wharfside, Ltd.
    30     Manufactured Housing                                                 The Kissel Co., Inc.
------------------------------------------------------------------------------------------------------------------------------------
    31     Neighborhood/Community Center                                        KIR San Ramon L.P.
    32     Multifamily                                                          Summerglenn Associates, L.P.
   33.0    Office                                                               Various
   33.1    Office                                                               RE 225, LLC
   33.2    Office                                                               RE 325, LLC
------------------------------------------------------------------------------------------------------------------------------------
    34     Retail, w/Office                                                     Intervest-Crystal Tree, Limited Partnership
    35     Industrial                                                           Kane Investments (6th & Sable) Inc.
    36     Industrial/Warehouse, w/Office Multiple Tenant                       Westwood Business Park, Ltd.
    37     Retail - Shadow Anchored                                             SPI/TSA Chula Vista, LP
    38     Retail - Anchored                                                    DAM Sandy Plains, LLC.
------------------------------------------------------------------------------------------------------------------------------------
    39     Multifamily                                                          Spartanburg Apartments I LLC
    40     Neighborhood/Community Ctr. w/Parking Garage                         South Street Development Company, LP
    41     Industrial                                                           Today Tristar, LP
    42     Office                                                               Veranda I Partners, Ltd.
    43     Retail - Single Tenant                                               Palisades Cypress, LLC, and ATH Cypress, LLC,
                                                                                  and T&T San Fran, LLC
------------------------------------------------------------------------------------------------------------------------------------
    44     Retail - Anchored                                                    Westheimer Old Farm I, L.P.
    45     Multifamily                                                          Barrington Property, LLC
    46     Neighborhood/Community Center                                        Fulcrum Davis, LLC
    47     Retail - Anchored, Other                                             Westbrook, Inc.
    48     Industrial                                                           Stonington L.L.C.
------------------------------------------------------------------------------------------------------------------------------------
    49     Office, General Suburban                                             6100 Associates, Ltd.
    50     Office                                                               110 Pine, LLC
    51     Retail - Anchored                                                    Centres Group Madison Limited Partnership
    52     High-Rise Multifamily                                                Triester Diplomatic Towers Assoc., L.P.
    53     Retail - Anchored, Other                                             EIG Tuckernuck Square LLC.
------------------------------------------------------------------------------------------------------------------------------------
    54     Multifamily                                                          Cahaba Heights, LLC
    55     Neighborhood/Community Center                                        Cincinnati Marketplace, LLC
    56     Retail - Anchored                                                    Broomfield Plaza Associates, Ltd.
    57     Neighborhood/Community Center                                        Centres 71, LLC
    58     Neighborhood/Community Center                                        GSCD-One, Ltd.
------------------------------------------------------------------------------------------------------------------------------------
    59     Retail - Anchored                                                    A.N.S. LLC
    60     Retail - Unanchored                                                  Freeway Village Shopping Center, Inc.
    61     Self Storage                                                         E & R Rancho Pacific, Inc.
    62     Assisted Living Facility                                             Highgate House Wenatchee, LLC
    63     Self-Storage/Mini-Storage                                            B & A International Enterprises, LLC
------------------------------------------------------------------------------------------------------------------------------------
    64     Freestanding Retail                                                  SPI/TSA Boca Raton, LLC
    65     Neighborhood/Community Center                                        Ewell Station, Inc.
    66     Retail - Anchored, Other                                             Emory Village LLC
    67     Retail - Shadow Anchored                                             Crystal Lake 31 & 14 LLC
------------------------------------------------------------------------------------------------------------------------------------
   68.0    Retail - Unanchored                                                  Various
   68.1    Retail - Unanchored                                                  Park Village LLC
   68.2    Retail - Unanchored                                                  Tower Place LLC

   69.0    Lodging, Limited Service                                             Various
   69.1    Lodging, Limited Service                                             Bell Road Lodge, LLC
   69.2    Lodging, Limited Service                                             U.S. 10 Lodge, LLC
------------------------------------------------------------------------------------------------------------------------------------
    70     Retail - Anchored, Other                                             Gainesville Mall Limited Partnership
    71     Garden Multifamily                                                   Moore Court Apartments, LLC
    72     Retail - Shadow Anchored                                             422 Marketplace, L.P.
    73     Freestanding Retail                                                  Botsini-Paradise Road, LLC
    74     Neighborhood/Community Center                                        Dale E. Anderson and Leta L. Anderson Family Trust
------------------------------------------------------------------------------------------------------------------------------------
   75.0    Manufactured Housing                                                 Various
   75.1    Manufactured Housing                                                 Summit Park MHC, LLC
   75.2    Manufactured Housing                                                 Pepin Woods MHC, LLC
    76     Garden Multifamily                                                   Rocky Point Trust
    77     Self Storage                                                         Willis-Hoffman-Vidovich LP
------------------------------------------------------------------------------------------------------------------------------------
    78     Freestanding Retail                                                  Arthur V. Adams & Sons, LLC
    79     Self Storage                                                         Westoaks Self Storage, LP
    80     Office                                                               Park Center Schererville, L.L.C.
    81     Lodging, Limited Service                                             Black Canyon Lodge, LLC
    82     Big Box Retail                                                       Pfeifley Company, L.L.C.
------------------------------------------------------------------------------------------------------------------------------------
    83     Retail - Anchored                                                    Soquel ISR Assoc. LLC
    84     Assisted Living Facility                                             Highgate House Great Falls, LLC
    85     Industrial/Warehouse, Heavy Industry/Manufacturing                   LKJ Land Trust
    86     Office                                                               Sundance LLC
    87     Suburban Garden Office                                               Fithian, LLC
------------------------------------------------------------------------------------------------------------------------------------
    88     Retail - Unanchored                                                  Centre Realty, LLC
    89     Multifamily                                                          Michael Plesset, Jonathan Plesset, and
                                                                                  Nicole Plesset
    90     Retail - Anchored                                                    Good Hope LP
    91     Grocery Anchored Retail                                              Bronze/Greensboro Limited Partnerhsip
    92     Retail - Shadow Anchored                                             Shafer Plaza XVII, Ltd.
------------------------------------------------------------------------------------------------------------------------------------
    93     Industrial/Warehouse, w/Office Multiple Tenant                       Kemeny Vancouver Plant, LLC
    94     Retail - Anchored                                                    G & H Metro Mall, L.L.C.
    95     Multifamily                                                          Lani Buck, L.L.C.
    96     Industrial/Warehouse, w/Office Single Tenant                         LVL, Inc.
    97     Retail - Anchored                                                    Summitt Square Investments, LP
------------------------------------------------------------------------------------------------------------------------------------
    98     Multifamily                                                          Harvard Park, LLC
    99     Multifamily                                                          Cedarwood Apartments, LLC
   100     Freestanding Retail                                                  SAE/Brownlee, Ltd.
   101     Industrial/Warehouse, General                                        190 East Maple, L.L.C.
   102     Neighborhood/Community Center                                        Olympic Center, LLC
------------------------------------------------------------------------------------------------------------------------------------
   103     Garden Multifamily                                                   Ballygar Rentals, LLC
   104     Retail - Unanchored                                                  O. M. Middletown, LLC
   105     Retail - Unanchored                                                  Topanga-Lassen Plaza, LLC
   106     Multifamily                                                          Shorewood Meadowbrook, Ltd.
   107     Multifamily                                                          Marks/HY Meadows Apartments, Ltd.
------------------------------------------------------------------------------------------------------------------------------------
   108     Self Storage                                                         Valley Road Storage Partners
   109     Grocery Anchored Retail                                              Chadwick Hendersonville, Ltd.
   110     Multifamily                                                          The Trails Club Associates, LTD
   111     Industrial/Warehouse, w/Office Multiple Tenant                       Kao Manassas Airport, LLC
   112     Mid-Rise Multifamily                                                 Professionale 75th, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   113     Multifamily                                                          The Helen R. Rask Trust
   114     Grocery Anchored Retail                                              JIMLM Realty, LLC
   115     Self Storage                                                         Shiloh Ministorage, Ltd.
   116     Neighborhood/Community Center                                        Perrysburg Marketplace, LLC
   117     Mid-Rise Multifamily                                                 P & T LLC
------------------------------------------------------------------------------------------------------------------------------------
   118     Multifamily                                                          Whispering Pines LLC
   119     Retail - Unanchored                                                  Guerrero Village, Inc.
   120     Other Anchored Retail                                                PMT Grand Junction Investors, LLC
   121     Garden Multifamily                                                   Highland Park Management LLC
   122     Manufactured Housing                                                 Quiet Acres, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   123     Office, w/Retail                                                     607 Market Street, LLC
   124     Freestanding Retail                                                  DHJ Pier San Jose, LLC
   125     Multifamily                                                          Consolidated Equity Limited Partnership II
   126     Multifamily                                                          The Helen R. Rask Trust
   127     Strip Center                                                         Kings Road TSO, LLC
------------------------------------------------------------------------------------------------------------------------------------
   128     Freestanding Retail                                                  KALNC, L.C., HTNC, L.C. and AMLNC, L.C.
   129     Neighborhood/Community Center                                        Stater Plaza-Hemet, LLC
   130     Self Storage                                                         Money Saver-Olympia Associates
   131     Garden Multifamily                                                   Mandala LLC
   132     Multifamily                                                          SBL Riverbend LLC
------------------------------------------------------------------------------------------------------------------------------------
   133     Manufactured Housing                                                 Essex MHC - X, L.P.
   134     Retail - Unanchored                                                  Viny K. Realty, LLC
   135     Freestanding Retail                                                  N.B. 35/Freiheit, Ltd.
   136     Neighborhood/Community Center                                        Olde Kingston Towne II, LTD.
   137     Self Storage                                                         Hyde Park Storage LLC
------------------------------------------------------------------------------------------------------------------------------------
   138     Freestanding Retail                                                  ACV Pier York, LLC
   139     Garden Multifamily                                                   Elmwood Garden Limited Partnership
   140     Retail - Shadow Anchored                                             Shrela, Ltd.
   141     Suburban Garden Office                                               2011 Lemoine Avenue Corp.
   142     Garden Multifamily                                                   BVW Associates, LP
------------------------------------------------------------------------------------------------------------------------------------
   143     Multifamily                                                          Forest Ridge Apartments of Richmond County, Ltd.
   144     Office                                                               Walnut Professional, LLC
   145     Retail - Shadow Anchored                                             Manitowoc Associates LP
   146     Retail - Anchored, Other                                             Mohican Parkersburg Assoc. LLC
   147     Retail - Unanchored                                                  Pavanis I, LLC
------------------------------------------------------------------------------------------------------------------------------------
   148     Self Storage                                                         Roden Properties - Salem,  LLC
   149     Self-Storage/Mini-Storage                                            Mid-South Self-Service Storage, Joint Venture
   150     Mid-Rise Multifamily                                                 Point Realty Associates, LLC
   151     Freestanding Retail                                                  Wathen Arlington, LLC
   152     Assisted Living Facility                                             Alpine View Lodge Partnership
------------------------------------------------------------------------------------------------------------------------------------
   153     Garden Multifamily                                                   Ajro & Korca  Realty Investments, L.L.C.
   154     Retail - Anchored, Other                                             Coolidge Midway Mall Equities L.P.
   155     Industrial                                                           Barrett Block Partners, L.P.
   156     Garden Multifamily                                                   LJH Enterprises Inc
   157     Grocery Anchored Retail                                              Penn Plaza Associates, LP
------------------------------------------------------------------------------------------------------------------------------------
   158     Freestanding Retail                                                  DHJ Pier Silverdale, LLC
   159     Self Storage                                                         Polar Heated Storage, LLC
   160     Manufactured Housing                                                 The Pleasantville Group L.P.
   161     Self Storage                                                         Northern Wasatch Investments, LLC
   162     Multifamily                                                          Apartment Enterprises, LLC
------------------------------------------------------------------------------------------------------------------------------------
   163     High Finish Industrial                                               Horie, Schoenfeld, Miyamoto, Nakasone Trusts
   164     Garden Multifamily                                                   Oaks Renting LC
   165     Retail - Unanchored                                                  Talmo Realty, LLC
   166     Garden Multifamily                                                   Foster-Magnolia Limited Partnership
   167     Manufactured Housing                                                 The Coachville Group L.P.
------------------------------------------------------------------------------------------------------------------------------------
   168     Neighborhood/Community Center                                        Arcadia Capital, Inc.
   169     Freestanding Retail                                                  Wathen Hurst, LLC
   170     Freestanding Retail                                                  GMP Pier Jensen Beach, LLC
   171     Garden Multifamily                                                   Meadow C.P., Inc.
   172     Garden Multifamily                                                   Oakbridge/Sunny Knoll LLC
------------------------------------------------------------------------------------------------------------------------------------
   173     Manufactured Housing                                                 The Mohawk Group L.P.
   174     Garden Multifamily                                                   Jeff and Sheri Leskosek
   175     Multifamily                                                          First Investment Limited Partnership-I
   176     Garden Multifamily                                                   Hudson Valley Apartments LLC
   177     Retail - Unanchored                                                  Robert J. Gallagher, Jr.
------------------------------------------------------------------------------------------------------------------------------------
   178     High Rise Multifamily                                                University Club Associates, L.P.
   179     Self Storage                                                         The Arizona Corporation
   180     Retail - Unanchored                                                  James R. Kidder, as Trustee of the James R. Kidder
   181     Retail - Unanchored                                                  C&G Center, LLC
   182     Self Storage                                                         Security U Stor-It LLC
------------------------------------------------------------------------------------------------------------------------------------
   183     Retail - Unanchored                                                  Street of Shoppes, LLC
   184     Mid-Rise Multifamily                                                 Haynes Properties, Inc.
   185     Self Storage                                                         Almeda I-45 Storage, L.P.
   186     Retail - Anchored                                                    Pueblo Investment Properties #1, L.L.C.
   187     Garden Multifamily                                                   MBA Properties L.L.C.
------------------------------------------------------------------------------------------------------------------------------------
   188     Manufactured Housing                                                 Evergreen Villa MHC, L.L.C.
   189     High-Rise Multifamily                                                490 S. Broadway LLC
   190     High Finish Industrial                                               Thomas Investments LLC
   191     Garden Multifamily                                                   Naik Family L.P.
   192     Medical Office                                                       Calcara, LP
------------------------------------------------------------------------------------------------------------------------------------
   193     Multifamily                                                          Spring Glade Affordable Housing, Ltd.
   194     Self Storage                                                         American Self Storage - Paso Robles, LLC
   195     Self Storage                                                         Lakewood Store & Lock, LLC
   196     Retail - Anchored                                                    Stot Lev Limited Partnership
   197     Self Storage                                                         Lott-A-Storage, LLC
------------------------------------------------------------------------------------------------------------------------------------
   198     Multifamily                                                          Galen Properties, LLC
   199     Garden Multifamily                                                   Condominium Equities- 1982- Ltd
   200     Garden Multifamily                                                   Theodore K. Roberts and David L. Rowan as Trustee
   201     Garden Multifamily                                                   Zilker/Thornton, Ltd.
   202     Freestanding Retail                                                  CentersTrion Ventures
------------------------------------------------------------------------------------------------------------------------------------
   203     Three Star MHP                                                       Tim and Susan Moyes
   204     Manufactured Housing                                                 Dickinson Fiesta Mobile Home Sites LP
   205     Self Storage                                                         First CSS, LTD.
   206     Retail - Unanchored                                                  Golden West Real Estate, LLC
   207     Garden Multifamily                                                   685 Scofield, LLC
------------------------------------------------------------------------------------------------------------------------------------
   208     Retail - Anchored                                                    Eastern Land Company, LLC
   209     Self Storage                                                         Harbor Lakes Warehouse, LP
   210     Multifamily                                                          Ruby Land Company, LLC
   211     Garden Multifamily                                                   Parish Place Management Corporation
   212     Self Storage                                                         The Viking Corporation
------------------------------------------------------------------------------------------------------------------------------------
   213     Self Storage                                                         SecurCare of Greeley LLC
   214     Garden Multifamily                                                   Verbena L.L.C.
   215     Self Storage                                                         Greenville Self-Storage, Inc.
   216     Retail - Unanchored                                                  Nicholas Family Properties, LLC
   217     Retail - Unanchored                                                  Sandy Plains Junction, LLC
------------------------------------------------------------------------------------------------------------------------------------
   218     Three Star MHP                                                       Tom May
   219     Garden Multifamily                                                   David & Brenda Hall
   220     Garden Multifamily                                                   Sam & Fagie Pinter
   221     Multifamily                                                          Florida Tax Credit Fund II, Ltd.
   222     Student Multifamily                                                  Travis Count Affordable Housing Corporation
------------------------------------------------------------------------------------------------------------------------------------
   223     Garden Multifamily                                                   Wishing Water Well, LLC
   224     Multifamily                                                          Rocky Falls, LLC
   225     Garden Multifamily                                                   Linkmore, Inc.
   226     Multifamily/Retail                                                   Martin and Dominica Ivezic
   227     High Finish Industrial                                               Robert J. Gallagher, Jr.
------------------------------------------------------------------------------------------------------------------------------------
   228     Garden Multifamily                                                   Jimmy and Gloria Green
   229     Garden Multifamily                                                   Brian A.  & Pamela Z. Pangburn
   230     Mid-Rise Multifamily                                                 Mr. Rama Mukhopadhyay

---------------------------------------------------------------------------------------------------------------------
                                                                                                        1ST INT. &
               ORIGINAL          CUT-OFF                        GROSS           NET                        PRIN.
 CONTROL      PRINCIPAL           DATE            LOAN        MORTGAGE       MORTGAGE         NOTE        PAYMENT
  NUMBER       BALANCE           BALANCE          TYPE          RATE           RATE           DATE         DATE
---------------------------------------------------------------------------------------------------------------------
    1          $ 37,000,000      $ 36,903,955     Fixed           8.1700%         8.1175%    7/9/99       9/5/99
    2            32,000,000        31,919,204     Fixed           8.2700%         8.2175%    8/9/99       10/1/99
    3            29,800,000        29,531,443     Fixed           7.2400%         7.1741%    6/4/98       8/1/98
    4            25,900,000        25,900,000     Fixed           7.6000%         7.5175%   9/24/99       11/1/01
    5            19,400,000        19,360,569     Fixed           8.0100%         7.9575%   9/16/99       11/1/99
---------------------------------------------------------------------------------------------------------------------
    6            17,680,000        17,451,203     Fixed           7.0200%         6.9675%   8/28/98       10/1/98
    7            16,300,000        16,300,000     Fixed           7.6000%         7.5175%   9/24/99       11/1/01
    8            15,750,000        15,738,191     Fixed           8.4100%         8.3575%   12/22/99      2/1/00
   9.0           15,631,000        15,551,494     Fixed           9.0200%         8.9675%   6/10/99       8/1/99
   9.1            9,531,000         9,482,521     Fixed           9.0200%         8.9675%   6/10/99       8/1/99
   9.2            6,100,000         6,068,973     Fixed           9.0200%         8.9675%   6/10/99       8/1/99
    10           13,700,000        13,673,470     Fixed           8.5200%         8.4675%   10/28/99      12/1/99
---------------------------------------------------------------------------------------------------------------------
    11           12,750,000        12,681,653     Fixed           7.6400%         7.5875%   4/22/99       6/1/99
    12           12,600,000        12,556,629     Fixed           8.2000%         8.1475%   5/28/99       8/1/99
    13           11,775,000        11,751,285     Fixed           7.9200%         7.8175%   10/21/99      12/1/99
    14           11,600,000        11,541,103     Fixed           7.4500%         7.3975%    5/3/99       7/1/99
    15           11,500,000        11,490,093     Fixed           8.1200%         8.0675%   12/1/99       1/1/00
---------------------------------------------------------------------------------------------------------------------
    16           11,268,750        11,213,347     Fixed           7.5700%         7.5175%    5/7/99       7/1/99
    17           11,220,000        11,198,286     Fixed           7.2800%         7.1775%   10/14/99      12/1/99
    18           10,300,000        10,300,000     Fixed           7.6000%         7.5175%   9/24/99       11/1/01
    19           10,300,000        10,291,847     Fixed           8.3400%         8.2925%   11/4/99       1/1/00
    20           10,140,000        10,140,000     Fixed           8.0900%         7.9875%   9/27/99       11/1/01
---------------------------------------------------------------------------------------------------------------------
    21           10,100,000        10,085,990     Fixed           8.4300%         8.3775%   10/8/99       12/1/99
    22           10,050,000        10,046,285     Fixed           8.5000%         8.3975%   12/20/99      2/1/00
    23           10,000,000        10,000,000     Fixed           8.0600%         7.9775%   12/28/99      2/1/02
    24            9,950,000         9,893,661     Fixed           8.5500%         8.4975%   5/27/99       8/1/99
    25            9,906,000         9,861,531     Fixed           7.9000%         7.8475%    5/7/99       7/1/99
---------------------------------------------------------------------------------------------------------------------
    26            9,500,000         9,486,109     Fixed           8.2600%         8.2075%   10/29/99      12/1/99
    27            9,339,260         9,321,284     Fixed           8.1830%         8.1305%   9/15/99       11/1/99
    28            9,100,000         9,100,000     Fixed           7.6000%         7.5175%   9/24/99       11/1/01
    29            8,292,855         8,180,386     Fixed           8.0900%         8.0375%   11/21/97      1/1/98
    30            8,250,000         8,074,555     Fixed           8.0300%         7.9775%    9/3/97       10/1/97
---------------------------------------------------------------------------------------------------------------------
    31            8,062,500         8,022,860     Fixed           7.5700%         7.5175%    5/7/99       7/1/99
    32            8,000,000         8,000,000     Fixed           7.7600%         7.7075%   5/24/99       7/1/00
   33.0           8,000,000         7,987,833     Fixed           8.1300%         8.0775%   10/1/99       12/1/99
   33.1           4,250,000         4,243,536     Fixed           8.1300%         8.0775%   10/1/99       12/1/99
   33.2           3,750,000         3,744,297     Fixed           8.1300%         8.0775%   10/1/99       12/1/99
---------------------------------------------------------------------------------------------------------------------
    34            7,400,000         7,400,000     Fixed           7.8200%         7.7175%   5/14/99       7/1/02
    35            7,400,000         7,388,897     Fixed           8.1750%         8.1225%   10/20/99      12/1/99
    36            7,350,000         7,341,422     Fixed           8.1900%         8.1375%   11/9/99       1/1/00
    37            7,344,000         7,338,118     Fixed           8.3100%         8.2575%   11/8/99       1/1/00
    38            7,100,000         7,071,750     Fixed           7.2100%         7.1575%   7/12/99       9/1/99
---------------------------------------------------------------------------------------------------------------------
    39            7,100,000         6,943,813     Fixed           6.2350%         6.1825%   9/29/98       12/1/98
    40            6,930,000         6,927,491     Fixed           8.5500%         8.4475%   12/20/99      2/1/00
    41            6,900,000         6,894,056     Fixed           8.1200%         8.0675%   11/10/99      1/1/00
    42            6,650,000         6,616,617     Fixed           6.8700%         6.8175%   6/11/99       8/1/99
    43            6,600,000         6,589,902     Fixed           8.1100%         8.0575%   10/14/99      12/1/99
---------------------------------------------------------------------------------------------------------------------
    44            6,600,000         6,582,296     Fixed           8.0600%         8.0075%   7/29/99       10/1/99
    45            6,550,000         6,550,000     Fixed           7.6000%         7.5175%   9/24/99       11/1/01
    46            6,500,000         6,480,939     Fixed           7.7400%         7.6875%   8/19/99       10/1/99
    47            6,500,000         6,458,143     Fixed           7.9550%         7.9025%   6/10/99       8/1/99
    48            6,200,000         6,178,786     Fixed           7.7600%         7.7075%   7/23/99       9/1/99
---------------------------------------------------------------------------------------------------------------------
    49            5,950,000         5,947,635     Fixed           8.3200%         8.2175%   12/15/99      2/1/00
    50            5,950,000         5,918,547     Fixed           7.6900%         7.6375%   4/22/99       6/1/99
    51            5,825,000         5,805,074     Fixed           8.2200%         8.1675%   6/30/99       8/1/99
    52            5,692,000         5,683,160     Fixed           8.0600%         8.0075%   10/12/99      12/1/99
    53            5,600,000         5,581,459     Fixed           7.8750%         7.7775%   7/26/99       9/1/99
---------------------------------------------------------------------------------------------------------------------
    54            5,465,000         5,465,000     Fixed           7.6000%         7.5175%   9/24/99       11/1/01
    55            5,300,000         5,276,275     Fixed           7.9100%         7.8575%   5/27/99       7/1/99
    56            5,250,000         5,224,407     Fixed           7.9800%         7.9275%   5/27/99       8/1/99
    57            5,200,000         5,188,967     Fixed           7.8700%         7.7675%   9/29/99       11/1/99
    58            5,125,000         5,117,437     Fixed           8.2300%         8.1275%   10/15/99      12/1/99
---------------------------------------------------------------------------------------------------------------------
    59            5,125,000         5,108,203     Fixed           7.9100%         7.8575%    7/7/99       9/1/99
    60            5,100,000         5,091,421     Fixed           8.5900%         8.5375%   9/30/99       11/1/99
    61            5,000,000         4,983,003     Fixed           8.2400%         8.1875%   6/21/99       8/1/99
    62            4,875,000         4,863,848     Fixed           8.6000%         8.5475%    8/9/99       10/1/99
    63            4,850,000         4,843,118     Fixed           8.6400%         8.5875%   11/23/99      1/1/00
---------------------------------------------------------------------------------------------------------------------
    64            4,850,000         4,829,957     Fixed           8.5770%         8.5245%   8/11/99       10/1/99
    65            4,835,000         4,819,609     Fixed           8.0100%         7.9575%   7/28/99       9/1/99
    66            4,762,000         4,736,898     Fixed           7.7000%         7.6475%    4/6/99       6/1/99
    67            4,700,000         4,687,213     Fixed           8.0100%         7.9575%   8/31/99       10/1/99
---------------------------------------------------------------------------------------------------------------------
   68.0           4,750,000         4,686,631     Fixed           7.1100%         7.0575%   7/24/98       9/1/98
   68.1           3,900,000         3,847,970     Fixed           7.1100%         7.0575%   7/24/98       9/1/98
   68.2             850,000           838,660     Fixed           7.1100%         7.0575%   7/24/98       9/1/98

   69.0           4,696,000         4,671,475     Fixed           Various         Various   9/14/99       11/1/99
   69.1           2,677,000         2,662,923     Fixed           9.0500%         8.9975%   9/14/99       11/1/99
   69.2           2,019,000         2,008,552     Fixed           9.1500%         9.0975%   9/14/99       11/1/99
---------------------------------------------------------------------------------------------------------------------
    70            4,636,000         4,624,363     Fixed           8.2900%         8.2375%    8/6/99       10/1/99
    71            4,475,000         4,460,120     Fixed           8.3100%         8.2125%   6/25/99       8/1/99
    72            4,351,000         4,349,509     Fixed           8.6800%         8.6275%   12/22/99      2/1/00
    73            4,350,000         4,343,483     Fixed           8.1800%         8.1275%   10/6/99       12/1/99
    74            4,250,000         4,243,555     Fixed           8.1400%         8.0875%   10/28/99      12/1/99
---------------------------------------------------------------------------------------------------------------------
   75.0           4,150,000         4,150,000     Fixed           8.0270%         7.9745%   12/2/99       1/1/01
   75.1           2,158,000         2,158,000     Fixed           8.0270%         7.9745%   12/2/99       1/1/01
   75.2           1,992,000         1,992,000     Fixed           8.0270%         7.9745%   12/2/99       1/1/01
    76            4,000,000         3,989,033     Fixed           7.9800%         7.9275%   10/21/99      12/1/99
    77            3,950,000         3,939,525     Fixed           8.1000%         8.0475%   8/31/99       10/1/99
---------------------------------------------------------------------------------------------------------------------
    78            4,000,000         3,858,162     Fixed           6.6840%         6.6315%   8/18/98       10/1/98
    79            3,843,625         3,798,761     Fixed           7.6250%         7.5725%   12/10/97      1/1/98
    80            3,800,000         3,787,564     Fixed           8.3600%         8.3075%   6/28/99       8/1/99
    81            3,698,000         3,678,553     Fixed           9.0500%         8.9975%   9/14/99       11/1/99
    82            3,600,000         3,597,003     Fixed           8.2100%         8.1575%   11/19/99      1/1/00
---------------------------------------------------------------------------------------------------------------------
    83            3,600,000         3,593,152     Fixed           8.2200%         8.1675%   9/29/99       11/1/99
    84            3,600,000         3,591,382     Fixed           8.4500%         8.3975%   8/23/99       10/1/99
    85            3,590,000         3,543,536     Fixed           8.7800%         8.7275%   8/20/99       10/1/99
    86            3,350,000         3,343,338     Fixed           8.0800%         8.0275%   9/10/99       11/1/99
    87            3,286,000         3,284,725     Fixed           8.3800%         8.3275%   11/29/99      2/1/00
---------------------------------------------------------------------------------------------------------------------
    88            3,260,439         3,216,755     Fixed           6.8700%         6.8175%   8/11/98       10/1/98
    89            3,200,000         3,186,609     Fixed           8.9500%         8.8975%   9/13/99       11/1/99
    90            3,175,000         3,172,367     Fixed           8.2200%         8.1675%   11/15/99      1/1/00
    91            3,150,000         3,147,296     Fixed           8.1300%         8.0775%   11/23/99      1/1/00
    92            3,075,000         3,065,288     Fixed           8.4700%         8.4175%   6/18/99       8/1/99
---------------------------------------------------------------------------------------------------------------------
    93            2,859,000         2,857,855     Fixed           8.3000%         8.1975%   12/10/99      2/1/00
    94            2,850,000         2,845,006     Fixed           8.4700%         8.4175%   9/28/99       11/1/99
    95            2,880,000         2,838,298     Fixed           6.7600%         6.7075%   7/20/98       9/1/98
    96            2,845,000         2,837,957     Fixed           8.4600%         8.4075%   10/15/99      12/1/99
    97            2,800,000         2,797,722     Fixed           8.2700%         8.2175%   11/16/99      1/1/00
---------------------------------------------------------------------------------------------------------------------
    98            2,750,000         2,742,067     Fixed           7.8000%         7.6975%   8/11/99       10/1/99
    99            2,720,000         2,716,096     Fixed           8.3200%         8.2675%   10/8/99       12/1/99
   100            2,732,000         2,713,749     Fixed           7.3100%         7.2575%    3/9/99       5/1/99
   101            2,690,000         2,688,993     Fixed           8.4700%         8.3675%   12/14/99      2/1/00
   102            2,670,000         2,670,000     Fixed           8.8000%         8.7475%   11/24/99      1/1/07
---------------------------------------------------------------------------------------------------------------------
   103            2,670,100         2,665,167     Fixed           8.3100%         8.2575%   9/30/99       11/1/99
   104            2,650,000         2,643,445     Fixed           8.3400%         8.2875%   8/27/99       10/1/99
   105            2,650,000         2,642,029     Fixed           8.2000%         8.1475%   7/29/99       9/1/99
   106            2,650,000         2,641,289     Fixed           7.9000%         7.8475%    7/8/99       9/1/99
   107            2,650,000         2,641,163     Fixed           7.8500%         7.7975%    7/8/99       9/1/99
---------------------------------------------------------------------------------------------------------------------
   108            2,661,979         2,625,889     Fixed           7.1600%         7.1075%   1/12/98       3/1/98
   109            2,560,000         2,550,630     Fixed           8.0000%         7.9475%   6/29/99       8/1/99
   110            2,525,000         2,521,113     Fixed           8.0900%         8.0375%   10/27/99      12/1/99
   111            2,500,000         2,498,722     Fixed           8.6000%         8.4975%   12/22/99      2/1/00
   112            2,500,000         2,495,847     Fixed           7.8300%         7.7775%   10/6/99       12/1/99
---------------------------------------------------------------------------------------------------------------------
   113            2,485,000         2,481,175     Fixed           8.0900%         7.9875%   10/21/99      12/1/99
   114            2,450,000         2,441,033     Fixed           8.0000%         7.9475%   6/29/99       8/1/99
   115            2,464,505         2,429,388     Fixed           7.7700%         7.7175%   9/23/97       11/1/97
   116            2,330,000         2,329,202     Fixed           8.6800%         8.5775%   12/17/99      2/1/00
   117            2,325,000         2,319,685     Fixed           7.6200%         7.5225%   9/16/99       11/1/99
---------------------------------------------------------------------------------------------------------------------
   118            2,325,000         2,317,402     Fixed           7.9200%         7.8675%   7/16/99       9/1/99
   119            2,300,000         2,292,593     Fixed           8.4100%         8.3575%   6/30/99       8/1/99
   120            2,245,000         2,244,065     Fixed           8.2000%         8.1475%   12/10/99      2/1/00
   121            2,240,000         2,236,685     Fixed           8.2200%         8.1675%   10/29/99      12/1/99
   122            2,250,000         2,208,771     Fixed           7.3100%         7.2575%   2/23/98       4/1/98
---------------------------------------------------------------------------------------------------------------------
   123            2,200,000         2,195,835     Fixed           8.3800%         8.3275%   10/29/99      12/1/99
   124            2,075,000         2,071,040     Fixed           8.2100%         8.1575%   9/28/99       11/1/99
   125            2,075,000         2,068,680     Fixed           7.6000%         7.5475%   8/13/99       10/1/99
   126            2,047,000         2,043,849     Fixed           8.0900%         7.9875%   10/21/99      12/1/99
   127            2,035,000         2,033,364     Fixed           8.3000%         8.1975%   11/30/99      1/1/00
---------------------------------------------------------------------------------------------------------------------
   128            2,050,000         2,014,634     Fixed           7.2100%         7.1575%   10/20/98      12/1/98
   129            2,000,000         1,994,103     Fixed           7.7200%         7.6175%   8/27/99       10/1/99
   130            2,025,827         1,990,492     Fixed           8.0490%         7.9965%   8/22/97       10/1/97
   131            2,025,000         1,981,397     Fixed           7.6250%         7.5725%   5/14/98       7/1/98
   132            2,000,000         1,969,388     Fixed           5.9600%         5.9075%   9/24/98       11/1/98
---------------------------------------------------------------------------------------------------------------------
   133            2,000,000         1,957,632     Fixed           8.2400%         8.1875%   9/10/97       10/1/97
   134            1,900,000         1,898,780     Fixed           9.0000%         8.9475%   12/8/99       2/1/00
   135            1,900,000         1,887,307     Fixed           7.3100%         7.2575%   3/22/99       5/1/99
   136            1,800,000         1,797,305     Fixed           8.4300%         8.3775%   11/16/99      1/1/00
   137            1,800,000         1,789,649     Fixed           8.4800%         8.4275%   6/30/99       8/1/99
---------------------------------------------------------------------------------------------------------------------
   138            1,790,000         1,783,665     Fixed           8.1100%         8.0575%   6/10/99       8/1/99
   139            1,749,600         1,741,937     Fixed           8.3000%         8.2475%   8/31/99       10/1/99
   140            1,725,000         1,721,623     Fixed           8.1300%         8.0325%   9/30/99       11/1/99
   141            1,700,000         1,696,052     Fixed           8.7500%         8.6975%   10/4/99       12/1/99
   142            1,700,000         1,690,624     Fixed           8.0000%         7.9475%   7/29/99       9/1/99
---------------------------------------------------------------------------------------------------------------------
   143            1,690,000         1,689,320     Fixed           8.2900%         8.2375%   12/17/99      2/1/00
   144            1,615,000         1,611,859     Fixed           8.1500%         8.0975%   9/20/99       11/1/99
   145            1,600,000         1,593,050     Fixed           8.3400%         8.2175%   8/23/99       10/1/99
   146            1,539,000         1,533,689     Fixed           7.7300%         7.6775%   7/21/99       9/1/99
   147            1,536,000         1,532,279     Fixed           8.4100%         8.3575%   8/13/99       10/1/99
---------------------------------------------------------------------------------------------------------------------
   148            1,500,000         1,493,766     Fixed           8.5500%         8.4975%   8/12/99       10/1/99
   149            1,500,000         1,490,371     Fixed           7.9700%         7.8675%   6/21/99       8/1/99
   150            1,520,000         1,490,058     Fixed           7.5000%         7.4475%   7/15/98       9/1/98
   151            1,473,000         1,470,189     Fixed           8.2100%         8.1575%   9/29/99       11/1/99
   152            1,500,000         1,468,246     Fixed           7.1000%         7.0475%   7/15/98       9/1/98
---------------------------------------------------------------------------------------------------------------------
   153            1,460,000         1,453,777     Fixed           8.4300%         8.3775%   7/30/99       10/1/99
   154            1,450,000         1,441,808     Fixed           8.5600%         8.5075%   6/14/99       8/1/99
   155            1,400,000         1,396,420     Fixed           8.3100%         8.2575%   10/19/99      12/1/99
   156            1,400,000         1,396,040     Fixed           8.4000%         8.3025%    7/2/99       9/1/99
   157            1,375,000         1,373,128     Fixed           8.4900%         8.4375%   10/15/99      12/1/99
---------------------------------------------------------------------------------------------------------------------
   158            1,360,000         1,357,380     Fixed           8.1800%         8.1275%   9/28/99       11/1/99
   159            1,363,000         1,349,759     Fixed           8.8200%         8.7675%   6/24/99       8/1/99
   160            1,350,000         1,343,776     Fixed           8.0500%         7.9975%   8/31/99       10/1/99
   161            1,338,000         1,331,291     Fixed           8.4500%         8.3975%   7/20/99       9/1/99
   162            1,300,000         1,295,636     Fixed           8.2800%         8.1775%   6/30/99       8/1/99
---------------------------------------------------------------------------------------------------------------------
   163            1,303,000         1,295,357     Fixed           8.3900%         8.3375%   6/18/99       8/1/99
   164            1,290,000         1,286,848     Fixed           8.5200%         8.4675%   11/1/99       12/1/99
   165            1,250,000         1,249,174     Fixed           8.7700%         8.7175%   11/10/99      1/1/00
   166            1,250,000         1,248,222     Fixed           8.3500%         8.2975%   10/22/99      12/1/99
   167            1,250,000         1,244,388     Fixed           8.1800%         8.1275%   8/20/99       10/1/99
---------------------------------------------------------------------------------------------------------------------
   168            1,200,000         1,198,303     Fixed           8.2600%         8.2075%   12/21/99      2/1/00
   169            1,200,000         1,197,940     Fixed           8.5300%         8.4775%   9/24/99       11/1/99
   170            1,200,000         1,197,710     Fixed           8.2100%         8.1575%   9/28/99       11/1/99
   171            1,200,000         1,196,056     Fixed           7.9000%         7.8475%    7/7/99       9/1/99
   172            1,203,000         1,195,853     Fixed           8.2700%         8.2175%   9/21/99       11/1/99
---------------------------------------------------------------------------------------------------------------------
   173            1,200,000         1,194,613     Fixed           8.1800%         8.1275%   8/20/99       10/1/99
   174            1,189,000         1,184,894     Fixed           8.1900%         8.1375%   6/21/99       8/1/99
   175            1,200,000         1,183,330     Fixed           6.4000%         6.3475%   8/31/98       11/1/98
   176            1,175,000         1,165,865     Fixed           8.1400%         8.0875%   8/19/99       10/1/99
   177            1,151,000         1,145,798     Fixed           8.9200%         8.8675%   7/30/99       9/1/99
---------------------------------------------------------------------------------------------------------------------
   178            1,130,000         1,127,788     Fixed           8.1300%         8.0775%   9/21/99       11/1/99
   179            1,129,400         1,125,027     Fixed           8.8800%         8.8275%   8/25/99       10/1/99
   180            1,125,000         1,120,324     Fixed           8.5500%         8.4975%   8/18/99       10/1/99
   181            1,120,000         1,117,469     Fixed           8.6400%         8.5875%   8/11/99       10/1/99
   182            1,120,000         1,116,501     Fixed           8.6100%         8.5575%   9/24/99       11/1/99
---------------------------------------------------------------------------------------------------------------------
   183            1,120,000         1,114,724     Fixed           8.7350%         8.6825%    7/6/99       9/1/99
   184            1,100,000         1,096,923     Fixed           9.0800%         9.0275%   9/10/99       11/1/99
   185            1,101,500         1,096,113     Fixed           8.5650%         8.5125%   7/29/99       9/1/99
   186            1,076,250         1,069,363     Fixed           7.7900%         7.7375%   1/29/99       4/1/99
   187            1,064,800         1,057,216     Fixed           8.2400%         8.1875%   5/18/99       7/1/99
---------------------------------------------------------------------------------------------------------------------
   188            1,050,000         1,050,000     Fixed           7.9660%         7.9135%   9/16/99       10/1/00
   189            1,054,000         1,046,175     Fixed           8.5600%         8.5075%   4/29/99       6/1/99
   190            1,046,600         1,045,814     Fixed           8.4700%         8.4175%   11/24/99      1/1/00
   191            1,042,300         1,039,559     Fixed           8.6300%         8.5775%   7/28/99       9/1/99
   192            1,030,000         1,022,481     Fixed           8.5700%         8.4475%   8/16/99       10/1/99
---------------------------------------------------------------------------------------------------------------------
   193            1,000,000           997,004     Fixed           8.6300%         8.5275%   6/30/99       8/1/99
   194            1,000,000           996,643     Fixed           8.2900%         8.2375%   9/27/99       11/1/99
   195            1,000,000           996,583     Fixed           8.2100%         8.1575%    9/7/99       11/1/99
   196            1,000,000           994,759     Fixed           8.2000%         8.1475%   11/18/99      1/1/00
   197            1,025,000           994,270     Fixed           8.3600%         8.3075%   9/23/97       11/1/97
---------------------------------------------------------------------------------------------------------------------
   198              990,000           984,863     Fixed           8.2900%         8.2375%   7/13/99       9/1/99
   199            1,000,000           967,927     Fixed           7.5000%         7.4475%   11/26/97      1/1/98
   200              965,000           961,280     Fixed           8.9000%         8.8475%    8/4/99       10/1/99
   201              960,000           959,273     Fixed           8.4500%         8.3525%   11/4/99       1/1/00
   202              960,000           956,968     Fixed           8.4700%         8.4175%   6/30/99       8/1/99
---------------------------------------------------------------------------------------------------------------------
   203              959,000           956,059     Fixed           8.6900%         8.6375%   9/29/99       11/1/99
   204              945,000           943,660     Fixed           8.3600%         8.3075%   10/18/99      12/1/99
   205              937,500           928,573     Fixed           8.4100%         8.3575%   2/11/99       4/1/99
   206              930,000           925,437     Fixed           8.5500%         8.4975%   7/23/99       9/1/99
   207              924,000           909,209     Fixed           7.6250%         7.5725%   10/1/98       12/1/98
---------------------------------------------------------------------------------------------------------------------
   208              900,000           898,391     Fixed           8.4100%         8.3575%   9/21/99       11/1/99
   209              850,000           847,090     Fixed           9.4300%         9.3775%   8/16/99       10/1/99
   210              840,000           835,029     Fixed           8.3500%         8.2975%    6/4/99       8/1/99
   211              835,600           831,556     Fixed           9.2300%         9.1775%   6/30/99       8/1/99
   212              826,000           822,661     Fixed           8.6800%         8.6275%   8/25/99       10/1/99
---------------------------------------------------------------------------------------------------------------------
   213              715,000           710,788     Fixed           9.1200%         9.0675%   5/18/99       7/1/99
   214              696,900           691,854     Fixed           8.1600%         8.1075%   5/17/99       7/1/99
   215              650,000           646,655     Fixed           8.9700%         8.9175%   6/18/99       8/1/99
   216              647,700           646,170     Fixed           9.3300%         9.2775%   11/12/99      1/1/00
   217              630,000           628,152     Fixed           8.8800%         8.8275%   9/28/99       11/1/99
---------------------------------------------------------------------------------------------------------------------
   218              540,200           537,523     Fixed           9.1300%         9.0775%    7/1/99       8/1/99
   219              532,500           531,198     Fixed           9.6200%         9.5675%   10/1/99       11/1/99
   220              520,600           519,450     Fixed           8.9700%         8.9175%   10/25/99      12/1/99
   221              503,000           501,860     Fixed           8.6300%         8.5275%    8/3/99       10/1/99
   222              510,000           499,773     Fixed           8.2500%         8.1975%   4/23/98       6/1/98
---------------------------------------------------------------------------------------------------------------------
   223              440,000           432,485     Fixed           9.3200%         9.2675%    7/1/99       8/1/99
   224              425,000           422,152     Fixed           8.5300%         8.4775%   5/11/99       7/1/99
   225              408,000           406,875     Fixed           9.1400%         9.0875%   9/17/99       11/1/99
   226              400,000           397,874     Fixed           8.8300%         8.7775%   6/11/99       8/1/99
   227              318,000           316,611     Fixed           9.0700%         9.0175%   7/30/99       9/1/99
---------------------------------------------------------------------------------------------------------------------
   228              285,000           279,690     Fixed           8.6250%         8.5725%   4/17/98       6/1/98
   229              228,000           227,345     Fixed           8.9700%         8.9175%   9/20/99       11/1/99
   230              202,000           200,576     Fixed           9.3900%         9.3375%    4/1/99       5/1/99

----------------------------------------------------------------------------------------------------------------------------------
                 INTEREST                     GRACE                         MONTHLY                CROSS
 CONTROL          ACCRUAL           DUE       PERIOD      PAYMENT            DEBT             COLLATERALIZED /
  NUMBER          METHOD            DATE      (DAYS)     FREQUENCY         SERVICE            CROSS DEFAULTED           SEASONING
----------------------------------------------------------------------------------------------------------------------------------
    1          Actual / 360           5          5             12       $ 275,890.49                                        5
    2          Actual / 360           1          5             12         240,855.39                                        5
    3            30 / 360             1          7             12         204,449.44                                       19
    4          Actual / 360           1         10             12         186,375.45                                        4
    5          Actual / 360           1          5             12         142,485.59                                        4
----------------------------------------------------------------------------------------------------------------------------------
    6          Actual / 360           1          5             12         117,863.05                                       17
    7          Actual / 360           1         10             12         117,294.20                                        4
    8          Actual / 360           1          5             12         125,869.45                                        1
   9.0         Actual / 360           1         10             12         131,388.93       6103493 & 6103494                7
   9.1         Actual / 360           1         10             12          80,114.38            6103493                     7
   9.2         Actual / 360           1         10             12          51,274.55            6103494                     7
    10         Actual / 360           1          5             12         108,202.41                                        3
----------------------------------------------------------------------------------------------------------------------------------
    11         Actual / 360           1          5             12          90,375.30                                        9
    12         Actual / 360           1          5             12          94,217.06                                        7
    13         Actual / 360           1         10             12          87,287.49                                        3
    14         Actual / 360           1          5             12          80,712.10                                        8
    15         Actual / 360           1         10             12          85,346.92                                        2
----------------------------------------------------------------------------------------------------------------------------------
    16         Actual / 360           1          7             12          79,333.58                                        8
    17         Actual / 360           1         10             12          76,768.62                                        3
    18         Actual / 360           1         10             12          74,118.42                                        4
    19         Actual / 360           1          5             12          78,033.11                                        2
    20         Actual / 360           1         10             12          75,651.99                                        4
----------------------------------------------------------------------------------------------------------------------------------
    21         Actual / 360           1          5             12          77,159.76                                        3
    22         Actual / 360           1         10             12          77,275.81                                        1
    23         Actual / 360           1         10             12          73,795.16                                        1
    24         Actual / 360           1          5             12          80,455.63                                        7
    25         Actual / 360           1          7             12          71,997.34                                        8
----------------------------------------------------------------------------------------------------------------------------------
    26         Actual / 360           1          5             12          71,437.12                                        3
    27         Actual / 360           1          5             12          69,723.33                                        4
    28         Actual / 360           1         10             12          65,483.27                                        4
    29         Actual / 360           1          5             12          66,009.45                                       26
    30           30 / 360             1          5             12          60,708.20                                       29
----------------------------------------------------------------------------------------------------------------------------------
    31         Actual / 360           1          7             12          56,761.13                                        8
    32         Actual / 360           1         10             12          57,368.27                                        8
   33.0        Actual / 360           1          5             12          59,427.78         99170 & 99104                  3
   33.1        Actual / 360           1          5             12          31,571.01             99170                      3
   33.2        Actual / 360           1          5             12          27,856.77             99104                      3
----------------------------------------------------------------------------------------------------------------------------------
    34         Actual / 360           1         10             12          54,627.97                                        8
    35         Actual / 360           1          5             12          55,204.04                                        3
    36         Actual / 360           1         10             12          56,109.70                                        2
    37         Actual / 360           1          5             12          55,483.10                                        2
    38         Actual / 360           1          5             12          48,242.04                                        6
----------------------------------------------------------------------------------------------------------------------------------
    39         Actual / 360           1          5             12          46,776.11                                       16
    40         Actual / 360           1         10             12          53,531.47                                        1
    41         Actual / 360           1          5             12          51,208.15                                        2
    42         Actual / 360           1          5             12          43,663.55                                        7
    43         Actual / 360           1         10             12          48,935.52                                        3
----------------------------------------------------------------------------------------------------------------------------------
    44         Actual / 360           1          5             12          48,704.81                                        5
    45         Actual / 360           1         10             12          47,133.56                                        4
    46         Actual / 360           1         10             12          46,521.89                                        5
    47         Actual / 360           1          5             12          49,974.44                                        7
    48         Actual / 360           1          5             12          44,460.41                                        6
----------------------------------------------------------------------------------------------------------------------------------
    49         Actual / 360           1         10             12          44,993.50                                        1
    50         Actual / 360           1          5             12          42,380.10                                        9
    51         Actual / 360           1          5             12          43,638.49                                        7
    52         Actual / 360           1          5             12          42,004.20                                        3
    53         Actual / 360           1          5             12          40,603.89                                        6
----------------------------------------------------------------------------------------------------------------------------------
    54         Actual / 360           1         10             12          39,325.94                                        4
    55         Actual / 360           1         10             12          38,557.51                                        8
    56         Actual / 360           1          5             12          39,325.91                                        7
    57         Actual / 360           1         10             12          37,685.56                                        4
    58         Actual / 360           1         10             12          38,430.38                                        3
----------------------------------------------------------------------------------------------------------------------------------
    59         Actual / 360           1          5             12          37,284.39                                        6
    60         Actual / 360           1          5             12          39,540.35                                        4
    61         Actual / 360           1          5             12          37,528.19                                        7
    62         Actual / 360           1          5             12          37,830.57                                        5
    63         Actual / 360           1         10             12          39,512.14                                        2
----------------------------------------------------------------------------------------------------------------------------------
    64         Actual / 360           1          5             12          39,305.50                                        5
    65         Actual / 360           1         10             12          35,511.23                                        6
    66         Actual / 360           1          5             12          33,951.16                                        9
    67         Actual / 360           1          5             12          34,519.71                                        5
----------------------------------------------------------------------------------------------------------------------------------
   68.0        Actual / 360           1          5             12          31,953.55         98644 & 98366                 18
   68.1        Actual / 360           1          5             12          26,235.55             98644                     18
   68.2        Actual / 360           1          5             12           5,718.00             98366                     18

   69.0        Actual / 360           1         10             12          42,532.51       6103682 & 6103683                4
   69.1        Actual / 360           1         10             12          24,171.81            6103682                     4
   69.2        Actual / 360           1         10             12          18,360.70            6103683                     4
----------------------------------------------------------------------------------------------------------------------------------
    70         Actual / 360           1          7             12          34,959.17                                        5
    71         Actual / 360           1          5             12          33,808.13                                        7
    72         Actual / 360           1          5             12          34,012.04                                        1
    73         Actual / 360           1          5             12          32,466.28                                        3
    74         Actual / 360           1         10             12          31,600.77                                        3
----------------------------------------------------------------------------------------------------------------------------------
   75.0        Actual / 360           1          5             12          30,529.38         99186 & 99200                  2
   75.1        Actual / 360           1          5             12          15,875.28             99186                      2
   75.2        Actual / 360           1          5             12          14,654.10             99200                      2
    76         Actual / 360           1          5             12          30,819.67                                        3
    77         Actual / 360           1          5             12          29,259.53                                        5
----------------------------------------------------------------------------------------------------------------------------------
    78           30 / 360             1          5             12          30,257.81                                       17
    79         Actual / 360           1         10             12          29,266.15                                       26
    80         Actual / 360           1          5             12          28,842.52                                        7
    81         Actual / 360           1         10             12          33,390.87                                        4
    82         Actual / 360           1          5             12          26,944.43                                        2
----------------------------------------------------------------------------------------------------------------------------------
    83         Actual / 360           1          5             12          26,969.71                                        4
    84         Actual / 360           1          5             12          27,553.42                                        5
    85         Actual / 360           1         10             12          35,943.84                                        5
    86         Actual / 360           1          5             12          24,768.20                                        4
    87         Actual / 360           1          5             12          24,987.57                                        1
----------------------------------------------------------------------------------------------------------------------------------
    88         Actual / 360           1          5             12          21,407.87                                       18
    89         Actual / 360           1         10             12          27,771.96                                        4
    90         Actual / 360           1          5             12          23,785.79                                        2
    91         Actual / 360           1          5             12          23,399.69                                        2
    92         Actual / 360           1          5             12          23,578.74                                        7
----------------------------------------------------------------------------------------------------------------------------------
    93         Actual / 360           1         10             12          21,579.29                                        1
    94         Actual / 360           1          5             12          21,853.47                                        4
    95         Actual / 360           1          5             12          18,698.77                                       18
    96         Actual / 360           1         10             12          22,832.07                                        3
    97         Actual / 360           1          5             12          21,074.85                                        2
----------------------------------------------------------------------------------------------------------------------------------
    98         Actual / 360           1         10             12          19,796.44                                        5
    99         Actual / 360           1         10             12          20,568.46                                        3
   100         Actual / 360           1          5             12          18,748.37                                       10
   101         Actual / 360           1         10             12          20,626.61                                        1
   102         Actual / 360           1         10             12          22,908.70                                        2
----------------------------------------------------------------------------------------------------------------------------------
   103         Actual / 360           1         10             12          20,172.31                                        4
   104         Actual / 360           1          5             12          20,076.48                                        5
   105         Actual / 360           1          5             12          19,815.49                                        6
   106         Actual / 360           1          5             12          19,260.34                                        6
   107         Actual / 360           1          5             12          19,168.37                                        6
----------------------------------------------------------------------------------------------------------------------------------
   108         Actual / 360           1         10             12          19,401.55                                       24
   109         Actual / 360           1          7             12          18,784.37                                        7
   110         Actual / 360           1          5             12          18,686.22                                        3
   111         Actual / 360           1         10             12          19,791.85                                        1
   112         Actual / 360           1          7             12          18,048.71                                        3
----------------------------------------------------------------------------------------------------------------------------------
   113         Actual / 360           1         10             12          18,390.20                                        3
   114         Actual / 360           1          5             12          17,977.23                                        7
   115         Actual / 360           1          5             12          18,995.81                                       28
   116         Actual / 360           1         10             12          18,213.76                                        1
   117         Actual / 360           1          5             12          16,448.21                                        4
----------------------------------------------------------------------------------------------------------------------------------
   118         Actual / 360           1          5             12          16,930.54                                        6
   119         Actual / 360           1          5             12          17,538.52                                        7
   120         Actual / 360           1          5             12          16,787.09                                        1
   121         Actual / 360           1          5             12          16,781.15                                        3
   122         Actual / 360           1          5             12          15,596.24                                       23
----------------------------------------------------------------------------------------------------------------------------------
   123         Actual / 360           1         10             12          17,081.97                                        3
   124         Actual / 360           1          5             12          15,530.47                                        4
   125         Actual / 360           1         10             12          14,651.05                                        5
   126         Actual / 360           1         10             12          15,148.79                                        3
   127         Actual / 360           1         10             12          15,359.87                                        2
----------------------------------------------------------------------------------------------------------------------------------
   128         Actual / 360           1          5             12          14,764.75                                       15
   129         Actual / 360           1         10             12          14,286.81                                        5
   130           30 / 360             1          5             12          15,963.33                                       29
   131         Actual / 360           1          5             12          15,129.61                                       20
   132         Actual / 360           1          5             12          11,939.63                                       16
----------------------------------------------------------------------------------------------------------------------------------
   133           30 / 360             1         10             12          15,011.27                                       29
   134         Actual / 360           1          5             12          15,944.73                                        1
   135         Actual / 360           1          5             12          13,038.76                                       10
   136         Actual / 360           1         10             12          14,409.28                                        2
   137         Actual / 360           1          5             12          14,469.84                                        7
----------------------------------------------------------------------------------------------------------------------------------
   138         Actual / 360           1          5             12          13,271.91                                        7
   139         Actual / 360           1          5             12          13,853.23                                        5
   140         Actual / 360           1          5             12          12,814.12                                        4
   141         Actual / 360           1          5             12          13,976.44                                        3
   142         Actual / 360           1          5             12          13,120.88                                        6
----------------------------------------------------------------------------------------------------------------------------------
   143         Actual / 360           1         10             12          12,743.96                                        1
   144         Actual / 360           1          5             12          12,019.61                                        4
   145         Actual / 360           1         10             12          12,711.58                                        5
   146         Actual / 360           1          7             12          11,004.32                                        6
   147         Actual / 360           1          5             12          11,712.68                                        5
----------------------------------------------------------------------------------------------------------------------------------
   148         Actual / 360           1          5             12          12,128.99                                        5
   149         Actual / 360           1         10             12          11,547.45                                        7
   150         Actual / 360           1          5             12          11,232.67                                       18
   151         Actual / 360           1          5             12          11,024.76                                        4
   152         Actual / 360           1          5             12          10,697.57                                       18
----------------------------------------------------------------------------------------------------------------------------------
   153         Actual / 360           1         10             12          11,687.52                                        5
   154         Actual / 360           1          5             12          11,734.48                                        7
   155         Actual / 360           1          5             12          11,094.49                                        3
   156         Actual / 360           1          5             12          10,665.73                                        6
   157         Actual / 360           1          5             12          10,562.82                                        3
----------------------------------------------------------------------------------------------------------------------------------
   158         Actual / 360           1          5             12          10,150.38                                        4
   159         Actual / 360           1          5             12          12,105.92                                        7
   160         Actual / 360           1          5             12          10,464.27                                        5
   161         Actual / 360           1          5             12          10,728.89                                        6
   162         Actual / 360           1         10             12           9,793.90                                        7
----------------------------------------------------------------------------------------------------------------------------------
   163         Actual / 360           1          5             12          10,395.70                                        7
   164         Actual / 360           1          5             12          10,404.82                                        3
   165         Actual / 360           1          5             12           9,851.62                                        2
   166         Actual / 360           1          5             12           9,478.85                                        3
   167         Actual / 360           1          5             12           9,797.23                                        5
----------------------------------------------------------------------------------------------------------------------------------
   168         Actual / 360           1         10             12          10,232.32                                        1
   169         Actual / 360           1          5             12           9,252.49                                        4
   170         Actual / 360           1          5             12           8,981.48                                        4
   171         Actual / 360           1         10             12           8,721.66                                        6
   172         Actual / 360           1          5             12          10,265.46                                        4
----------------------------------------------------------------------------------------------------------------------------------
   173         Actual / 360           1          5             12           9,405.34                                        5
   174         Actual / 360           1         10             12           8,882.46                                        7
   175         Actual / 360           1          5             12           7,506.07                                       17
   176         Actual / 360           1          5             12           9,930.79                                        5
   177         Actual / 360           1          5             12           9,596.17                                        6
----------------------------------------------------------------------------------------------------------------------------------
   178         Actual / 360           1          5             12           8,394.17                                        4
   179         Actual / 360           1         10             12           9,385.25                                        5
   180         Actual / 360           1          5             12           9,096.74                                        5
   181         Actual / 360           1         10             12           8,723.21                                        5
   182         Actual / 360           1          5             12           9,101.72                                        4
----------------------------------------------------------------------------------------------------------------------------------
   183         Actual / 360           1          5             12           9,196.60                                        6
   184         Actual / 360           1          5             12           9,291.49                                        4
   185         Actual / 360           1         10             12           8,917.88                                        6
   186         Actual / 360           1          5             12           7,740.16                                       11
   187         Actual / 360           1         10             12           8,388.30                                        8
----------------------------------------------------------------------------------------------------------------------------------
   188         Actual / 360           1          5             12           7,679.66                                        5
   189         Actual / 360           1          5             12           8,529.75                                        9
   190         Actual / 360           1          5             12           8,025.21                                        2
   191         Actual / 360           1         10             12           8,110.61                                        6
   192         Actual / 360           1          5             12           8,984.27                                        5
----------------------------------------------------------------------------------------------------------------------------------
   193         Actual / 360           1         10             12           7,781.48                                        7
   194         Actual / 360           1          5             12           7,911.25                                        4
   195         Actual / 360           1          5             12           7,857.79                                        4
   196         Actual / 360           1          5             12           9,672.34                                        2
   197         Actual / 360           1          5             12           8,237.08                                       28
----------------------------------------------------------------------------------------------------------------------------------
   198         Actual / 360           1          5             12           7,832.14                                        6
   199           30 / 360             1          5             12           7,389.92                                       26
   200         Actual / 360           1         10             12           8,032.27                                        5
   201         Actual / 360           1          5             12           7,347.58                                        2
   202         Actual / 360           1          5             12           7,361.17                                        7
----------------------------------------------------------------------------------------------------------------------------------
   203         Actual / 360           1         10             12           7,845.30                                        4
   204         Actual / 360           1          5             12           7,172.68                                        3
   205         Actual / 360           1          5             12           7,492.23                                       11
   206         Actual / 360           1          5             12           7,519.97                                        6
   207         Actual / 360           1          5             12           6,903.58                                       16
----------------------------------------------------------------------------------------------------------------------------------
   208         Actual / 360           1          5             12           6,862.90                                        4
   209         Actual / 360           1          5             12           7,385.10                                        5
   210         Actual / 360           1          5             12           6,679.21                                        7
   211         Actual / 360           1         10             12           7,144.40                                        7
   212         Actual / 360           1         10             12           6,751.67                                        5
----------------------------------------------------------------------------------------------------------------------------------
   213         Actual / 360           1          5             12           6,059.12                                        8
   214         Actual / 360           1         10             12           5,452.86                                        8
   215         Actual / 360           1         10             12           5,441.43                                        7
   216         Actual / 360           1          5             12           5,965.69                                        2
   217         Actual / 360           1          5             12           5,235.26                                        4
----------------------------------------------------------------------------------------------------------------------------------
   218         Actual / 360           1         10             12           4,581.52                                        7
   219         Actual / 360           1         15             12           4,696.93                                        4
   220         Actual / 360           1         10             12           4,358.17                                        3
   221         Actual / 360           1         10             12           3,914.07                                        5
   222         Actual / 360           1          5             12           4,021.10                                       21
----------------------------------------------------------------------------------------------------------------------------------
   223         Actual / 360           1          5             12           4,546.92                                        7
   224         Actual / 360           1          5             12           3,430.81                                        8
   225         Actual / 360           1         10             12           3,463.12                                        4
   226         Actual / 360           1          5             12           3,310.34                                        7
   227         Actual / 360           1          5             12           2,683.90                                        6
----------------------------------------------------------------------------------------------------------------------------------
   228         Actual / 360           1          5             12           2,318.95                                       21
   229         Actual / 360           1          5             12           1,908.69                                        4
   230         Actual / 360           1          5             12           1,749.45                                       10

--------------------------------------------------------------------------------------------------------------------------------
 CONTROL
  NUMBER        LO      DEF     YM5    YM4     YM3     YM2     YM1    YM.5     YM     5%      4%      3%      2%      1%    OPEN
--------------------------------------------------------------------------------------------------------------------------------
    1           36      96       0      0       0       0       0       6      0       0       0       0       0       0      6
    2           37       0       0      0       0       0      80       0      0       0       0       0       0       0      3
    3           83      91       0      0       0       0       0       0      0       0       0       0       0       0      6
    4           48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
    5           36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
    6           41      76       0      0       0       0       0       0      0       0       0       0       0       0      3
    7           48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
    8           25      92       0      0       0       0       0       0      0       0       0       0       0       0      3
   9.0          48      66       0      0       0       0       0       0      0       0       0       0       0       0      6
   9.1          48      66       0      0       0       0       0       0      0       0       0       0       0       0      6
   9.2          48      66       0      0       0       0       0       0      0       0       0       0       0       0      6
    10          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
    11          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    12          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    13          39      18       0      0       0       0       0       0      0       0       0       0       0       0      3
    14          32      85       0      0       0       0       0       0      0       0       0       0       0       0      3
    15          48      66       0      0       0       0       0       0      0       0       0       0       0       0      6
--------------------------------------------------------------------------------------------------------------------------------
    16          32      82       0      0       0       0       0       0      0       0       0       0       0       0      6
    17          35      82       0      0       0       0       0       0      0       0       0       0       0       0      3
    18          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
    19          26      91       0      0       0       0       0       0      0       0       0       0       0       0      3
    20          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
    21          27      90       0      0       0       0       0       0      0       0       0       0       0       0      3
    22          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
    23          50      64       0      0       0       0       0       0      0       0       0       0       0       0      6
    24          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    25          32      82       0      0       0       0       0       0      0       0       0       0       0       0      6
--------------------------------------------------------------------------------------------------------------------------------
    26          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    27          28      89       0      0       0       0       0       0      0       0       0       0       0       0      3
    28          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
    29          70       0       0      0       0       0      11       0      0       0       0       0       0       0      3
    30           0       0       0      0       0       0     126       0      0       0       0       0       0       0      6
--------------------------------------------------------------------------------------------------------------------------------
    31          32      82       0      0       0       0       0       0      0       0       0       0       0       0      6
    32          60      69       0      0       0       0       0       0      0       0       0       0       0       0      3
   33.0         36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
   33.1         36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
   33.2         36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
    34          48      66       0      0       0       0       0       0      0       0       0       0       0       0      6
    35          36      45       0      0       0       0       0       0      0       0       0       0       0       0      3
    36          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    37          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    38          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
    39          40     257       0      0       0       0       0       0      0       0       0       0       0       0      3
    40          37      80       0      0       0       0       0       0      0       0       0       0       0       0      3
    41          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    42          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    43          60     117       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
    44          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    45          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
    46          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    47          31      86       0      0       0       0       0       0      0       0       0       0       0       0      3
    48          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
    49          48      66       0      0       0       0       0       0      0       0       0       0       0       0      6
    50          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    51          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    52          47       0       0      0       0       0      70       0      0       0       0       0       0       0      3
    53          30      87       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
    54          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
    55          48      66       0      0       0       0       0       0      0       0       0       0       0       0      6
    56          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    57          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
    58          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
    59          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    60          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    61          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    62          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    63          60     117       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
    64          36     201       0      0       0       0       0       0      0       0       0       0       0       0      3
    65          43      74       0      0       0       0       0       0      0       0       0       0       0       0      3
    66          33      81       0      0       0       0       0       0      0       0       0       0       0       0      6
    67          36      93       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
   68.0         42      75       0      0       0       0       0       0      0       0       0       0       0       0      3
   68.1         42      75       0      0       0       0       0       0      0       0       0       0       0       0      3
   68.2         42      75       0      0       0       0       0       0      0       0       0       0       0       0      3

   69.0         48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
   69.1         48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
   69.2         48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
    70          29      88       0      0       0       0       0       0      0       0       0       0       0       0      3
    71          31      23       0      0       0       0       0       0      0       0       0       0       0       0      6
    72          25      91       0      0       0       0       0       0      0       0       0       0       0       0      4
    73          73       0       0      0       0       0      44       0      0       0       0       0       0       0      3
    74          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
   75.0         36      45       0      0       0       0       0       0      0       0       0       0       0       0      3
   75.1         36      45       0      0       0       0       0       0      0       0       0       0       0       0      3
   75.2         36      45       0      0       0       0       0       0      0       0       0       0       0       0      3
    76          27      90       0      0       0       0       0       0      0       0       0       0       0       0      3
    77          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
    78          41     195       0      0       0       0       0       0      0       0       0       0       0       0      3
    79          49       0       0      0       0       0      80       0      0       0       0       0       0       0      3
    80          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    81          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
    82          26      91       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
    83          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    84          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    85          84      90       0      0       0       0       0       0      0       0       0       0       0       0      6
    86          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    87          25      92       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
    88          42      75       0      0       0       0       0       0      0       0       0       0       0       0      3
    89          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
    90          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
    91          26      91       0      0       0       0       0       0      0       0       0       0       0       0      3
    92          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
    93          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
    94          36     201       0      0       0       0       0       0      0       0       0       0       0       0      3
    95          42      75       0      0       0       0       0       0      0       0       0       0       0       0      3
    96          27      90       0      0       0       0       0       0      0       0       0       0       0       0      3
    97          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
    98          48      66       0      0       0       0       0       0      0       0       0       0       0       0      6
    99          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
   100          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
   101          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
   102          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
   103          47      67       0      0       0       0       0       0      0       0       0       0       0       0      6
   104          29      88       0      0       0       0       0       0      0       0       0       0       0       0      3
   105          30      87       0      0       0       0       0       0      0       0       0       0       0       0      3
   106          36      45       0      0       0       0       0       0      0       0       0       0       0       0      3
   107          36      21       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
   108          60       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   109          31      86       0      0       0       0       0       0      0       0       0       0       0       0      3
   110          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
   111          47      70       0      0       0       0       0       0      0       0       0       0       0       0      3
   112          46       0       0      0       0       0       0       0      0      12      12      12      12      23      3
--------------------------------------------------------------------------------------------------------------------------------
   113          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
   114          31      86       0      0       0       0       0       0      0       0       0       0       0       0      3
   115          60       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   116          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
   117          48       0       0      0       0       0       0       0      0      12      12      12      12      21      3
--------------------------------------------------------------------------------------------------------------------------------
   118          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
   119          31      86       0      0       0       0       0       0      0       0       0       0       0       0      3
   120          25      92       0      0       0       0       0       0      0       0       0       0       0       0      3
   121          27      90       0      0       0       0       0       0      0       0       0       0       0       0      3
   122          60       0       0      0       0       0      57       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
   123          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
   124          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
   125          48      66       0      0       0       0       0       0      0       0       0       0       0       0      6
   126          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
   127          47       0       0      0       0       0      70       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
   128          39      78       0      0       0       0       0       0      0       0       0       0       0       0      3
   129          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
   130           0       0       0      0       0       0     128       0      0       0       0       0       0       0      4
   131          47       0       0      0       0       0      67       0      0       0       0       0       0       0      6
   132          42      75       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
   133          61       0       0      0       0       0      68       0      0       0       0       0       0       0      3
   134          25      92       0      0       0       0       0       0      0       0       0       0       0       0      3
   135          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
   136          47      70       0      0       0       0       0       0      0       0       0       0       0       0      3
   137          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
   138          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
   139          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   140          28      89       0      0       0       0       0       0      0       0       0       0       0       0      3
   141          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   142          30      87       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
   143          48      66       0      0       0       0       0       0      0       0       0       0       0       0      6
   144          60       0       0      0       0       0      57       0      0       0       0       0       0       0      3
   145          48       0       0      0       0       0      69       0      0       0       0       0       0       0      3
   146          30      87       0      0       0       0       0       0      0       0       0       0       0       0      3
   147          29      88       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
   148          60       0       0      0       0       0      57       0      0       0       0       0       0       0      3
   149          56      60       0      0       0       0       0       0      0       0       0       0       0       0      4
   150          47       0       0      0       0       0      67       0      0       0       0       0       0       0      6
   151          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
   152          43      74       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
   153          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   154          31      86       0      0       0       0       0       0      0       0       0       0       0       0      3
   155          72       0       0      0       0       0      45       0      0       0       0       0       0       0      3
   156          30      87       0      0       0       0       0       0      0       0       0       0       0       0      3
   157          48       0       0      0       0       0      69       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
   158          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
   159          31     206       0      0       0       0       0       0      0       0       0       0       0       0      3
   160          60       0       0      0       0       0      57       0      0       0       0       0       0       0      3
   161          30      85       0      0       0       0       0       0      0       0       0       0       0       0      5
   162          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
   163          48      66       0      0       0       0       0       0      0       0       0       0       0       0      6
   164          27      90       0      0       0       0       0       0      0       0       0       0       0       0      3
   165          73       0       0      0       0       0      44       0      0       0       0       0       0       0      3
   166          27      90       0      0       0       0       0       0      0       0       0       0       0       0      3
   167          60       0       0      0       0       0      57       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
   168          73     104       0      0       0       0       0       0      0       0       0       0       0       0      3
   169          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
   170          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
   171          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   172          28      89       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
   173          60       0       0      0       0       0      57       0      0       0       0       0       0       0      3
   174          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   175          41      76       0      0       0       0       0       0      0       0       0       0       0       0      3
   176          29      88       0      0       0       0       0       0      0       0       0       0       0       0      3
   177          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
--------------------------------------------------------------------------------------------------------------------------------
   178          28      89       0      0       0       0       0       0      0       0       0       0       0       0      3
   179          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   180          47       0       0      0       0       0      67       0      0       0       0       0       0       0      6
   181          48       0       0      0       0       0      69       0      0       0       0       0       0       0      3
   182          28      89       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
   183          30      87       0      0       0       0       0       0      0       0       0       0       0       0      3
   184          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   185          30      84       0      0       0       0       0       0      0       0       0       0       0       0      6
   186          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
   187          42       0       0      0       0       0      72       0      0       0       0       0       0       0      6
--------------------------------------------------------------------------------------------------------------------------------
   188          36      45       0      0       0       0       0       0      0       0       0       0       0       0      3
   189          48       0       0      0       0       0      69       0      0       0       0       0       0       0      3
   190          26      91       0      0       0       0       0       0      0       0       0       0       0       0      3
   191          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   192          29      88       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
   193          48      66       0      0       0       0       0       0      0       0       0       0       0       0      6
   194          60       0       0      0       0       0      57       0      0       0       0       0       0       0      3
   195          28      86       0      0       0       0       0       0      0       0       0       0       0       0      6
   196          26     151       0      0       0       0       0       0      0       0       0       0       0       0      3
   197           0       0       0      0       0       0       0       0      0      12      12      24      24      12     48
--------------------------------------------------------------------------------------------------------------------------------
   198          60       0       0      0       0       0      57       0      0       0       0       0       0       0      3
   199          35       0       0      0       0       0      79       0      0       0       0       0       0       0      6
   200          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   201          26      91       0      0       0       0       0       0      0       0       0       0       0       0      3
   202          36      93       0      0       0       0       0       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
   203          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   204          72       0       0      0       0       0      45       0      0       0       0       0       0       0      3
   205          36      81       0      0       0       0       0       0      0       0       0       0       0       0      3
   206          30      87       0      0       0       0       0       0      0       0       0       0       0       0      3
   207          47       0       0      0       0       0      68       0      0       0       0       0       0       0      6
--------------------------------------------------------------------------------------------------------------------------------
   208          60       0       0      0       0       0      57       0      0       0       0       0       0       0      3
   209          60       0       0      0       0       0      57       0      0       0       0       0       0       0      3
   210          60       0       0      0       0       0      57       0      0       0       0       0       0       0      3
   211          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   212          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
--------------------------------------------------------------------------------------------------------------------------------
   213          60       0       0      0       0       0      57       0      0       0       0       0       0       0      3
   214          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   215          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   216         121       0       0      0       0       0     113       0      0       0       0       0       0       0      6
   217          47       0       0      0       0       0      70       0      0       0       0       0       0       0      3
--------------------------------------------------------------------------------------------------------------------------------
   218          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   219          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   220          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   221          48      69       0      0       0       0       0       0      0       0       0       0       0       0      3
   222          47       0       0      0       0       0      67       0      0       0       0       0       0       0      6
--------------------------------------------------------------------------------------------------------------------------------
   223          31     143       0      0       0       0       0       0      0       0       0       0       0       0      6
   224          60       0       0      0       0       0      57       0      0       0       0       0       0       0      3
   225          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   226          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   227          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
--------------------------------------------------------------------------------------------------------------------------------
   228          47       0       0      0       0       0      67       0      0       0       0       0       0       0      6
   229          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6
   230          48       0       0      0       0       0      66       0      0       0       0       0       0       0      6

---------------------------------------------------------------------------------------------------------------
                   YIELD                              ORIGINAL                                       REMAINING
                MAINTENANCE           ORIGINAL         TERM TO    MATURITY           REMAINING        TERM TO
 CONTROL        DESCRIPTION         AMORTIZATION      MATURITY    DATE OR           AMORTIZATION      MATURITY
  NUMBER         CATEGORY               TERM           OR ARD       ARD                 TERM           OR ARD
---------------------------------------------------------------------------------------------------------------
    1          Treasury Flat                360           144    8/5/11                   355              139
    2          Treasury Flat                360           120    9/1/09                   355              115
    3                                       360           180    7/1/13                   341              161
    4                                       336           120   10/1/09                   336              116
    5                                       360           120   10/1/09                   356              116
---------------------------------------------------------------------------------------------------------------
    6                                       360           120    9/1/08                   343              103
    7                                       336           120   10/1/09                   336              116
    8                                       300           120    1/1/10                   299              119
   9.0                                      300           120    7/1/09                   293              113
   9.1                                      300           120    7/1/09                   293              113
   9.2                                      300           120    7/1/09                   293              113
    10                                      324           120   11/1/09                   321              117
---------------------------------------------------------------------------------------------------------------
    11                                      360           120    5/1/09                   351              111
    12                                      360           120    7/1/09                   353              113
    13                                      336            60   11/1/04                   333               57
    14                                      360           120    6/1/09                   352              112
    15                                      360           120   12/1/09                   358              118
---------------------------------------------------------------------------------------------------------------
    16                                      360           120    6/1/09                   352              112
    17                                      360           120   11/1/09                   357              117
    18                                      336           120   10/1/09                   336              116
    19                                      360           120   12/1/09                   358              118
    20                                      336           120   10/1/09                   336              116
---------------------------------------------------------------------------------------------------------------
    21                                      360           120   11/1/09                   357              117
    22                                      360           120    1/1/10                   359              119
    23                                      360           120    1/1/10                   360              119
    24                                      300           120    7/1/09                   293              113
    25                                      292           120    6/1/09                   284              112
---------------------------------------------------------------------------------------------------------------
    26                                      360           120   11/1/09                   357              117
    27                                      360           120   10/1/09                   356              116
    28                                      336           120   10/1/09                   336              116
    29         Treasury Flat                300            84   12/1/04                   274               58
    30         Treasury Flat                360           132    9/1/08                   331              103
---------------------------------------------------------------------------------------------------------------
    31                                      360           120    6/1/09                   352              112
    32                                      360           132    6/1/10                   360              124
   33.0                                     360           120   11/1/09                   357              117
   33.1                                     360           120   11/1/09                   357              117
   33.2                                     360           120   11/1/09                   357              117
---------------------------------------------------------------------------------------------------------------
    34                                      330           120    6/1/09                   330              112
    35                                      360            84   11/1/06                   357               81
    36                                      330           120   12/1/09                   328              118
    37                                      360           120   12/1/09                   358              118
    38                                      360           120    8/1/09                   354              114
---------------------------------------------------------------------------------------------------------------
    39                                      300           300   10/1/23                   285              284
    40                                      360           120    1/1/10                   359              119
    41                                      360           120   12/1/09                   358              118
    42                                      360           120    7/1/09                   353              113
    43                                      360           180   11/1/14                   357              177
---------------------------------------------------------------------------------------------------------------
    44                                      360           120    9/1/09                   355              115
    45                                      336           120   10/1/09                   336              116
    46                                      360           120    9/1/09                   355              115
    47                                      300           120    7/1/09                   293              113
    48                                      360           120    8/1/09                   354              114
---------------------------------------------------------------------------------------------------------------
    49                                      360           120    1/1/10                   359              119
    50                                      360           120    5/1/09                   351              111
    51                                      360           120    7/1/09                   353              113
    52         Treasury Flat                360           120   11/1/09                   357              117
    53                                      360           120    8/1/09                   354              114
---------------------------------------------------------------------------------------------------------------
    54                                      336           120   10/1/09                   336              116
    55                                      360           120    6/1/09                   352              112
    56                                      330           120    7/1/09                   323              113
    57                                      360           120   10/1/09                   356              116
    58                                      360           120   11/1/09                   357              117
---------------------------------------------------------------------------------------------------------------
    59                                      360           120    8/1/09                   354              114
    60                                      360           120   10/1/09                   356              116
    61                                      360           120    7/1/09                   353              113
    62                                      360           120    9/1/09                   355              115
    63                                      300           180   12/1/14                   298              178
---------------------------------------------------------------------------------------------------------------
    64                                      300           240    9/1/19                   295              235
    65                                      360           120    8/1/09                   354              114
    66                                      360           120    5/1/09                   351              111
    67                                      360           132    9/1/10                   355              127
---------------------------------------------------------------------------------------------------------------
   68.0                                     360           120    8/1/08                   342              102
   68.1                                     360           120    8/1/08                   342              102
   68.2                                     360           120    8/1/08                   342              102

   69.0                                     240           120   10/1/09                   236              116
   69.1                                     240           120   10/1/09                   236              116
   69.2                                     240           120   10/1/09                   236              116
---------------------------------------------------------------------------------------------------------------
    70                                      360           120    9/1/09                   355              115
    71                                      360            60    7/1/04                   353               53
    72                                      360           120    1/1/10                   359              119
    73         Treasury Flat                360           120   11/1/09                   357              117
    74                                      360           120   11/1/09                   357              117
---------------------------------------------------------------------------------------------------------------
   75.0                                     360            84   12/1/06                   360               82
   75.1                                     360            84   12/1/06                   360               82
   75.2                                     360            84   12/1/06                   360               82
    76                                      300           120   11/1/09                   297              117
    77                                      360           120    9/1/09                   355              115
---------------------------------------------------------------------------------------------------------------
    78                                      240           239    8/1/18                   223              222
    79         Treasury Flat                300           132   12/1/08                   274              106
    80                                      360           120    7/1/09                   353              113
    81                                      240           120   10/1/09                   236              116
    82                                      360           120   12/1/09                   358              118
---------------------------------------------------------------------------------------------------------------
    83                                      360           120   10/1/09                   356              116
    84                                      360           120    9/1/09                   355              115
    85                                      180           180    9/1/14                   175              175
    86                                      360           120   10/1/09                   356              116
    87                                      360           120    1/1/10                   359              119
---------------------------------------------------------------------------------------------------------------
    88                                      360           120    8/1/08                   343              102
    89                                      264           120   10/1/09                   260              116
    90                                      360           120   12/1/09                   358              118
    91                                      360           120   12/1/09                   358              118
    92                                      360           120    7/1/09                   353              113
---------------------------------------------------------------------------------------------------------------
    93                                      360           120    1/1/10                   359              119
    94                                      360           240   10/1/19                   356              236
    95                                      360           120    8/1/08                   342              102
    96                                      300           120   11/1/09                   297              117
    97                                      360           120   12/1/09                   358              118
---------------------------------------------------------------------------------------------------------------
    98                                      360           120    9/1/09                   355              115
    99                                      360           120   11/1/09                   357              117
   100                                      360           120    4/1/09                   350              110
   101                                      360           120    1/1/10                   359              119
   102                                      264           120   12/1/09                   264              118
---------------------------------------------------------------------------------------------------------------
   103                                      360           120   10/1/09                   356              116
   104                                      360           120    9/1/09                   355              115
   105                                      360           120    8/1/09                   354              114
   106                                      360            84    8/1/06                   354               78
   107                                      360            60    8/1/04                   354               54
---------------------------------------------------------------------------------------------------------------
   108         Treasury Flat                300           132    2/1/09                   276              108
   109                                      360           120    7/1/09                   353              113
   110                                      360           120   11/1/09                   357              117
   111                                      330           120    1/1/10                   329              119
   112                                      360           120   11/1/09                   357              117
---------------------------------------------------------------------------------------------------------------
   113                                      360           120   11/1/09                   357              117
   114                                      360           120    7/1/09                   353              113
   115         Treasury Flat                300           132   10/1/08                   272              104
   116                                      360           120    1/1/10                   359              119
   117                                      360           120   10/1/09                   356              116
---------------------------------------------------------------------------------------------------------------
   118                                      360           120    8/1/09                   354              114
   119                                      360           120    7/1/09                   353              113
   120                                      360           120    1/1/10                   359              119
   121                                      360           120   11/1/09                   357              117
   122         Treasury Flat                360           120    3/1/08                   337               97
---------------------------------------------------------------------------------------------------------------
   123                                      330           120   11/1/09                   327              117
   124                                      360           120   10/1/09                   356              116
   125                                      360           120    9/1/09                   355              115
   126                                      360           120   11/1/09                   357              117
   127         Treasury Flat                360           120   12/1/09                   358              118
---------------------------------------------------------------------------------------------------------------
   128                                      300           120   11/1/08                   285              105
   129                                      360           120    9/1/09                   355              115
   130         Treasury Flat                300           132    9/1/08                   271              103
   131         Treasury Flat                300           120    6/1/08                   280              100
   132                                      360           120   10/1/08                   344              104
---------------------------------------------------------------------------------------------------------------
   133         Treasury Flat                360           132    9/1/08                   331              103
   134                                      300           120    1/1/10                   299              119
   135                                      360           120    4/1/09                   350              110
   136                                      300           120   12/1/09                   298              118
   137                                      300           120    7/1/09                   293              113
---------------------------------------------------------------------------------------------------------------
   138                                      360           120    7/1/09                   353              113
   139         Treasury Flat                300           120    9/1/09                   295              115
   140                                      360           120   10/1/09                   356              116
   141         Treasury Flat                300           120   11/1/09                   297              117
   142                                      300           120    8/1/09                   294              114
---------------------------------------------------------------------------------------------------------------
   143                                      360           120    1/1/10                   359              119
   144         Treasury Flat                360           120   10/1/09                   356              116
   145         Treasury Flat                300           120    9/1/09                   295              115
   146                                      360           120    8/1/09                   354              114
   147                                      360           120    9/1/09                   355              115
---------------------------------------------------------------------------------------------------------------
   148         Treasury Flat                300           120    9/1/09                   295              115
   149                                      300           120    7/1/09                   293              113
   150         Treasury Flat                300           120    8/1/08                   282              102
   151                                      360           120   10/1/09                   356              116
   152                                      300           120    8/1/08                   282              102
---------------------------------------------------------------------------------------------------------------
   153         Treasury Flat                300           120    9/1/09                   295              115
   154                                      300           120    7/1/09                   293              113
   155         Treasury Flat                300           120   11/1/09                   297              117
   156                                      360           120    8/1/09                   354              114
   157         Treasury Flat                360           120   11/1/09                   357              117
---------------------------------------------------------------------------------------------------------------
   158                                      360           120   10/1/09                   356              116
   159                                      240           240    7/1/19                   233              233
   160         Treasury Flat                300           120    9/1/09                   295              115
   161                                      300           120    8/1/09                   294              114
   162                                      360           120    7/1/09                   353              113
---------------------------------------------------------------------------------------------------------------
   163                                      300           120    7/1/09                   293              113
   164                                      300           120   11/1/09                   297              117
   165         Treasury Flat                360           120   12/1/09                   358              118
   166                                      360           120   11/1/09                   357              117
   167         Treasury Flat                300           120    9/1/09                   295              115
---------------------------------------------------------------------------------------------------------------
   168                                      240           180    1/1/15                   239              179
   169                                      360           120   10/1/09                   356              116
   170                                      360           120   10/1/09                   356              116
   171         Treasury Flat                360           120    8/1/09                   354              114
   172                                      240           120   10/1/09                   236              116
---------------------------------------------------------------------------------------------------------------
   173         Treasury Flat                300           120    9/1/09                   295              115
   174         Treasury Flat                360           120    7/1/09                   353              113
   175                                      360           120    9/1/08                   344              103
   176                                      240           120    9/1/09                   235              115
   177         Treasury Flat                300           120    8/1/09                   294              114
---------------------------------------------------------------------------------------------------------------
   178                                      360           120   10/1/09                   356              116
   179         Treasury Flat                300           120    9/1/09                   295              115
   180         Treasury Flat                300           120    9/1/09                   295              115
   181         Treasury Flat                360           120    9/1/09                   355              115
   182                                      300           120   10/1/09                   296              116
---------------------------------------------------------------------------------------------------------------
   183                                      300           120    8/1/09                   294              114
   184         Treasury Flat                300           120   10/1/09                   296              116
   185                                      300           120    8/1/09                   294              114
   186                                      360           120    3/1/09                   349              109
   187         Treasury Flat                300           120    6/1/09                   292              112
---------------------------------------------------------------------------------------------------------------
   188                                      360            84    9/1/06                   360               79
   189         Treasury Flat                300           120    5/1/09                   291              111
   190                                      360           120   12/1/09                   358              118
   191         Treasury Flat                360           120    8/1/09                   354              114
   192                                      240           120    9/1/09                   235              115
---------------------------------------------------------------------------------------------------------------
   193                                      360           120    7/1/09                   353              113
   194         Treasury Flat                300           120   10/1/09                   296              116
   195                                      300           120   10/1/09                   296              116
   196                                      180           180   12/1/14                   178              178
   197                                      300           132   10/1/08                   272              104
---------------------------------------------------------------------------------------------------------------
   198         Treasury Flat                300           120    8/1/09                   294              114
   199         Treasury Flat                300           120   12/1/07                   274               94
   200         Treasury Flat                300           120    9/1/09                   295              115
   201                                      360           120   12/1/09                   358              118
   202                                      360           132    7/1/10                   353              125
---------------------------------------------------------------------------------------------------------------
   203         Treasury Flat                300           120   10/1/09                   296              116
   204         Treasury Flat                360           120   11/1/09                   357              117
   205                                      300           120    3/1/09                   289              109
   206                                      300           120    8/1/09                   294              114
   207         Treasury Flat                300           121   11/1/08                   285              105
---------------------------------------------------------------------------------------------------------------
   208         Treasury Flat                360           120   10/1/09                   356              116
   209         Treasury Flat                300           120    9/1/09                   295              115
   210         Treasury Flat                300           120    7/1/09                   293              113
   211         Treasury Flat                300           120    7/1/09                   293              113
   212         Treasury Flat                300           120    9/1/09                   295              115
---------------------------------------------------------------------------------------------------------------
   213         Treasury Flat                300           120    6/1/09                   292              112
   214         Treasury Flat                300           120    6/1/09                   292              112
   215         Treasury Flat                300           120    7/1/09                   293              113
   216         Treasury Flat                240           240   12/1/19                   238              238
   217         Treasury Flat                300           120   10/1/09                   296              116
---------------------------------------------------------------------------------------------------------------
   218         Treasury Flat                300           120    7/1/09                   293              113
   219         Treasury Flat                300           120   10/1/09                   296              116
   220         Treasury Flat                300           120   11/1/09                   297              117
   221                                      360           120    9/1/09                   355              115
   222         Treasury Flat                300           120    5/1/08                   279               99
---------------------------------------------------------------------------------------------------------------
   223                                      180           180    7/1/14                   173              173
   224         Treasury Flat                300           120    6/1/09                   292              112
   225         Treasury Flat                300           120   10/1/09                   296              116
   226         Treasury Flat                300           120    7/1/09                   293              113
   227         Treasury Flat                300           120    8/1/09                   294              114
---------------------------------------------------------------------------------------------------------------
   228         Treasury Flat                300           120    5/1/08                   279               99
   229         Treasury Flat                300           120   10/1/09                   296              116
   230         Treasury Flat                300           120    4/1/09                   290              110

-----------------------------------------------------------------------------------------------------------------------------
              BALLOON, FULLY                                                                    CURRENT OR
                AMORTIZING                                                                        FUTURE
 CONTROL         OR HYPER              BALLOON/ARD        BALLOON/ARD  DUE ON      DUE ON       SUBORDINATE       APPRAISAL
  NUMBER        AMORTIZING               BALANCE           LTV RATIO    SALE     ENCUMBRANCE     FINANCING          VALUE
-----------------------------------------------------------------------------------------------------------------------------
    1             HyperAm              $ 32,075,456            56.08%   Yes         Yes             No           $57,200,000
    2             Balloon                28,839,688            60.08%   Yes         Yes             No            48,000,000
    3             HyperAm                22,484,469            56.21%   Yes         Yes             No            40,000,000
    4             HyperAm                23,300,693            70.42%   Yes         Yes             No            33,090,000
    5             Balloon                17,385,131            66.10%   Yes         Yes             No            26,300,000
-----------------------------------------------------------------------------------------------------------------------------
    6             Balloon                15,452,000            69.92%   Yes         Yes             No            22,100,000
    7             HyperAm                14,664,143            66.66%   Yes         Yes             No            22,000,000
    8             HyperAm                13,164,624            62.69%   Yes         Yes             No            21,000,000
   9.0            HyperAm                13,293,154            59.34%   Yes         Yes             No            22,400,000
   9.1            HyperAm                 8,105,499            59.16%   Yes         Yes             No            13,700,000
   9.2            HyperAm                 5,187,655            59.63%   Yes         Yes             No             8,700,000
    10            Balloon                11,916,874            55.95%   Yes         Yes             Yes           21,300,000
-----------------------------------------------------------------------------------------------------------------------------
    11            Balloon                11,327,077            58.09%   Yes         Yes             No            19,500,000
    12            Balloon                11,344,320            58.18%   Yes         Yes             No            19,500,000
    13            HyperAm                11,167,075            68.93%   Yes         Yes             Yes           16,200,000
    14            Balloon                10,253,090            70.27%   Yes         Yes             No            14,590,000
    15            HyperAm                10,331,862            71.25%   Yes         Yes             No            14,500,000
-----------------------------------------------------------------------------------------------------------------------------
    16            HyperAm                 9,990,100            65.08%   Yes         Yes             No            15,350,000
    17            HyperAm                 9,872,554            70.02%   Yes         Yes             No            14,100,000
    18            HyperAm                 9,266,299            65.72%   Yes         Yes             No            14,100,000
    19            HyperAm                 9,300,851            66.91%   Yes         Yes             No            13,900,000
    20            HyperAm                 9,302,278            70.47%   Yes         Yes             No            13,200,000
-----------------------------------------------------------------------------------------------------------------------------
    21            Balloon                 9,135,295            64.33%   Yes         Yes             No            14,200,000
    22            HyperAm                 9,103,956            67.94%   Yes         Yes             No            13,400,000
    23            Balloon                 9,245,647            38.52%   Yes         Yes             Yes           24,000,000
    24            Balloon                 8,355,478            61.44%   Yes         Yes             No            13,600,000
    25            HyperAm                 8,437,491            66.44%   Yes         Yes             No            12,700,000
-----------------------------------------------------------------------------------------------------------------------------
    26            Balloon                 8,559,463            67.40%   Yes         Yes             No            12,700,000
    27            HyperAm                 8,403,256            66.96%   Yes         Yes             No            12,550,000
    28            HyperAm                 8,186,730            64.97%   Yes         Yes             No            12,600,000
    29            HyperAm                 7,481,517            51.00%   Yes         Yes             No            14,670,000
    30            Balloon                 7,102,417            49.25%   Yes         Yes             No            14,420,000
-----------------------------------------------------------------------------------------------------------------------------
    31            HyperAm                 7,147,659            63.82%   Yes         Yes             No            11,200,000
    32            HyperAm                 7,122,203            71.22%   Yes         Yes             No            10,000,000
   33.0           Balloon                 7,186,361            67.32%   Yes         Yes             No            10,675,000
   33.1           Balloon                 3,817,754            67.27%   Yes         Yes             No             5,675,000
   33.2           Balloon                 3,368,607            67.37%   Yes         Yes             No             5,000,000
-----------------------------------------------------------------------------------------------------------------------------
    34            HyperAm                 6,772,219            60.74%   Yes         Yes             No            11,150,000
    35            Balloon                 6,946,640            69.47%   Yes         Yes             No            10,000,000
    36            HyperAm                 6,393,252            51.98%   Yes         Yes             No            12,300,000
    37            Balloon                 6,627,053            61.94%   Yes         Yes             No            10,700,000
    38            Balloon                 6,237,317            70.08%   Yes         Yes             No             8,900,000
-----------------------------------------------------------------------------------------------------------------------------
    39       Fully Amortizing               325,157             3.68%   Yes         Yes             No             8,827,000
    40            HyperAm                 6,284,655            69.06%   Yes         Yes             No             9,100,000
    41            Balloon                 6,199,118            67.38%   Yes         Yes             No             9,200,000
    42            Balloon                 5,792,166            68.14%   Yes         Yes             No             8,500,000
    43            HyperAm                 5,311,943            56.93%   Yes         Yes             No             9,330,000
-----------------------------------------------------------------------------------------------------------------------------
    44            Balloon                 5,919,303            71.32%   Yes         Yes             No             8,300,000
    45            HyperAm                 5,892,646            61.38%   Yes         Yes             No             9,600,000
    46            HyperAm                 5,785,320            62.21%   Yes         Yes             No             9,300,000
    47            Balloon                 5,367,990            52.63%   Yes         Yes             No            10,200,000
    48            Balloon                 5,521,941            63.47%   Yes         Yes             No             8,700,000
-----------------------------------------------------------------------------------------------------------------------------
    49            HyperAm                 5,368,056            61.00%   Yes         Yes             Yes            8,800,000
    50            Balloon                 5,292,463            62.26%   Yes         Yes             No             8,500,000
    51            Balloon                 5,246,930            70.90%   Yes         Yes             No             7,400,000
    52            Balloon                 5,104,750            68.98%   Yes         Yes             No             7,400,000
    53            Balloon                 5,001,395            71.45%   Yes         Yes             No             7,000,000
-----------------------------------------------------------------------------------------------------------------------------
    54            HyperAm                 4,916,536            70.24%   Yes         Yes             No             7,000,000
    55            HyperAm                 4,737,593            66.73%   Yes         Yes             No             7,100,000
    56            Balloon                 4,543,192            61.39%   Yes         Yes             No             7,400,000
    57            HyperAm                 4,644,432            71.45%   Yes         Yes             Yes            6,500,000
    58            HyperAm                 4,614,423            61.53%   Yes         Yes             No             7,500,000
-----------------------------------------------------------------------------------------------------------------------------
    59            Balloon                 4,581,000            65.44%   Yes         Yes             No             7,000,000
    60            Balloon                 4,631,480            66.16%   Yes         Yes             No             7,000,000
    61            Balloon                 4,505,887            67.76%   Yes         Yes             No             6,650,000
    62            Balloon                 4,426,333            66.56%   Yes         Yes             No             6,650,000
    63            HyperAm                 3,353,705            44.13%   Yes         Yes             No             7,600,000
-----------------------------------------------------------------------------------------------------------------------------
    64            Balloon                 2,213,374            30.11%   Yes         Yes             No             7,350,000
    65            HyperAm                 4,332,051            71.02%   Yes         Yes             No             6,100,000
    66            Balloon                 4,236,787            68.34%   Yes         Yes             No             6,200,000
    67            Balloon                 4,135,264            68.92%   Yes         Yes             No             6,000,000
-----------------------------------------------------------------------------------------------------------------------------
   68.0           HyperAm                 4,161,762            65.76%   Yes         Yes             No             6,330,000
   68.1           HyperAm                 3,417,025            65.34%   Yes         Yes             No             5,230,000
   68.2           HyperAm                   744,737            67.70%   Yes         Yes             No             1,100,000

   69.0           HyperAm                 3,453,421            34.37%   Yes         Yes             No            10,050,000
   69.1           HyperAm                 1,965,922            33.90%   Yes         Yes             No             5,800,000
   69.2           HyperAm                 1,487,499            35.00%   Yes         Yes             No             4,250,000
-----------------------------------------------------------------------------------------------------------------------------
    70            Balloon                 4,180,064            55.00%   Yes         Yes             No             7,600,000
    71            Balloon                 4,304,465            75.52%   Yes         Yes             No             5,700,000
    72            Balloon                 3,957,165            61.83%   Yes         Yes             No             6,400,000
    73            Balloon                 3,912,117            62.10%   Yes         Yes             No             6,300,000
    74            HyperAm                 3,818,642            64.72%   Yes         Yes             No             5,900,000
-----------------------------------------------------------------------------------------------------------------------------
   75.0           Balloon                 3,934,864            77.19%   Yes         Yes             No             5,100,000
   75.1           Balloon                 2,046,129            78.70%   Yes         Yes             No             2,600,000
   75.2           Balloon                 1,888,735            75.55%   Yes         Yes             No             2,500,000
    76            Balloon                 3,303,491            55.29%   Yes         Yes             No             5,975,000
    77            Balloon                 3,545,930            68.85%   Yes         Yes             No             5,150,000
-----------------------------------------------------------------------------------------------------------------------------
    78       Fully Amortizing                60,012             1.09%   Yes         Yes             No             5,500,000
    79            Balloon                 3,084,158            50.56%   Yes         Yes             No             6,100,000
    80            Balloon                 3,433,929            67.33%   Yes         Yes             No             5,100,000
    81            HyperAm                 2,715,718            42.83%   Yes         Yes             No             6,340,000
    82            Balloon                 3,241,092            61.74%   Yes         Yes             No             5,250,000
-----------------------------------------------------------------------------------------------------------------------------
    83            Balloon                 3,241,975            61.75%   Yes         Yes             No             5,250,000
    84            Balloon                 3,257,753            67.87%   Yes         Yes             No             4,800,000
    85       Fully Amortizing               136,900             2.44%   Yes         Yes             No             5,615,000
    86            Balloon                 3,007,021            60.75%   Yes         Yes             No             4,950,000
    87            Balloon                 2,968,652            58.21%   Yes         Yes             No             5,100,000
-----------------------------------------------------------------------------------------------------------------------------
    88            Balloon                 2,842,910            59.85%   Yes         Yes             No             4,750,000
    89            HyperAm                 2,518,310            47.83%   Yes         Yes             No             5,265,000
    90            Balloon                 2,859,123            71.21%   Yes         Yes             No             4,015,000
    91            Balloon                 2,830,692            65.45%   Yes         Yes             No             4,325,000
    92            Balloon                 2,785,720            67.94%   Yes         Yes             No             4,100,000
-----------------------------------------------------------------------------------------------------------------------------
    93            HyperAm                 2,578,197            62.88%   Yes         Yes             No             4,100,000
    94            Balloon                 1,943,344            51.14%   Yes         Yes             No             3,800,000
    95            Balloon                 2,500,111            69.45%   Yes         Yes             No             3,600,000
    96            HyperAm                 2,381,383            53.51%   Yes         Yes             No             4,450,000
    97            HyperAm                 2,524,337            51.00%   Yes         Yes             No             4,950,000
-----------------------------------------------------------------------------------------------------------------------------
    98            HyperAm                 2,451,187            62.93%   Yes         Yes             No             3,895,000
    99            HyperAm                 2,454,073            72.18%   Yes         Yes             No             3,400,000
   100            Balloon                 2,406,334            69.35%   Yes         Yes             No             3,470,000
   101            HyperAm                 2,435,144            68.02%   Yes         Yes             No             3,580,000
   102            HyperAm                 2,549,268            63.73%   Yes         Yes             No             4,000,000
-----------------------------------------------------------------------------------------------------------------------------
   103            Balloon                 2,409,537            71.08%   Yes         Yes             No             3,390,000
   104            Balloon                 2,392,108            69.94%   Yes         Yes             No             3,420,000
   105            Balloon                 2,384,908            57.47%   Yes         Yes             No             4,150,000
   106            Balloon                 2,477,779            70.79%   Yes         Yes             No             3,500,000
   107            Balloon                 2,536,588            67.46%   Yes         Yes             No             3,760,000
-----------------------------------------------------------------------------------------------------------------------------
   108            Balloon                 2,100,004            57.85%   Yes         Yes             No             3,630,000
   109            Balloon                 2,294,090            69.52%   Yes         Yes             No             3,300,000
   110            Balloon                 2,266,082            48.73%   Yes         Yes             No             4,650,000
   111            HyperAm                 2,196,024            56.31%   Yes         Yes             No             3,900,000
   112            Balloon                 2,229,877            50.11%   Yes         Yes             No             4,450,000
-----------------------------------------------------------------------------------------------------------------------------
   113            HyperAm                 2,230,184            69.69%   Yes         Yes             No             3,200,000
   114            Balloon                 2,195,515            70.82%   Yes         Yes             No             3,100,000
   115            Balloon                 1,983,808            43.13%   Yes         Yes             No             4,600,000
   116            HyperAm                 2,119,097            68.36%   Yes         Yes             No             3,100,000
   117            Balloon                 2,064,023            64.50%   Yes         Yes             No             3,200,000
-----------------------------------------------------------------------------------------------------------------------------
   118            Balloon                 2,078,706            69.29%   Yes         Yes             No             3,000,000
   119            Balloon                 2,080,798            62.11%   Yes         Yes             No             3,350,000
   120            HyperAm                 2,019,862            59.41%   Yes         Yes             No             3,400,000
   121            Balloon                 2,016,377            67.21%   Yes         Yes             No             3,000,000
   122            Balloon                 1,954,549            63.05%   Yes         Yes             No             3,100,000
-----------------------------------------------------------------------------------------------------------------------------
   123            Balloon                 1,922,087            54.92%   Yes         Yes             No             3,500,000
   124            HyperAm                 1,868,207            66.72%   Yes         Yes             No             2,800,000
   125            HyperAm                 1,840,548            68.17%   Yes         Yes             No             2,700,000
   126            HyperAm                 1,837,097            66.80%   Yes         Yes             No             2,750,000
   127            HyperAm                 1,835,915            69.81%   Yes         Yes             No             2,630,000
-----------------------------------------------------------------------------------------------------------------------------
   128            HyperAm                 1,654,963            62.45%   Yes         Yes             No             2,650,000
   129            HyperAm                 1,779,234            65.90%   Yes         Yes             No             2,700,000
   130            Balloon                 1,609,787            48.05%   Yes         Yes             No             3,350,000
   131            Balloon                 1,655,582            61.32%   Yes         Yes             No             2,700,000
   132            Balloon                 1,697,847            64.07%   Yes         Yes             No             2,650,000
-----------------------------------------------------------------------------------------------------------------------------
   133            Balloon                 1,726,931            59.55%   Yes         Yes             No             2,900,000
   134            Balloon                 1,613,536            50.42%   Yes         Yes             No             3,200,000
   135            Balloon                 1,673,513            69.88%   Yes         Yes             No             2,395,000
   136            HyperAm                 1,506,059            50.20%   Yes         Yes             Yes            3,000,000
   137            Balloon                 1,508,638            60.35%   Yes         Yes             No             2,500,000
-----------------------------------------------------------------------------------------------------------------------------
   138            HyperAm                 1,608,234            68.44%   Yes         Yes             No             2,350,000
   139            Balloon                 1,458,097            60.75%   Yes         Yes             No             2,400,000
   140            Balloon                 1,550,204            65.97%   Yes         Yes             No             2,350,000
   141            Balloon                 1,434,214            47.81%   Yes         Yes             No             3,000,000
   142            Balloon                 1,405,142            48.45%   Yes         Yes             No             2,900,000
-----------------------------------------------------------------------------------------------------------------------------
   143            HyperAm                 1,523,665            66.25%   Yes         Yes             No             2,300,000
   144            Balloon                 1,452,026            66.00%   Yes         Yes             No             2,200,000
   145            Balloon                 1,334,904            55.62%   Yes         Yes             No             2,400,000
   146            Balloon                 1,369,691            67.14%   Yes         Yes             No             2,040,000
   147            Balloon                 1,388,722            56.11%   Yes         Yes             No             2,475,000
-----------------------------------------------------------------------------------------------------------------------------
   148            Balloon                 1,258,721            48.41%   Yes         Yes             No             2,600,000
   149            HyperAm                 1,239,300            61.97%   Yes         Yes             No             2,000,000
   150            Balloon                 1,238,083            53.83%   Yes         Yes             No             2,300,000
   151            HyperAm                 1,326,202            71.69%   Yes         Yes             No             1,850,000
   152            Balloon                 1,207,150            54.87%   Yes         Yes             No             2,200,000
-----------------------------------------------------------------------------------------------------------------------------
   153            Balloon                 1,221,134            62.95%   Yes         Yes             No             1,940,000
   154            Balloon                 1,217,966            55.36%   Yes         Yes             No             2,200,000
   155            Balloon                 1,167,013            14.15%   Yes         Yes             No             8,250,000
   156            Balloon                 1,265,735            69.36%   Yes         Yes             No             1,825,000
   157            Balloon                 1,245,343            59.30%   Yes         Yes             No             2,100,000
-----------------------------------------------------------------------------------------------------------------------------
   158            HyperAm                 1,223,612            71.98%   Yes         Yes             No             1,700,000
   159       Fully Amortizing                88,074             4.74%   Yes         Yes             No             1,860,000
   160            Balloon                 1,117,201            44.69%   Yes         Yes             No             2,500,000
   161            Balloon                 1,119,972            57.43%   Yes         Yes             No             1,950,000
   162            HyperAm                 1,172,612            63.38%   Yes         Yes             No             1,850,000
-----------------------------------------------------------------------------------------------------------------------------
   163            Balloon                 1,089,371            57.64%   Yes         Yes             No             1,890,000
   164            Balloon                 1,081,559            64.76%   Yes         Yes             No             1,670,000
   165            Balloon                 1,139,622            67.04%   Yes         Yes             No             1,700,000
   166            Balloon                 1,128,562            55.05%   Yes         Yes             No             2,050,000
   167            Balloon                 1,038,247            47.19%   Yes         Yes             No             2,200,000
-----------------------------------------------------------------------------------------------------------------------------
   168            Balloon                   543,286            17.25%   Yes         Yes             No             3,150,000
   169            Balloon                 1,088,302            58.04%   Yes         Yes             No             1,875,000
   170            HyperAm                 1,080,408            72.03%   Yes         Yes             No             1,500,000
   171            Balloon                 1,072,369            57.97%   Yes         Yes             No             1,850,000
   172            Balloon                   860,953            47.83%   Yes         Yes             No             1,800,000
-----------------------------------------------------------------------------------------------------------------------------
   173            Balloon                   996,718            52.46%   Yes         Yes             No             1,900,000
   174            Balloon                 1,070,258            66.89%   Yes         Yes             No             1,600,000
   175            Balloon                 1,033,440            30.85%   Yes         Yes             No             3,350,000
   176            Balloon                   836,849            50.56%   Yes         Yes             No             1,655,000
   177            Balloon                   975,766            63.57%   Yes         Yes             No             1,535,000
-----------------------------------------------------------------------------------------------------------------------------
   178            Balloon                 1,015,496            59.74%   Yes         Yes             No             1,700,000
   179            Balloon                   956,189            55.92%   Yes         Yes             No             1,710,000
   180            Balloon                   944,041            42.91%   Yes         Yes             No             2,200,000
   181            Balloon                 1,017,819            63.22%   Yes         Yes             No             1,610,000
   182            Balloon                   941,785            55.40%   Yes         Yes             No             1,700,000
-----------------------------------------------------------------------------------------------------------------------------
   183            Balloon                   944,800            60.95%   Yes         Yes             No             1,550,000
   184            Balloon                   936,657            48.03%   Yes         Yes             No             1,950,000
   185            Balloon                   924,921            48.68%   Yes         Yes             No             1,900,000
   186            Balloon                   960,093            66.91%   Yes         Yes             No             1,435,000
   187            Balloon                   886,146            61.11%   Yes         Yes             No             1,450,000
-----------------------------------------------------------------------------------------------------------------------------
   188            Balloon                   994,549            75.34%   Yes         Yes             No             1,320,000
   189            Balloon                   885,377            53.66%   Yes         Yes             No             1,650,000
   190            Balloon                   947,862            59.99%   Yes         Yes             No             1,580,000
   191            Balloon                   947,206            70.42%   Yes         Yes             No             1,345,000
   192            Balloon                   744,233            51.33%   Yes         Yes             No             1,450,000
-----------------------------------------------------------------------------------------------------------------------------
   193            HyperAm                   909,171            58.66%   Yes         Yes             No             1,550,000
   194            Balloon                   833,496            51.45%   Yes         Yes             No             1,620,000
   195            Balloon                   831,632            36.64%   Yes         Yes             No             2,270,000
   196       Fully Amortizing                34,419             1.80%   Yes         Yes             No             1,910,000
   197            Balloon                   811,673            55.98%   Yes         Yes             No             1,450,000
-----------------------------------------------------------------------------------------------------------------------------
   198            Balloon                   825,011            56.90%   Yes         Yes             No             1,450,000
   199            Balloon                   799,566            59.23%   Yes         Yes             No             1,350,000
   200            Balloon                   817,435            63.37%   Yes         Yes             No             1,290,000
   201            Balloon                   869,040            69.52%   Yes         Yes             No             1,250,000
   202            Balloon                   855,495            68.44%   Yes         Yes             No             1,250,000
-----------------------------------------------------------------------------------------------------------------------------
   203            Balloon                   808,156            60.76%   Yes         Yes             No             1,330,000
   204            Balloon                   853,386            67.73%   Yes         Yes             No             1,260,000
   205            Balloon                   784,664            59.90%   Yes         Yes             No             1,310,000
   206            Balloon                   780,594            54.59%   Yes         Yes             No             1,430,000
   207            Balloon                   755,229            55.94%   Yes         Yes             No             1,350,000
-----------------------------------------------------------------------------------------------------------------------------
   208            Balloon                   814,025            66.45%   Yes         Yes             No             1,225,000
   209            Balloon                   730,006            50.00%   Yes         Yes             No             1,460,000
   210            Balloon                   701,501            56.12%   Yes         Yes             No             1,250,000
   211            Balloon                   714,546            62.13%   Yes         Yes             No             1,150,000
   212            Balloon                   695,584            53.51%   Yes         Yes             No             1,300,000
-----------------------------------------------------------------------------------------------------------------------------
   213            Balloon                   609,377            62.50%   Yes         Yes             No               975,000
   214            Balloon                   578,670            57.87%   Yes         Yes             No             1,000,000
   215            Balloon                   552,052            51.12%   Yes         Yes             No             1,080,000
   216       Fully Amortizing                46,549             3.53%   Yes         Yes             No             1,320,000
   217            Balloon                   533,620            42.69%   Yes         Yes             No             1,250,000
-----------------------------------------------------------------------------------------------------------------------------
   218            Balloon                   460,738            53.57%   Yes         Yes             No               860,000
   219            Balloon                   459,760            59.32%   Yes         Yes             No               775,000
   220            Balloon                   441,784            63.11%   Yes         Yes             No               700,000
   221            HyperAm                   457,010            47.36%   Yes         Yes             No               965,000
   222            Balloon                   424,690            62.45%   Yes         Yes             No               680,000
-----------------------------------------------------------------------------------------------------------------------------
   223       Fully Amortizing                19,078             3.08%   Yes         Yes             No               620,000
   224            Balloon                   356,545            64.83%   Yes         Yes             No               550,000
   225            Balloon                   347,960            63.27%   Yes         Yes             No               550,000
   226            Balloon                   338,459            60.44%   Yes         Yes             No               560,000
   227            Balloon                   270,656            51.55%   Yes         Yes             No               525,000
-----------------------------------------------------------------------------------------------------------------------------
   228            Balloon                   239,800            56.42%   Yes         Yes             No               425,000
   229            Balloon                   193,581            65.62%   Yes         Yes             No               295,000
   230            Balloon                   173,375            46.86%   Yes         Yes             No               370,000

---------------------------------------------------------------------------------------------------------------------------------
           APPRAISAL
             VALUE     CURRENT
 CONTROL    "AS OF"      LTV                YEAR                  YEAR                    OWNERSHIP                NET RENTABLE
  NUMBER      DATE      RATIO              BUILT               RENOVATED                   INTEREST                 SF / UNITS
---------------------------------------------------------------------------------------------------------------------------------
    1        4/8/99       64.52%            1967             1988 and 1995                Fee Simple                     266,940
    2        7/1/99       66.50%            1925               1996-1998                  Fee Simple                     237,673
    3       4/18/98       73.83%         1996-1999                                        Fee Simple                     178,595
    4       8/15/99       78.27%       1985/1991/1996                                     Fee Simple                         776
    5        8/1/99       73.61%            1913               1993-1999                  Fee Simple                     327,645
---------------------------------------------------------------------------------------------------------------------------------
    6        7/9/98       78.96%            1990                                          Fee Simple                     235,848
    7       8/20/99       74.09%       1986 and 1992                                      Fee Simple                         392
    8       4/26/99       74.94%            1958                  1995                    Fee Simple                         511
   9.0       4/1/99       69.43%            1997                                          Fee Simple                         252
   9.1       4/1/99       69.22%            1997                                          Fee Simple                         126
   9.2       4/1/99       69.76%            1997                                          Fee Simple                         126
    10      8/23/99       64.19%         1950, 1958               1986                    Fee Simple                   1,234,197
---------------------------------------------------------------------------------------------------------------------------------
    11       3/2/99       65.03%            1968                  1997                    Fee Simple                     187,361
    12       5/5/99       64.39%            1995                  1997                    Fee Simple                      84,101
    13       7/1/99       72.54%            1997                                          Fee Simple                         153
    14      4/19/99       79.10%            1998                                          Fee Simple                      93,026
    15       9/8/99       79.24%            1991                                          Fee Simple                         224
---------------------------------------------------------------------------------------------------------------------------------
    16      3/23/99       73.05%            1985                                          Fee Simple                     113,183
    17      7/20/99       79.42%       1966/1972/1990          1998-1999                  Fee Simple                         367
    18      8/11/99       73.05%        1993 & 1995                                       Fee Simple                         240
    19      9/12/99       74.04%            1998                                          Fee Simple                     373,633
    20      6/15/99       76.82%       1966 and 1998           1998-1999                  Fee Simple                     136,242
---------------------------------------------------------------------------------------------------------------------------------
    21       4/1/99       71.03%            1951                  1978                    Fee Simple                     555,343
    22      8/18/99       74.97%         1911/1917                1988                    Fee Simple                     159,779
    23      11/23/99      41.67%            1980                  1996                    Fee Simple                     130,358
    24       4/8/99       72.75%            1977                  1998                    Fee Simple                         181
    25      3/26/99       77.65%            1994                                          Fee Simple                     104,688
---------------------------------------------------------------------------------------------------------------------------------
    26      10/14/99      74.69%            1951                  1989                    Fee Simple                     102,453
    27      7/20/99       74.27%            1990                                          Fee Simple                      88,432
    28      8/11/99       72.22%            1988                                          Fee Simple                         240
    29      12/1/98       55.76%            1986                                          Fee Simple                     105,941
    30       3/6/99       56.00%      early 1960's/71                                     Fee Simple                         256
---------------------------------------------------------------------------------------------------------------------------------
    31      3/24/99       71.63%            1988                                          Fee Simple                      42,066
    32      12/9/99       80.00%            1974                  1998                    Fee Simple                         244
   33.0     7/14/99       74.83%          Various                                         Fee Simple                     117,951
   33.1     7/14/99       74.78%            1985                                          Fee Simple                      61,814
   33.2     7/14/99       74.89%            1984                                          Fee Simple                      56,137
---------------------------------------------------------------------------------------------------------------------------------
    34      4/14/99       66.37%            1982                                          Fee Simple                     115,851
    35      10/1/99       73.89%            1998                                          Fee Simple                     122,778
    36      8/11/99       59.69%         1981-1983                                        Fee Simple                     223,244
    37       9/6/99       68.58%            1986                                          Fee Simple                      96,114
    38       9/1/99       79.46%          1998-99                                         Fee Simple                      72,784
---------------------------------------------------------------------------------------------------------------------------------
    39      9/11/98       78.67%            1998                                          Fee Simple                         183
    40      11/6/99       76.13%            1986                                          Fee Simple                     209,468
    41      9/14/99       74.94%            1998                                          Fee Simple                      80,791
    42      4/13/99       77.84%            1998                                          Fee Simple                      53,546
    43      10/1/99       70.63%            1999                                          Fee Simple                      45,720
---------------------------------------------------------------------------------------------------------------------------------
    44      5/17/99       79.30%            1998                                          Fee Simple                      44,120
    45      8/17/99       68.23%            1996                                          Fee Simple                         176
    46      4/28/99       69.69%            1998                                          Fee Simple                      44,016
    47      12/30/98      63.32%            1952                                          Fee Simple                      22,705
    48       7/1/99       71.02%            1987                                          Fee Simple                     100,668
---------------------------------------------------------------------------------------------------------------------------------
    49      11/19/99      67.59%            1980                                          Fee Simple                      75,021
    50       3/2/99       69.63%            1924                                          Fee Simple                     121,325
    51      5/18/99       78.45%            1998                                          Fee Simple                      66,723
    52      7/27/99       76.80%            1964                                          Fee Simple                  26,417/215
    53       5/5/99       79.74%            1980                  1999                    Fee Simple                      86,010
---------------------------------------------------------------------------------------------------------------------------------
    54      8/20/99       78.07%            1993                                          Fee Simple                         125
    55      1/27/99       74.31%         1984-1987                                        Fee Simple                     114,874
    56       5/1/99       70.60%            1977                                          Fee Simple                     100,542
    57       3/8/99       79.83%        1977 & 1981                                       Fee Simple                      81,360
    58      9/30/99       68.23%            1986                                          Fee Simple                     112,848
---------------------------------------------------------------------------------------------------------------------------------
    59       5/5/99       72.97%            1998                                          Fee Simple                      21,153
    60      7/12/99       72.73%            1987                                          Fee Simple                      90,731
    61       5/5/99       74.93%         1996-1998                                        Fee Simple                      98,915
    62      2/17/99       73.14%            1996                                          Fee Simple                          62
    63      9/30/99       63.73%            1985                                          Leasehold                      110,728
---------------------------------------------------------------------------------------------------------------------------------
    64       7/8/99       65.71%            1997                                          Fee Simple                      43,176
    65       5/6/99       79.01%            1990                                          Fee Simple                      67,848
    66       2/5/99       76.40%            1940                  1999                    Fee Simple                      24,596
    67      7/28/99       78.12%            1999                                          Fee Simple                     167,958
---------------------------------------------------------------------------------------------------------------------------------
   68.0     7/16/99       74.05%          Various                               Both Fee Simple and Leasehold             44,482
   68.1     7/16/99       73.57%            1995                                          Fee Simple                      44,482
   68.2     7/16/99       76.24%            1994                                          Leasehold

   69.0     8/10/99       46.49%          Various               Various                   Fee Simple                         275
   69.1     8/10/99       45.91%            1982                  1993                    Fee Simple                         155
   69.2     8/10/99       47.26%            1988                                          Fee Simple                         120
---------------------------------------------------------------------------------------------------------------------------------
    70      4/19/99       60.85%            1967               1993-1998                  Fee Simple                     123,784
    71      3/31/99       78.25%            1985                                          Fee Simple                         100
    72      9/17/99       67.96%            1999                                          Leasehold                       93,053
    73       9/1/99       68.94%            1957                  1994                    Fee Simple                      53,872
    74      6/22/99       71.92%         1990-1991                                        Fee Simple                      33,999
---------------------------------------------------------------------------------------------------------------------------------
   75.0     Various       81.41%          Various               Various                   Fee Simple                         348
   75.1     10/8/99       83.00%            1969                  1985                    Fee Simple                         180
   75.2     10/7/99       79.68%            1973                  1998                    Fee Simple                         168
    76       5/4/99       66.76%         1982-1984                                        Fee Simple                         140
    77      7/27/99       76.50%            1997                                          Fee Simple                      75,400
---------------------------------------------------------------------------------------------------------------------------------
    78      7/30/98       70.15%            1998                                          Fee Simple                      13,905
    79      12/21/98      62.27%            1997                                          Fee Simple                      59,921
    80       4/8/99       74.27%            1985                  1988                    Fee Simple                      76,488
    81      8/10/99       58.02%            1986                  1995                    Fee Simple                         153
    82      10/1/99       68.51%            1999                                          Fee Simple                      25,000
---------------------------------------------------------------------------------------------------------------------------------
    83       9/1/99       68.44%            1972                  1999                    Fee Simple                      46,989
    84       6/8/99       74.82%            1998                                          Fee Simple                          48
    85      4/12/99       63.11%         1919-1974             1990-1997                  Fee Simple                     334,905
    86      8/10/99       67.54%            1987                                          Fee Simple                      62,519
    87      11/1/99       64.41%            1896                  1994                    Fee Simple                      25,281
---------------------------------------------------------------------------------------------------------------------------------
    88       6/1/98       67.72%            1925                  1985                    Fee Simple                      20,088
    89      7/10/99       60.52%         1949-1953                1997                    Fee Simple                         106
    90      10/19/99      79.01%            1989                  1996                    Fee Simple                      68,215
    91      9/19/99       72.77%            1988                  1999                    Fee Simple                      65,189
    92      5/19/99       74.76%            1997                                          Fee Simple                      28,906
---------------------------------------------------------------------------------------------------------------------------------
    93      11/1/99       69.70%            1979                  1999                    Fee Simple                      75,623
    94      8/27/99       74.87%            1999                                          Fee Simple                      19,949
    95       6/1/98       78.84%            1991                                          Fee Simple                          72
    96      8/19/99       63.77%            1999                                          Fee Simple                      35,000
    97      10/21/99      56.52%            1979                  1987                    Fee Simple                      96,153
---------------------------------------------------------------------------------------------------------------------------------
    98       8/1/99       70.40%            1964                  1999                    Fee Simple                          20
    99      7/14/99       79.89%        1979 - 1985           1993 - 1998                 Fee Simple                         101
   100      2/25/99       78.21%            1998                                          Fee Simple                      27,000
   101       7/6/99       75.11%            1972                                          Fee Simple                      61,453
   102      10/1/99       66.75%            1984                                          Fee Simple                      47,430
---------------------------------------------------------------------------------------------------------------------------------
   103      8/31/99       78.62%            1994                                          Fee Simple                          83
   104       8/2/99       77.29%            1999                                          Fee Simple                      23,400
   105      4/22/99       63.66%            1980                                          Fee Simple                      24,226
   106      6/14/99       75.47%            1983                  1998                    Fee Simple                         122
   107       6/9/99       70.24%            1981                  1998                    Fee Simple                         120
---------------------------------------------------------------------------------------------------------------------------------
   108      1/27/99       72.34%            1982                  1984                    Fee Simple                     101,496
   109      5/19/99       77.29%            1991                                          Fee Simple                      38,320
   110      8/20/99       54.22%            1980                                          Fee Simple                         144
   111      11/4/99       64.07%            1997                                          Fee Simple                      42,650
   112      3/23/99       56.09%            1893                  1997                    Fee Simple                          12
---------------------------------------------------------------------------------------------------------------------------------
   113      9/20/99       77.54%            1974                                          Fee Simple                          62
   114      4/30/99       78.74%            1983                  1992                    Fee Simple                      51,530
   115       2/5/99       52.81%            1995                  1998                    Fee Simple                      81,510
   116      7/15/99       75.14%         1983-1984                                        Fee Simple                      35,524
   117       8/4/99       72.49%            1937                  1999                    Fee Simple                          60
---------------------------------------------------------------------------------------------------------------------------------
   118       6/9/99       77.25%            1968                                          Fee Simple                         104
   119      4/24/99       68.44%  1987, 1989, 1990 & 1991                                 Fee Simple                      34,545
   120      10/21/99      66.00%            1999                                          Fee Simple                      26,040
   121      4/15/99       74.56%            1994                                          Fee Simple                          52
   122      6/28/99       71.25%            1950               1994-1997                  Fee Simple                         116
---------------------------------------------------------------------------------------------------------------------------------
   123       9/2/99       62.74%            1914               1998-1999                  Fee Simple                      15,720
   124      9/15/99       73.97%            1989                                          Fee Simple                       8,030
   125      1/11/99       76.62%         1968-1971                                        Fee Simple                          74
   126      9/13/99       74.32%            1979                                          Fee Simple                          63
   127      10/6/99       77.31%            1984                                          Fee Simple                      32,970
---------------------------------------------------------------------------------------------------------------------------------
   128      9/15/98       76.02%            1998                                          Fee Simple                      23,500
   129      7/14/99       73.86%            1992                                          Fee Simple                      21,200
   130       7/1/99       59.42%            1995                                          Fee Simple                      55,075
   131      3/20/98       73.39%            1910                                          Fee Simple                          25
   132      6/26/98       74.32%            1968                                          Fee Simple                          52
---------------------------------------------------------------------------------------------------------------------------------
   133      6/17/99       67.50%            1970                                          Fee Simple                         229
   134      9/17/99       59.34%            1964                  1997                    Fee Simple                      10,507
   135      2/22/99       78.80%            1998                                          Fee Simple                      25,000
   136      10/5/99       59.91%            1984                                          Leasehold                       77,428
   137      4/22/99       71.59%            1969                  1997                    Fee Simple                      27,804
---------------------------------------------------------------------------------------------------------------------------------
   138      2/19/99       75.90%            1998                                          Fee Simple                      23,500
   139      6/28/99       72.58%            1953                  1997                    Fee Simple                          67
   140      7/16/99       73.26%            1999                                          Fee Simple                      12,600
   141       7/6/99       56.54%            1968                  1993                    Fee Simple                      24,222
   142      1/15/99       58.30%            1965                                          Fee Simple                         138
---------------------------------------------------------------------------------------------------------------------------------
   143      11/17/99      73.45%            1985                                          Fee Simple                          75
   144       8/4/99       73.27%            1972                                          Fee Simple                      22,991
   145       3/2/99       66.38%            1978                                          Fee Simple                      38,526
   146      5/13/99       75.18%            1998                                          Fee Simple                      10,125
   147      6/30/99       61.91%            1991                                          Fee Simple                      16,000
---------------------------------------------------------------------------------------------------------------------------------
   148      7/16/99       57.45%            1978                                          Fee Simple                      60,784
   149       4/7/99       74.52%        1987 & 1994               1996                    Fee Simple                      54,750
   150       3/6/98       64.79%            1910                  1997                    Fee Simple                          78
   151      9/15/99       79.47%            1988                                          Fee Simple                       9,000
   152      6/21/99       66.74%            1980                                          Fee Simple                          32
---------------------------------------------------------------------------------------------------------------------------------
   153       7/6/99       74.94%            1981                                          Fee Simple                          98
   154       2/1/99       65.54%            1978                  1998                    Fee Simple                      34,260
   155      8/18/99       16.93%            1906                                          Fee Simple                      94,700
   156      4/14/99       76.50%            1985                                          Fee Simple                          64
   157      9/21/99       65.39%            1967                  1992                    Fee Simple                      51,017
---------------------------------------------------------------------------------------------------------------------------------
   158      9/15/99       79.85%            1988                                          Fee Simple                       9,996
   159      4/17/99       72.57%            1978                                          Fee Simple                      36,923
   160       6/2/99       53.75%            1945                                          Fee Simple                         152
   161      11/18/98      68.27%            1996                                          Fee Simple                      51,000
   162      4/14/99       70.03%            1985                                          Fee Simple                          57
---------------------------------------------------------------------------------------------------------------------------------
   163      4/23/99       68.54%            1996                                          Fee Simple                      20,042
   164      3/12/99       77.06%            1985                  1997                    Fee Simple                          44
   165      8/17/99       73.48%            1999                                          Fee Simple                       9,881
   166      5/10/99       60.89%      1925, 1892, 1928                                    Fee Simple                          52
   167       6/1/99       56.56%            1955                  1957                    Fee Simple                         122
---------------------------------------------------------------------------------------------------------------------------------
   168      11/3/99       38.04%            1975                                          Fee Simple                      92,061
   169       9/2/99       63.89%            1984                                          Fee Simple                      25,000
   170      9/15/99       79.85%            1990                                          Fee Simple                       9,000
   171      2/19/99       64.65%            1984                                          Fee Simple                         124
   172       6/3/99       66.44%            1963                  1995                    Fee Simple                          43
---------------------------------------------------------------------------------------------------------------------------------
   173       6/1/99       62.87%            1950                                          Fee Simple                         112
   174      4/19/99       74.06%            1986                                          Fee Simple                          48
   175      7/20/98       35.32%            1973                                          Fee Simple                         120
   176       6/4/99       70.45%            1969                                          Fee Simple                          48
   177      3/23/99       74.64%            1969                                          Fee Simple                      31,718
---------------------------------------------------------------------------------------------------------------------------------
   178       8/4/99       66.34%            1918                  1985                    Fee Simple                          87
   179      4/30/99       65.79%            1980                                          Fee Simple                      49,345
   180       6/8/99       50.92%         1977-1981                                        Fee Simple                      29,443
   181      4/22/99       69.41%            1997                                          Fee Simple                      11,680
   182       5/3/99       65.68%            1983                                          Fee Simple                      56,096
---------------------------------------------------------------------------------------------------------------------------------
   183       5/6/99       71.92%            1984                                          Fee Simple                      21,337
   184      6/11/99       56.25%            1927                  1998                    Fee Simple                         117
   185       6/3/99       57.69%            1978                                          Fee Simple                      57,751
   186      1/13/99       74.52%            1998                                          Fee Simple                      10,700
   187      1/20/99       72.91%            1986                                          Fee Simple                          28
---------------------------------------------------------------------------------------------------------------------------------
   188       8/9/99       79.55%            1970                                          Fee Simple                         101
   189      8/31/98       63.40%            1939                                          Fee Simple                     23/4213
   190      10/29/99      66.19%            1998                                          Fee Simple                      21,120
   191      3/23/99       77.29%            1983                  1998                    Fee Simple                          32
   192      6/13/99       70.52%            1999                                          Fee Simple                       9,861
---------------------------------------------------------------------------------------------------------------------------------
   193      3/10/99       64.32%            1981                  1995                    Fee Simple                          78
   194       8/5/99       61.52%            1978                                          Fee Simple                      39,088
   195      6/15/99       43.90%            1985                                          Fee Simple                      38,165
   196      6/17/99       52.08%            1957                  1989                    Fee Simple                      18,520
   197      6/24/99       68.57%         1994-1997                                        Fee Simple                      63,895
---------------------------------------------------------------------------------------------------------------------------------
   198       6/9/99       67.92%            1968                  1973                    Fee Simple                          38
   199      4/15/99       71.70%            1964                                          Fee Simple                          55
   200       6/3/99       74.52%            1973                  1992                    Fee Simple                          85
   201       7/6/99       76.74%        1973 & 1968                                       Fee Simple                          38
   202      5/25/99       76.56%            1998                                          Fee Simple                       6,009
---------------------------------------------------------------------------------------------------------------------------------
   203      5/24/99       71.88%            1974                                          Fee Simple                         101
   204       9/2/99       74.89%            1973                                          Fee Simple                          77
   205      1/19/99       70.88%            1997                                          Fee Simple                      35,520
   206      3/17/99       64.72%            1994                                          Fee Simple                      10,947
   207      7/16/98       67.35%            1961                  1996                    Fee Simple                          31
---------------------------------------------------------------------------------------------------------------------------------
   208      8/24/99       73.34%            1983                                          Fee Simple                       8,900
   209      3/31/99       58.02%            1990                                          Fee Simple                      41,025
   210       5/3/99       66.80%            1964                                          Fee Simple                          38
   211       4/1/99       72.31%            1920                  1985                    Fee Simple                          48
   212      4/30/99       63.28%            1985                                          Fee Simple                      47,224
---------------------------------------------------------------------------------------------------------------------------------
   213       9/4/98       72.90%            1981                                          Fee Simple                      30,970
   214      2/28/99       69.19%            1965                                          Fee Simple                          40
   215      3/11/99       59.88%            1975                                          Fee Simple                      61,493
   216      6/23/99       48.95%            1962                                          Fee Simple                      16,585
   217      6/22/99       50.25%            1985                                          Fee Simple                      15,189
---------------------------------------------------------------------------------------------------------------------------------
   218       6/4/99       62.50%            1972                                          Fee Simple                          73
   219      4/20/99       68.54%            1971                                          Fee Simple                          28
   220      6/22/99       74.21%            1969                  1989                    Fee Simple                          58
   221      4/22/99       52.01%            1977                  1995                    Fee Simple                          47
   222       3/2/98       73.50%            1972                                          Fee Simple                          36
---------------------------------------------------------------------------------------------------------------------------------
   223      5/18/99       69.76%            1974                                          Fee Simple                          48
   224       3/3/99       76.75%            1981                  1994                    Fee Simple                          34
   225      4/29/99       73.98%            1958                  1997                    Fee Simple                          16
   226       2/3/99       71.05%            1928                                          Fee Simple                     11/1450
   227      3/23/99       60.31%            1984                                          Fee Simple                      27,000
---------------------------------------------------------------------------------------------------------------------------------
   228       3/2/98       65.81%            1960                                          Fee Simple                          24
   229       8/4/99       77.07%            1974                                          Fee Simple                           8
   230       1/9/99       54.21%            1920                                          Fee Simple                           8

----------------------------------------------------------------------------------------------------------------------------------
                                                                       LARGEST
                                                                       TENANT
 CONTROL                                                 LARGEST       SF AS A          PHYSICAL      OCCUPANCY           ORIGINAL
  NUMBER             LARGEST TENANT NAME                TENANT SF    % OF TOTAL        OCCUPANCY %   AS OF DATE          LTV RATIO
----------------------------------------------------------------------------------------------------------------------------------
    1                 Abacus Technology                   15,499          5.8%             97.6%      7/1/99                64.7%
    2               Europe Craft Imports                  33,138         13.9%             93.0%      5/25/99               66.7%
    3                Vons Grocery Store                   56,525         31.7%             97.4%      8/1/99                74.5%
    4                                                                                      95.1%      9/22/99               78.3%
    5               American General Life                 72,489         22.1%             96.6%      6/25/99               73.8%
----------------------------------------------------------------------------------------------------------------------------------
    6                    Home Depot                      117,095         49.6%             96.8%     10/28/99               80.0%
    7                                                                                      98.0%      9/21/99               74.1%
    8                                                                                      97.1%      9/1/99                75.0%
   9.0                                                                                     73.0%      3/31/99               69.8%
   9.1                                                                                     78.1%      3/31/99               69.6%
   9.2                                                                                     65.1%      3/31/99               70.1%
    10               Freeman Decorating                  419,655         34.0%             95.5%      7/1/99                64.3%
----------------------------------------------------------------------------------------------------------------------------------
    11             Hanjin Shipping Company                12,124          6.5%             91.0%      9/23/99               65.4%
    12                 99 Ranch Market                    14,500         17.2%             97.5%      4/15/99               64.6%
    13                                                                                    100.0%      9/8/99                72.7%
    14                    ShopRite                        63,342         68.1%             96.1%      8/8/99                79.5%
    15                                                                                     93.8%      9/24/99               79.3%
----------------------------------------------------------------------------------------------------------------------------------
    16                  Borders Inc.                      27,500         24.3%             97.7%      6/30/99               73.4%
    17                                                                                     97.3%      9/13/99               79.6%
    18                                                                                     93.3%      9/21/99               73.1%
    19              United Copper (IUSA)                 373,633        100.0%            100.0%     10/29/99               74.1%
    20             Shop N Save Supermarket                47,738         35.0%             98.3%      9/7/99                76.8%
----------------------------------------------------------------------------------------------------------------------------------
    21               Met Displays, Inc.                  132,782         23.9%             94.6%      10/7/99               71.1%
    22                     A.C.B.                         25,042         15.7%             95.6%      10/1/99               75.0%
    23             Electronic Data Systems                34,027         26.1%             95.1%     10/31/99               41.7%
    24                                                                                     47.8%      4/30/99               73.2%
    25                     K-Mart                        104,688        100.0%            100.0%      8/6/99                78.0%
----------------------------------------------------------------------------------------------------------------------------------
    26                 Hollywood Video                    10,000          9.8%             93.0%      10/1/99               74.8%
    27                      NALC                          88,432        100.0%            100.0%      6/30/99               74.4%
    28                                                                                     93.8%      8/19/99               72.2%
    29               Wild Hare Spa/Salon                   9,561          9.0%             92.0%      7/31/99               56.5%
    30                                                                                    100.0%      3/31/99               57.2%
----------------------------------------------------------------------------------------------------------------------------------
    31                Super Crown Books                   10,000         23.8%            100.0%      6/30/99               72.0%
    32                                                                                    100.0%      8/24/99               80.0%
   33.0                                                                                    96.7%                            74.9%
   33.1            American Pacific Realty                10,438         16.9%            100.0%      7/1/99                74.9%
   33.2               Kaiser Permanente                   12,868         22.9%             93.0%      1/1/00                75.0%
----------------------------------------------------------------------------------------------------------------------------------
    34                  Roche Bobois                       9,003          7.8%             99.7%      5/1/99                66.4%
    35                     Mikron                         78,578         64.0%            100.0%      9/20/99               74.0%
    36             Federal Home Loan Bank                 17,553          7.9%             94.3%      11/4/99               59.8%
    37                Bed Bath & Beyond                   51,637         53.7%            100.0%      9/3/99                68.6%
    38                     Publix                         44,270         60.8%             98.0%      9/10/99               79.8%
----------------------------------------------------------------------------------------------------------------------------------
    39                                                                                     89.0%      8/24/99               80.4%
    40               A&P dba Super Fresh                  37,504         17.9%            100.0%      11/4/99               76.2%
    41                  Copy Concepts                     21,814         27.0%            100.0%      10/1/99               75.0%
    42                  Future First                      13,500         25.2%             93.5%      5/3/99                78.2%
    43              Best Buy Stores, L.P.                 45,720        100.0%            100.0%      8/25/99               70.7%
----------------------------------------------------------------------------------------------------------------------------------
    44                   Walgreen's                       15,120         34.3%             78.0%      5/11/99               79.5%
    45                                                                                     94.3%      8/16/99               68.2%
    46                  Borders Books                     20,124         45.7%            100.0%      8/10/99               69.9%
    47                       CVS                          10,010         44.1%            100.0%      8/31/99               63.7%
    48             Richardson Electronics                 12,792         12.7%             94.0%      6/17/99               71.3%
----------------------------------------------------------------------------------------------------------------------------------
    49              GSA - Secret Service                  10,835         14.4%             96.9%      11/8/99               67.6%
    50             Porter Groff & Lodwick                 12,131         10.0%             85.6%      3/22/99               70.0%
    51                Sports Authority                    42,967         64.4%            100.0%      5/26/99               78.7%
    52                                                                             96.74%/39.74%  9/1/99,9/29/99            76.9%
    53                Richfood Holdings                   36,125         42.0%             94.3%      6/30/99               80.0%
----------------------------------------------------------------------------------------------------------------------------------
    54                                                                                    100.0%      8/24/99               78.1%
    55          Cincinnati Drug Distributors              36,416         31.7%             96.5%      5/27/99               74.7%
    56                   Hobby Lobby                      56,984         56.7%             94.4%      4/1/99                70.9%
    57                   Fuji, Inc.                        3,960          4.9%             96.9%      8/18/99               80.0%
    58                   Hobby Lobby                      49,490         43.9%             87.5%      9/22/99               68.3%
----------------------------------------------------------------------------------------------------------------------------------
    59                 PetFood Express                     6,075         28.7%            100.0%      6/7/99                73.2%
    60                Mesa Antique Mart                   21,090         23.2%             96.1%      8/31/99               72.9%
    61                                                                                     89.0%      4/1/99                75.2%
    62                                                                                    100.0%      6/1/99                73.3%
    63                                                                                     88.4%      11/8/99               63.8%
----------------------------------------------------------------------------------------------------------------------------------
    64              The Sports Authority                  43,176        100.0%            100.0%      8/1/99                66.0%
    65                 Food Lion #703                     31,750         46.8%             95.7%      7/1/99                79.3%
    66                 CVS Drug Store                     13,568         55.2%            100.0%      9/9/99                76.8%
    67               Outback Steakhouse                   66,569         39.6%            100.0%      7/26/99               78.3%
----------------------------------------------------------------------------------------------------------------------------------
   68.0                                                                                   100.0%      6/30/99               75.1%
   68.1                 Mann Theatre                      25,643         57.7%            100.0%      6/30/99               74.6%
   68.2                                                                                                                     77.3%

   69.0                                                                                    65.6%      6/30/99               46.7%
   69.1                                                                                    63.8%      6/30/99               46.2%
   69.2                                                                                    67.9%      6/30/99               47.5%
----------------------------------------------------------------------------------------------------------------------------------
    70            Gainesville Star (K-Mart)              107,800         46.6%            100.0%      7/30/99               61.0%
    71                                                                                     96.0%      9/2/99                78.5%
    72                  Regal Cinemas                     93,053        100.0%            100.0%      11/1/99               68.0%
    73                    Marshalls                       53,872        100.0%            100.0%      6/25/99               69.0%
    74                   Happy Panda                       4,879         14.4%            100.0%      9/16/99               72.0%
----------------------------------------------------------------------------------------------------------------------------------
   75.0                                                                                    94.3%      Various               81.4%
   75.1                                                                                    95.6%     12/27/99               83.0%
   75.2                                                                                    92.9%      8/31/99               79.7%
    76                                                                                     98.6%      9/21/99               66.9%
    77                                                                                     80.0%      6/30/99               76.7%
----------------------------------------------------------------------------------------------------------------------------------
    78                  Walgreen Co.                      13,905        100.0%            100.0%      12/8/97               72.7%
    79                                                                                     75.0%      3/31/99               63.0%
    80                     Geminus                        20,590         26.9%             95.0%      4/1/99                74.5%
    81                                                                                     68.3%      6/30/99               58.3%
    82                   Zany Brainy                      12,500         50.0%            100.0%      11/8/99               68.6%
----------------------------------------------------------------------------------------------------------------------------------
    83                 Salvation Army                     30,720         65.4%            100.0%      8/31/99               68.6%
    84                                                                                    100.0%      7/1/99                75.0%
    85             Load King Manufacturing               237,291         70.9%            100.0%      8/16/99               63.9%
    86               Old Republic Title                   14,762         23.6%             93.4%      8/1/99                67.7%
    87               Payless Shoes/Kids                    4,840         19.1%             97.3%      10/1/99               64.4%
----------------------------------------------------------------------------------------------------------------------------------
    88                    Hunneman                         5,486         27.3%            100.0%      3/31/99               68.6%
    89                                                                                     83.0%      7/31/99               60.8%
    90                  Pick 'n Save                      60,157         88.2%            100.0%     11/10/99               79.1%
    91                    Food Lion                       35,316         54.2%             97.1%      11/1/99               72.8%
    92                 Mattress Giant                      4,500         15.6%            100.0%     12/15/99               75.0%
----------------------------------------------------------------------------------------------------------------------------------
    93           Intex Exhibit Systems, LLC               53,123         70.3%            100.0%      9/1/99                69.7%
    94                   Sport Shoe                       15,000         75.2%             92.3%      8/23/99               75.0%
    95                                                                                     98.6%      4/23/99               80.0%
    96           Level 3 Communications, LLC              35,000        100.0%            100.0%     10/15/99               63.9%
    97                     Safeway                        53,986         56.1%             96.9%     12/31/99               56.6%
----------------------------------------------------------------------------------------------------------------------------------
    98                                                                                    100.0%      8/2/99                70.6%
    99                                                                                    100.0%      8/10/99               80.0%
   100                  Office Depot                      27,000        100.0%            100.0%      5/14/98               78.7%
   101         Designer Installation Services             31,922         52.0%            100.0%      6/30/99               75.1%
   102                   Scan Homes                       17,400         36.7%             93.3%      11/1/99               66.8%
----------------------------------------------------------------------------------------------------------------------------------
   103                                                                                    100.0%      8/28/99               78.8%
   104                    OfficeMax                       23,400        100.0%            100.0%      8/17/99               77.5%
   105                  COUNTRY DELI                       3,057         12.6%            100.0%      9/1/99                63.9%
   106                                                                                     93.4%      5/27/99               75.7%
   107                                                                                     99.2%     12/23/99               70.5%
----------------------------------------------------------------------------------------------------------------------------------
   108                                                                                     82.1%      4/1/99                73.3%
   109                  Harris Teeter                     32,960         86.0%            100.0%      6/11/99               77.6%
   110                                                                                     93.1%      9/30/99               54.3%
   111                 Vector Security                     7,885         18.5%            100.0%     10/19/99               64.1%
   112                                                                                    100.0%      9/17/99               56.2%
----------------------------------------------------------------------------------------------------------------------------------
   113                                                                                    100.0%      9/14/99               77.7%
   114                    Food Lion                       29,580         57.4%             97.5%      9/9/99                79.0%
   115                                                                                     77.3%      3/5/99                53.6%
   116                Video Connection                     6,000         16.9%            100.0%     12/14/99               75.2%
   117                                                                                    100.0%      9/9/99                72.7%
----------------------------------------------------------------------------------------------------------------------------------
   118                                                                                     98.1%      3/1/99                77.5%
   119             Lovelace Health Systems                 9,681         28.0%             95.1%      6/18/99               68.7%
   120                    Pets Mart                       26,040        100.0%            100.0%     10/21/99               66.0%
   121                                                                                    100.0%      7/25/99               74.7%
   122                                                                                     99.1%      3/31/99               72.6%
----------------------------------------------------------------------------------------------------------------------------------
   123                   McDonald's                        6,360         40.5%            100.0%      9/6/99                62.9%
   124                 Pier 1 Imports                      8,030        100.0%            100.0%      8/19/99               74.1%
   125                                                                                    100.0%      7/1/99                76.9%
   126                                                                                    100.0%      9/14/99               74.4%
   127           Tuesday Morning Corporation               6,692         20.3%             94.1%      9/30/99               77.4%
----------------------------------------------------------------------------------------------------------------------------------
   128                   Office Max                       23,500        100.0%            100.0%      4/2/98                77.4%
   129                 Judy's Hallmark                     3,510         16.6%             94.5%      8/25/99               74.1%
   130                                                                                     92.0%      3/31/99               60.5%
   131                                                                                    100.0%      5/7/99                75.0%
   132                                                                                     94.2%      3/24/99               75.5%
----------------------------------------------------------------------------------------------------------------------------------
   133                                                                                     82.1%      3/31/99               69.0%
   134                   Subzi Mandi                       2,707         25.8%            100.0%      11/1/99               59.4%
   135                  Office Depot                      25,000        100.0%            100.0%      5/27/98               79.3%
   136                Silk Tree Factory                   58,070         75.0%             97.5%     11/12/99               60.0%
   137                                                                                     85.1%      6/30/99               72.0%
----------------------------------------------------------------------------------------------------------------------------------
   138                 OfficeMax, Inc.                    23,500        100.0%            100.0%      6/30/99               76.2%
   139                                                                                     97.0%      6/1/99                72.9%
   140                Blockbuster Video                    4,500         35.7%            100.0%      9/15/99               73.4%
   141                   First Union                       4,173         17.2%            100.0%      8/1/99                56.7%
   142                                                                                     94.2%      7/14/99               58.6%
----------------------------------------------------------------------------------------------------------------------------------
   143                                                                                     96.0%      12/3/99               73.5%
   144         Pavel, Hendrix, Pavel & Machado             4,452         19.4%            100.0%      7/18/99               73.4%
   145                    Maurices                         6,772         17.6%            100.0%      7/22/99               66.7%
   146                       CVS                          10,125        100.0%            100.0%      7/1/99                75.4%
   147              Firestone Mastercare                   4,375         27.3%             89.4%      8/4/99                62.1%
----------------------------------------------------------------------------------------------------------------------------------
   148                                                                                     89.9%      6/1/99                57.7%
   149                                                                                     88.0%      9/4/99                75.0%
   150                                                                                    100.0%      7/1/99                66.1%
   151                 Pier 1 Imports                      9,000        100.0%            100.0%      8/19/99               79.6%
   152                                                                                    100.0%      9/1/98                68.2%
----------------------------------------------------------------------------------------------------------------------------------
   153                                                                                     96.9%      6/20/99               75.3%
   154            Dewolf New Eng. Real Est.                4,000         11.7%             92.7%      6/16/99               65.9%
   155               St Vincent De Paul                   32,000         33.8%            100.0%      8/1/99                17.0%
   156                                                                                    100.0%      7/30/99               76.7%
   157                      Bi-Lo                         26,817         52.6%            100.0%     10/12/99               65.5%
----------------------------------------------------------------------------------------------------------------------------------
   158                 Pier 1 Imports                      9,996        100.0%            100.0%      8/19/99               80.0%
   159                                                                                     83.3%      8/30/99               73.3%
   160                                                                                     93.4%      6/21/99               54.0%
   161                                                                                     96.2%      6/30/99               68.6%
   162                                                                                     96.5%      6/29/99               70.3%
----------------------------------------------------------------------------------------------------------------------------------
   163             Pro-Innovative Concepts                20,042        100.0%            100.0%      5/7/99                68.9%
   164                                                                                     97.7%      7/6/99                77.2%
   165               Fuel Injection Plus                   3,311         33.5%            100.0%      8/12/99               73.5%
   166                                                                                    100.0%     10/18/99               61.0%
   167                                                                                     95.9%      6/21/99               56.8%
----------------------------------------------------------------------------------------------------------------------------------
   168                Sav-A-Lot Grocery                   13,800         15.0%             90.0%     10/25/99               38.1%
   169                  Drug Emporium                     25,000        100.0%            100.0%      8/1/99                64.0%
   170                 Pier 1 Imports                      9,000        100.0%            100.0%      9/15/99               80.0%
   171                                                                                     88.7%      5/14/99               64.9%
   172                                                                                    100.0%      8/30/99               66.8%
----------------------------------------------------------------------------------------------------------------------------------
   173                                                                                     92.9%      6/22/99               63.2%
   174                                                                                     97.9%      8/31/99               74.3%
   175                                                                                     95.0%      6/30/99               35.8%
   176                                                                                     97.9%      8/1/99                71.0%
   177                Sherwin Williams                     9,000         28.4%            100.0%      6/1/99                75.0%
----------------------------------------------------------------------------------------------------------------------------------
   178                                                                                     98.9%      8/25/99               66.5%
   179                                                                                     92.1%      3/31/99               66.0%
   180                   Loaf & Jug                        3,800         12.9%             93.3%      7/16/99               51.1%
   181                 Mattress Buyers                     2,040         17.5%            100.0%      8/10/99               69.6%
   182                                                                                     92.0%      6/1/99                65.9%
----------------------------------------------------------------------------------------------------------------------------------
   183             Americas Best Contacts                  4,000         18.7%            100.0%      7/1/99                72.3%
   184                                                                                     92.3%      8/10/99               56.4%
   185                                                                                     80.3%      5/31/99               58.0%
   186                     Kinkos                          6,500         60.7%            100.0%      7/16/98               75.0%
   187                                                                                    100.0%      5/10/99               73.4%
----------------------------------------------------------------------------------------------------------------------------------
   188                                                                                     98.0%      6/1/99                79.5%
   189                                                                             95.65%/33.40%      3/1/99                63.9%
   190               Home Lumber Company                  10,590         50.1%            100.0%      11/1/99               66.2%
   191                                                                                    100.0%      4/1/99                77.5%
   192          St. Joseph's Dialysis Center               9,861        100.0%            100.0%      7/6/99                71.0%
----------------------------------------------------------------------------------------------------------------------------------
   193                                                                                     98.7%      6/30/99               64.5%
   194                                                                                     96.3%      6/30/99               61.7%
   195                                                                                     94.7%      6/7/99                44.1%
   196                    Rite Aid                         9,320         50.3%             94.6%      11/1/99               52.4%
   197                                                                                     90.6%      3/31/99               70.7%
----------------------------------------------------------------------------------------------------------------------------------
   198                                                                                    100.0%      5/31/99               68.3%
   199                                                                                     92.7%      6/2/99                74.1%
   200                                                                                     91.8%      6/1/99                74.8%
   201                                                                                    100.0%     10/31/99               76.8%
   202                   Blockbuster                       6,009        100.0%            100.0%      5/31/99               76.8%
----------------------------------------------------------------------------------------------------------------------------------
   203                                                                                    100.0%      5/15/99               72.1%
   204                                                                                     97.0%      6/1/99                75.0%
   205                                                                                     97.5%      3/31/99               71.6%
   206               7 Stars Food Store                    2,585         23.6%            100.0%      7/1/99                65.0%
   207                                                                                    100.0%      4/1/99                68.4%
----------------------------------------------------------------------------------------------------------------------------------
   208                     Subway                          1,645         18.5%            100.0%      6/8/99                73.5%
   209                                                                                     91.6%      7/31/99               58.2%
   210                                                                                     97.3%      5/31/99               67.2%
   211                                                                                     97.9%      5/1/99                72.7%
   212                                                                                     89.3%      7/20/99               63.5%
----------------------------------------------------------------------------------------------------------------------------------
   213                                                                                     86.8%      6/1/99                73.3%
   214                                                                                     95.0%      5/1/99                69.7%
   215                                                                                     95.6%      6/17/99               60.2%
   216                Los Amigos Market                    4,725         28.5%             94.6%      9/7/99                49.1%
   217               Surreys Restaurant                    3,800         25.0%            100.0%      8/31/99               50.4%
----------------------------------------------------------------------------------------------------------------------------------
   218                                                                                     98.6%      6/4/99                62.8%
   219                                                                                     96.4%      7/9/99                68.7%
   220                                                                                     96.6%      7/1/99                74.4%
   221                                                                                     97.9%      7/13/99               52.1%
   222                                                                                     91.7%      8/4/99                75.0%
----------------------------------------------------------------------------------------------------------------------------------
   223                                                                                     97.9%      6/22/99               71.0%
   224                                                                                     97.1%      3/31/99               77.3%
   225                                                                                    100.0%      6/1/99                74.2%
   226                                                                                    100.0%      8/30/99               71.4%
   227              The Stephens Company                  15,000         55.6%            100.0%      6/1/99                60.6%
----------------------------------------------------------------------------------------------------------------------------------
   228                                                                                     91.7%     12/31/98               67.1%
   229                                                                                    100.0%      7/1/99                77.3%
   230                                                                                    100.0%      3/30/99               54.6%

-----------------------------------------------------------------------------------------------------------------------------
                                                       ANNUAL      ANNUAL UNDERWRITTEN
                                   UNDERWRITTEN     UNDERWRITTEN      REPLACEMENT         U/W        U/W NET       ORIGINAL
 CONTROL         UNDERWRITTEN       NET CASH        REPLACEMENT       RESERVES PER        NOI       CASH FLOW      LOAN PER
  NUMBER             NOI              FLOW            RESERVES          UNIT/SF          DSCR         DSCR          UNIT/SF
-----------------------------------------------------------------------------------------------------------------------------
    1            $ 4,873,099       $ 4,303,874         $ 81,071             $ 0.30       1.47x         1.30x        $ 138.61
    2              3,893,352         3,548,727           47,534               0.20        1.35          1.23          134.64
    3              3,268,220         3,156,601           24,815               0.14        1.33          1.29          166.86
    4              2,900,877         2,726,277          174,600             225.00        1.30          1.22       33,376.29
    5              2,444,837         2,154,542           65,369               0.20        1.43          1.26           59.21
-----------------------------------------------------------------------------------------------------------------------------
    6              1,881,346         1,758,864           35,377               0.15        1.33          1.24           74.96
    7              1,783,855         1,676,839          107,016             273.00        1.27          1.19       41,581.63
    8              2,155,864         1,963,728          192,136             376.00        1.43          1.30       30,821.92
   9.0             2,553,384         2,294,638          258,746           1,060.27        1.62          1.46       62,027.78
   9.1             1,542,674         1,394,074          148,600           1,179.37        1.60          1.45       75,642.86
   9.2             1,010,710           900,564          110,146             874.17        1.64          1.46       48,412.70
    10             2,171,784         1,669,001          185,129               0.15        1.67          1.29           11.10
-----------------------------------------------------------------------------------------------------------------------------
    11             1,937,967         1,624,096           28,104               0.15        1.79          1.50           68.05
    12             1,597,119         1,512,863           16,850               0.20        1.41          1.34          149.82
    13             1,370,058         1,310,348           54,944             359.11        1.31          1.25       76,960.78
    14             1,246,951         1,216,750           13,954               0.15        1.29          1.26          124.70
    15             1,328,973         1,281,485           47,488             212.00        1.30          1.25       51,339.29
-----------------------------------------------------------------------------------------------------------------------------
    16             1,321,817         1,237,692           22,368               0.20        1.39          1.30           99.56
    17             1,286,584         1,176,484          110,100             300.00        1.40          1.28       30,572.21
    18             1,124,234         1,062,794           61,440             256.00        1.26          1.19       42,916.67
    19             1,295,497         1,220,771           37,363               0.10        1.38          1.30           27.57
    20             1,191,516         1,111,226           14,033               0.10        1.31          1.22           74.43
-----------------------------------------------------------------------------------------------------------------------------
    21             1,367,042         1,189,332           61,088               0.11        1.48          1.28           18.19
    22             1,357,018         1,156,498           31,956               0.20        1.46          1.25           62.90
    23             1,879,478         1,544,503           39,107               0.30        2.12          1.74           76.71
    24             1,539,928         1,300,657          239,271           1,321.94        1.60          1.35       54,972.38
    25             1,081,830         1,071,361           10,469               0.10        1.25          1.24           94.62
-----------------------------------------------------------------------------------------------------------------------------
    26             1,163,184         1,079,663           15,368               0.15        1.36          1.26           92.73
    27             1,149,125         1,066,471           17,686               0.20        1.37          1.27          105.61
    28               986,543           926,543           60,000             250.00        1.26          1.18       37,916.67
    29             1,230,679         1,089,523           21,218               0.20        1.55          1.38           78.28
    30             1,102,699         1,084,581           18,118              70.77        1.51          1.49       32,226.56
-----------------------------------------------------------------------------------------------------------------------------
    31               972,325           917,883           10,517               0.25        1.43          1.35          191.66
    32               926,202           853,002           73,200             300.00        1.35          1.24       32,786.89
   33.0            1,051,102           900,661           23,569               0.20        1.48          1.26           67.84
   33.1              544,140           465,387           12,323               0.20        1.44          1.23           68.75
   33.2              506,962           435,274           11,246               0.20        1.52          1.30           66.80
-----------------------------------------------------------------------------------------------------------------------------
    34               899,864           753,467           28,000               0.24        1.53          1.28           63.88
    35               897,257           802,431           12,278               0.10        1.35          1.21           60.27
    36             1,118,954           851,396           93,762               0.42        1.66          1.26           32.92
    37               913,628           862,231           14,417               0.15        1.37          1.30           76.41
    38               793,054           760,910           10,918               0.15        1.37          1.31           97.55
-----------------------------------------------------------------------------------------------------------------------------
    39               767,752           722,002           45,750             250.00        1.37          1.29       38,797.81
    40               850,574           803,544           23,041               0.11        1.32          1.25           33.08
    41               856,364           782,138           12,146               0.15        1.39          1.27           85.41
    42               755,138           654,869            8,032               0.15        1.44          1.25          124.19
    43               724,357           717,499            6,858               0.15        1.23          1.22          144.36
-----------------------------------------------------------------------------------------------------------------------------
    44               760,890           724,575            6,618               0.15        1.30          1.24          149.59
    45               726,229           683,637           42,592             242.00        1.28          1.21       37,215.91
    46               760,853           733,391            6,602               0.15        1.36          1.31          147.67
    47               986,627           958,768            7,947               0.35        1.65          1.60          286.28
    48               775,839           664,516           20,202               0.20        1.45          1.25           61.59
-----------------------------------------------------------------------------------------------------------------------------
    49               807,152           682,518           20,040               0.27        1.49          1.26           79.31
    50               855,674           660,190           24,265               0.20        1.68          1.30           49.04
    51               647,337           625,319            6,672               0.10        1.24          1.19           87.30
    52               681,746           627,996           53,750             233.70        1.35          1.25       24,747.83
    53               718,035           628,947           12,902               0.15        1.47          1.29           65.11
-----------------------------------------------------------------------------------------------------------------------------
    54               598,676           555,801           42,875             343.00        1.27          1.18       43,720.00
    55               716,457           594,439           28,740               0.25        1.55          1.28           46.14
    56               681,920           615,345           25,136               0.25        1.45          1.30           52.22
    57               656,829           567,374           21,244               0.26        1.45          1.25           63.91
    58               682,595           599,900           38,368               0.34        1.48          1.30           45.42
-----------------------------------------------------------------------------------------------------------------------------
    59               564,677           540,638            3,173               0.15        1.26          1.21          242.28
    60               685,083           590,794           15,424               0.17        1.44          1.25           56.21
    61               610,293           595,477           14,816               0.15        1.36          1.32           50.55
    62               643,984           625,384           18,600             300.00        1.42          1.38       78,629.03
    63               731,352           703,127           28,225               0.25        1.54          1.48           43.80
-----------------------------------------------------------------------------------------------------------------------------
    64               614,308           587,734            6,476               0.15        1.30          1.25          112.33
    65               577,806           532,867            9,765               0.14        1.36          1.25           71.26
    66               540,886           529,061            3,689               0.15        1.33          1.30          193.61
    67               464,336           450,550            4,078               0.02        1.12          1.09           27.98
-----------------------------------------------------------------------------------------------------------------------------
   68.0              497,362           463,907            6,672               0.12        1.30          1.21          106.78
   68.1              497,362           463,907            6,672               0.15        1.58          1.47           87.68
   68.2

   69.0              900,773           739,987          160,786             584.94        1.76          1.45       17,076.36
   69.1              514,011           420,579           93,432             602.79        1.77          1.45       17,270.97
   69.2              386,762           319,408           67,354             561.28        1.76          1.45       16,825.00
-----------------------------------------------------------------------------------------------------------------------------
    70               644,032           536,100           28,470               0.23        1.54          1.28           37.45
    71               512,384           487,384           25,000             250.00        1.26          1.20       44,750.00
    72               510,173           510,173                -                  -        1.25          1.25           46.76
    73               540,861           532,780            8,081               0.15        1.39          1.37           80.75
    74               518,350           477,536            8,500               0.25        1.37          1.26          125.00
-----------------------------------------------------------------------------------------------------------------------------
   75.0              445,746           428,246           17,500              50.29        1.22          1.17       11,925.29
   75.1              251,323           242,223            9,100              50.56        1.32          1.27       11,988.89
   75.2              194,423           186,023            8,400              50.00        1.11          1.06       11,857.14
    76               620,468           585,468           35,000             250.00        1.68          1.58       28,571.43
    77               449,521           442,178            7,343               0.10        1.28          1.26           52.39
-----------------------------------------------------------------------------------------------------------------------------
    78               440,000           440,000                                            1.21          1.21          287.67
    79               460,255           451,267            8,988               0.15        1.31          1.28           64.14
    80               545,963           462,164           28,301               0.37        1.58          1.34           49.68
    81               669,702           568,554          101,148             661.10        1.67          1.42       24,169.93
    82               450,408           434,158            3,750               0.15        1.39          1.34          144.00
-----------------------------------------------------------------------------------------------------------------------------
    83               448,127           403,567           11,732               0.25        1.38          1.25           76.61
    84               458,173           443,773           14,400             300.00        1.39          1.34       75,000.00
    85               690,574           565,697           66,601               0.20        1.60          1.31           10.72
    86               459,413           378,654           12,504               0.20        1.55          1.27           53.58
    87               406,738           374,809            3,792               0.15        1.36          1.25          129.98
-----------------------------------------------------------------------------------------------------------------------------
    88               411,486           387,692            5,022               0.25        1.60          1.51          162.31
    89               601,705           554,005           47,700             450.00        1.81          1.66       30,188.68
    90               376,590           358,239            6,822               0.10        1.32          1.26           46.54
    91               389,994           354,903            9,778               0.15        1.39          1.26           48.32
    92               385,152           354,787            4,334               0.15        1.36          1.25          106.38
-----------------------------------------------------------------------------------------------------------------------------
    93               349,425           323,778           15,125               0.20        1.35          1.25           37.81
    94               347,828           334,519            4,588               0.23        1.33          1.28          142.86
    95               360,177           341,927           18,250             253.47        1.61          1.52       40,000.00
    96               377,054           355,984            5,250               0.15        1.38          1.30           81.29
    97               415,008           323,055           48,077               0.50        1.64          1.28           29.12
-----------------------------------------------------------------------------------------------------------------------------
    98               306,528           301,028            5,500             275.00        1.29          1.27      137,500.00
    99               354,567           326,691           27,876             276.00        1.44          1.32       26,930.69
   100               307,608           288,708            5,400               0.20        1.37          1.28          101.19
   101               346,844           308,193           12,286               0.20        1.40          1.25           43.77
   102               409,858           366,492            8,072               0.17        1.72          1.54           56.29
-----------------------------------------------------------------------------------------------------------------------------
   103               337,320           316,570           20,750             250.00        1.39          1.31       32,169.88
   104               307,817           300,095            3,510               0.15        1.28          1.25          113.25
   105               377,292           345,161            4,845               0.20        1.59          1.45          109.39
   106               310,417           280,161           30,256             248.00        1.34          1.21       21,721.31
   107               319,768           289,768           30,000             250.00        1.39          1.26       22,083.33
-----------------------------------------------------------------------------------------------------------------------------
   108               336,558           321,334           15,224               0.15        1.45          1.38           26.23
   109               303,420           291,415            5,748               0.15        1.35          1.29           66.81
   110               319,968           282,384           37,584             261.00        1.43          1.26       17,534.72
   111               376,650           332,041            6,398               0.15        1.59          1.40           58.62
   112               355,875           342,879           12,996           1,083.00        1.64          1.58      208,333.33
-----------------------------------------------------------------------------------------------------------------------------
   113               291,396           275,896           15,500             250.00        1.32          1.25       40,080.65
   114               303,199           278,368            7,730               0.15        1.41          1.29           47.55
   115               332,891           320,664           12,227               0.15        1.46          1.41           30.24
   116               301,361           272,517            8,881               0.25        1.38          1.25           65.59
   117               315,720           300,720           15,000             250.00        1.60          1.52       38,750.00
-----------------------------------------------------------------------------------------------------------------------------
   118               295,260           269,260           26,000             250.00        1.45          1.33       22,355.77
   119               308,811           273,282            5,527               0.16        1.47          1.30           66.58
   120               258,747           254,841            3,906               0.15        1.28          1.27           86.21
   121               264,766           251,766           13,000             250.00        1.31          1.25       43,076.92
   122               278,092           271,892            6,200              53.45        1.49          1.45       19,396.55
-----------------------------------------------------------------------------------------------------------------------------
   123               294,537           262,873            3,930               0.25        1.44          1.28          139.95
   124               236,470           234,060            1,205               0.15        1.27          1.26          258.41
   125               243,105           222,385           20,720             280.00        1.38          1.26       28,040.54
   126               243,164           227,225           15,939             253.00        1.34          1.25       32,492.06
   127               276,030           243,099            9,891               0.30        1.50          1.32           61.72
-----------------------------------------------------------------------------------------------------------------------------
   128               235,926           223,941            2,350               0.10        1.33          1.26           87.23
   129               262,508           238,816            4,876               0.23        1.53          1.39           94.34
   130               279,419           271,158            8,261               0.15        1.46          1.42           36.78
   131               261,291           255,041            6,250             250.00        1.44          1.40       81,000.00
   132               222,847           206,987           15,860             305.00        1.56          1.44       38,461.54
-----------------------------------------------------------------------------------------------------------------------------
   133               271,517           260,067           11,450              50.00        1.51          1.44        8,733.62
   134               301,337           286,522            1,576               0.15        1.57          1.50          180.83
   135               210,959           193,459            5,000               0.20        1.35          1.24           76.00
   136               313,299           268,649           11,614               0.15        1.81          1.55           23.25
   137               217,069           212,898            4,171               0.15        1.25          1.23           64.74
-----------------------------------------------------------------------------------------------------------------------------
   138               199,000           191,942            3,525               0.15        1.25          1.21           76.17
   139               228,418           211,668           16,750             250.00        1.37          1.27       26,113.43
   140               211,444           200,167            1,890               0.15        1.38          1.30          136.90
   141               278,215           242,791            6,212               0.26        1.66          1.45           70.18
   142               257,135           222,635           34,500             250.00        1.63          1.41       12,318.84
-----------------------------------------------------------------------------------------------------------------------------
   143               211,214           190,589           20,625             275.00        1.38          1.25       22,533.33
   144               243,082           205,357            5,748               0.25        1.69          1.42           70.24
   145               234,235           193,621            7,705               0.20        1.54          1.27           41.53
   146               166,203           164,685            1,519               0.15        1.26          1.25          152.00
   147               214,139           196,805            2,400               0.15        1.52          1.40           96.00
-----------------------------------------------------------------------------------------------------------------------------
   148               247,903           238,785            9,118               0.15        1.70          1.64           24.68
   149               189,057           180,844            8,213               0.15        1.36          1.31           27.40
   150               257,221           237,721           19,500             250.00        1.91          1.76       19,487.18
   151               167,864           165,164            1,350               0.15        1.27          1.25          163.67
   152               169,583           161,583            8,000             250.00        1.32          1.26       46,875.00
-----------------------------------------------------------------------------------------------------------------------------
   153               220,395           191,053           29,341             299.40        1.57          1.36       14,897.96
   154               241,380           184,513           13,361               0.39        1.71          1.31           42.32
   155               512,031           434,917           32,198               0.34        3.85          3.27           14.78
   156               186,944           170,432           16,512             258.00        1.46          1.33       21,875.00
   157               186,774           161,707            5,102               0.10        1.47          1.28           26.95
-----------------------------------------------------------------------------------------------------------------------------
   158               158,132           155,134            1,499               0.15        1.30          1.27          136.05
   159               204,420           197,203            7,216               0.20        1.41          1.36           36.91
   160               249,624           242,024            7,600              50.00        1.99          1.93        8,881.58
   161               176,274           168,624            7,650               0.15        1.37          1.31           26.24
   162               159,902           143,942           15,960             280.00        1.36          1.22       22,807.02
-----------------------------------------------------------------------------------------------------------------------------
   163               159,352           155,343            4,008               0.20        1.28          1.25           65.01
   164               174,151           159,402           14,749             335.20        1.39          1.28       29,318.18
   165               157,916           147,326            1,482               0.15        1.34          1.25          126.51
   166               155,066           142,066           13,000             250.00        1.36          1.25       24,038.46
   167               185,966           179,916            6,050              49.59        1.58          1.53       10,245.90
-----------------------------------------------------------------------------------------------------------------------------
   168               317,202           235,296           27,618               0.30        2.58          1.92           13.03
   169               176,419           162,969            3,750               0.15        1.59          1.47           48.00
   170               141,103           138,403            1,350               0.15        1.31          1.28          133.33
   171               190,887           159,887           31,000             250.00        1.82          1.53        9,677.42
   172               160,940           150,190           10,750             250.00        1.31          1.22       27,976.74
-----------------------------------------------------------------------------------------------------------------------------
   173               188,333           182,733            5,600              50.00        1.67          1.62       10,714.29
   174               147,615           135,615           12,000             250.00        1.38          1.27       24,770.83
   175               208,531           178,531           30,000             250.00        2.32          1.98       10,000.00
   176               165,361           152,161           13,200             275.00        1.39          1.28       24,479.17
   177               190,247           161,669            6,344               0.20        1.65          1.40           36.29
-----------------------------------------------------------------------------------------------------------------------------
   178               162,639           140,889           21,750             250.00        1.61          1.40       12,988.51
   179               158,207           152,093            6,114               0.12        1.40          1.35           22.89
   180               223,376           191,549            7,361               0.25        2.05          1.75           38.21
   181               149,611           135,615            2,336               0.20        1.43          1.30           95.89
   182               153,200           144,786            8,414               0.15        1.40          1.33           19.97
-----------------------------------------------------------------------------------------------------------------------------
   183               170,336           153,574            4,267               0.20        1.54          1.39           52.49
   184               235,427           206,177           29,250             250.00        2.11          1.85        9,401.71
   185               146,330           137,668            8,663               0.15        1.37          1.29           19.07
   186               131,359           124,779            1,873               0.18        1.41          1.34          100.58
   187               132,681           125,681            7,000             250.00        1.32          1.25       38,028.57
-----------------------------------------------------------------------------------------------------------------------------
   188               128,185           114,384           13,801             136.64        1.39          1.24       10,396.04
   189               145,820           137,120            6,593             253.56        1.42          1.34       40,538.46
   190               135,916           125,204            3,168               0.15        1.41          1.30           49.55
   191               135,133           127,133            8,000             250.00        1.39          1.31       32,571.88
   192               137,073           129,002            1,972               0.20        1.27          1.20          104.45
-----------------------------------------------------------------------------------------------------------------------------
   193               138,891           114,321           24,570             315.00        1.49          1.22       12,820.51
   194               145,121           139,258            5,863               0.15        1.53          1.47           25.58
   195               189,234           183,509            5,725               0.15        2.01          1.95           26.20
   196               170,380           159,383            2,778               0.15        1.47          1.37           54.00
   197               129,244           119,660            9,584               0.15        1.31          1.21           16.04
-----------------------------------------------------------------------------------------------------------------------------
   198               137,824           128,324            9,500             250.00        1.47          1.37       26,052.63
   199               128,282           114,532           13,750             250.00        1.45          1.29       18,181.82
   200               143,262           121,480           21,783             256.27        1.49          1.26       11,352.94
   201               125,741           116,241            9,500             250.00        1.43          1.32       25,263.16
   202               110,580           106,400              600               0.10        1.25          1.20          159.76
-----------------------------------------------------------------------------------------------------------------------------
   203               133,202           128,152            5,050              50.00        1.41          1.36        9,495.05
   204               118,993           115,143            3,850              50.00        1.38          1.34       12,272.73
   205               125,075           119,747            5,328               0.15        1.39          1.33           26.39
   206               124,147           112,762            1,642               0.15        1.38          1.25           84.95
   207               116,796           109,046            7,750             250.00        1.41          1.32       29,806.45
-----------------------------------------------------------------------------------------------------------------------------
   208               113,520           104,401            2,225               0.25        1.38          1.27          101.12
   209               123,094           115,069            8,025               0.20        1.39          1.30           20.72
   210               114,909           103,509           11,400             300.00        1.43          1.29       22,105.26
   211               119,421           107,421           12,000             250.00        1.39          1.25       17,408.33
   212               115,870           108,787            7,084               0.15        1.43          1.34           17.49
-----------------------------------------------------------------------------------------------------------------------------
   213               103,325            98,679            4,646               0.15        1.42          1.36           23.09
   214                96,864            85,042           11,823             295.56        1.48          1.30       17,422.50
   215               110,827           100,266           10,561               0.17        1.70          1.54           10.57
   216               111,384            95,844            3,649               0.22        1.56          1.34           39.05
   217                98,428            81,666            3,038               0.20        1.57          1.30           41.48
-----------------------------------------------------------------------------------------------------------------------------
   218                72,637            68,987            3,650              50.00        1.32          1.25        7,400.00
   219                82,261            75,261            7,000             250.00        1.46          1.34       19,017.86
   220                80,572            66,072           14,500             250.00        1.54          1.26        8,975.86
   221                73,525            58,705           14,820             315.32        1.57          1.25       10,702.13
   222                67,240            56,440           10,800             300.00        1.39          1.17       14,166.67
-----------------------------------------------------------------------------------------------------------------------------
   223                77,330            65,330           12,000             250.00        1.42          1.20        9,166.67
   224                53,769            45,269            8,500             250.00        1.31          1.10       12,500.00
   225                57,376            53,376            4,000             250.00        1.38          1.28       25,500.00
   226                53,136            49,371            3,040             233.85        1.34          1.24       30,769.23
   227                52,507            41,876            5,400               0.20        1.63          1.30           11.78
-----------------------------------------------------------------------------------------------------------------------------
   228                51,626            45,626            6,000             250.00        1.86          1.64       11,875.00
   229                31,123            28,723            2,400             300.00        1.36          1.25       28,500.00
   230                33,037            31,037            2,000             250.00        1.57          1.48       25,250.00

------------------------------------------------------------------------------------------------------------------------------
                   CUT-OFF                       MONTHLY          MONTHLY         MONTHLY          MONTHLY    MONTHLY ECONOMIC
 CONTROL         DATE LOAN       PAID TO       REPLACEMENT         TAX          INSURANCE          TI/LC      RESERVE (& OTHER)
  NUMBER        PER UNIT/SF        DATE         RESERVES          ESCROW          ESCROW          PAYMENT         PAYMENT
------------------------------------------------------------------------------------------------------------------------------
    1              $ 138.25    1/5/00              $ 6,756       $ 44,848          $ 6,317
    2                134.30    2/1/00                    -         18,711
    3                165.35    2/1/00
    4             33,376.29    2/1/00                              40,309            6,000
    5                 59.09    2/1/00                6,417              -
------------------------------------------------------------------------------------------------------------------------------
    6                 73.99    2/1/00                2,950         12,900
    7             41,581.63    2/1/00                              11,072            3,643
    8             30,798.81    2/1/00               16,011         23,494            9,667
   9.0            61,712.28    2/1/00               22,102          8,997            2,416
   9.1            75,258.11    2/1/00               12,923          3,657            1,208
   9.2            48,166.45    2/1/00                9,179          5,340            1,208
    10                11.08    2/1/00               10,285         29,975            8,751         $ 15,500
------------------------------------------------------------------------------------------------------------------------------
    11                67.69    2/1/00                2,333          9,833
    12               149.30    2/1/00                1,401          5,500            1,557            4,465
    13            76,805.78    2/1/00                4,600         20,727            1,713
    14               124.06    2/1/00                  775          3,443            2,630
    15            51,295.06    2/1/00                3,957         11,725            1,762
------------------------------------------------------------------------------------------------------------------------------
    16                99.07    2/1/00                1,864         17,712
    17            30,513.04    2/1/00                9,175          9,796            2,283
    18            42,916.67    2/1/00                              15,011            2,243
    19                27.55    2/1/00                3,114         25,277            2,503
    20                74.43    2/1/00                              16,250            2,008
------------------------------------------------------------------------------------------------------------------------------
    21                18.16    2/1/00                5,091         35,199            2,535            9,721
    22                62.88    2/1/00                2,664         13,562            1,725
    23                76.71    2/1/00                3,259
    24            54,661.11    2/1/00               22,619          7,291            1,066
    25                94.20    2/1/00
------------------------------------------------------------------------------------------------------------------------------
    26                92.59    2/1/00                1,292         11,371              761            6,250
    27               105.41    2/1/00                1,474         11,730              867            2,500
    28            37,916.67    2/1/00                              14,539            2,069
    29                77.22    2/1/00                1,750          9,500                            10,065
    30            31,541.23    2/1/00                               8,000
------------------------------------------------------------------------------------------------------------------------------
    31               190.72    2/1/00                  892         11,463
    32            32,786.89    2/1/00                6,100          7,938            1,524
   33.0               67.74    2/1/00                2,060          7,393            2,660           10,302
   33.1               68.65    2/1/00                1,030          3,693            1,442            5,151
   33.2               66.70    2/1/00                1,030          3,700            1,218            5,151
------------------------------------------------------------------------------------------------------------------------------
    34                63.88    2/1/00                2,668         15,476            3,667
    35                60.18    2/1/00                1,023          1,537              599
    36                32.89    2/1/00                7,815         17,942            1,470
    37                76.35    2/1/00                  625
    38                97.16    2/1/00                  910          5,459              704
------------------------------------------------------------------------------------------------------------------------------
    39            37,944.33    2/1/00                3,812          7,944
    40                33.07    2/1/00                1,920                                            3,000
    41                85.33    2/1/00                  674         12,080              398
    42               123.57    2/1/00                  875          6,000            1,084            7,090           $ 1,668
    43               144.14    2/1/00
------------------------------------------------------------------------------------------------------------------------------
    44               149.19    2/1/00                  552          5,472              684
    45            37,215.91    2/1/00                              11,143            1,599
    46               147.24    2/1/00                               5,417              831
    47               284.44    2/1/00                  662          4,665                             1,659
    48                61.38    2/1/00                1,684         23,100                             4,209
------------------------------------------------------------------------------------------------------------------------------
    49                79.28    2/1/00                1,565          6,507              750            9,100
    50                48.78    2/1/00                2,333          5,608                             8,333
    51                87.00    2/1/00                  417
    52            24,709.39    2/1/00                4,031          8,476
    53                64.89    2/1/00                1,076          3,946              715
------------------------------------------------------------------------------------------------------------------------------
    54            43,720.00    2/1/00                               3,284            1,250
    55                45.93    2/1/00                1,451          9,985            1,315
    56                51.96    2/1/00                2,095         11,423              990            3,378
    57                63.78    2/1/00                1,771          4,382            1,444            4,150
    58                45.35    2/1/00                              10,289            1,060
------------------------------------------------------------------------------------------------------------------------------
    59               241.49    2/1/00                  264         12,000              576
    60                56.12    2/1/00                1,285          8,931            1,183            5,833
    61                50.38    2/1/00                1,235          1,984              792
    62            78,449.17    2/1/00                1,550          2,735              662
    63                43.74    2/1/00                2,353          4,940              900
------------------------------------------------------------------------------------------------------------------------------
    64               111.87    2/1/00                               4,455
    65                71.04    2/1/00                  814          3,553              786
    66               192.59    2/1/00                  307          4,631              413              615
    67                27.91    2/1/00                  366         12,099              180
------------------------------------------------------------------------------------------------------------------------------
   68.0              105.36    2/1/00                  742         18,373
   68.1               86.51    2/1/00                  742         18,373
   68.2                        2/1/00

   69.0           16,987.18    2/1/00               13,399         17,778            3,240
   69.1           17,180.15    2/1/00                7,786          8,131            1,868
   69.2           16,737.93    2/1/00                5,613          9,647            1,372
------------------------------------------------------------------------------------------------------------------------------
    70                37.36    2/1/00                2,373          6,416            2,613
    71            44,601.20    2/1/00                2,083         10,305              804
    72                46.74    2/1/00
    73                80.63    2/1/00
    74               124.81    2/1/00                               3,607            1,013
------------------------------------------------------------------------------------------------------------------------------
   75.0           11,925.29    2/1/00                1,458          5,828              507
   75.1           11,988.89    2/1/00                  758          2,615              259
   75.2           11,857.14    2/1/00                  700          3,213              248
    76            28,493.09    2/1/00                2,053          4,185            1,705
    77                52.25    2/1/00                               6,933              693
------------------------------------------------------------------------------------------------------------------------------
    78               277.47    2/1/00
    79                63.40    2/1/00                               3,000
    80                49.52    2/1/00                1,976         11,078              708
    81            24,042.83    2/1/00                8,429         10,384            1,884
    82               143.88    2/1/00                  313          3,442              760              667
------------------------------------------------------------------------------------------------------------------------------
    83                76.47    2/1/00                  782          2,974              964
    84            74,820.46    2/1/00                1,200          3,033              537
    85                10.58    2/1/00                4,403          1,729            8,781
    86                53.48    2/1/00                  786          3,088              376            1,667
    87               129.93    2/1/00                  316          2,101              614            2,400
------------------------------------------------------------------------------------------------------------------------------
    88               160.13    2/1/00                  420          4,868
    89            30,062.35    2/1/00                3,975          6,652            1,101
    90                46.51    2/1/00                1,279          9,087              195
    91                48.28    2/1/00                  815          3,278              436
    92               106.04    2/1/00                  482          3,600              367            2,029
------------------------------------------------------------------------------------------------------------------------------
    93                37.79    2/1/00                1,260          2,176              974            1,063
    94               142.61    2/1/00                  375          3,320              204
    95            39,420.81    2/1/00                1,521          1,228
    96                81.08    2/1/00                  438
    97                29.10    2/1/00                3,882          9,371            1,100            2,208
------------------------------------------------------------------------------------------------------------------------------
    98           137,103.36    2/1/00                  375            623              482
    99            26,892.04    2/1/00                2,323          5,570              747
   100               100.51    2/1/00                  450
   101                43.76    2/1/00                  650          5,607              333            2,250
   102                56.29    2/1/00                               3,311            1,462            2,000
------------------------------------------------------------------------------------------------------------------------------
   103            32,110.45    2/1/00                1,729          5,059              408
   104               112.97    2/1/00
   105               109.06    2/1/00                  404          2,912              398
   106            21,649.91    2/1/00                2,526          4,498            1,335
   107            22,009.69    2/1/00                2,000          3,294            1,266
------------------------------------------------------------------------------------------------------------------------------
   108                25.87    2/1/00                               2,215
   109                66.56    2/1/00                  479          1,638              390
   110            17,507.73    2/1/00                3,000          5,303              606
   111                58.59    2/1/00                  533          2,604              256            3,000               125
   112           207,987.28    2/1/00                  500          4,801              765
------------------------------------------------------------------------------------------------------------------------------
   113            40,018.95    2/1/00                1,292          2,548              600
   114                47.37    2/1/00                  644          2,992              391
   115                29.80    2/1/00                               4,500
   116                65.57    2/1/00                  740          1,812              864
   117            38,661.42    2/1/00                1,250          2,500              667
------------------------------------------------------------------------------------------------------------------------------
   118            22,282.71    2/1/00                2,167          4,258              663
   119                66.37    2/1/00                  461            336              393            3,248
   120                86.18    2/1/00                  326            384
   121            43,013.16    2/1/00               13,000          7,752              944
   122            19,041.13    2/1/00                               3,450
------------------------------------------------------------------------------------------------------------------------------
   123               139.68    2/1/00                  328          1,715              875            1,061
   124               257.91    2/1/00
   125            27,955.13    2/1/00                1,727          2,815              593
   126            32,442.05    2/1/00                1,328          2,200              608
   127                61.67    2/1/00                  824          2,849              813
------------------------------------------------------------------------------------------------------------------------------
   128                85.73    2/1/00                  195
   129                94.06    2/1/00                               1,847              530            1,568
   130                36.14    2/1/00                               2,500
   131            79,255.86    2/1/00                  417          3,754              662
   132            37,872.84    2/1/00                  305          3,950
------------------------------------------------------------------------------------------------------------------------------
   133             8,548.61    2/1/00                                 500
   134               180.72    2/1/00                  131          3,469              622
   135                75.49    2/1/00                  417
   136                23.21    2/1/00                  968          5,176              729            2,650
   137                64.37    2/1/00                  500          2,059              375
------------------------------------------------------------------------------------------------------------------------------
   138                75.90    2/1/00
   139            25,999.06    2/1/00                               3,813              417
   140               136.64    2/1/00                  105            668
   141                70.02    2/1/00                               5,105              709
   142            12,250.90    2/1/00                2,875          6,216
------------------------------------------------------------------------------------------------------------------------------
   143            22,524.27    2/1/00                1,719          1,043              553
   144                70.11    2/1/00                               1,870              192
   145                41.35    2/1/00                               3,428              627
   146               151.48    2/1/00
   147                95.77    2/1/00                  200          1,650              270
------------------------------------------------------------------------------------------------------------------------------
   148                24.57    2/1/00                  760          2,077              187
   149                27.22    2/1/00                               1,057              482
   150            19,103.30    2/1/00                1,300          2,650            1,575
   151               163.35    2/1/00
   152            45,882.68    2/1/00                  667            600
------------------------------------------------------------------------------------------------------------------------------
   153            14,834.45    2/1/00                2,450          2,740            1,133
   154                42.08    2/1/00                1,120          3,862              451
   155                14.75    2/1/00                               2,615            3,154
   156            21,813.12    2/1/00                1,376          2,573              557
   157                26.92    2/1/00                  425          4,487                             1,664
------------------------------------------------------------------------------------------------------------------------------
   158               135.79    2/1/00
   159                36.56    2/1/00                  601          1,385              618
   160             8,840.63    2/1/00                               5,603              780
   161                26.10    2/1/00                  638          1,106              229
   162            22,730.46    2/1/00                1,330          2,206            1,062
------------------------------------------------------------------------------------------------------------------------------
   163                64.63    2/1/00                               2,712            1,373
   164            29,246.54    2/1/00                1,229          1,764              505
   165               126.42    2/1/00                                 441            2,396            1,000
   166            24,004.27    2/1/00                1,083          4,895              573
   167            10,199.90    2/1/00                               3,211              778
------------------------------------------------------------------------------------------------------------------------------
   168                13.02    2/1/00                               2,190                             1,500
   169                47.92    2/1/00
   170               133.08    2/1/00
   171             9,645.61    2/1/00                               2,925            1,647
   172            27,810.55    2/1/00                  896          1,810              358
------------------------------------------------------------------------------------------------------------------------------
   173            10,666.18    2/1/00                               1,577              273
   174            24,685.30    2/1/00                               2,055              404
   175             9,861.08    2/1/00                2,500          3,966
   176            24,288.86    2/1/00                1,000          2,667              754
   177                36.12    2/1/00                               1,795              660
------------------------------------------------------------------------------------------------------------------------------
   178            12,963.08    2/1/00                1,813          1,202            1,643
   179                22.80    2/1/00                               2,316              749
   180                38.05    2/1/00                               1,464              270
   181                95.67    2/1/00                                 799
   182                19.90    2/1/00                               1,848              375
------------------------------------------------------------------------------------------------------------------------------
   183                52.24    2/1/00                               4,018              355
   184             9,375.41    2/1/00                               2,204            1,509
   185                18.98    2/1/00                               2,664              406
   186                99.94    2/1/00                                                                   392
   187            37,757.72    2/1/00                                 877              270
------------------------------------------------------------------------------------------------------------------------------
   188            10,396.04    2/1/00                                 913            1,061
   189            40,237.51    2/1/00                               2,032              750
   190                49.52    2/1/00                               2,000               99              634
   191            32,486.22    2/1/00                               1,323              595
   192               103.69    2/1/00                               1,253              374
------------------------------------------------------------------------------------------------------------------------------
   193            12,782.11    2/1/00                2,047          1,778              655
   194                25.50    2/1/00                               1,781              449
   195                26.11    2/1/00                               2,661              287
   196                53.71    2/1/00                  232            752
   197                15.56    2/1/00                               4,200
------------------------------------------------------------------------------------------------------------------------------
   198            25,917.44    2/1/00                                 721              472
   199            17,598.66    2/1/00                1,146          2,102              293
   200            11,309.18    2/1/00                               1,946            1,263
   201            25,244.02    2/1/00                  792          2,320              474
   202               159.26    2/1/00                   75                                              735
------------------------------------------------------------------------------------------------------------------------------
   203             9,465.93    2/1/00                                 195              106
   204            12,255.33    2/1/00                               1,049               64
   205                26.14    2/1/00                                 738              379
   206                84.54    2/1/00                  137            795              213              815
   207            29,329.33    2/1/00                  553          1,815              339
------------------------------------------------------------------------------------------------------------------------------
   208               100.94    2/1/00                  185            622              119            2,000
   209                20.65    2/1/00                  161            898              363
   210            21,974.46    2/1/00                                 830              645
   211            17,324.08    2/1/00                               1,673              590
   212                17.42    2/1/00                               2,130              544
------------------------------------------------------------------------------------------------------------------------------
   213                22.95    2/1/00                               1,396              118
   214            17,296.35    2/1/00                               1,600              715
   215                10.52    2/1/00                  864          1,116              336
   216                38.96    2/1/00                  308            787              974
   217                41.36    2/1/00                                 998              165
------------------------------------------------------------------------------------------------------------------------------
   218             7,363.32    2/1/00                                 589               98
   219            18,971.36    2/1/00                                 666              265
   220             8,956.03    2/1/00                               1,100            1,149
   221            10,677.87    2/1/00                1,235          1,108              361
   222            13,882.59    2/1/00                  600          1,002              345
------------------------------------------------------------------------------------------------------------------------------
   223             9,010.11    2/1/00                               1,243              663
   224            12,416.23    2/1/00                                 450              284
   225            25,429.70    2/1/00                  333            887              467
   226            30,605.69    2/1/00                               1,039              538
   227                11.73    2/1/00                                 631              158              212
------------------------------------------------------------------------------------------------------------------------------
   228            11,653.76    2/1/00                  400            870              420
   229            28,418.14    2/1/00                                 228              124
   230            25,071.99    2/1/00                                 414              190

------------------------------------------------------------------------------------------------------------------------------------
               CURRENT REPAIR &      CURRENT          CURRENT         CURRENT        CURRENT           CURRENT      CURRENT ECONOMIC
                 REMEDIATION       REPLACEMENT          TAX         INSURANCE        TI/LC          ENVIRONMENTAL        RESERVE
 CONTROL           RESERVE           RESERVE          RESERVE        RESERVE        RESERVE            RESERVE          (& OTHER)
  NUMBER           BALANCE           BALANCE          BALANCE        BALANCE        BALANCE            BALANCE           BALANCE
------------------------------------------------------------------------------------------------------------------------------------
    1              $ 225,213          $ 33,780       $ 217,757       $ 11,380                                             $ 669,510
    2                537,854         2,186,631         178,740
    3
    4                 12,500           194,000         124,474         30,093
    5                                   19,288          80,829
------------------------------------------------------------------------------------------------------------------------------------
    6                                   47,909          45,669
    7                 24,938            98,000          11,716         18,276
    8
   9.0                                 133,283          20,833         14,500
   9.1                                  77,930           7,314          7,250
   9.2                                  55,353          13,519          7,250
    10                70,234            20,582         211,469         70,234       $ 31,019
------------------------------------------------------------------------------------------------------------------------------------
    11                                  18,789          59,740
    12                                   5,634          36,493          4,557         23,824
    13                                   9,200         137,588         10,277                                               388,745
    14
    15                                   3,957          23,451          5,286
------------------------------------------------------------------------------------------------------------------------------------
    16                                  13,048          27,479
    17               196,250             9,175          19,591          9,369
    18                 5,050            60,000          30,588         11,251
    19
    20                 1,000                            32,960          4,762         34,898             $ 100,570
------------------------------------------------------------------------------------------------------------------------------------
    21
    22                13,125                            94,937         12,072
    23                18,253
    24                11,628            17,257          14,759         13,858
    25
------------------------------------------------------------------------------------------------------------------------------------
    26                                   2,587          68,226         11,408         12,514                65,677
    27
    28                                  60,000          60,030         10,379
    29                                   6,248          17,805                           230
    30                                                  35,398
------------------------------------------------------------------------------------------------------------------------------------
    31                                   6,242          64,706
    32                                  42,700          23,814         19,807                                               270,808
   33.0                                  4,123          18,752         21,280         20,616
   33.1                                  2,062           9,367         11,534         10,306
   33.2                                  2,062           9,385          9,746         10,310
------------------------------------------------------------------------------------------------------------------------------------
    34                10,533            18,676          30,952         22,540                               44,359
    35                                   2,048          16,967          7,210
    36                 2,675             7,839         233,249         16,175        300,936
    37                                     625
    38                                   4,562          38,900            599
------------------------------------------------------------------------------------------------------------------------------------
    39                32,057            57,970          36,666
    40                26,563                            66,579         15,761
    41                                     674          36,241          1,992         50,424
    42                                   5,276           6,584          2,185         42,747
    43
------------------------------------------------------------------------------------------------------------------------------------
    44                                   2,213           5,470          2,037
    45                 2,219            44,000          33,626          8,018
    46                                                  18,531         10,806                                               100,000
    47
    48                25,070            26,754          65,445                        21,125
------------------------------------------------------------------------------------------------------------------------------------
    49                                                   6,507            750        137,632
    50                                  18,789          34,133                        25,077
    51                                   2,514          18,317
    52
    53
------------------------------------------------------------------------------------------------------------------------------------
    54                 7,475            31,250           3,478          6,271
    55                                  10,214          79,881         18,706                                1,800
    56                23,221            12,625         114,500         17,818         20,357                                    791
    57                                   5,318           8,608         11,548         12,463
    58                                                 144,044          2,120
------------------------------------------------------------------------------------------------------------------------------------
    59                                   1,933          13,939          8,640
    60                 2,184             3,863          62,779          8,895         17,536
    61                                   7,444          29,758         11,292
    62                                   6,214          16,409          9,270
    63                   250             2,353          24,701          3,775                                                14,068
------------------------------------------------------------------------------------------------------------------------------------
    64                                                  17,819
    65                                   4,070          10,658          9,434
    66
    67                                   1,467          85,101          1,626                                               815,381
------------------------------------------------------------------------------------------------------------------------------------
   68.0                                 12,614          82,135
   68.1                                 12,614          82,135
   68.2

   69.0               42,069            24,701          87,362         32,395                                                50,326
   69.1               25,250             7,836          39,855         18,676                                                50,326
   69.2               16,819            16,865          47,507         13,719
------------------------------------------------------------------------------------------------------------------------------------
    70
    71
    72
    73                 9,250
    74                                                  10,822          4,050         25,000                                  8,120
------------------------------------------------------------------------------------------------------------------------------------
   75.0                                  1,459          29,176          2,538                                               286,313
   75.1                                    759          13,093          1,297                                               148,882
   75.2                                    700          16,083          1,241                                               137,431
    76
    77                                                  50,252          3,467                                               101,923
------------------------------------------------------------------------------------------------------------------------------------
    78
    79                                                  12,250
    80                20,867            11,916          57,946          4,953
    81                10,438            25,359          50,874         18,836
    82
------------------------------------------------------------------------------------------------------------------------------------
    83                                   2,350          23,789         12,532
    84                                   4,811          13,813          6,982
    85                                  17,667           5,826        122,934
    86                                   2,363           6,882          1,882          5,011
    87
------------------------------------------------------------------------------------------------------------------------------------
    88                                   7,254           6,940
    89                52,188            11,925          78,718          6,608                                               100,000
    90                                   1,279          24,791          2,340                               30,219
    91
    92                                   2,899          12,802          5,507         12,204
------------------------------------------------------------------------------------------------------------------------------------
    93                56,688                            21,590            974
    94                                   1,127          13,282          1,836
    95                                   6,780           6,414
    96                                     875          16,420          2,250
    97                                  79,004           9,372          7,717          2,208
------------------------------------------------------------------------------------------------------------------------------------
    98                                   1,505           4,981          3,376
    99                 2,750             4,646           4,206          4,434
   100                                   4,082
   101                27,300                            16,820          2,000
   102                                                  19,865          1,462          2,004
------------------------------------------------------------------------------------------------------------------------------------
   103
   104
   105
   106                                  12,678          19,914          6,675                                               410,597
   107                                  10,039          49,409         11,393
------------------------------------------------------------------------------------------------------------------------------------
   108                                                  10,234
   109
   110                17,228             6,612          18,981          8,493
   111                 2,125                             5,207          1,024                                                25,000
   112
------------------------------------------------------------------------------------------------------------------------------------
   113                                   2,590          10,193          2,399
   114
   115                                                       -
   116                 3,750                            15,174          5,593          5,000
   117
------------------------------------------------------------------------------------------------------------------------------------
   118                                  10,878          11,485          5,965
   119
   120
   121
   122                                                  19,992
------------------------------------------------------------------------------------------------------------------------------------
   123                                     656          10,417          3,501          2,122
   124
   125                 6,100             6,908          19,703          8,901
   126                18,275             2,662           8,798          2,431                                                 1,506
   127                   938               824           8,546          2,440         50,000                                105,000
------------------------------------------------------------------------------------------------------------------------------------
   128                                   2,751
   129                   450                            11,083          3,179         31,272
   130                                                  13,257
   131
   132                26,269             4,639          12,699
------------------------------------------------------------------------------------------------------------------------------------
   133                                                   3,395
   134
   135                                   3,783
   136               144,375               968          20,704          2,186        102,650
   137                                   3,009           2,459          5,423
------------------------------------------------------------------------------------------------------------------------------------
   138
   139
   140
   141
   142
------------------------------------------------------------------------------------------------------------------------------------
   143                                                   3,130          4,781
   144                                                   7,914            577
   145
   146
   147
------------------------------------------------------------------------------------------------------------------------------------
   148                                   3,048          10,243          1,873
   149                 3,750             8,302           2,941          3,855
   150
   151
   152                                  11,521           3,101
------------------------------------------------------------------------------------------------------------------------------------
   153
   154
   155                                                  26,951         25,230
   156
   157
------------------------------------------------------------------------------------------------------------------------------------
   158
   159
   160                                                  78,942         13,341
   161
   162                                   4,080           7,521          8,495                                               140,535
------------------------------------------------------------------------------------------------------------------------------------
   163
   164
   165                                                     (18)         2,596              -
   166
   167                                                   3,280         13,317
------------------------------------------------------------------------------------------------------------------------------------
   168                 4,875            10,006           6,570          6,077         15,009
   169
   170
   171
   172
------------------------------------------------------------------------------------------------------------------------------------
   173                                                  12,685          4,680
   174
   175                    55             5,264           3,733
   176
   177
------------------------------------------------------------------------------------------------------------------------------------
   178
   179
   180
   181
   182
------------------------------------------------------------------------------------------------------------------------------------
   183
   184
   185
   186                                                                                 3,950
   187
------------------------------------------------------------------------------------------------------------------------------------
   188                                                   2,630          4,256
   189
   190
   191
   192
------------------------------------------------------------------------------------------------------------------------------------
   193                                  12,282           5,822          9,172                                  500              750
   194                                                   7,356          3,140
   195
   196
   197                                                  24,253
------------------------------------------------------------------------------------------------------------------------------------
   198                                                   7,933          3,306
   199
   200
   201
   202                                     452                                         4,420
------------------------------------------------------------------------------------------------------------------------------------
   203
   204                                                   3,514            383
   205                                                  16,357          6,039
   206
   207
------------------------------------------------------------------------------------------------------------------------------------
   208                                     556           8,092          1,667          6,012
   209                                     646           4,708          2,759
   210                                                   4,480          3,226
   211
   212
------------------------------------------------------------------------------------------------------------------------------------
   213                                                  15,427          1,230
   214
   215
   216
   217
------------------------------------------------------------------------------------------------------------------------------------
   218
   219
   220
   221                                   4,940           2,795          5,047                                  495            1,719
   222
------------------------------------------------------------------------------------------------------------------------------------
   223
   224                                                   1,411          2,840
   225
   226
   227
------------------------------------------------------------------------------------------------------------------------------------
   228
   229
   230

                                                                        ANNEX B

           ADDITIONAL STEP LOAN AND INTEREST-ONLY LOAN CHARACTERISTICS


                               INTEREST ONLY LOANS

                                                                   ORIGINAL INTEREST    REMAINING INTEREST
CONTROL #       LOAN #                 PROPERTY NAME                  ONLY PERIOD          ONLY PERIOD
---------       ------                 -------------               -----------------    ------------------

      4         6103689   Colonial Grand at River Hills                   24                       20

      7         6103693   Colonial Grand at Mountain Brook                24                       20

     18         6103688   Colonial Village at Stockbridge                 24                       20

     20         6103604   Crossings at Halls Ferry                        24                       20

     23         6103809   Westmoreland Building                           24                       23

     28         6103690   Colonial Grand at Ponte Vedra                   24                       20

     32         6103548   River Mill Apartments                           12                       4

     34         6103518   Crystal Tree Centre                             36                       28

     45         6103692   Colonial Grand at Barrington Club               24                       20

     54         6103691   Colonial Village at Cahaba Heights              24                       20

    75.1         99200    Summitt Park MHC                                12                       10

    75.2         99186    Pepin Woods                                     12                       10

     102        6103778   Olympic Center                                  84                       82

     188         99156    Evergreen Villa MHC                             12                       7



                                       STEP LOANS


                                                                                 MONTHLY         STEP PAYMENT
  CONTROL #     LOAN #                 PROPERTY NAME               PERIOD        PAYMENT             DATE
  ---------     ------                 -------------               ------        -------         ------------

     25        6103480    Big Kmart                                   1        $71,997.34            7/1/99

                                                                     85        $82,569.04            7/1/06

    133         97273     Laporte Village                             2        $15,172.43           11/1/97

                                                                     10        $15,011.27            7/1/98


                          [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                        ANNEX C

                                AFFILIATED BORROWERS (1)




                                     PERCENT OF
                                       CUT-OFF                               CROSS-COLLATERALIZED AND
     LOAN NUMBER                       BALANCE    RELATIONSHIP OF                CROSS-DEFAULTED
     ------------                    ----------   ---------------            ------------------------

6103688, 6103689, 6103690,             7.69%     Affiliated Entities                      No
6103691, 6103692, 6103693

6103480, 6103481, 6103483              3.04%     Affiliated Entities                      No

99006, 99008                           1.94%     Affiliated Entities                      No

6103493, 6103494                       1.63%     Affiliated Entities   Cross-collateralized and Cross-defaulted

6103604, 6103661                       1.60%     Affiliated Entities                      No

99094, 99194                           1.27%     Affiliated Entities                      No

99070, 99072                           0.88%     Affiliated Entities                      No

99020, 99188                           0.84%     Affiliated Entities                      No

99104, 99170                           0.83%     Affiliated Entities   Cross-collateralized and Cross-defaulted

99-5-007, 99-5-110                     0.74%     Affiliated Entities                      No

99074, 99162, 99164,99168              0.67%     Affiliated Entities                      No

99080, 99082                           0.55%     Affiliated Entities                      No

99156, 99186, 99200                    0.54%     Affiliated Entities     99186 & 99200 Crossed-collateralized
                                                                                 and Cross-defaulted
6103682, 6103683                       0.49%     Affiliated Entities   Cross-collateralized and Cross-defaulted

98558, 98578                           0.48%     Affiliated Entities                      No

6103734, 6103735                       0.47%     Affiliated Entities                      No

99044, 99046, 99048                    0.40%     Affiliated Entities                      No

98580, 99146                           0.39%     Affiliated Entities                      No

97362,  97449                          0.33%     Affiliated Entities                      No

6103487, 6103810                       0.31%     Affiliated Entities                      No

99158, 99166                           0.28%     Affiliated Entities                      No

99-5-060, 99-5-075                     0.20%     Affiliated Entities                      No

99-5-061, 99-5-116                     0.18%     Affiliated Entities                      No

6103426, 6103427                       0.16%     Affiliated Entities                      No

99-5-059, 99-5-084                     0.15%     Affiliated Entities                      No



(1) Affiliated Borrower means that a principal of or person that has control of a borrower (through ownership of a controlling interest in its general partner or managing member or otherwise) also has control of another borrower (in any such manner).

                          [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX D

ABN AMRO                                             STATEMENT DATE:  03/15/2000
LaSalle Bank, N.A.                                   PAYMENT DATE:    03/15/2000
135 S. LaSalle Street Suite 1625                     PRIOR PAYMENT:           NA
Chicago, IL 60674-4107                               NEXT PAYMENT:    04/17/2000
                                                     RECORD DATE:     02/29/2000

ADMINISTRATOR:                                    ANALYST:

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
           ORIX REAL ESTATE CAPITAL MARKETS, LLC, AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000 PH-1
                          ABN AMRO ACCT: 12-3456-78-9

                      REPORTING PACKAGE TABLE OF CONTENTS


================================================================================


=================================================

 Issue Id:
 ASAP #:
 Monthly Data File Name:

=================================================



=================================================================
                                                       Page(s)
                                                       -------
REMIC Certificate Report
Bond Interest Reconciliation
Cash Reconciliation Summary
15 Month Historical Loan Status Summary
15 Month Historical Payoff/Loss Summary
Historical Collateral Level Prepayment Report
Delinquent Loan Detail
Mortgage Loan Characteristics
Loan Level Detail
Specially Serviced Report
Modified Loan Detail
Realized Loss Detail
Appraisal Reduction Detail



=================================================================



=================================================

 Closing Date:
 First Payment Date:
 Assumed Final Payment Date:
=================================================




===========================================================================
                            CONTACT INFORMATION
---------------------------------------------------------------------------
                                  DEPOSITOR:
                                 UNDERWRITER:
                               MASTER SERVICER:
                              SPECIAL SERVICER:
                                  RATED BY:
===========================================================================






====================================================================
 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------
 LaSalle Web Site                                   www.lnbabs.corr
 Servicer Website                                  www.servicer.com
 LaSalle Bulletin Board                              (714) 282-3990
 LaSalle "ASAP" Fax Back System                      (714) 282-5518
 LaSalle Factor Line                                 (800) 246-5761
====================================================================


================================================================================

12/13/99 - 08:54 (MXXX-MXXX) Copyright 1999 LaSalle Bank N.A.

ABN AMRO                                             STATEMENT DATE:  03/15/2000
LaSalle Bank, N.A.                                   PAYMENT DATE:    03/15/2000
                                                     PRIOR PAYMENT:           NA
WAC:                                                 NEXT PAYMENT:    04/17/2000
WA Life Term:                                        RECORD DATE:     02/29/2000
WA Amort Term:
Current Index:
Next Index:

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
           ORIX REAL ESTATE CAPITAL MARKETS, LLC, AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000 PH-1
                          ABN AMRO ACCT: 12-3456-78-9



===========================================================================================================
                ORIGINAL         OPENING       PRINCIPAL      PRINCIPAL         NEGATIVE        CLOSING
CLASS         FACE VALUE(1)      BALANCE        PAYMENT      ADJ. OR LOSS     AMORTIZATION      BALANCE
CUSIP          Per 1,000        Per 1,000      Per 1,000      Per 1,000         Per 1,000      Per 1,000
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                   0.00           0.00          0.00            0.00                0.00            0.00
===========================================================================================================
                                                                                    Total P&I Payment
                                                                                   ========================



==============================================================================================
                  INTEREST           INTEREST            PASS-THROUGH
CLASS             PAYMENT           ADJUSTMENT              RATE(2)
CUSIP            Per 1,000          Per 1,000            Next Rate(3)
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                  0.00               0.00
==============================================================================================
                  0.00
=======================


----------
Notes: (1) N denotes notional balance not included in total

       (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual

       (3) Estimated


12/13/99 - 08:54 (MXXX-MXXX) Copyright 1999 LaSalle Bank N.A.

ABN AMBRO                                            STATEMENT DATE:  03/15/2000
LaSalle Bank, N.A.                                   PAYMENT DATE:    03/15/2000
                                                     PRIOR PAYMENT:           NA
                                                     NEXT PAYMENT:    04/17/2000
                                                     RECORD DATE:     02/29/2000


                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
           ORIX REAL ESTATE CAPITAL MARKETS, LLC, AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000 PH-1
                          ABN AMRO ACCT: 12-3456-78-9

                          BOND INTEREST RECONCILIATION


===================================================================================================================================
                                                            Deductions                                   Additions
                                           --------------------------------------------   -----------------------------------------
                 Accrual        Accrued                  Add.      Deferred &                 Prior        Prepay-         Other
             --------------   Certificate  Allocable    Trust      Accretion   Interest   Int. Short-        ment        Interest
    Class    Method    Days    Interest      PPIS     Expense(1)   Interest     Losses     falls Due      Penalties     Proceeds(2)
    -----    ------    ----    --------      ----     ----------   --------     ------     ---------      ---------     -----------
























                               --------   --------    --------    --------    --------     --------      --------      --------
                                   0.00       0.00        0.00        0.00        0.00         0.00          0.00          0.00
===================================================================================================================================



===============================  ================================     =========================

                                                   Remaining
               Distributable       Interest       Outstanding              Credit Support
                Certificate        Payment         Interest           -------------------------
    Class        Interest           Amount        Shortfalls          Original       Current(3)
    -----        --------           ------        ----------          --------       ----------
























                --------          --------        --------
                    0.00              0.00            0.00
===============================  ================================     ==========================


----------
(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2) Other Interest Proceeds include default interest, PPIE, interest due on outstanding losses, interest due on outstanding shortfalls and recoveries of interest.

(3) Determined as follows: (A) the ending balance of all the classes less
                           (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).


12/13/99 - 08:54 (MXXX-MXXX) Copyright 1999 LaSalle Bank N.A.

ABN AMRO                                             STATEMENT DATE:  03/15/2000
LaSalle Bank, N.A.                                   PAYMENT DATE:    03/15/2000
                                                     PRIOR PAYMENT:           NA
                                                     NEXT PAYMENT:    04/17/2000
                                                     RECORD DATE:     02/29/2000


                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
           ORIX REAL ESTATE CAPITAL MARKETS, LLC, AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000 PH-1
                          ABN AMRO ACCT: 12-3456-78-9

                           CASH RECONCILIATION SUMMARY


================================================================================


---------------------------------   -------------------
         INTEREST SUMMARY
---------------------------------

Current Scheduled Interest
Less Deferred Interest
Plus Advance Interest
Plus Unscheduled Interest
PPIS Reducing Scheduled Interest
Less Total Fees Paid To Servicer
Plus Fees Advanced for PPIS
Less Fee Strips Paid by Servicer
Less Misc. Fees & Expenses
Less Non Recoverable Advances
---------------------------------   -------------------
Interest Due Trust
---------------------------------   -------------------
Less Trustee Fee
Less Fee Strips Paid by Trust
Less Misc. Fees Paid by Trust
---------------------------------   -------------------
Remittance Interest
---------------------------------   -------------------



---------------------------------   -------------------
     SERVICING FEE SUMMARY
---------------------------------

Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Unscheduled Servicing Fees
---------------------------------   -------------------
Total Servicing Fees Paid
---------------------------------   -------------------



---------------------------------   -------------------
          PPIS SUMMARY
---------------------------------   -------------------

Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
---------------------------------   -------------------
PPIS Reducing Scheduled Interest
---------------------------------   -------------------
PPIS Reducing Servicing Fee
---------------------------------   -------------------
PPIS Due Certificate
---------------------------------   -------------------



         ------------------------------------   -------------------
                 POOL BALANCE SUMMERY
-------  ------------------------------------   -------------------  --------
                                                      Balance          Count
-------  ------------------------------------   -------------------  --------
          Beginning Pool
          Scheduled Principal Distribution
          Unscheduled Principal Distribution
          Deferred Interest
          Liquidations
          Repurchases
          Ending Pool
-------  ------------------------------------   -------------------  --------



---------------------------------------   -------------------
       PRINCIPAL SUMMARY
---------------------------------------

SCHEDULED PRINCIPAL:
--------------------
Current Scheduled Principal
Advanced Scheduled Principal
---------------------------------------   -------------------
Scheduled Principal Distribution
---------------------------------------   -------------------
UNSCHEDULED PRINCIPAL:
----------------------
Curtailments
Prepayments in Full
Liquidation Proceeds
Repurchase Proceeds
Other Principal Proceeds
---------------------------------------   -------------------
Unscheduled Principal Distribution
---------------------------------------   -------------------
Remittance Principal
---------------------------------------   -------------------

---------------------------------------   -------------------
Servicer Wire Amount
---------------------------------------   -------------------


12/13/99 - 08:54 (MXXX-MXXX) Copyright 1999 LaSalle Bank N.A.

ABN AMRO                                             STATEMENT DATE:  03/15/2000
LaSalle Bank, N.A.                                   PAYMENT DATE:    03/15/2000
                                                     PRIOR PAYMENT:           NA
                                                     NEXT PAYMENT:    04/17/2000
                                                     RECORD DATE:     02/29/2000


                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
           ORIX REAL ESTATE CAPITAL MARKETS, LLC, AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000 PH-1
                          ABN AMRO ACCT: 12-3456-78-9

          ASSET BACKED FACTS - 15 MONTH HISTORICAL LOAN STATUS SUMMARY



=================  ========================================================================================================
                                                       Delinquency Aging Categories
                   --------------------------------------------------------------------------------------------------------
                      Delinq 1 Month        Delinq 2 Month      Delinq 3+ Month        Foreclosure             REO
  Distribution     -------------------   -------------------  -------------------  -------------------  -------------------
      Date            #      Balance       #      Balance       #      Balance       #      Balance       #      Balance
=================  ========================================================================================================
    03/15/00
-----------------  -------------------   -------------------  -------------------  -------------------  -------------------

-----------------  -------------------   -------------------  -------------------  -------------------  -------------------

-----------------  -------------------   -------------------  -------------------  -------------------  -------------------

-----------------  -------------------   -------------------  -------------------  -------------------  -------------------

-----------------  -------------------   -------------------  -------------------  -------------------  -------------------

-----------------  -------------------   -------------------  -------------------  -------------------  -------------------

-----------------  -------------------   -------------------  -------------------  -------------------  -------------------

-----------------  -------------------   -------------------  -------------------  -------------------  -------------------

-----------------  -------------------   -------------------  -------------------  -------------------  -------------------

-----------------  -------------------   -------------------  -------------------  -------------------  -------------------

-----------------  -------------------   -------------------  -------------------  -------------------  -------------------

-----------------  -------------------   -------------------  -------------------  -------------------  -------------------

-----------------  -------------------   -------------------  -------------------  -------------------  -------------------

-----------------  -------------------   -------------------  -------------------  -------------------  -------------------

-----------------  -------------------   -------------------  -------------------  -------------------  -------------------

=================  ===================   ===================  ===================  ===================  ===================



=================  =============================================================
                                   Special Event Categories(1)
                   -------------------------------------------------------------
                      Modifications      Specially Serviced       Bankruptcy
  Distribution     -------------------   ------------------  -------------------
      Date            #      Balance       #      Balance      #      Balance
=================  =============================================================
    03/15/00
-----------------  -------------------   ------------------  -------------------

-----------------  -------------------   ------------------  -------------------

-----------------  -------------------   ------------------  -------------------

-----------------  -------------------   ------------------  -------------------

-----------------  -------------------   ------------------  -------------------

-----------------  -------------------   ------------------  -------------------

-----------------  -------------------   ------------------  -------------------

-----------------  -------------------   ------------------  -------------------

-----------------  -------------------   ------------------  -------------------

-----------------  -------------------   ------------------  -------------------

-----------------  -------------------   ------------------  -------------------

-----------------  -------------------   ------------------  -------------------

-----------------  -------------------   ------------------  -------------------

-----------------  -------------------   ------------------  -------------------

-----------------  -------------------   ------------------  -------------------

=================  ===================   ==================  ===================

----------
(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category


12/13/99 - 08:54 (MXXX-MXXX) Copyright 1999 LaSalle Bank N.A.       PAGE 5 of 19

ABN AMRO                                             STATEMENT DATE:  03/15/2000
LaSalle Bank, N.A.                                   PAYMENT DATE:    03/15/2000
                                                     PRIOR PAYMENT:           NA
                                                     NEXT PAYMENT:    04/17/2000
                                                     RECORD DATE:     02/29/2000


                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
           ORIX REAL ESTATE CAPITAL MARKETS, LLC, AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000 PH-1
                          ABN AMRO ACCT: 12-3456-78-9

          ASSET BACKED FACTS - 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY



=================   ==============  ===============  ===============  ====================   ===============   ==================
                    Ending Pool(1)    Payoffs(2)        Penalties     Appraisal Reduct.(2)   Liquidations(2)   Realized Losses(2)
  Distribution      --------------  ---------------  ---------------  --------------------   ---------------   ------------------
      Date          #     Balance   #      Balance    #      Amount     #       Balance       #     Balance     #     Amount
=================   ==============  ===============  ===============  ====================   ===============   ==================
    03/15/00
-----------------   --------------  ---------------  ---------------  --------------------   ---------------   ------------------

-----------------   --------------  ---------------  ---------------  --------------------   ---------------   ------------------

-----------------   --------------  ---------------  ---------------  --------------------   ---------------   ------------------

-----------------   --------------  ---------------  ---------------  --------------------   ---------------   ------------------

-----------------   --------------  ---------------  ---------------  --------------------   ---------------   ------------------

-----------------   --------------  ---------------  ---------------  --------------------   ---------------   ------------------

-----------------   --------------  ---------------  ---------------  --------------------   ---------------   ------------------

-----------------   --------------  ---------------  ---------------  --------------------   ---------------   ------------------

-----------------   --------------  ---------------  ---------------  --------------------   ---------------   ------------------

-----------------   --------------  ---------------  ---------------  --------------------   ---------------   ------------------

-----------------   --------------  ---------------  ---------------  --------------------   ---------------   ------------------

-----------------   --------------  ---------------  ---------------  --------------------   ---------------   ------------------

-----------------   --------------  ---------------  ---------------  --------------------   ---------------   ------------------

-----------------   --------------  ---------------  ---------------  --------------------   ---------------   ------------------

-----------------   --------------  ---------------  ---------------  --------------------   ---------------   ------------------

=================   ==============  ===============  ===============  ====================   ===============   ==================



=================   ==============  ==================
                    Remaining Term  Curr Weighted Avg.
  Distribution      --------------  ------------------
      Date          Life   Amort.   Coupon    Remit
=================   ==============  ==================
    03/15/00
-----------------   --------------  ------------------

-----------------   --------------  ------------------

-----------------   --------------  ------------------

-----------------   --------------  ------------------

-----------------   --------------  ------------------

-----------------   --------------  ------------------

-----------------   --------------  ------------------

-----------------   --------------  ------------------

-----------------   --------------  ------------------

-----------------   --------------  ------------------

-----------------   --------------  ------------------

-----------------   --------------  ------------------

-----------------   --------------  ------------------

-----------------   --------------  ------------------

-----------------   --------------  ------------------

=================   ==============  ==================



12/13/99 - 08:54 (MXXX-MXXX) Copyright 1999 LaSalle Bank N.A.

ABN AMRO                                             STATEMENT DATE:  03/15/2000
LaSalle Bank, N.A.                                   PAYMENT DATE:    03/15/2000
                                                     PRIOR PAYMENT:           NA
                                                     NEXT PAYMENT:    04/17/2000
                                                     RECORD DATE:     02/29/2000


                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
           ORIX REAL ESTATE CAPITAL MARKETS, LLC, AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000 PH-1
                          ABN AMRO ACCT: 12-3456-78-9

                 HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT


===============   ============   ============  ====== ========= =========       ==========   ==========

    Disclosure    Distribution      Initial             Payoff   Penalty        Prepayment    Maturity
    Control #         Date          Balance     Code    Amount    Amount           Date         Date
---------------   ------------   ============  ====== ========= =========       ==========   ==========





























===============   ============   ============  ====== ========= =========       ==========   ==========
                                         CUMULATIVE           0         0
                                                      ========= =========

===============   =============   =======       ========  =======   =========    ============
                                                             Remaining Term
    Disclosure       Property                             -------------------        Note
    Control #          Type        State          DSCR      Life      Amort.         Rate
---------------   =============   =======       ========  =======   =========    ============





























===============   =============   =======       ========  =======   =========    ============




12/13/99 - 08:54 (MXXX-MXXX) Copyright 1999 LaSalle Bank N.A.

ABN AMRO                                             STATEMENT DATE:  03/15/2000
LaSalle Bank, N.A.                                   PAYMENT DATE:    03/15/2000
                                                     PRIOR PAYMENT:           NA
                                                     NEXT PAYMENT:    04/17/2000
                                                     RECORD DATE:     02/29/2000


                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
           ORIX REAL ESTATE CAPITAL MARKETS, LLC, AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000 PH-1
                          ABN AMRO ACCT: 12-3456-78-9

                             DELINQUENT LOAN DETAIL



===================================================================================================================================
 Disclosure   Paid                  Outstanding   Out. Property                       Special
 Doc Thru     Thru    Current P&I      P&I         Protection       Advance           Servicer    Foreclosure  Bankruptcy    REO
 Control #    Date      Advance     Advances**      Advances      Description(1)   Transfer Date      Date        Date       Date
===================================================================================================================================

























===================================================================================================================================
A. P&I Advance-Loan in Grace Period      1. P&I Advance-Loan delinquent 1 month     3. P&I Advance-Loan delinquent 3 months or More
B. P&I Advance-Late Payment but less     2. P&I Advance-Loan delinquent 2 months    4. Matured Balloon/Assumed Scheduled Payment
               than one month delinq
===================================================================================================================================


----------
** Outstanding P&I Advances include the current period P&I Advance


12/13/99 - 08:54 (MXXX-MXXX) Copyright 1999 LaSalle Bank N.A.

ABN AMRO                                             STATEMENT DATE:  03/15/2000
LaSalle Bank, N.A.                                   PAYMENT DATE:    03/15/2000
                                                     PRIOR PAYMENT:           NA
                                                     NEXT PAYMENT:    04/17/2000
                                                     RECORD DATE:     02/29/2000


                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
           ORIX REAL ESTATE CAPITAL MARKETS, LLC, AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000 PH-1
                          ABN AMRO ACCT: 12-3456-78-9

                         MORTGAGE LOAN CHARACTERISTICS


                       DISTRIBUTION OF PRINCIPAL BALANCE

===============================================================================================
                                                                          Weighted Average
    Current Scheduled         # of       Scheduled         % of       -------------------------
        Balance              Loans        Balance        Balance      Term     Coupon    DSCR
===============================================================================================
















===============================================================================================
                               0             0             0.00%
===============================================================================================

Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance


                     DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

===============================================================================================
                                                                          Weighted Average
    Fully Amortizing          # of       Scheduled         % of       -------------------------
     Mortgage Loans          Loans        Balance        Balance      Term     Coupon    DSCR
===============================================================================================






===============================================================================================
                               0             0             0.00%
===============================================================================================

                                                  Minimum Remaining Term
                                                  Maximum Remaining Term


                          DISTRIBUTION OF MORTGAGE INTEREST RATES

===============================================================================================
                                                                          Weighted Average
    Current Mortgage          # of       Scheduled         % of       -------------------------
      Interest Rate          Loans        Balance        Balance      Term     Coupon    DSCR
===============================================================================================












===============================================================================================
                               0             0             0.00%
===============================================================================================
Minimum Mortgage Interest Rate         10.0000%
Maximum Mortgage Interest Rate         10.0000%


                        DISTRIBUTION OF REMAINING TERM (BALLOON)

===============================================================================================
                                                                          Weighted Average
         Balloon              # of       Scheduled         % of       -------------------------
     Mortgage Loans          Loans        Balance        Balance      Term     Coupon    DSCR
===============================================================================================
     0    to    60
    61    to   120
   121    to   180
   181    to   240
   241    to   360




===============================================================================================
                               0             0             0.00%
===============================================================================================
Minimum Remaining Term    0
Maximum Remaining Term    0



12/13/99 - 08:54 (MXXX-MXXX) Copyright 1999 LaSalle Bank N.A.

ABN AMRO                                             STATEMENT DATE:  03/15/2000
LaSalle Bank, N.A.                                   PAYMENT DATE:    03/15/2000
                                                     PRIOR PAYMENT:           NA
                                                     NEXT PAYMENT:    04/17/2000
                                                     RECORD DATE:     02/29/2000


                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
           ORIX REAL ESTATE CAPITAL MARKETS, LLC, AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000 PH-1
                          ABN AMRO ACCT: 12-3456-78-9

                         MORTGAGE LOAN CHARACTERISTICS


                         DISTRIBUTION OF DSCR (CURRENT)
================================================================================
    Debt Service    # of    Scheduled     % of
  Coverage Ratio   Loans     Balance    Balance       WAMM     WAC     DSCR
================================================================================











================================================================================
                      0           0      0.00%
================================================================================
Maximum DSCR                   0.00
Minimum DSCR                   0.00



                          DISTRIBUTION OF DSCR (CUTOFF)
================================================================================
    Debt Service    # of    Scheduled     % of
  Coverage Ratio   Loans     Balance    Balance       WAMM     WAC     DSCR
================================================================================











================================================================================
                      0           0      0.00%
================================================================================
Maximum DSCR                   0.00
Minimum DSCR                   0.00



                             GEOGRAPHIC DISTRIBUTION
================================================================================
                    # of    Scheduled     % of
       State       Loans     Balance    Balance       WAMM     WAC     DSCR
================================================================================































================================================================================
                      0                  0.00%
================================================================================



12/13/99 - 08:54 (MXXX-MXXX) Copyright 1999 LaSalle Bank N.A.

ABN AMRO                                             STATEMENT DATE:  03/15/2000
LaSalle Bank, N.A.                                   PAYMENT DATE:    03/15/2000
                                                     PRIOR PAYMENT:           NA
                                                     NEXT PAYMENT:    04/17/2000
                                                     RECORD DATE:     02/29/2000


                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
           ORIX REAL ESTATE CAPITAL MARKETS, LLC, AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000 PH-1
                          ABN AMRO ACCT: 12-3456-78-9

                         MORTGAGE LOAN CHARACTERISTICS


                         DISTRIBUTION OF PROPERTY TYPES
================================================================================
                    # of    Scheduled     % of
  Property Types   Loans     Balance    Balance       WAMM     WAC     DSCR
================================================================================











================================================================================
                      0           0      0.00%
================================================================================
Maximum DSCR                   0.00
Minimum DSCR                   0.00


                        DISTRIBUTION OF AMORTIZATION TYPE
================================================================================
 Current Scheduled   # of    Scheduled     % of
      Balances      Loans     Balance    Balance       WAMM     WAC     DSCR
================================================================================











================================================================================

================================================================================



                        DISTRIBUTION OF LOAN SEASONING
================================================================================
                    # of    Scheduled     % of
 Number of Years   Loans     Balance    Balance       WAMM     WAC     DSCR
================================================================================











================================================================================
                      0           0      0.00%
================================================================================



                      DISTRIBUTION OF YEAR LOANS MATURING
================================================================================
                    # of    Scheduled     % of
       Year        Loans     Balance    Balance       WAMM     WAC     DSCR
================================================================================
      1998
      1999
      2000
      2001
      2002
      2003
      2004
      2005
      2006
      2007
      2008
 2009 & Longer
================================================================================
                      0           0      0.00%
================================================================================

----------
(1) For adjustable mortgage loans where a minimum rate does not exist the gross margin was used.


12/13/99 - 08:54 (MXXX-MXXX) Copyright 1999 LaSalle Bank N.A.

ABN AMRO                                             STATEMENT DATE:  03/15/2000
LaSalle Bank, N.A.                                   PAYMENT DATE:    03/15/2000
                                                     PRIOR PAYMENT:           NA
                                                     NEXT PAYMENT:    04/17/2000
                                                     RECORD DATE:     02/29/2000


                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
           ORIX REAL ESTATE CAPITAL MARKETS, LLC, AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000 PH-1
                          ABN AMRO ACCT: 12-3456-78-9

                                LOAN LEVEL DETAIL



============================================================================================================================
                                                                         Operating                  Ending
  Disclosure              Property                                       Statement   Maturity      Principal        Note
  Control #      Grp         Type         State        DSCR       NOI       Date        Date        Balance         Rate
============================================================================================================================















============================================================================================================================
                                        W/Avg          0.00        0                                      0
============================================================================================================================



============================================================================================================================
                                             Spec.                 Loan                        Prepayment
  Disclosure        Scheduled      Mod.      Serv      ASER       Status     -----------------------------------------------
  Control #             P&I        Flag      Flag      Flag       Code(1)         Amount         Penalty        Date
============================================================================================================================















============================================================================================================================
                        0                                                               0              0
============================================================================================================================
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
----------------------------------------------------------------------------------------------------------------------------
(1) Legend:     A. P&I Adv-in Grace Period               1. P&I Adv-delinquent 1 month        7. Foreclosure
                B. P&I Adv-less than one month delinq    2. P&I-delinquent 2 months           8. Bankruptcy
                                                         3. P&I Adv-delinquent 3+ months      9. REO
                                                         4. Mat. Balloon/Assumed P&I         10. DPO
                                                         5. Prepaid in Full                  11. Modification
                                                         6. Specially Serviced
============================================================================================================================



12/13/99 - 08:54 (MXXX-MXXX) Copyright 1999 LaSalle Bank N.A.

ABN AMRO                                             STATEMENT DATE:  03/15/2000
LaSalle Bank, N.A.                                   PAYMENT DATE:    03/15/2000
                                                     PRIOR PAYMENT:           NA
                                                     NEXT PAYMENT:    04/17/2000
                                                     RECORD DATE:     02/29/2000


                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
           ORIX REAL ESTATE CAPITAL MARKETS, LLC, AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000 PH-1
                          ABN AMRO ACCT: 12-3456-78-9

                   SPECIALLY SERVICED (PART I) - LOAN DETAIL


============    ========    ========================     ==============================================
                                     Balance                                         Remaining Term
 Disclosure     Transfer    ------------------------        Note      Maturity    ---------------------
  Control #       Date       Scheduled       Actual         Rate        Date        Life       Amort.
============    ========    ========================     ==============================================



















============    ========    ========================     ==============================================


============    =========================================   =====================================

 Disclosure                 Property                                                    NOI
  Control #                   Type               State           NOI       DSCR         Date
============    =========================================   =====================================



















============    =========================================   =====================================

12/13/99 - 08:54 (MXXX-MXXX) Copyright 1999 LaSalle Bank N.A.

ABN AMRO                                             STATEMENT DATE:  03/15/2000
LaSalle Bank, N.A.                                   PAYMENT DATE:    03/15/2000
                                                     PRIOR PAYMENT:           NA
                                                     NEXT PAYMENT:    04/17/2000
                                                     RECORD DATE:     02/29/2000


                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
           ORIX REAL ESTATE CAPITAL MARKETS, LLC, AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000 PH-1
                          ABN AMRO ACCT: 12-3456-78-9


          SPECIALLY SERVICED LOAN DETAIL (PART II) - SERVICER COMMENTS



=====================================================================================================================
 Disclosure        Resolution
  Control #         Strategy                                           Comments
=====================================================================================================================






























=====================================================================================================================



12/13/99 - 08:54 (MXXX-MXXX) Copyright 1999 LaSalle Bank N.A.

ABN AMRO                                             STATEMENT DATE:  03/15/2000
LaSalle Bank, N.A.                                   PAYMENT DATE:    03/15/2000
                                                     PRIOR PAYMENT:           NA
                                                     NEXT PAYMENT:    04/17/2000
                                                     RECORD DATE:     02/29/2000


                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
           ORIX REAL ESTATE CAPITAL MARKETS, LLC, AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000 PH-1
                          ABN AMRO ACCT: 12-3456-78-9


                              MODIFIED LOAN DETAIL


=====================================================================================================================
 Disclosure        Modification     Modification                        Modification
  Control #            Date             Code                             Description
=====================================================================================================================





















=====================================================================================================================


12/13/99 - 08:54 (MXXX-MXXX) Copyright 1999 LaSalle Bank N.A.

ABN AMRO                                             STATEMENT DATE:  03/15/2000
LaSalle Bank, N.A.                                   PAYMENT DATE:    03/15/2000
                                                     PRIOR PAYMENT:           NA
                                                     NEXT PAYMENT:    04/17/2000
                                                     RECORD DATE:     02/29/2000


                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
           ORIX REAL ESTATE CAPITAL MARKETS, LLC, AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000 PH-1
                          ABN AMRO ACCT: 12-3456-78-9

                              REALIZED LOSS DETAIL


===================================================================================================================================
                                              Beginning            Gross Proceeds   Aggregate      Net       Net Proceeds
Distribution  Disclosure Appraisal  Appraisal Scheduled   Gross      as a % of     Liquidation Liquidation     as a % of   Realized
  Period       Control #    Date      Value    Balance   Proceeds  Sched Principal  Expenses*    Proceeds   Sched. Balance   Loss
===================================================================================================================================














===================================================================================================================================
CURRENT TOTAL                                   0.00        0.00                       0.00        0.00                    0.00
CUMULATIVE                                      0.00        0.00                       0.00        0.00                    0.00
===================================================================================================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.


12/13/99 - 08:54 (MXXX-MXXX) Copyright 1999 LaSalle Bank N.A.

ABN AMRO                                             STATEMENT DATE:  03/15/2000
LaSalle Bank, N.A.                                   PAYMENT DATE:    03/15/2000
                                                     PRIOR PAYMENT:           NA
                                                     NEXT PAYMENT:    04/17/2000
                                                     RECORD DATE:     02/29/2000


                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
           ORIX REAL ESTATE CAPITAL MARKETS, LLC, AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000 PH-1
                          ABN AMRO ACCT: 12-3456-78-9

                              APPRAISAL REDUCTION DETAIL


======================================================================================================
  Disclosure     Appraisal        Schedule       Reduction       Note    Maturity     Remaining Term
                                                                                     ----------------
  Control #      Red. Date         Balance        Amount         Rate      Date      Life      Amort.
======================================================================================================


















==================================================================================





===================================================================================================
  Disclosure             Property                                                   Appraisal
                                                                               -------------------
  Control #               Type                      State          DSCR        Value          Date
===================================================================================================


















===================================================================================================




12/13/99 - 08:54 (MXXX-MXXX) Copyright 1999 LaSalle Bank N.A.

                                                                         ANNEX E
                                                                             E-1
--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
          HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP. (DEPOSITOR)
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000 PH-1
                           $806,196,000 (APPROXIMATE)
--------------------------------------------------------------------------------

The information included herein is provided solely by Prudential Securities Incorporated, Morgan Stanley & Co. Incorporated and Salomon Smith Barney, Inc. (collectively as "Underwriters") for the Heller Financial Commercial Mortgage Asset Corp. Series 2000 PH-1 transaction. The analysis in this report is based on information provided by Prudential Mortgage Capital Funding, LLC, Heller Financial Capital Funding, Inc. and Residential Funding Corporation, (collectively known as the "Sellers"). The Underwriters make no representations as to the accuracy of such information. All opinions and conclusions in this report are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments or commercial mortgage loans. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, the Underwriters do not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis. The decision to adopt any strategy remains your responsibility. The Underwriters (or any of their affiliates) or their officers, directors, analysts or employees may have positions in securities, or derivative instruments thereon referred to herein, and may, as principal or agent, buy or sell such securities, or derivative instruments. In addition, the Underwriters may make a market in the securities referred to herein, but are not obligated to do so. Finally, the Underwriters have not addressed the legal, accounting and tax implications of the analysis with respect to you and the Underwriters strongly urge you to seek advice from your counsel, accountant and tax advisor.

Neither the information nor the opinions expressed shall be construed to be, or constitute, an offer to sell or buy or a solicitation of an offer to sell or buy any securities, or derivative instruments mentioned herein.


[Prudential Logo]                                            [RFCommercial Logo]


                            [Heller Financial Logo]


THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

                                                                         ANNEX E
                                                                             E-2
--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
          HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP. (DEPOSITOR)
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000 PH-1
                           $806,196,000 (APPROXIMATE)
--------------------------------------------------------------------------------
APPROXIMATE SECURITIES STRUCTURE:
---------------------------------

                                    Approx.
                                 Face/Notional     Expected         Weighted
               Expected Rating      Amount      Credit Support    Average Life       Payment
   Class       (Fitch/Moody's)      ($000)        (% of UPB)        (years) (a)     Window(a)
------------------------------------------------------------------------------------------------
PUBLICLY OFFERED
A-1               AAA/Aaa             $171,000         26.50%            5.692       3/00 - 9/08
A-2               AAA/Aaa              532,326         26.50             9.514      9/08 - 11/09
B                  AA/Aa2               43,062         22.00             9.789     11/09 - 12/09
C                   A/A2                47,846         17.00             9.849      12/09 - 1/10
D                  A-/A3                11,962         15.75             9.931       1/10 - 1/10
PRIVATELY OFFERED
X (IO)            AAA/Aaa              956,916         N/A               9.261               N/A
E                 BBB/Baa2              35,885         12.00             9.931       1/10 - 1/10
F                BBB-/Baa3              14,354         10.50             9.931       1/10 - 1/10
G                  BB+/NR               26,316          7.75            10.838       1/10 - 9/11
H                  NR/Ba2               19,139          5.75            11.597       9/11 - 9/11
J                  NR/Ba3                9,570          4.75            12.138       9/11 - 7/13
K                  B+/B1                 7,177          4.00            13.431       7/13 - 7/13
L                   B/B2                 9,570          3.00            13.431       7/13 - 7/13
M                  B-/B3                 9,570          2.00            13.875      7/13 - 11/14
N                 NR/NR                 19,139          0.00            17.389     11/14 - 10/23
------------------------------------------------------------------------------------------------
Total                                 $956,916

(a) Calculated at 0% CPR and no balloon or ARD extensions

COLLATERAL FACTS:
-----------------
Cut-off  Date Balance:                                                             $956,916,238
Number of Mortgage Loans:                                                                   234
Number of Properties:                                                                       241
Average Cut-off  Date Balance:                                                       $4,089,386
Weighted Average Gross Coupon:                                                           8.022%
Weighted Average Net Coupon:                                                             7.960%
Weighted Average Remaining Amortization Term (months):                                   336.14
Weighted Average Remaining Term to Balloon/Maturity (months):                            118.81
Weighted Average Cut-off Date U/W DSCR:                                                   1.31x
Weighted Average Cut-off Date LTV:                                                       70.74%
Weighted Average Balloon/ARD LTV Ratio:                                                  61.06%
SIGNIFICANT PROPERTY TYPE CONCENTRATIONS:
-----------------------------------------
                                                                              Wtd.
                                                                              Avg.      Wtd.
                                   Cut-off Date          # of    % of         U/W       Avg.
        Property Type                   Balance    Properties    Pool         DSCR     Coupon
------------------------------------------------------------------------------------------------
Multifamily                        $231,878,287            75    24.23%       1.28x     7.84%
Manufactured Housing                 23,660,977            12     2.47        1.43      8.06
                                    -----------            --     ----        ----      ----
 Total Housing Related              255,539,264            87    26.70        1.30      7.86
Retail - Anchored                   207,125,576            35    21.65        1.29      7.80
Office                              175,257,401            21    18.31        1.31      8.10
Industrial                           78,723,763            14     8.23        1.31      8.33
Retail - Unanchored                  55,474,042            24     5.80        1.35      8.18
Retail - Shadow Anchored             52,597,999            12     5.50        1.27      8.08
Retail - Single Tenant               46,133,617            15     4.82        1.26      7.91
Self Storage                         42,345,915            24     4.43        1.37      8.25
Hotel                                33,795,184             6     3.53        1.42      8.90
Assisted Living Facility              9,923,476             3     1.04        1.35      8.32
------------------------------------------------------------------------------------------------
                        Total      $956,916,238           241   100.00%       1.31x     8.02%
COLLATERAL CONTRIBUTORS:
------------------------
   Collateral          Cut-off Date              # of                  Wtd. Avg.      Wtd. Avg.
  Contributors              Balance             Loans     % of Pool     U/W DSCR        Coupon
------------------------------------------------------------------------------------------------
PMCF                   $385,709,797                58      40.31%        1.30x          7.98%
HFCF                    374,427,863                88      39.13         1.31           7.95
RFC                     196,778,578                88      20.56         1.33           8.24
------------------------------------------------------------------------------------------------
           Total       $956,916,238               234     100.00%        1.31x          8.02%

IMPORTANT CHARACTERISTICS:
--------------------------
Lead Manager & Placement
  Agent:                       Prudential Securities Incorporated ("PSI")
Co-Managers:                   Morgan Stanley & Co. Incorporated ("MSDW") and
                               Salomon Smith Barney Inc. ("SSB")
Mortgage Loan Sellers:         Prudential Mortgage Capital Funding, LLC ("PMCF")
                               Heller Financial Capital Funding, Inc. ("HFCF")
                               Residential Funding Corporation ("RFC")
Master Servicer:               Midland Loan Services, Inc. ("Midland")
Special Servicer:              ORIX Real Estate Capital Markets LLC ("ORIX")
Trustee:                       LaSalle Bank National Association ("LaSalle")
Fiscal Agent:                  ABN Amro Bank N.V.
Pricing Date:                  February 2, 2000
Settlement Date:               February 10, 2000
Cut-off  Date:                 February 1, 2000
Determination Date:            The 8th of each month, or if the 8th is not a
                               Business Day, the next Business Day.
Distribution Date:             The 15th of each month, or if the 15th day is not
                               a Business Day, the Business Day immediately
                               following the 15th day.
First Determination Date:      March 8, 2000
First Distribution Date:       March 15, 2000
ERISA Eligible:                A-1, A-2 & X (IO)
SMMEA:                         Not eligible
Structure:                     Sequential. See "Structural Overview" herein for
                               further details.
Interest Accrual Period:       Calendar month preceding distribution
Day Count:                     30/360
Tax Treatment:                 REMIC
Rated Final
  Distribution Date:           January 17, 2034
Clean-up Call:                 1%
Minimum Denominations:         The Class A-1 & Class A-2 Certificates will be
                               issued in minimum denominations of $25,000
                               initial Certificate Balance. The Class B
                               Certificates will be issued in minimum
                               denominations of $50,000 initial Certificate
                               Balance. The Class C, Class D, Class E, Class F &
                               Class X Certificates will be issued in minimum
                               denominations of $100,000 initial Certificate
                               Balance or Notional Amount. The remaining
                               Certificates will be issued in minimum
                               denominations of $250,000 initial Certificate
                               Balance.
Pricing Assumption:            Each loan will be assumed to pay as scheduled to
                               its respective maturity or Anticipated Repayment
                               Date.

SIGNIFICANT STATE CONCENTRATIONS: (>5%)
---------------------------------------

                               Cut-off Date              # of
          State                   Balance             Properties            % of Pool
-----------------------------------------------------------------------------------------
California                         $159,036,812              36                  16.62%
Florida                              92,739,109              20                   9.69
Texas                                83,009,628              37                   8.67
Georgia                              60,822,284              11                   6.36
New York                             55,799,689              11                   5.83
Illinois                             50,195,332               9                   5.25
Other                               455,313,384             117                  47.58
-----------------------------------------------------------------------------------------
                     Total         $956,916,238             241                 100.00%

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

                                                                             E-3
--------------------------------------------------------------------------------
                             TRANSACTION HIGHLIGHTS
--------------------------------------------------------------------------------

o   Diversification:
    -    234 loans secured by 241 properties
    -    Top 5 loans equal 15.01% of pool; Top 10 equal 23.23%
    - 42 states and District of Columbia in total, including California 16.62%, Florida 9.69%, Texas 8.67%, Georgia 6.36%, New York 5.83%,
         Illinois 5.25%; no other state > 5.00%
    - Balloon/ARD distribution equals 69.14% in 2009, and no other year more than 9.00%

o   Underwriting:
    -    1.31x Weighted Average Cut-off Date U/W DSCR
    -    70.74% Weighted Average Cut-off Date LTV
    -    61.06% Weighted Average Balloon/ARD LTV
    -    336.14 Month Weighted Average Remaining Amortization Term

o   Servicing:
    - The Master Servicer will be Midland Loan Services, Inc. Midland is rated CMS2 by Fitch IBCA.
    - The Special Servicer will be ORIX Real Estate Capital Markets LLC. ORIX is rated CSS1 by Fitch IBCA.

--------------------------------------------------------------------------------
                          GENERAL POOL CHARACTERISTICS
--------------------------------------------------------------------------------

Number of Loans:                                                             234
Number of Properties:                                                        241

Aggregate Cut-off Date Principal Balance:                           $956,916,238
Aggregate Original Principal Balance:                               $960,743,290

Weighted Average Gross Coupon:                                            8.022%
Gross Coupon Range:                                               5.960 - 9.620%

Weighted Average Net Coupon:                                              7.960%
Net Coupon Range:                                                 5.908 - 9.568%

Average Cut-off Date Principal Balance:                               $4,089,386
Average Original Principal Balance:                                   $4,105,741

Maximum Cut-off Date Principal Balance:                              $36,903,955
Minimum Cut-off Date Principal Balance:                                 $200,576

Maximum Original Principal Balance:                                  $37,000,000
Minimum Original Principal Balance:                                     $202,000

Weighted Average Cut-off Date U/W DSCR:                                    1.31x
Cut-off Date U/W DSCR Range:                                        1.06 - 3.27x

Weighted Average Cut-off Date LTV:                                        70.74%
Cut-off Date LTV Range:                                           16.93 - 83.00%

Weighted Average Original LTV:                                            71.02%
Original LTV Range:                                               16.97 - 83.00%

Weighted Average Balloon/ARD LTV:                                         61.06%
Balloon/ARD LTV Range:                                             0.00 - 78.70%

Weighted Average Age (First Pay through Last Pay):                     6.50 mths
Age Range:                                                           1 - 29 mths

Weighted Avg. Remaining Amortization Term:                           336.14 mths
Remaining Amortization Term Range:                                173 - 360 mths

Weighted Average Original Amortization Term:                         342.07 mths
Original Amortization Term Range:                                 180 - 360 mths

Weighted Avg. Rem. Term to Balloon/Maturity:                         118.81 mths
Remaining Term Range:                                              53 - 284 mths

Weighted Average Original Term to Balloon/Maturity:                  125.26 mths
Original Term Range:                                               60 - 300 mths


--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o The Mortgage Pool will be comprised of 234 fixed rate mortgage loans with an approximate Cut-off Date principal balance of $956,916,238.

    - The regularly scheduled monthly principal payments from the loans will be paid on a straight sequential basis (i.e., A-1, A-2, etc.).

    - All other principal collections from the loans will be distributed on a straight sequential basis.

    - If all Classes other than Classes A-1 and A-2 have been reduced to zero, principal will be allocated to Class A-1 and A-2 on a pro-rata basis.

o Each of the Classes (other than Classes A-1, A-2 and X) will be subordinate to earlier alphabetically lettered classes. Realized Losses and Appraisal Reductions will be allocated in reverse alphabetical order to such Classes with certificate balances, and then pro-rata to Classes A-1 and A-2.

o   All Classes will pay interest on a 30/360 basis.

o Shortfalls resulting from servicer modifications or special servicer compensation will be allocated in reverse alphabetical order to Classes with certificate balances.

o The Special Servicer will be responsible for servicing loans that, in general, are in default or are in imminent default, and for administering REO properties. The Special Servicer may modify such loans if, among other things, such modifications in the sole good faith of the Special Servicer, increase the recovery to Certificate holders on an estimated net present value basis. The Special Servicer, as agent for the trust and all Certificate holders is responsible for all collections, modifications and extensions for defaulted loans or REO properties.

o Appraisal Reductions will occur no later than the earliest of 120 days after a delinquency in payment, 60 days after receipt of notice that a bankruptcy petition has been filed with respect to the borrower or a receiver has been appointed in respect of the related Mortgaged Properties, the effective date of any modification to a Money Term (other than an extension of the date that a Balloon Payment is due for a period of less than six months) and 30 days after a Mortgaged Property becomes an REO Property. An Appraisal Reduction will be created in the amount, if

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

                                                                             E-4
--------------------------------------------------------------------------------
                         STRUCTURAL OVERVIEW (CONTINUED)
--------------------------------------------------------------------------------

    any, by which the stated Principal Balance of the particular mortgage loan (plus other amounts overdue in connection with such loan) exceeds 90% of the value as determined by a MAI appraiser or internal appraisal; and if an internal appraisal is performed the greater of 25% of the Stated Principal Balance or the amount calculated above. An internal appraisal is permitted with respect to a mortgaged property if the Stated Principal Balance of the particular mortgage loan is less than or equal to $1,000,000.

o The Operating Advisor is the holder of Certificates representing more than 50% of the aggregate Certificate Balance of the most subordinate Class of Principal Balance Certificates (or if the Certificate Balance of such Class is less than 25% of the original balance thereof then the next most subordinate Class of Principal Balance Certificates).

--------------------------------------------------------------------------------
                              CALL PROTECTION TABLE
--------------------------------------------------------------------------------

                  MONTHS        CURRENT
                   FROM          POOL                                                TOTAL
                  CUTOFF        BALANCE       POOL        LOCKOUT/       YIELD      LOCKOUT         FIXED
MONTH - YEAR       DATE         ($MM)*       FACTOR       DEFEAS.        MAINT.       & YM         % PREM.     OPEN      TOTAL
------------       ----         ------       ------       -------        ------       ----         -------     ----      -----
  Feb 2000           0           956.9       100.0%        98.8%          1.1%        99.9%         0.1%       0.0%       100%
  Feb 2001          12           949.4        99.2         98.7           1.1         99.9          0.1        0.0        100
  Feb 2002          24           940.7        98.3         98.4           1.5         99.9          0.1        0.0        100
  Feb 2003          36           930.7        97.3         93.9           6.0         99.9          0.1        0.0        100
  Feb 2004          48           919.8        96.1         88.1          10.9         98.9          0.6        0.5        100
  Feb 2005          60           882.8        92.3         87.7          11.6         99.4          0.5        0.1        100
  Feb 2006          72           870.4        91.0         86.9          12.5         99.4          0.5        0.1        100
  Feb 2007          84           842.6        88.1         86.7          12.7         99.4          0.5        0.1        100
  Feb 2008          96           827.2        86.4         86.8          12.0         98.8          0.5        0.6        100
  Feb 2009         108           757.1        79.1         80.8           9.7         90.5          0.6        8.9        100
  Feb 2010         120            98.9        10.3         99.5           0.5        100.0          0.0        0.0        100
  Feb 2011         132            84.0         8.8         60.9          39.1        100.0          0.0        0.0        100
  Feb 2012         144            49.4         5.2         99.2           0.8        100.0          0.0        0.0        100
  Feb 2013         156            47.0         4.9         50.8           0.8         51.6          0.0       48.4        100
  Feb 2014         168            22.4         2.3         98.3           1.5         99.8          0.0        0.2        100
  Feb 2015         180            11.5         1.2         97.4           2.6        100.0          0.0        0.0        100
  Feb 2016         192            10.5         1.1         97.5           2.5        100.0          0.0        0.0        100
  Feb 2017         204             9.4         1.0         97.8           2.2        100.0          0.0        0.0        100
  Feb 2018         216             8.2         0.9         98.1           1.9        100.0          0.0        0.0        100
  Feb 2019         228             7.0         0.7         98.7           1.3        100.0          0.0        0.0        100
  Feb 2020         240             2.1         0.2        100.0           0.0        100.0          0.0        0.0        100
  Feb 2021         252             1.6         0.2        100.0           0.0        100.0          0.0        0.0        100
  Feb 2022         264             1.1         0.1        100.0           0.0        100.0          0.0        0.0        100
  Feb 2023         276             0.6         0.1        100.0           0.0        100.0          0.0        0.0        100
  Feb 2024         288             0.0         0.0          0.0           0.0          0.0          0.0        0.0          0

* Calculated at 0% CPR and no balloon or ARD extensions.

================================================================================

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

                                                                             E-5
--------------------------------------------------------------------------------
         ALLOCATION OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES
--------------------------------------------------------------------------------

All collected Prepayment Premiums and Yield Maintenance Charges associated with principal prepayments will be allocated between the Offered Certificates and the Class X Certificates as follows:

    Yield Maintenance Charges:
    --------------------------
    o The Yield Maintenance Charges will be allocated between such Classes of Certificates based on the product of (a) the principal distributed to each such Class (other than the Class X Certificates) as a percentage of the principal distributed to all Classes and (b) the Base Interest Fraction, with the remainder being distributed to the Class X Certificates.

                  Base                 (Pass-Through Rate - Discount Rate)
                Interest    =     ---------------------------------------------
                Fraction                 (Mortgage Rate - Discount Rate)

    o In general, this formula provides for an increase in the allocation of yield maintenance charges to the Offered Certificates then entitled to principal distribution relative to the Class X Certificates as interest rates decrease, and a decrease in the allocation to such Classes as interest rates rise.

    Fixed Percentage Prepayment Premiums:
    -------------------------------------
    o 75% of all Fixed Percentage Prepayment Premiums will be allocated to the Class X Certificates. The remaining 25% of the Fixed Percentage Prepayment Premiums will be allocated to the Offered Certificates then entitled to principal distributions.

--------------------------------------------------------------------------------
    PROPERTY TYPE DISTRIBUTION BY PERCENT OF CUT-OFF DATE PRINCIPAL BALANCE*
--------------------------------------------------------------------------------

                                  [Pie Chart]

                    Assisted Living Facility       1%
                    Multifamily                   25%
                    Manufactured Housing           2%
                    Retail - Anchored             22%
                    Office                        18%
                    Industrial                     8%
                    Retail - Unanchored            6%
                    Retail - Shadow Anchored       5%
                    Retail - Single Tenant         5%
                    Self Storage                   4%
                    Hotel                          4%

* Figures may not sum due to rounding.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

                                                                             E-6
--------------------------------------------------------------------------------
            GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

  WASHINGTON        IDAHO             MONTANA           WYOMING                 MISSOURI
  5 properties      1 property        1 property        1 property              2 properties
$  13,038,962       $   537,523       $ 3,591,382       $   956,059             $ 11,267,788
  1.36% of total    0.06% of total    0.38% of total    0.10% of total          1.18% of total
  MINNESOTA         ILLINOIS          WISCONSIN         MICHIGAN                INDIANA
  3 properties      9 properties      5 properties      6 properties            3 properties
$   8,836,631       $50,195,332       $30,981,060       $ 9,783,931             $  6,713,123
  0.92% of total    5.25% of total    3.24% of total    1.02% of total          0.70% of total
  OHIO              PENNSYLVANIA      NEW YORK          MAINE                   MASSACHUSETTS
  6 properties      9 properties      11 properties     1 property              3 properties
$  36,881,423       $34,116,097       $55,799,689       $   831,556             $  9,349,887
  3.85% of total    3.57% of total    5.83% of total    0.09% of total          0.98% of total
  RHODE ISLAND      CONNECTICUT       NEW JERSEY        DISTRICT OF COLUMBIA    MARYLAND
  1 property        3 properties      3 properties      1 property              2 properties
$   2,634,445       $ 9,095,805       $ 4,591,415       $ 2,319,685             $ 46,903,955
  0.28% of total    0.95% of total    0.48% of total    0.24% of total          4.90% of total
  VIRGINIA          W. VIRGINIA       NORTH CAROLINA    SOUTH CAROLINA          KENTUCKY
  5 properties      1 property        5 properties      4 properties            2 properties
$  23,178,042       $ 1,533,689       $ 8,243,759       $11,415,266             $ 12,688,657
  2.42% of total    0.16% of total    0.86% of total    1.19% of total          1.33% of total
  GEORGIA           FLORIDA           TENNESSEE         ALABAMA                 MISSISSIPPI
  11 properties     20 properties     6 properties      2 properties            1 property
$  60,822,284       $92,739,109       $10,256,123       $21,765,000             $  2,521,113
  6.36% of total    9.69% of total    1.07% of total    2.27% of total          0.26% of total
  LOUISIANA         TEXAS             OKLAHOMA          KANSAS                  COLORADO
  1 property        37 properties     1 property        1 property              10 properties
$   1,721,623       $83,009,628       $ 5,188,967       $15,738,191             $ 27,804,988
  0.18% of total    8.67% of total    0.54% of total    1.64% of total          2.91% of total
  NEW MEXICO        ARIZONA           UTAH              NEVADA                  CALIFORNIA
  1 property        7 properties      3 properties      5 properties            36 properties
$   2,292,593       $15,799,180       $12,282,169       $31,779,946             $159,036,812
  0.24% of total    1.65% of total    1.28% of total    3.32% of total          16.62% of total
  OREGON            ALASKA            HAWAII
  3 properties      2 properties      1 property
$  11,806,294       $ 4,019,759       $ 2,838,298
  1.23% of total    0.42% of total    0.30% of total


[ ] (less than)-1.00%
     of Initial Pool Balance


[ ] 1.01-5.00%
     of Initial Pool Balance


[ ] 5.01-10.00%
     of Initial Pool Balance


[ ]  (greater than) -10.00%
     of Initial Pool Balance

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

                                                                             E-7
--------------------------------------------------------------------------------
            GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

                                                                         WEIGHTED                                SCHEDULED
                                                                          AVERAGE      WEIGHTED                  PRINCIPAL
                          NUMBER OF     PERCENT OF        WEIGHTED       REMAINING     AVERAGE      WEIGHTED      BALANCE
                          MORTGAGED    CUT-OFF DATE       AVERAGE          TERM      CUT-OFF DATE    AVERAGE     AS OF THE
STATES                    PROPERTIES      BALANCE      INTEREST RATE*    (MONTHS)        LTV        U/W DSCR   CUT-OFF DATE
------                    ----------      -------      --------------    --------        ---        --------   ------------
CALIFORNIA                    36             16.62%        7.9286%          127.17       68.86%        1.35x   $159,036,812
FLORIDA                       20              9.69         7.8995           119.68       70.47         1.28      92,739,109
TEXAS                         37              8.67         8.2119           112.16       71.83         1.29      83,009,628
GEORGIA                       11              6.36         7.5215           118.78       75.92         1.25      60,822,284
NEW YORK                      11              5.83         8.1512           101.95       67.95         1.28      55,799,689
ILLINOIS                       9              5.25         8.2160           110.90       71.52         1.24      50,195,332
MARYLAND                       2              4.90         8.1465           134.74       59.65         1.39      46,903,955
OHIO                           6              3.85         8.0647           115.65       73.21         1.27      36,881,423
PENNSYLVANIA                   9              3.57         8.1261           114.30       72.18         1.33      34,116,097
NEVADA                         5              3.32         7.9235           127.82       71.47         1.29      31,779,946
WISCONSIN                      5              3.24         8.0863           114.34       74.90         1.25      30,981,060
COLORADO                      10              2.91         8.1420           106.37       69.35         1.28      27,804,988
VIRGINIA                       5              2.42         8.1297           115.80       75.57         1.28      23,178,042
ALABAMA                        2              2.27         7.6000           116.00       75.09         1.19      21,765,000
ARIZONA                        7              1.65         8.8222           115.60       60.95         1.35      15,799,180
KANSAS                         1              1.64         8.4100           119.00       74.94         1.30      15,738,191
WASHINGTON                     5              1.36         8.0077           112.49       71.17         1.35      13,038,962
KENTUCKY                       2              1.33         7.3610           116.53       78.84         1.28      12,688,657
UTAH                           3              1.28         8.5125           113.02       72.28         1.33      12,282,169
OREGON                         3              1.23         8.6442           114.69       68.98         1.41      11,806,294
SOUTH CAROLINA                 4              1.19         6.8666           216.13       72.66         1.36      11,415,266
MISSOURI                       2              1.18         8.0940           116.00       75.77         1.24      11,267,788
TENNESSEE                      6              1.07         8.3334           115.11       73.71         1.34      10,256,123
MICHIGAN                       6              1.02         8.1823           122.27       66.49         1.45       9,783,931
MASSACHUSETTS                  3              0.98         7.7867           111.07       69.03         1.39       9,349,887
CONNECTICUT                    3              0.95         8.0923           113.39       64.08         1.50       9,095,805
MINNESOTA                      3              0.92         7.5407            92.61       77.50         1.19       8,836,631
NORTH CAROLINA                 5              0.86         7.9610           113.15       74.69         1.28       8,243,759
INDIANA                        3              0.70         8.2010           107.34       71.92         1.36       6,713,123
OKLAHOMA                       1              0.54         7.8700           116.00       79.83         1.25       5,188,967
NEW JERSEY                     3              0.48         8.7362           117.61       54.95         1.58       4,591,415
ALASKA                         2              0.42         8.8067           156.61       68.70         1.48       4,019,759
MONTANA                        1              0.38         8.4500           115.00       74.82         1.34       3,591,382
HAWAII                         1              0.30         6.7600           102.00       78.84         1.52       2,838,298
RHODE ISLAND                   1              0.28         8.3400           115.00       77.29         1.25       2,643,445
MISSISSIPPI                    1              0.26         8.0900           117.00       54.22         1.26       2,521,113
DISTRICT OF COLUMBIA           1              0.24         7.6200           116.00       72.49         1.52       2,319,685
NEW MEXICO                     1              0.24         8.4100           113.00       68.44         1.30       2,292,593
LOUISIANA                      1              0.18         8.1300           116.00       73.26         1.30       1,721,623
WEST VIRGINIA                  1              0.16         7.7300           114.00       75.18         1.25       1,533,689
WYOMING                        1              0.10         8.6900           116.00       71.88         1.36         956,059
MAINE                          1              0.09         9.2300           113.00       72.31         1.25         831,556
IDAHO                          1              0.06         9.1300           113.00       62.50         1.25         537,523
                               -              ----         ------           ------       -----         ----         -------
TOTAL:                       241            100.00%        8.0219%          118.81       70.74%        1.31x   $956,916,238

* The Weighted Average Interest Rate on each stratification table listed herein indicates the Gross Mortgage Rate.

================================================================================

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

                                                                             E-8
--------------------------------------------------------------------------------
          PROPERTY TYPE DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

                                                                          WEIGHTED                                   SCHEDULED
                                                              WEIGHTED     AVERAGE      WEIGHTED                     PRINCIPAL
                                NUMBER OF     PERCENT OF      AVERAGE    REMAINING      AVERAGE       WEIGHTED        BALANCE
                                MORTGAGED    CUT-OFF DATE    INTEREST       TERM      CUT-OFF DATE    AVERAGE        AS OF THE
PROPERTY TYPES                  PROPERTIES      BALANCE        RATE       (MONTHS)        LTV         U/W DSCR      CUT-OFF DATE
--------------                  ----------      -------        ----       --------        ---         --------      ------------
MULTIFAMILY                          75           24.23%       7.8371%     115.56         73.86%        1.28x         $231,878,287
MANUFACTURED HOUSING                 12            2.47        8.0582      100.92         65.67         1.43            23,660,977
                                     --            ----        ------      ------         -----         ----            ----------
     TOTAL HOUSING RELATED           87           26.70        7.8575      114.20         73.10         1.30           255,539,264

RETAIL - ANCHORED                    35           21.65        7.8044      122.56         73.52         1.29           207,125,576
OFFICE                               21           18.31        8.1035      120.49         67.29         1.31           175,257,401
INDUSTRIAL                           14            8.23        8.3251      116.53         68.02         1.31            78,723,763
RETAIL - UNANCHORED                  24            5.80        8.1786      106.19         66.20         1.35            55,474,042
RETAIL - SHADOW ANCHORED             12            5.50        8.0779      116.43         72.41         1.27            52,597,999
RETAIL - SINGLE TENANT               15            4.82        7.9130      144.27         73.53         1.26            46,133,617
SELF STORAGE                         24            4.43        8.2518      122.69         66.40         1.37            42,345,915
HOTEL                                 6            3.53        8.8958      113.74         65.99         1.42            33,795,184
ASSISTED LIVING FACILITY              3            1.04        8.3238      113.08         72.80         1.35             9,923,476
                                      -            ----        ------      ------         -----         ----             ---------
TOTAL:                              241          100.00%       8.0219%     118.81         70.74%        1.31x         $956,916,238

================================================================================

--------------------------------------------------------------------------------
                   LTV RANGE BY CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

                                                                           WEIGHTED                                    SCHEDULED
                                                              WEIGHTED     AVERAGE       WEIGHTED                      PRINCIPAL
                                NUMBER OF     PERCENT OF       AVERAGE    REMAINING      AVERAGE       WEIGHTED         BALANCE
                                 MORTGAGE    CUT-OFF DATE     INTEREST       TERM      CUT-OFF DATE     AVERAGE        AS OF THE
LOAN-TO-VALUE RATIO               LOANS         BALANCE         RATE       (MONTHS)        LTV         U/W DSCR      CUT-OFF DATE
-------------------               -----         -------         ----       --------        ---         --------      ------------
15.00 - 20.00                         1            0.15%      8.3100%       117.00         16.93%         3.27x         $1,396,420
35.00 - 40.00                         2            0.25       7.3358        141.24         36.69          1.95           2,381,633
40.01 - 45.00                         2            1.15       8.0736        118.73         41.87          1.76          10,996,583
45.01 - 50.00                         3            0.56       9.1218        130.82         46.79          1.44           5,317,645
50.01 - 55.00                         8            1.02       8.1744        119.17         52.84          1.46           9,739,949
55.01 - 60.00                        17            5.02       8.3182        103.88         57.42          1.42          48,066,674
60.01 - 65.00                        27           12.18       8.2951        126.74         63.76          1.35         116,549,071
65.01 - 70.00                        44           17.67       8.2055        117.98         67.50          1.32         169,079,335
70.01 - 75.00                        75           35.77       7.9796        119.52         73.31          1.28         342,264,073
75.01 - 80.00                        54           26.02       7.7435        117.40         78.25          1.25         248,966,857
80.01 - 85.00                         1            0.23       8.0270         82.00         83.00          1.27           2,158,000
                                      -            ----       ------         -----         -----          ----           ---------
TOTAL                               234          100.00%      8.0219%       118.81         70.74%         1.31x       $956,916,238

================================================================================

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

                                                                             E-9
--------------------------------------------------------------------------------
                LTV RANGE AT MATURITY DATE OR BALLOON DATE / ARD
--------------------------------------------------------------------------------

                                                                         WEIGHTED                                     SCHEDULED
                                                       WEIGHTED          AVERAGE         WEIGHTED                     PRINCIPAL
                        NUMBER OF      PERCENT OF       AVERAGE         REMAINING         AVERAGE       WEIGHTED       BALANCE
                         MORTGAGE     CUT-OFF DATE      INTEREST           TERM        CUT-OFF DATE     AVERAGE       AS OF THE
LOAN-TO-VALUE RATIO       LOANS          BALANCE          RATE           (MONTHS)           LTV         U/W DSCR    CUT-OFF DATE
-------------------       -----          -------          ----           --------           ---         --------    ------------
ZERO                          7            1.86%         7.3340%            234.62          70.46%         1.29x      $17,768,684
10.00 - 15.00                 1            0.15          8.3100             117.00          16.93          3.27         1,396,420
15.01 - 20.00                 1            0.13          8.2600             179.00          38.04          1.92         1,198,303
30.01 - 35.00                 4            1.12          8.5615             168.35          53.94          1.42        10,684,762
35.01 - 40.00                 2            1.15          8.0736             118.73          41.87          1.76        10,996,583
40.01 - 45.00                 6            1.47          8.5440             135.13          57.77          1.51        14,043,312
45.01 - 50.00                14            2.80          8.3668             110.88          57.43          1.47        26,836,015
50.01 - 55.00                24            6.16          8.1808             112.35          61.56          1.38        58,904,493
55.01 - 60.00                39           18.26          8.0746             129.16          67.27          1.34       174,691,275
60.01 - 65.00                49           21.39          8.1254             114.92          70.14          1.29       204,641,437
65.01 - 70.00                61           30.16          7.9487             110.76          75.00          1.26       288,610,408
70.01 - 75.00                22           14.37          7.7946             115.22          78.81          1.25       137,484,427
75.01 - 80.00                 4            1.01          8.1510              68.28          79.75          1.19         9,660,120
                              -            ----          ------              -----          -----          ----         ---------
TOTAL                       234          100.00%         8.0219%            118.81          70.74%         1.31x     $956,916,238

================================================================================

--------------------------------------------------------------------------------
                                  PAYMENT TYPES
--------------------------------------------------------------------------------

                                                                          WEIGHTED                                    SCHEDULED
                                                          WEIGHTED        AVERAGE      WEIGHTED                       PRINCIPAL
                        NUMBER OF        PERCENT OF       AVERAGE        REMAINING      AVERAGE         WEIGHTED        BALANCE
                         MORTGAGE       CUT-OFF DATE      INTEREST         TERM       CUT-OFF DATE      AVERAGE       AS OF THE
PAYMENT TYPES             LOANS            BALANCE          RATE         (MONTHS)         LTV           U/W DSCR     CUT-OFF DATE
-------------             -----            -------          ----         --------         ---           --------     ------------
BALLOON                   160              53.01%            8.0679%        113.79         69.80%         1.33x       $507,220,687
HYPER AM / ARD             67              45.14             7.9962         119.94         71.85          1.28         431,926,867
FULLY AMORTIZING            7               1.86             7.3340         234.62         70.46          1.29          17,768,684
                            -               ----             ------         ------         -----          ----          ----------
TOTAL                     234             100.00%            8.0219%        118.81         70.74%         1.31x       $956,916,238

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

                                                                            E-10
--------------------------------------------------------------------------------
                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------

                                                                  WEIGHTED                               SCHEDULED
                                                     WEIGHTED     AVERAGE       WEIGHTED                 PRINCIPAL
                     NUMBER OF       PERCENT OF       AVERAGE    REMAINING      AVERAGE     WEIGHTED      BALANCE
                      MORTGAGE      CUT-OFF DATE     INTEREST       TERM      CUT-OFF DATE  AVERAGE       AS OF THE
DSCR(X)                LOANS           BALANCE         RATE       (MONTHS)        LTV       U/W DSCR    CUT-OFF DATE
-------                -----           -------         ----       --------        ---       --------    ------------
1.06 - 1.20               13             6.42%         7.8087%     111.24         75.16%       1.18x      $61,443,266
1.21 - 1.40              176            80.32          8.0126      120.00         72.11        1.28       768,629,390
1.41 - 1.60               32            10.54          8.1787      114.44         63.63        1.49       100,863,187
1.61 - 1.80                7             1.96          8.2510      116.03         50.22        1.71        18,765,060
1.81 - 2.00                5             0.61          7.9793      126.10         45.55        1.92         5,818,915
3.21 - 3.40                1             0.15          8.3100      117.00         16.93        3.27         1,396,420
                           -             ----          ------      ------         -----        ----         ---------
TOTAL                    234           100.00%         8.0219%     118.81         70.74%       1.31x     $956,916,238

================================================================================

--------------------------------------------------------------------------------
                             MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

                                                                 WEIGHTED                                 SCHEDULED
                                                    WEIGHTED      AVERAGE      WEIGHTED                   PRINCIPAL
                       NUMBER OF     PERCENT OF     AVERAGE      REMAINING     AVERAGE       WEIGHTED      BALANCE
RANGE OF GROSS         MORTGAGE     CUT-OFF DATE    INTEREST       TERM      CUT-OFF DATE    AVERAGE      AS OF THE
MORTGAGE RATES           LOANS        BALANCE         RATE       (MONTHS)        LTV         U/W DSCR   CUT-OFF DATE
--------------           -----        -------         ----       --------        ---         --------   ------------
5.7500 - 6.0000%             1           0.21%       5.9600%       104.00        74.32%         1.44x      $1,969,388
6.0001 - 6.2500%             1           0.73        6.2350        284.00        78.67          1.29        6,943,813
6.2501 - 6.5000%             1           0.12        6.4000        103.00        35.32          1.98        1,183,330
6.5001 - 6.7500%             1           0.40        6.6840        222.00        70.15          1.21        3,858,162
6.7501 - 7.0000%             3           1.32        6.8454        107.74        75.50          1.38       12,671,670
7.0001 - 7.2500%             7           6.78        7.1608        130.78        75.69          1.27       64,849,796
7.2501 - 7.5000%             7           3.34        7.3646        111.42        77.69          1.30       32,007,201
7.5001 - 7.7500%            19          14.35        7.6182        113.91        72.81          1.27      137,274,767
7.7501 - 8.0000%            25          11.16        7.8853        105.19        72.31          1.31      106,773,323
8.0001 - 8.2500%            58          28.66        8.1299        117.29        69.27          1.31      274,269,105
8.2501 - 8.5000%            51          19.34        8.3554        117.29        70.03          1.29      185,111,905
8.5001 - 8.7500%            30           8.36        8.5846        126.90        68.15          1.33       79,995,022
8.7501 - 9.0000%            14           2.04        8.8716        135.11        65.62          1.43       19,549,438
9.0001 - 9.2500%            11           2.91        9.0519        114.05        63.55          1.45       27,801,798
9.2501 - 9.5000%             4           0.22        9.3735        163.70        57.29          1.31        2,126,321
9.5001 - 9.7500%             1           0.06        9.6200        116.00        68.54          1.34          531,198
                             -           ----        ------        ------        -----          ----          -------
TOTAL                      234         100.00%       8.0219%       118.81        70.74%         1.31x    $956,916,238

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

                                                                            E-11
--------------------------------------------------------------------------------
                   SUMMARIES OF THE TEN LARGEST MORTGAGE LOANS
--------------------------------------------------------------------------------

                                                                                                                        SCHEDULED
                                                                                                                        PRINCIPAL
                                                      NUMBER OF    PERCENT OF                                            BALANCE
                                         PROPERTY     MORTGAGED   CUT-OFF DATE    INTEREST  CUT-OFF DATE                AS OF THE
PROPERTY NAME                              TYPE      PROPERTIES     BALANCE        RATE          LTV       U/W DSCR   CUT-OFF DATE
-------------                              ----      ----------     -------        ----          ---       --------   ------------
BARLOW BUILDING                           Office          1           3.86%       8.1700%      64.52%        1.30x    $36,903,955
475 FIFTH AVENUE                          Office          1           3.34        8.2700       66.50         1.23      31,919,204
VALENCIA MARKETPLACE                 Retail-Anchored      1           3.09        7.2400       73.83         1.29      29,531,443
COLONIAL GRAND AT RIVER HILLS          Multifamily        1           2.71        7.6000       78.27         1.22      25,900,000
TANNERY OFFICE PARK LOAN                  Office          1           2.02        8.0100       73.61         1.26      19,360,569
BROOKWOOD SQUARE SHOPPING CENTER     Retail-Anchored      1           1.82        7.0200       78.96         1.24      17,451,203
COLONIAL GRAND AT MOUNTAIN BROOK       Multifamily        1           1.70        7.6000       74.09         1.19      16,300,000
MONTARA APARTMENTS                     Multifamily        1           1.64        8.4100       74.94         1.30      15,738,191
CANDLEWOOD SUITES *                       Hotel           2           1.63        9.0200       69.43         1.46      15,551,494
5000 WEST ROOSEVELT                     Industrial        1           1.43        8.5200       64.19         1.29      13,673,470
                                                          -           ----        ------       -----         ----      ----------
TOTAL                                                    11           23.23%      7.9464%      71.33%        1.27x   $222,329,529

* Represents a cross-defaulted and cross-collateralized loan group.

================================================================================

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

CONTROL #1: THE BARLOW BUILDING  LOAN #:  6103551
-------------------------------------------------

Cut-off  Date Balance:                    $36,903,955
Loan Type:                                Principal and Interest; Hyperam
Origination Date:                         07/09/1999
Maturity Date:                            08/05/2029
Anticipated Repay Date:                   08/05/2011
Mortgage Rate:                            8.170%
Annual Debt Service:                      $3,310,686
Underwritten DSCR:                        1.30x
Underwritten Net Cash Flow:               $4,303,874
Balance at ARD:                           $32,075,456

Property Type:                            Office, w/Retail
Location:                                 Chevy Chase, MD
Year Built/Renovated:                     1967/1988, 95
Net Rentable Square Feet:                 266,940
Cut-off Date Balance/sf:                  $138.25
Appraised Value:                          $57,200,000
Loan-to-Value Ratio:                      64.52%
Balloon/ ARD LTV:                         56.08%
Occupancy Rate:                           97.60%
Occupancy as of Date:                     07/01/99

THE LOAN
The Barlow Building loan (the "Barlow Building Loan") is secured by a first mortgage on a 266,940 square foot office building with limited, ground floor retail space located in Chevy Chase, Maryland (the "Barlow Building Property"). The Barlow Building Loan was originated by Prudential Mortgage Capital Company, LLC (the "Lender") on July 9, 1999.

            BORROWER:
            The Barlow Building Loan utilizes an Indemnity Deed of Trust structure in which the borrower is Barlow Enterprises, Inc., a Maryland corporation (the "Barlow Building Borrower"), and all of the obligations of the Barlow Building Borrower are guaranteed by the owner of the Barlow Building Property, 5454 Wisconsin, Inc. (the "Barlow Building Owner"). Both the Barlow Building Borrower and Owner are special-purpose, bankruptcy-remote entities.

            SECURITY:
            The Barlow Building Loan is evidenced by a promissory note (the "Note") made by the Barlow Building Borrower, and guaranteed by the Barlow Building Owner pursuant to a guaranty (the "Guaranty Agreement"), which Guaranty Agreement is secured by an Indemnity Deed of Trust, Security Agreement and Fixture Filing (the "Mortgage"), an Indemnity Assignment of Leases and Rents, UCC Financing Statements, and certain additional security documents (collectively, the "Security"). The Mortgage is a first lien on a fee interest in the Barlow Building Property.

            RECOURSE:
            The Barlow Building Loan is non-recourse, subject to certain exceptions set forth in the Guaranty Agreement which include, among other things, liabilities relating to fraud, material misrepresentation, misapplication of rents, and unauthorized transfers or encumbrances of the Barlow Building Property (the "Recourse Carveouts"). In addition, under the terms of a Hazardous Substances Indemnity Agreement, the Barlow Building Owner assumes liability for, guarantees payment to Lender of, and indemnifies Lender from specified costs and liabilities arising out of the environmental condition of the Property. As collateral for the Recourse Carveouts and its obligations under the Hazardous Substances Indemnity Agreement, the Barlow Building Owner has pledged the Security and has deposited with Lender a reserve in the amount of $500,000 (the "Recourse Reserve").

            PAYMENT TERMS:
            The Mortgage Rate is fixed at 8.170% per annum until the anticipated repayment date of August 5, 2011 (the "ARD"). The Barlow Building Loan requires monthly payments of principal and interest of $275,890.49 through the ARD. From and after the ARD, if the Barlow Building Loan is not paid in full, the interest rate will increase as set forth in the Note (subject to any constraints imposed by the Pooling and Servicing Agreement) and excess cash flow from the Barlow Building Property, after funding of specified reserves, and payment of debt service and certain operating expenses and capital expenditures, will be applied to the outstanding principal balance of the Note. The Barlow Building Loan accrues interest computed based on the actual number of days elapsed each month in a 360-day year.

            CASH MANAGEMENT:
            The Barlow Building Owner has opened an account in the name of Lender (the "Clearing Account") with Provident Bank of Maryland (the "Clearing Bank") in which the Lender has been granted a first priority security interest, and has agreed to cause all Rents and Profits (as such term is defined in the Mortgage) to be deposited into the Clearing Account. Commencing on the occurrence of any of the following events: (i) an Event of Default (as such term is defined in the Mortgage), (ii) the failure of the Barlow Building Borrower to repay the Barlow Building Loan on or before the date three months prior to the ARD, or (iii) the Debt Service Coverage Ratio for the immediately prior twelve-month period (the "Trailing DSCR") being less than 1.25x (each of (i) through (iii) above, a "Sweep Event"), then upon notice from Lender, the Clearing Bank will forward all funds deposited in the Clearing Account to an account controlled by Lender with LaSalle Bank National Association (the "Deposit Account"). Funds in the Deposit Account shall be applied in accordance with the terms of the Note.

            PREPAYMENT/DEFEASANCE:
            Except in connection with certain casualty or condemnation events, the Barlow Building Borrower is prohibited from prepaying the Barlow Building Loan at any time before the date twelve (12) months prior to the ARD (the "Lock-Out Expiration"). During the first six (6) months following Lock-Out Expiration the Loan may be prepaid in full upon payment to Lender of a Yield Maintenance Charge. The Loan may be prepaid at par at any time after the date six (6) months prior to ARD. The Barlow Building Borrower may defease the Barlow Building Loan, in whole but not in part, at any time after the later to occur of twenty-five (25) months after the REMIC "startup day," or three
            (3) years after the First Payment Date, but in no event later than the fourth (4th) anniversary of the First Payment Date, by providing the Lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations under the Barlow Building Loan.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

            TRANSFER OF BARLOW BUILDING PROPERTY OR INTEREST IN BARLOW BUILDING
            BORROWER: The Lender has the option to declare the Barlow Building Loan immediately due and payable upon the transfer of the Barlow Building Property or any ownership interest in the Barlow Building Borrower; provided, however, that the Barlow Building Owner has the right to transfer the Barlow Building Property once during the term of the Barlow Building Loan upon the satisfaction of certain conditions, including Rating Agency Confirmation and payment of the specified assumption fee. In addition, certain transfers of interests in the Barlow Building Owner and its constituent entities, including certain transfers by devise or descent or for estate planning purposes, are permitted without Lender's consent upon the satisfaction of certain conditions set forth in the Mortgage.

            ESCROWS/RESERVES:
            Taxes, Insurance and Capital Expenditures
            The Barlow Building Loan requires monthly deposits into an escrow account in an amount estimated to be sufficient to pay real estate taxes and insurance premiums when due. There is also an escrow required for future capital expenditures which is required to be funded monthly in the amount of $6,756.00, which monthly deposit amount is subject to adjustment upon the satisfaction of certain conditions set forth in the Mortgage, but which amount shall never be less than $2,252.00.

            Mortgage Tax Reserve
            The Barlow Building Owner was required to deposit $162,800.00 at closing into a reserve with Lender (the "Mortgage Tax Reserve"). The Mortgage Tax Reserve shall be used by Lender to pay any mortgage or mortgage recording taxes which may become due on the Mortgage. The Mortgage Tax Reserve is subject to adjustment from time to time in the event that the mortgage tax rate or structure changes such that the amount in the Mortgage Tax Reserve is not sufficient (or is in excess of the amount required) to pay any such mortgage tax.

            Recourse Reserve
            As noted, a $500,000 Recourse Reserve was established at the closing of the Barlow Building Loan which reserve serves as additional collateral for the Barlow Building Loan, and secures the obligations of the Barlow Building Owner for the Recourse Carveouts, and for its obligations under the Hazardous Substances Indemnity Agreement.

            SUBORDINATE/OTHER DEBT:
            Subordinate indebtedness or encumbrances are prohibited without prior consent of Lender.

THE PROPERTY
The Barlow Building Property is a 17-story office building with retail space located in Chevy Chase, Maryland, containing approximately 266,940 square feet of net leasable area, of which approximately 234,361 square feet is office space, 18,923 square feet is retail space, and 13,656 square feet is penthouse space occupied by a health club. The Barlow Building Property was constructed in 1967, and renovated in 1988 and again in 1995 with energy system upgrades and lobby improvements. According to a rent roll provided by the Barlow Building Owner (the "Rent Roll"), the Barlow Building Property is 97.60% leased as of July 1, 1999.

According to the Rent Roll, the five largest tenants are Abacus Technology Corporation, which occupies 15,499 square feet through January 2009; The Fitness Company, which occupies 13,656 square feet through December 2003; Washington Eye Physicians, which occupies 12,025 square feet through October 2003; Low and Associates, which occupies 11,547 square feet through February 2009; and Lincoln Life & Annuity, which occupies 10,879 square feet through June 2000.

                               Operating History*
--------------------------------------------------------------------------------
                         1996          1997          1998         Underwritten
                         ----          ----          ----         ------------
--------------------------------------------------------------------------------
Effective Gross Income   $7,230,234    $7,655,523    $7,839,628   $7,597,819
--------------------------------------------------------------------------------
Net Operating Income     $4,749,252    $5,232,453    $5,284,637   $4,873,099
--------------------------------------------------------------------------------
Cash Flow                $4,749,252    $5,232,453    $5,284,637   $4,303,874
--------------------------------------------------------------------------------
* The Operating History represents unaudited figures, provided by The Barlow Building Borrower.

THE MANAGEMENT
The Barlow Building Property is managed by Wagner Management Group, LLC, a Maryland limited liability company formed by Robert C. Wagner, the president of the Barlow Corporation. Mr. Wagner is a licensed CPA and has had significant responsibility for the development, construction, management and leasing of all properties of the Barlow Corporation and its affiliates.


THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

CONTROL #2: 475 FIFTH AVENUE  LOAN #:  99086
--------------------------------------------

Cut-off  Date Balance:                    $31,919,204
Loan Type:                                Principal and Interest
Origination Date:                         08/09/1999
Maturity Date:                            09/01/2009
Anticipated Repay Date:                   NA
Mortgage Rate:                            8.270%
Annual Debt Service:                      $2,890,265
Underwritten DSCR:                        1.23x
Underwritten Net Cash Flow:               $3,548,727
Balance at ARD:                           $28,839,688

Property Type:                            Office
Location:                                 New York, NY
Year Built/Renovated:                     1925/1996-1998
Net Rentable Square Feet:                 237,673
Cut-off Date Balance/sf:                  $134.30
Appraised Value:                          $48,000,000
Loan-to-Value Ratio:                      66.50%
Balloon/ARD LTV:                          60.08%
Occupancy Rate:                           92.95%
Occupancy as of  Date:                    05/25/99

THE LOAN
The 475 Fifth Avenue Loan (the "475 Fifth Avenue Loan") is secured by a first mortgage on a 237,673 net rentable square foot office/retail building located in New York, New York (the "475 Fifth Avenue Property"). The 475 Fifth Avenue Loan was originated by Heller Financial, Inc. on August 10, 1999 and subsequently acquired by Heller Financial Capital Funding, Inc.

            BORROWER:
            The Borrower is 475 Fifth Avenue Limited Partnership, a special purpose bankruptcy-remote Delaware limited partnership (the "475 Fifth Avenue Borrower").

            SECURITY:
            The 475 Fifth Avenue Loan is evidenced by a promissory note (the "Note") secured by a Mortgage Consolidation, Assignment of Rents, Security Agreement and Fixture Filing (the "Mortgage"), UCC Financing Statements, and certain additional security documents. The Mortgage is a first lien on a fee interest in the 475 Fifth Avenue Property.

            RECOURSE:
            The 475 Fifth Avenue Loan is non-recourse, subject to certain exceptions set forth in the Note which generally include, among other things, liabilities relating to fraud, material misrepresentation, misapplication and misappropriation of funds, intentional or material waste, failure to maintain single asset entity status and unauthorized transfers or encumbrances of the 475 Fifth Avenue Property, (the "Recourse Carveouts"). The obligations of the 475 Fifth Avenue Borrower under the Recourse Carveouts are guaranteed by Robert Gossett Jr., (the "Sponsor") pursuant to the terms of a Letter Agreement dated August 9, 1999. In addition, under the terms of a Hazardous Substances Indemnification Agreement, the 475 Fifth Avenue Borrower and the Sponsor assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Property.

            PAYMENT TERMS:
            The Mortgage Rate is fixed at 8.270% per annum. The 475 Fifth Avenue Loan requires monthly payments of principal and interest of $240,855.39 until the Maturity Date on September 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The 475 Fifth Avenue Loan accrues interest computed on the actual number of days elapsed each month in a 360-day year.

            PREPAYMENT:
            Except in connection with certain casualty or condemnation events or any other involuntary prepayment contemplated by the Loan Documents, the 475 Fifth Avenue Borrower is prohibited from prepaying the Loan any time prior to September 1, 2002, after which prepayment is permitted in whole, but not in part, provided that said prepayment is accompanied by a payment to Lender of a prepayment premium equal to the greater of one percent (1%) of the then outstanding principal balance or a yield maintenance premium calculated by reference to U.S. Treasury obligations. The 475 Fifth Avenue Loan may be prepaid at par without premium on or after the date that is three (3) months prior to Maturity Date.

            TRANSFER OF 475 FIFTH AVENUE PROPERTY OR INTEREST IN 475 FIFTH AVENUE BORROWER: Lender shall have the option to declare the 475 Fifth Avenue Loan immediately due and payable upon the transfer of the 475 Fifth Avenue Property or any ownership interest in the 475 Fifth Avenue Borrower, except in connection with the rights of transfer described below. The 475 Fifth Avenue Borrower has the right, three (3) times during the term of the Loan, to transfer the entire 475 Fifth Avenue Property (i) upon the satisfaction of certain conditions, including Lender's approval of transferee and payment of the specified assumption fee and (ii) to an affiliate of the Sponsor upon the satisfaction of certain conditions, including Lender's approval of transferee, provided the Sponsor maintains management control. In addition, ownership interests in the 475 Fifth Avenue Borrower may be sold or transferred to family members of partners in the 475 Fifth Avenue Borrower, provided the Sponsor maintains management control. Such transfer will not relieve the 475 Fifth Avenue Borrower or Sponsor from liability under the Hazardous Substances Indemnification Agreement.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

            ESCROWS/RESERVES:
            Taxes, Insurance and Capital Expenditures
            There is a tax escrow which requires monthly deposits in an amount estimated to be sufficient to pay real estate taxes when due. From and after an Event of Default, the 475 Fifth Avenue Borrower must make monthly deposits in an amount estimated to be sufficient to pay insurance premiums when due. The 475 Fifth Avenue Borrower was required to deposit $1,967,000 at closing into a reserve for the payment of future capital expenditures. There was also an additional required deposit of $200,000 at closing for payment of future capital expenditures, which will be replenished at the monthly rate of $4,000 if the balance falls below $200,000.

            Tenant Improvements and Leasing Commissions
            The 475 Fifth Avenue Borrower was required to deposit $850,000 at closing for future tenant improvements and leasing commissions relating to the sub-leasing of the space currently leased to Europe Craft Imports, Inc ("Europe Craft Space"). Once the Europe Craft Space has been completely sub-leased, any funds remaining in this escrow will be used for future tenant improvements and leasing commissions relating to the 475 Fifth Avenue Property.

            SUBORDINATE/OTHER DEBT.
            Subordinate indebtedness and encumbrances are prohibited, except for an unsecured working capital line of credit, on terms reasonably acceptable to Lender, in an amount not to exceed $1,280,000.

THE PROPERTY
The 475 Fifth Avenue Property is a twenty-three story, 237,673 rentable square foot office building located in Midtown Manhattan, New York City, New York. The property consists of 59 suites, with 215,081 rentable square feet of office space and 22,592 rentable square feet of retail space. The building was built in 1925 and underwent an extensive $1.4 million renovation from 1996 to 1998. In addition, $1.97 million was deposited at closing for future renovations.

The 475 Fifth Avenue Property's office space is currently leased to 49 tenants, with the largest tenant accounting for approximately 13.94% of the overall space through February 2009. The retail space is currently leased to 3 tenants, with the largest tenant accounting for approximately 6.30% of the overall space. According to a rent roll provided by the 475 Fifth Avenue Borrower, the 475 Fifth Avenue Property is 92.95% leased, as of May 25, 1999, to 52 tenants.

                              Operating History (*)
------------------------------------------------------------------------------------------
                                                 1999 (Trailing
                         1997        1998        12 Months 4/30/99) **     Underwritten
                         ----        ----        ---------------------     ------------
------------------------------------------------------------------------------------------
Effective Gross Income   $5,405,712  $6,438,005  $6,663,282                $7,398,038
------------------------------------------------------------------------------------------
Net Operating Income     $2,138,374  $3,253,540  $3,176,977                $3,893,352
------------------------------------------------------------------------------------------
Cash Flow                $2,138,374  $3,253,540  $3,176,977                $3,548,727 ***
------------------------------------------------------------------------------------------

* The 1997, 1998 and 1999 475 Fifth Avenue Operating Histories represent unaudited figures provided by the 475 Fifth Avenue Borrower. ** The 1999 Operating History represents the Trailing 12 months ended 4/30/99. *** Increase in Underwritten Cash Flow due to base rent step-ups and new leases signed at higher base rents.


THE MANAGEMENT
The 475 Fifth Avenue is managed by Corporate Realty Income Fund I, LP, an entity affiliated with the Sponsor. The Corporate Realty Income Fund I, L.P. owns 7 office and industrial properties with a total square footage of approximately 912,000 square feet across the United States. Jones Lang LaSalle is the leasing agent for the 475 Fifth Avenue Property.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

CONTROL #3: VALENCIA MARKETPLACE  LOAN #:  6102892
--------------------------------------------------

Cut-off  Date Balance:                    $29,531,443
Loan Type:                                Principal and Interest; Hyperam
Origination Date:                         06/04/1998
Maturity Date:                            07/01/2028
Anticipated Repay Date:                   07/01/2013
Mortgage Rate:                            7.240%
Annual Debt Service:                      $2,453,393
Underwritten DSCR:                        1.29x
Underwritten Net Cash Flow:               $3,156,601
Balance at ARD:                           $22,484,469

Property Type:                            Anchored Retail
Location:                                 Valencia, CA
Year Built/Renovated:                     1996-1999
Net Rentable Square Feet:                 178,595
Cut-off Date Balance/sf:                  $165.35
Appraised Value:                          $40,000,000
Loan-to-Value Ratio:                      73.83%
Balloon/ARD LTV:                          56.21%
Occupancy Rate:                           97.40%
Occupancy as of  Date:                    08/01/99

THE LOAN
The Valencia Marketplace loan (the "Valencia Marketplace Loan") is secured by a first mortgage on a 178,595 square foot anchored community retail center located in Valencia, California (the "Valencia Marketplace Property"). The Valencia Marketplace Loan was originated by Prudential Mortgage Capital Company, Inc. (the "Lender") on June 4, 1998. On June 30, 1999, certain terms and conditions of the Valencia Marketplace Loan were modified, including, but not limited to, an increase in the principal amount of the Valencia Marketplace Loan of $200,000 (the "Loan Modification").

            BORROWER:
            The borrower is Valencia Marketplace II, LLC, a special purpose, bankruptcy remote California limited liability company (the "Valencia Marketplace Borrower").

            SECURITY:
            The Valencia Marketplace Loan is evidenced by a promissory note (the "Note") secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Mortgage"), an Assignment of Leases and Rents, UCC Financing Statements, and certain additional security documents. In connection with the Loan Modification, the Valencia Marketplace Borrower entered into additional documentation, including a Note Modification Agreement, an Agreement Modifying the Mortgage, an Agreement Modifying Assignment of Leases and Rents, and an Omnibus Modification of Loan Documentation Agreement. The Mortgage, as modified, is a first lien on a fee interest in the Valencia Marketplace Property.

            RECOURSE:
            The Valencia Marketplace Loan is non-recourse, subject to certain exceptions set forth in the Note which include, among other things, liabilities relating to fraud, material misrepresentation, misapplication of rents, and unauthorized transfers or encumbrances of the Valencia Marketplace Property (the "Recourse Carveouts"). The obligations of the Valencia Marketplace Borrower under the Recourse Carveouts are guaranteed by Samuel S. Mevorach (the "Sponsor"), pursuant to the terms of an Indemnity and Guaranty Agreement. In addition, under the terms of a Hazardous Substances Indemnity Agreement, the Valencia Marketplace Borrower and the Sponsor assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Valencia Marketplace Property.

            PAYMENT TERMS:
            The Mortgage Rate is fixed at 7.240% per annum until the anticipated repayment date of July 1, 2013 (the "ARD"). The Valencia Marketplace Loan requires monthly payments of principal and interest of $204,449.44 through the ARD. From and after the ARD, if the Valencia Marketplace Loan is not paid in full, the interest rate will increase as set forth in the Note (subject to any constraints imposed by the Pooling and Servicing Agreement) and excess cash flow from the Valencia Marketplace Property, after funding of specified reserves, and payment of debt service and certain operating expenses and capital expenditures, will be applied to the outstanding principal balance of the Note. The Valencia Marketplace Loan accrues interest computed on the basis of twelve 30-day months in a 360-day year.


            CASH MANAGEMENT:
            The Valencia Marketplace Borrower has agreed that from and after the earlier to occur of (i) an Event of Default (as such term is defined in the Mortgage), or (ii) the date that is two (2) months prior to the ARD (each of (i) and (ii), a "Sweep Event"), and continuing until the Note is repaid in full, all Rents and Profits (as such term is defined in the Mortgage) will be deposited into an account (the "Clearing Account") controlled by Lender with a bank approved by Lender (the "Clearing Bank"). After a Sweep Event, at Lender's request, all funds deposited in the Clearing Account will be transferred by the Clearing Bank to an account under the sole dominion and control of Lender established with a bank determined by Lender, to be applied by Lender in accordance with the terms of the Note.

            PREPAYMENT/DEFEASANCE:
            Except in connection with certain casualty or condemnation events, the Valencia Marketplace Borrower is prohibited from prepaying the Valencia Marketplace Loan at any time before the date six (6) months prior to the ARD. The Valencia Marketplace Loan may be prepaid at par at any time thereafter. The Valencia Marketplace Borrower may defease the Valencia Marketplace Loan, in whole but not in part, at any time after June 30, 2005, by providing the Lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations under the Valencia Marketplace Loan. Partial prepayments resulting in the reduction of the principal balance of the Loan pursuant to the Stabilization Paydown Requirement shall be permitted without a Yield Maintenance Charge provided that any such prepayment would be accompanied by the Unwind Fee.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

            TRANSFER OF VALENCIA MARKETPLACE PROPERTY OR INTEREST IN VALENCIA MARKETPLACE BORROWER: The Lender has the option to declare the Valencia Marketplace Loan immediately due and payable upon the transfer of the Valencia Marketplace Property or any ownership interest in the Valencia Marketplace Borrower; provided, however, that the Valencia Marketplace Borrower has the right to transfer the Valencia Marketplace Property one or more times during the term of the Valencia Marketplace Loan upon the satisfaction of certain conditions, including Rating Agency Confirmation and payment of the specified assumption fee. In addition, certain transfers of interests in the Valencia Marketplace Borrower and its constituent entities, including certain transfers by devise or descent or for estate planning purposes, are permitted without Lender's consent upon the satisfaction of certain conditions set forth in the Mortgage.

            ESCROWS/RESERVES:
            Taxes, Insurance and Capital Expenditures
            The Valencia Marketplace Loan requires monthly deposits into an escrow account in an amount estimated to be sufficient to pay real estate taxes and insurance premiums when due, subject to a right in favor of the Valencia Marketplace Borrower to deposit an irrevocable letter of credit (the "Tax and Insurance LC") with Lender in lieu of making monthly tax and insurance reserve payments. As real estate taxes in California are payable in equal semi-annual installments, the initial amount of the Tax and Insurance LC is equal to one-half the amount estimated by the Lender to be payable by the Valencia Marketplace Borrower for annual tax and insurance premiums. On each anniversary of the Valencia Marketplace Loan, the Tax and Insurance LC shall be increased by an amount equal to one-half of the annual dollar increase of tax and insurance premiums. Following an Event of Default or the ARD, the Valencia Marketplace Borrower has no further right to deposit the Tax and Insurance LC and is required to escrow monthly with Lender a tax escrow, insurance escrow, and replacement reserve for payment of certain non-recurring type costs and expenses.

            Tenant Improvements and Leasing Commissions
            On or before each of January 10, 2007, and January 10, 2008, the Valencia Marketplace Borrower is required to deliver to Lender irrevocable letters of credit in the amount of $100,000 each to reserve against potential tenant rollover exposure and Debt Service Coverage Ratio requirements. These Letters of Credit shall remain in effect until the later to occur of (i) January 10, 2009 or (ii) the date the Valencia Marketplace Property attains a DSCR of at least 1.25x after January 10, 2007.

            SUBORDINATE/OTHER DEBT:
            Subordinate indebtedness or encumbrances are prohibited without prior consent of Lender.

THE PROPERTY
The Valencia Marketplace Property is a one-story, 12-building complex that was constructed between 1996 and 1999. The Valencia Marketplace Property is a 178,595 square foot neighborhood/community anchored retail center located within the Santa Clarita Valley in Valencia, California, approximately 28 miles northwest of Los Angeles. According to a rent roll provided by the Valencia Marketplace Borrower (the "Rent Roll"), the Valencia Marketplace Property is 97.40% leased, as of August 1, 1999, and is anchored by Vons Grocery Store ("Vons") which is a subsidiary of Safeway Stores, Inc (senior unsecured rating of BBB S&P/Baa2 Moody's). Vons occupies 56,525 square feet (31.65% of net rentable area) through December 2017, with six five-year renewal options. The initial rent under the Vons lease is $57,702.58 per month, and is scheduled to increase to $70,656.25 per month on November 1, 2000. The Newhall Land and Farming Company ("Newhall"), the former owner of the Valencia Marketplace Property, has agreed pursuant to a rental subsidy agreement (the "Rental Subsidy Agreement") with the Valencia Marketplace Borrower, to pay the monthly difference of $12,953.67 between the current and increased rent until the date the rental increase becomes effective.

Under the Rental Subsidy Agreement, Newhall is also required to pay a specified proforma rent and a proportional share of common area maintenance charges attributable to certain unleased in-line space during the period from June 4, 1998 to June 3, 2003. As of November 1, 1999, Newhall's remaining subsidy obligations for such in-line space covered two vacant spaces totaling 4,650 square feet and required a subsidy payment of approximately $12,155 per month.

According to the Rent Roll, the three largest tenants other than Vons are Kindercare, which occupies 11,600 square feet through July 2014, with two five-year renewal options; Claim Jumper, which occupies 11,453 square feet through November 2017, with two five-year renewal options; and Chuck E. Cheese, which occupies 10,920 square feet through March 2008, with two five-year renewal options. Other tenants in the Valencia Marketplace Property include such national tenants as Gateway Computer, Chili's Restaurant, Hollywood Video, Baskin Robbins, Starbucks, Mail Boxes, Etc., and Subway.

                               Operating History*
--------------------------------------------------------------------------------
                        1998         1999 (Annualized 8/31/99)**  Underwritten
                        ----         ---------------------------  ------------
--------------------------------------------------------------------------------
Effective Gross Income  $2,413,421   $4,107,841                   $4,279,196
--------------------------------------------------------------------------------
Net Operating Income    $1,989,882   $3,449,136                   $3,268,220
--------------------------------------------------------------------------------
Cash Flow               $1,989,882   $3,449,136                   $3,156,601
--------------------------------------------------------------------------------
* The Operating History represents unaudited figures as provided by the Valencia Marketplace Borrower. Construction of the Valencia Marketplace Property was completed in 1999.
** The 1999 Valencia Marketplace Operating History represents the first eight months of 1999 annualized.

THE MANAGEMENT
The Valencia Marketplace Property is managed by DSB Properties, Inc. ("DSB"), which has provided brokerage, property management and leasing services to owners of commercial shopping centers throughout Los Angeles, Orange and Ventura Counties since 1983. DSB currently manages eight shopping centers totaling approximately 680,000 square feet, of which three totaling 327,000 square feet are located in the Santa Clarita Valley.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

CONTROL #4: COLONIAL GRAND AT RIVER HILLS  LOAN #:  6103689
--------------------------------------------------------------------------------

Cut-off  Date Balance:                $25,900,000
Loan Type:                            IO first 24 Mos; P&I thereafter; Hyperam
Origination Date:                     09/24/1999
Maturity Date:                        10/01/2029
Anticipated Repay Date:               10/01/2009
Mortgage Rate:                        7.600%
Annual Debt Service:                  $2,236,505
Underwritten DSCR:                    1.22x
Underwritten Net Cash Flow:           $2,726,277
Balance at ARD:                       $23,300,693

Property Type:                        Multifamily
Location:                             Temple Terrace, FL
Year Built/Renovated:                 1985, 1991, 1996
Number of Units:                      776
Cut-off Date Balance/Unit:            $33,376
Appraised Value:                      $33,090,000
Loan-to-Value Ratio:                  78.27%
Balloon/ ARD LTV:                     70.42%
Occupancy  Rate:                      95.10%
Occupancy as of  Date:                09/22/99

THE LOAN
The Colonial Grand at River Hills loan (the "Colonial Grand at River Hills Loan") is secured by a first mortgage on a 776 unit apartment complex located in Temple Terrace, Florida (the "Colonial Grand at River Hills Property"). The Colonial Grand at River Hills Loan was originated by Prudential Mortgage Capital Company, LLC (the "Lender") on September 24, 1999 (the "Closing Date").

            BORROWER:
            The borrower is River Hills, LLC, a special purpose, bankruptcy remote Delaware limited liability company (the "Colonial Grand at River Hills Borrower"). The Colonial Grand at River Hills Borrower is sponsored by Colonial Properties Trust (the "Sponsor"), a publicly traded NYSE REIT. The Sponsor has a current market capitalization of approximately $570 million.

            SECURITY:
            The Colonial Grand at River Hills Loan is evidenced by a promissory note (the "Note") secured by a Mortgage and Security Agreement (the "Mortgage"), an Assignment of Leases and Rents, UCC Financing Statements, and certain additional security documents. The Mortgage is a first lien on a fee interest in the Colonial Grand at River Hills Property.

            RECOURSE:
            The Colonial Grand at River Hills Loan is non-recourse, subject to certain exceptions set forth in the Note which include, among other things, liabilities relating to fraud, material misrepresentation, misapplication of rents, and unauthorized transfers or encumbrances of Colonial Grand at River Hills Property (the "Recourse Carveouts"). River Hills Manager, LLC, the managing member of Colonial Grand at River Hills Borrower ("Managing Member") is liable for these Recourse Carveouts, and in addition, the Recourse Carveout for fraud is guaranteed by Colonial Realty LP, the Sponsor's operating partner, pursuant to the terms of an Indemnity and Guaranty Agreement. In addition, under the terms of a Hazardous Substances Indemnity Agreement, the Colonial Grand at River Hills Borrower and the Managing Member assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Property.

            PAYMENT TERMS:
            The Mortgage Rate is fixed at 7.600% per annum until the anticipated repayment date of October 1, 2009 (the "ARD"). The Colonial Grand at River Hills Loan requires monthly interest-only payments of approximately $166,311.57 from November 1, 1999, to and including October 1, 2001, and thereafter, monthly payments of principal and interest of $186,375.45 from November 1, 2001 through the ARD. From and after the ARD, if the Colonial Grand at River Hills Loan is not paid in full, the interest rate will increase as set forth in the Note (subject to any constraints imposed by the Pooling and Servicing Agreement) and excess cash flow from the Colonial Grand at River Hills Property, after funding of specified reserves, and payment of debt service and certain operating expenses and capital expenditures, will be applied to the outstanding principal balance of the Note. The Colonial Grand at River Hills Loan accrues interest computed based on the actual number of days elapsed each month in a 360-day year.

            CASH MANAGEMENT:
            The Colonial Grand at River Hills Borrower has agreed that from and after the earlier to occur of (i) an Event of Default (as such term is defined in the Mortgage), or (ii) the date that is three (3) months prior to the ARD (each of (i) and (ii), a "Sweep Event"), and continuing until the Note is repaid in full, all Rents and Profits (as such term is defined in the Mortgage) will be deposited into an account (the "Clearing Account") controlled by Lender with a bank approved by Lender (the "Clearing Bank"). After a Sweep Event, at Lender's request, all funds deposited in the Clearing Account will be transferred by the Clearing Bank to an account under the sole dominion and control of Lender established with a bank determined by Lender, to be applied by Lender in accordance with the terms of the Note.

            PREPAYMENT:
            Except in connection with certain casualty or condemnation events, the Colonial Grand at River Hills Borrower is prohibited from prepaying the Colonial Grand at River Hills Loan at any time before the date three (3) months prior to the ARD. The Colonial Grand at River Hills Loan may be prepaid at par at any time thereafter. The Colonial Grand at River Hills Borrower may defease the Colonial Grand at River Hills Loan, in whole but not in part, at any time after the earlier to occur of the fourth anniversary of the Closing Date or 49 months after the REMIC "start-up" date by providing Lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations under the Colonial Grand at River Hills Loan.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

            TRANSFER OF COLONIAL GRAND AT RIVER HILLS PROPERTY OR INTEREST IN COLONIAL GRAND AT RIVER HILLS BORROWER:
            The Lender has the option to declare the Colonial Grand at River Hills Loan immediately due and payable upon the transfer of the Colonial Grand at River Hills Property or any ownership interest in the Colonial Grand at River Hills Borrower; provided, however, that the Colonial Grand at River Hills Borrower has the right to transfer the entire Colonial Grand at River Hills Property one or more times during the term of the Colonial Grand at River Hills Loan, upon the satisfaction of certain conditions, including Lender's receipt of Rating Agency Confirmation and payment of the specified assumption fee. In addition, certain transfers of interests in the Colonial Grand at River Hills Borrower and its constituent entities, including certain transfers by devise or descent or for estate planning purposes, are permitted without Lender's consent upon the satisfaction of certain conditions set forth in the Mortgage.

            ESCROWS/RESERVES:
            Taxes, Insurance and Capital Expenditures
            The Colonial Grand at River Hills Loan requires monthly deposits into an escrow account in an amount estimated to be sufficient to pay real estate taxes and insurance premiums when due. The Colonial Grand at River Hills Borrower was required to deposit $194,000 at closing for future capital expenditures in lieu of ongoing reserves.

            SUBORDINATE/OTHER DEBT:
            Subordinate indebtedness or encumbrances are prohibited without prior written consent of Lender.

THE PROPERTY
The Colonial Grand at River Hills Property is a 776 unit garden style apartment complex located in Temple Terrace, Florida, approximately nine miles northeast of the central business district of Tampa. The complex consists of 78 two and three-story apartment buildings, one main clubhouse facility, and one secondary clubhouse. The apartment buildings were constructed in three phases: Phase I in 1985 (248 units); Phase II in 1991 (252 units); and Phase III in 1996 (276 units). The complex has a net rentable area of approximately 690,322 square feet and is comprised of 380 one-bedroom/one-bathroom units, 372 two-bedroom/two-bathroom units, and 24 three-bedroom/two-bathroom units. The amenities on the premises include a fitness center, business center, two air-conditioned racquetball courts, a laundry facility, two swimming pools, jacuzzis, two lighted tennis courts, a basketball court, a childrens' playground, a car wash area, and a country club style clubhouse that contains the leasing office. According to a rent roll provided by the Colonial Grand at River Hills Borrower, the Colonial Grand at River Hills Property is 95.10% leased, as of September 22, 1999.

                                          Operating History*
-----------------------------------------------------------------------------------------------------------
                         1997           1998           1999 (Trailing 12 Months 5/31/99)**    Underwritten
                         ----           ----           -----------------------------------    ------------
-----------------------------------------------------------------------------------------------------------
Effective Gross Income   $3,908,717     $5,109,515     $5,405,313                             $5,403,336
-----------------------------------------------------------------------------------------------------------
Net Operating Income     $1,945,608     $3,008,702     $3,368,812                             $2,900,877
-----------------------------------------------------------------------------------------------------------
Cash Flow                $1,945,608     $3,008,702     $3,368,812                             $2,726,277
-----------------------------------------------------------------------------------------------------------

* The Operating History represents unaudited figures provided by the Colonial Grand at River Hills Borrower.
** The 1999 Operating History represents the Trailing 12 months ended 5/31/99.

THE MANAGEMENT
The Colonial Grand at River Hills Property is managed by Colonial Properties Services (the "Manager"), which provides management services for all the Sponsor's properties. The Sponsor owns substantially all of the economic interests in the Manager, but voting and management control is held by the Lowder family (the founders of Colonial Properties, Inc., the Sponsor's predecessor). The Manager provides management and leasing services to the Sponsor for multifamily, retail and office properties in the Sponsor's own portfolio, as well as to third parties. The Sponsor currently has a portfolio containing 15,657 apartment units, 40 retail properties (including 16 malls) containing 13.5 million square feet, and 18 office properties containing 2.9 million square feet.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

CONTROL #5: TANNERY OFFICE PARK  LOAN #:  99102
-----------------------------------------------

Cut-off  Date Balance:                 $19,360,569
Loan Type:                             Principal and Interest
Origination Date:                      9/16/1999
Maturity Date:                         10/1/2009
Anticipated Repay Date:                N/A
Mortgage Rate:                         8.01000%
Annual Debt Service:                   $1,709,827
DSCR:                                  1.26x
Underwritten Cash Flow:                $2,154,542
Balance at Maturity:                   $17,385,131

Property Type:                         Office
Location:                              Milwaukee, WI
Year Built/Renovated:                  1913/1993-1999
Net Rentable Square Feet:              327,645
Cut-off  Date Balance/sf:              $59.09
Appraised Value:                       $26,300,000
Current LTV:                           73.61%
Balance at Maturity LTV:               66.10%
Percent Occupied:                      96.60%
Occupancy as of Date:                  6/25/99

THE LOAN
The Tannery Office Park Loan (the "Tannery Office Park Loan") is secured by a first mortgage on a 327,645 square foot office park located in Milwaukee, Wisconsin (the "Tannery Office Park Property"). The Tannery Office Park Loan was originated by Heller Small Business Lending Corp. on September 16, 1999 and subsequently acquired by Heller Financial Capital Funding, Inc.

            BORROWER:
            The Tannery Office Park Borrower is Atlas Development Corporation, a special purpose Wisconsin corporation (the "Tannery Office Park Borrower"). The Tannery Office Park Borrower is not a bankruptcy-remote entity.

            SECURITY:
            The Tannery Office Park Loan is evidenced by a promissory note (the "Note") secured by a Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (the "Mortgage"), UCC Financing Statements, and certain additional security documents. The Mortgage is a first lien on a fee interest in the Tannery Office Park Property.

            RECOURSE:
            The Tannery Office Park Loan is non-recourse, subject to certain exceptions set forth in the Note which generally include, among other things, liabilities relating to fraud, material misrepresentation, misapplication and misappropriation of funds, intentional or material waste, failure to maintain single asset entity status and unauthorized transfers or encumbrances of the Tannery Office Park Property (the "Recourse Carveouts"). The obligations of the Tannery Office Park Borrower under the Recourse Carveouts are guaranteed by G. Hans Moede (the "Sponsor") pursuant to the terms of a Letter Agreement dated September 16, 1999 between the Sponsor and Lender. In addition, under the terms of a Hazardous Substances Indemnification Agreement, the Tannery Office Park Borrower and the Sponsor assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Property.

            PAYMENT TERMS:
            The Mortgage Rate is fixed at 8.010% per annum. The Tannery Office Park Loan requires monthly payments of principal and interest of $142,485.59 until the Maturity Date of October 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The Tannery Office Park Loan accrues interest computed on the basis of the actual days elapsed each month in a 360-day year.

            PREPAYMENT/DEFEASANCE:
            Except in connection with certain casualty or condemnation events or any other involuntary prepayment contemplated by the Loan Documents, the Tannery Office Park Borrower is prohibited from prepaying the Loan any time before the date three (3) months prior to the Maturity Date. The Tannery Office Park Borrower may defease the Tannery Office Park Loan, in whole but not in part, at any time after the later of two (2) years after the REMIC "start-up date" or September 16, 2002, by providing the Lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations. The Tannery Office Park Loan may be prepaid at par on or after the date that is three (3) months prior to the Maturity Date.

            TRANSFER OF TANNERY OFFICE PARK PROPERTY OR INTEREST IN TANNERY OFFICE PARK BORROWER:
            Lender shall have the option to declare the Tannery Office Park Loan immediately due and payable upon the transfer of the Tannery Office Park Property or any ownership interest in the Tannery Office Park Borrower, except in connection with the rights of transfer described below. The Tannery Office Park Borrower has the right, once during the term of the Loan, to transfer the entire Tannery Office Park Property upon the satisfaction of certain conditions, including Lender's approval of transferee and payment of the specified assumption fee. In addition, ownership interests in the Tannery Office Park Borrower may be sold or transferred provided the Sponsor owns directly or indirectly at least 20% of the total ownership interests and the Sponsor maintain management control. Such transfer will not relieve the Tannery Office Park Borrower or Sponsor from liability under the Hazardous Substances Indemnification Agreement.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

            ESCROWS/RESERVES:
            Taxes, Insurance and Capital Expenditures
            There is a tax escrow which requires monthly deposits in an amount estimated to be sufficient to pay real estate taxes when due. No insurance escrow will be required so long as a blanket policy has been provided and approved by Lender. There is also an escrow required for future capital expenditures which is required to be funded monthly in the amount of $6,417.00.

            SUBORDINATE/OTHER DEBT:
            Subordinate indebtedness and encumbrances are prohibited.

THE PROPERTY
The Tannery Office Park Property consists of 4 redeveloped office buildings and one adjacent office and industrial building totaling approximately 327,645 rentable square feet located in Milwaukee, Wisconsin. The Atlas Building is a seven-story building that has a total of 51,346 rentable square feet. The building was redeveloped in 1993 and is constructed of brick and reinforced concrete. The Timbers Building is a seven-story building on 2.08 acres of land with 143,464 rentable square feet. It was redeveloped in 1995-1996 and is constructed of brick and heavy timber. The Bottling House is a three-story building with 72,489 rentable square feet. It was redeveloped in 1998-1999 and is constructed of brick, heavy timber and steel. The Trade Center building is a four-story building with 44,346 rentable square feet. It was redeveloped in 1993-1994 and is constructed of brick, steel and reinforced concrete. The Ranch Building is a single-story building, 16,000 square foot industrial and office building that is located adjacent to the Atlas Building.

The Tannery Office Park Property is currently occupied by 28 tenants. Major tenants include American General Life (A2 Moody's/ AA- S&P), Compuware and Lutheran Social Services. American General Life, which is the largest tenant accounting for approximately 22.1% of the overall space, has an option to terminate its lease on May 31, 2009. If American General Life exercises this termination option, the termination charges of approximately $1.3 million will be assigned to the Lender for credit to principal under the Loan, without payment of any yield maintenance amount. According to a rent roll provided by the Tannery Office Park Borrower, the Tannery Office Park Property is 96.6% occupied, as of June 25, 1999.

                                              Operating History *
-----------------------------------------------------------------------------------------------------------
                         1997          1998          1999 (Trailing 12 Months 5/31/99) ***   Underwritten
                         ----          ----          -------------------------------------   ------------
-----------------------------------------------------------------------------------------------------------
Effective Gross Income   $2,152,482    $2,664,226    $2,768,968                              $3,979,988
-----------------------------------------------------------------------------------------------------------
Net Operating Income     $1,244,001    $1,494,680    $1,568,139                              $2,444,837
-----------------------------------------------------------------------------------------------------------
Cash Flow                $1,184,644    $1,427,320    $1,496,076                              $2,154,542  **
-----------------------------------------------------------------------------------------------------------

* The 1997, 1998, 1999 Tannery Office Park Property Operating History represents unaudited figures provided by the Tannery Office Park Borrower.

** American General Life took occupancy on June 1, 1999 at an annual base rent of $1,018,470.

*** The 1999 Operating History represents the Trailing 12 months ending 5/31/99.

THE MANAGEMENT
The Tannery Office Park Property is managed by Atlas Management, LLC, an entity affiliated with the Sponsor.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

CONTROL #6: BROOKWOOD SQUARE SHOPPING CENTER  LOAN #:  98568
------------------------------------------------------------

Cut-off  Date Balance:                 $17,451,203
Loan Type:                             Principal and Interest
Origination Date:                      8/28/98
Maturity Date:                         9/1/08
Anticipated Repay Date:                N/A
Mortgage Rate:                         7.02000%
Annual Debt Service:                   $1,414,357
DSCR:                                  1.24x
Underwritten Cash Flow:                $1,753,802
Balance at Maturity:                   $15,452,000

Property Type:                         Anchored Retail
Location:                              Austell, Georgia
Year Built/Renovated:                  1990
Net Rentable Square Feet:              235,848
Cut-off  Date Balance/sf:              $73.99
Appraised Value:                       $22,100,000
Current LTV:                           78.96%
Balance at Maturity LTV:               69.92%
Percent Occupied:                      96.80%
Occupancy as of Date:                  10/28/99

THE LOAN
The Brookwood Square Shopping Center Loan (the "Brookwood Square Shopping Center Loan") is secured by a first mortgage on a 235,848 square foot shopping center located in Austell, Georgia (the "Brookwood Square Shopping Center Property"). The Brookwood Square Shopping Center Loan was originated by Heller Financial, Inc. on August 28, 1998 and subsequently acquired by Heller Financial Capital Funding, Inc.

            BORROWER:
            The Brookwood Square Shopping Center Borrower is Brookwood Square Shopping Center, LLC, a special purpose, Georgia limited liability company (the "Brookwood Square Shopping Center Borrower"). The Brookwood Square Shopping Center Borrower is not a bankruptcy remote entity.

            SECURITY:
            The Brookwood Square Shopping Center Loan is evidenced by a promissory note (the "Note") secured by a Deed to Secure Debt, Assignment of Rents, Security Agreement and Fixture Filing (the "Mortgage"), UCC Financing Statements, and certain additional security documents. The Mortgage is a first lien on a fee interest in the Brookwood Square Shopping Center Property.

            RECOURSE:
            The Brookwood Square Shopping Center Loan is non-recourse, subject to certain exceptions set forth in the Note which generally include, among other things, liabilities relating to fraud, material misrepresentation, misapplication and misappropriation of funds, intentional or material waste, failure to maintain single asset entity status and unauthorized transfers or encumbrances of the Brookwood Square Shopping Center Property (the "Recourse Carveouts"). There is no recourse to any individual or any additional collateral for payment of obligations arising under the Recourse Carveouts. In addition, under the terms of a Hazardous Substances Indemnification Agreement, the Brookwood Square Shopping Center Borrower will assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Property.

            PAYMENT TERMS:
            The Mortgage Rate is fixed at 7.020% per annum. The Brookwood Square Shopping Center Loan requires monthly payments of principal and interest of $117,863.05 until the Maturity Date of September 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. The Brookwood Square Shopping Center Loan accrues interest computed on the basis of the actual days elapsed each month in a 360-day year.

            PREPAYMENT/DEFEASANCE:
            Except in connection with certain casualty or condemnation events or any other involuntary prepayment contemplated by the Loan Documents, the Brookwood Square Shopping Center Borrower is prohibited from prepaying the Loan any time before the date three (3) months prior to the Maturity Date. The Brookwood Square Shopping Center Borrower may defease the Brookwood Square Shopping Center Loan, in whole but not in part, at any time after the later of two (2) years after the REMIC "start-up date" or August 28, 2001 by providing the Lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations. The Brookwood Square Shopping Center Loan may be prepaid at par on or after the date that is three (3) months prior to the Maturity Date.

            TRANSFER OF PROPERTY OR INTEREST IN BROOKWOOD SQUARE SHOPPING CENTER
            BORROWER:
            Lender shall have the option to declare the Brookwood Square Shopping Center Loan immediately due and payable upon G. Owen Brown's or Roy E. Keivit's failure to continue to make the day-to-day decisions for the Brookwood Square Shopping Center Property or the Brookwood Square Shopping Center Borrower or if G. Owen Brown's or Roy E. Keivit's consent is no longer required for all material decisions, except in connection with the rights of transfer described below. The Brookwood Square Shopping Center Borrower has the right, three (3) times, during the term of the Loan, to transfer the entire Brookwood Square Shopping Center Property upon the satisfaction of certain conditions, including Lender's approval of transferee and payment of the specified assumption fee. Such transfer will not relieve the Brookwood Square Shopping Center Borrower from liability under the Hazardous Substances Indemnification Agreement.

            ESCROWS/RESERVES:
            Taxes, Insurance and Capital Expenditures
            There is a tax escrow which requires monthly deposits in an amount estimated to be sufficient to pay real estate taxes when due. There is also an escrow required for future capital expenditures which is required to be funded monthly in the amount of $2,950.00.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

            SUBORDINATE/OTHER DEBT:
            Subordinate indebtedness and encumbrances are prohibited.


THE PROPERTY
The Brookwood Square Shopping Center Property is a 235,848 square foot retail center located in Austell, Georgia. According to a rent roll provided by the Brookwood Square Shopping Center Borrower, the Brookwood Square Shopping Center Property is 96.8% leased, as of October 28, 1999, to approximately 22 tenants. The four year average occupancy of the center is 99%. The center was completed in 1990 and is anchored by Home Depot (A1 Moody's and AA- S&P), the largest tenant with approximately 49.6% of the overall space, Marshalls, and Drug Emporium.

                                          Operating History *
------------------------------------------------------------------------------------------------------
                        1997         1998          1999 (Trailing 12 Months 9/30/99) **   Underwritten
                        ----         ----          ------------------------------------   ------------
------------------------------------------------------------------------------------------------------
Effective Gross Income  $2,365,577   $2,493,929    $2,416,130                             $2,330,206
------------------------------------------------------------------------------------------------------
Net Operating Income    $1,965,670   $2,001,227    $2,132,512                             $1,881,346
------------------------------------------------------------------------------------------------------
Cash Flow               $1,907,361   $1,993,928    $2,124,697                             $1,758,864
------------------------------------------------------------------------------------------------------

* The 1997, 1998 and 1999 Brookwood Square Shopping Center Property Operating Histories represent unaudited figures provided by the Brookwood Square Shopping Center Borrower.
** The 1999 Operating History represents the Trailing 12 months ended 9/30/99.

THE MANAGEMENT
The Brookwood Square Shopping Center Property is managed by Retail Planning Corporation, an entity affiliated with the Borrower. Retail Planning Corporation is a full service real estate company providing development, leasing and management expertise with a primary focus on retail shopping center in Georgia and Florida. The company currently manages 19 shopping centers totaling 2.4 million square feet.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

CONTROL #7: COLONIAL GRAND AT MOUNTAIN BROOK  LOAN #:  6103693
--------------------------------------------------------------

Cut-off  Date Balance:                $16,300,000
Loan Type:                            IO first 24 Mos; P&I thereafter; Hyperam
Origination Date:                     09/24/1999
Maturity Date:                        10/01/2029
Anticipated Repay Date:               10/01/2009
Mortgage Rate:                        7.600%
Annual Debt Service:                  $1,407,530
Underwritten DSCR:                    1.19x
Underwritten Net Cash Flow:           $1,676,839
Balance at ARD:                       $14,664,143

Property Type:                        Multifamily
Location:                             Birmingham, AL
Year Built/Renovated:                 1986, 1992
Number of Units:                      392
Cut-off Date Balance/Unit:            $41,582
Appraised Value:                      $22,000,000
Loan-to-Value Ratio:                  74.09%
Balloon/ ARD LTV:                     66.66%
Occupancy Rate:                       98.00%
Occupancy as of  Date:                09/21/99

THE LOAN
The Colonial Grand at Mountain Brook loan (the "Colonial Grand at Mountain Brook Loan") is secured by a first mortgage on a 392 unit apartment complex located in Birmingham, Alabama (the "Colonial Grand at Mountain Brook Property"). The Colonial Grand at Mountain Brook Loan was originated by Prudential Mortgage Capital Company, LLC (the "Lender") on September 24, 1999 (the "Closing Date").

            BORROWER:
            The borrower is Mountain Brook, LLC, a special purpose, bankruptcy remote Alabama limited liability company (the "Colonial Grand at Mountain Brook Borrower"). The Colonial Grand at Mountain Brook Borrower is sponsored by Colonial Properties Trust (the "Sponsor"), a publicly traded NYSE REIT. The Sponsor has a current market capitalization of approximately $ 570 million.

            SECURITY:
            The Colonial Grand at Mountain Brook Loan is evidenced by a promissory note (the "Note") secured by a Mortgage and Security Agreement (the "Mortgage"), an Assignment of Leases and Rents, UCC Financing Statements, and certain additional security documents. The Mortgage is a first lien on a fee interest in the Colonial Grand at Mountain Brook Property.

            RECOURSE:
            The Colonial Grand at Mountain Brook Loan is non-recourse, subject to certain exceptions set forth in the Note which include, among other things, liabilities relating to fraud, material misrepresentation, misapplication of rents, and unauthorized transfers or encumbrances of Colonial Grand at Mountain Brook Apartments Property (the "Recourse Carveouts"). Mountain Brook Manager, LLC, the managing member of the Colonial Grand at Mountain Brook Borrower ("Managing Member") is liable for these Recourse Carveouts, and in addition, the Recourse Carveout for fraud is guaranteed by Colonial Realty LP, the Sponsor's operating partner, pursuant to the terms of an Indemnity and Guaranty Agreement. In addition, under the terms of a Hazardous Substances Indemnity Agreement, the Colonial Grand at Mountain Brook Borrower and the Managing Member assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Property.

            PAYMENT TERMS:
            The Mortgage Rate is fixed at 7.600% per annum until the anticipated repayment date of October 1, 2009 (the "ARD"). The Colonial Grand at Mountain Brook Loan requires monthly interest-only payments of approximately $104,667.13 from November 1, 1999 to and including October 1, 2001, and thereafter, monthly payments of principal and interest of $117,294.20 through the ARD. From and after the ARD, if the Colonial Grand at Mountain Brook Loan is not paid in full, the interest rate will increase as set forth in the Note (subject to any constraints imposed by the Pooling and Servicing Agreement) and excess cash flow from the Colonial Grand at Mountain Brook Property, after funding of specified reserves, and payment of debt service and certain operating expenses and capital expenditures, will be applied to the outstanding principal balance of the Note. The Colonial Grand at Mountain Brook Loan accrues interest computed based on the actual number of days elapsed each month in a 360-day year.


            CASH MANAGEMENT:
            The Colonial Grand at Mountain Brook Borrower has agreed that from and after the earlier to occur of (i) an Event of Default (as such term is defined in the Mortgage), or (ii) the date that is three (3) months prior to the ARD (each of (i) and (ii), a "Sweep Event"), and continuing until the Note is repaid in full, all Rents and Profits (as such term is defined in the Mortgage) will be deposited into an account (the "Clearing Account") controlled by Lender with a bank approved by Lender (the "Clearing Bank"). After a Sweep Event, at Lender's request, all funds deposited in the Clearing Account will be transferred by the Clearing Bank to an account under the sole dominion and control of Lender established with a bank determined by Lender, to be applied by Lender in accordance with the terms of the Note.

            PREPAYMENT:
            Except in connection with certain casualty or condemnation events, the Colonial Grand at Mountain Brook Borrower is prohibited from prepaying the Colonial Grand at Mountain Brook Loan at any time before the date three (3) months prior to the ARD. The Colonial Grand at Mountain Brook Loan may be prepaid at par at any time thereafter. The Colonial Grand at Mountain Brook Borrower may defease the Colonial Grand at Mountain Brook Loan, in whole but not in part, at any time after the earlier to occur of the fourth anniversary of the Closing Date or 49 months after the REMIC "start-up" date by providing Lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations under the Colonial Grand at Mountain Brook Loan.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

            TRANSFER OF COLONIAL GRAND AT MOUNTAIN BROOK PROPERTY OR INTEREST IN COLONIAL GRAND AT MOUNTAIN BROOK BORROWER:
            The Lender has the option to declare the Colonial Grand at Mountain Brook Loan immediately due and payable upon the transfer of the Colonial Grand at Mountain Brook Property or any ownership interest in the Colonial Grand at Mountain Brook Borrower; provided, however, that the Colonial Grand at Mountain Brook Borrower has the right to transfer the entire Colonial Grand at Mountain Brook Property one or more times during the term of the Colonial Grand at Mountain Brook Loan upon the satisfaction of certain conditions, including Lender's receipt of Rating Agency Confirmation and payment of the specified assumption fee. In addition, certain transfers of interests in the Colonial Grand at Mountain Brook Borrower and its constituent entities, including certain transfers by devise or descent or for estate planning purposes, are permitted without Lender's consent upon the satisfaction of certain conditions set forth in the Mortgage.

            ESCROWS/RESERVES:
            Taxes, Insurance and Capital Expenditures
            The Colonial Grand at Mountain Brook Loan requires monthly deposits into an escrow account in an amount estimated to be sufficient to pay real estate taxes and insurance premiums when due. The Colonial Grand at Mountain Brook Borrower was required to deposit $98,000 at closing for future capital expenditures in lieu of ongoing reserves.

            SUBORDINATE/OTHER DEBT:
            Subordinate indebtedness or encumbrances are prohibited without prior written consent of Lender.

THE PROPERTY
The Colonial Grand at Mountain Brook Property is a 392 unit apartment complex located in Birmingham, Alabama, approximately nine miles southeast of the central business district of Birmingham. The complex consists of 27 one and two-story buildings that were constructed in two phases. The first phase was completed in 1986 and included the clubhouse and the first 18 buildings. The last 8 buildings were completed in 1992. The complex has a net rentable area of approximately 392,700 square feet and is comprised of 150 one-bedroom/one-bathroom units, 36 one-bedroom/one-bathroom townhouse units, 176 two-bedroom/two-bathroom units, and 30 three-bedroom/two-bathroom units. The amenities on the premises include a clubhouse, a laundry facility, a fitness center, two swimming pools, and two tennis courts. According to a rent roll provided by the Colonial Grand at Mountain Brook Borrower, the Colonial Grand at Mountain Brook Property is 98.00% leased, as of September 21, 1999.

                                              Operating History*
----------------------------------------------------------------------------------------------------
                         1997         1998         1999 (Trailing 12 Months 5/31/99)** Underwritten
                         ----         ----         ----------------------------------- ------------
----------------------------------------------------------------------------------------------------
Effective Gross Income   $2,676,315   $2,801,948   $2,850,957                          $2,957,068
----------------------------------------------------------------------------------------------------
Net Operating Income     $1,696,853   $1,834,260   $1,880,710                          $1,783,855
----------------------------------------------------------------------------------------------------
Cash Flow                $1,696,853   $1,834,260   $1,880,710                          $1,676,839
----------------------------------------------------------------------------------------------------

* The Operating History represents unaudited figures provided by the Colonial Grand at Mountain Brook Borrower.
** The 1999 Operating History represents the Trailing 12 months ended 5/31/99.

THE MANAGEMENT
The Colonial Grand at Mountain Brook Property is managed by Colonial Properties Services (the "Manager"), which provides management services for all the Sponsor's properties. The Sponsor owns substantially all of the economic interests in the Manager, but voting and management control is held by the Lowder family (the founders of Colonial Properties, Inc., the Sponsor's predecessor). The Manager provides management and leasing services to the Sponsor for multifamily, retail and office properties in the Sponsor's own portfolio, as well as to third parties. The Sponsor currently has a portfolio containing 15,657 apartment units, 40 retail properties (including 16 malls) containing 13.5 million square feet, and 18 office properties containing 2.9 million square feet.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

CONTROL #8: MONTARA PROPERTIES  LOAN #: 99-5-001

Cut-off  Date Balance:                    $15,738,191.17
Loan Type:                                Principal and Interest; Hyperam
Origination Date:                         12/22/1999
Maturity Date:                            01/01/2025
Anticipated Repay Date:                   01/01/2010
Mortgage Rate:                            8.41000%
Annual Debt Service:                      $1,510,433.42
Underwritten DSCR:                        1.30x
Underwritten Cash Flow:                   $1,963,728
Balance at ARD:                           $13,164,623.56

Property Type:                            Multifamily
Location:                                 Topeka, KS
Year Built/Renovated:                     1958/1995
Number of Units:                          511
Cut-off Date Balance/Unit:                $30,799
Appraised Value:                          $21,000,000
Current LTV:                              74.94%
Balance at ARD LTV:                       62.69%
Percent Leased:                           97.1%
Leasing Status Date:                      09/01/1999

THE LOAN
The Montara Properties Loan (the "Montara Properties Loan") is secured by a first mortgage on a 511-unit suburban rental community located in Topeka, Kansas (the "Montara Properties Property"). The Montara Properties Loan was originated by Residential Funding Corporation on December 22, 1999.

            BORROWER:
            The Montara Properties Borrower is Montara, LLC, a special purpose, bankruptcy-remote Kansas limited liability company (the "Montara Properties Borrower").

            SECURITY:
            The Montara Properties Loan is evidenced by a promissory note (the "Note") secured by a Mortgage and Security Agreement (the "Mortgage"), an Assignment of Leases and Rents, UCC Financing Statements, and certain additional security documents. The Mortgage is a first lien on a fee interest in the Montara Properties Property.

            RECOURSE:
            The Montara Properties Loan is non-recourse, subject to certain exceptions set forth in the Note (the "Recourse Carveouts"). The obligations of the Montara Properties Borrower under the Recourse Carveouts are guaranteed by Gerald O'Shaughnessy (the "Sponsor") pursuant to the terms of an Indemnity and Guaranty Agreement.

            In addition, under the terms of a Hazardous Substances Indemnity Agreement, the Montara Properties Borrower and the Sponsor assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Property.

            PAYMENT TERMS:
            The Mortgage Rate is fixed at 8.410% per annum until the anticipated repayment date of January 1, 2010 (the "ARD"). The Montara Properties Loan requires monthly payments of principal and interest of $125,869.45 through the ARD. From and after the ARD, if the Montara Properties Loan is not paid in full, interest shall accrue on the unpaid principal at the Extended Mortgage Rate, which if the Loan has been securitized, is equal to the Mortgage Rate plus two percentage points (2%). Interest accrued at the Extended Mortgage Rate and not paid shall earn interest at the Extended Mortgage Rate. From and after the ARD, excess cash flow from the Property, after funding of specified reserves, and payment of debt service and certain operating expenses and capital expenditures, will be applied to the outstanding principal balance of the Note. The Montara Properties Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

            CASH MANAGEMENT/LOCKBOX:
            The Montara Properties Borrower has agreed that from and after the earlier to occur of (i) Net Cash Flow on the Property (as such term is defined in the Note) providing for a Debt Service Coverage Ratio of less than 1.20x, or (ii) the ARD, and continuing until the Note is repaid in full, the Montara Properties Borrower has agreed that all Rents and Profits (as such term is defined in the Mortgage) will be deposited into an account (the "Clearing Account") controlled by Lender with a bank approved by Lender (the "Clearing Bank"). At Lender's request, all such funds shall be transferred by the Clearing Bank to an account (the "Deposit Account") under the sole dominion and control of Lender established with a bank determined by Lender, to be applied by Lender in accordance with the terms of the Note.

            PREPAYMENT:
            Except in connection with certain casualty or condemnation events, the Montara Properties Borrower is prohibited from prepaying the Loan, in whole or in part at any time before the date three (3) months prior to the ARD. The Loan may be prepaid at par at any time thereafter. The Montara Properties Borrower may defease the Loan, in whole but not in part, at any time after the earlier to occur of four years from the first payment date or 24 months after the REMIC closing date and ending on the ARD, by providing Lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations under the Loan.

            TRANSFER OF MONTARA PROPERTIES PROPERTY OR INTEREST IN MONTARA PROPERTIES BORROWER:
            The Lender shall have the option to declare the Montara Properties Loan immediately due and payable upon the transfer of the Montara Properties Property or any ownership interest in the Montara Properties Borrower, except in connection with the rights of transfer described below. The Montara Properties Borrower has the right, one time during the term of the Loan, to transfer the entire Montara Properties Property upon the satisfaction of certain conditions, and receipt by Lender of an assumption fee.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

            ESCROWS/RESERVES:
            Taxes, Insurance and Capital Expenditures
            There is a tax and insurance escrow which requires monthly deposits in an amount estimated to be sufficient to pay real estate taxes and insurance premiums when due. There is also an escrow required for future capital expenditures which was funded at closing in the amount of $80,454, with additional payments required to be funded monthly in the amount of $16,011.33.

            SUBORDINATE/OTHER DEBT:
            Subordinate indebtedness or encumbrances are prohibited without prior written consent of Lender.

THE PROPERTY
The Montara Properties Property consists of 511 duplex and single-family rental homes that are situated throughout the 1,053-dwelling (including subject units) Montara community in Topeka, Kansas, approximately 8 miles south of the Topeka central business district. The collateral consists of the 511 rental units, a management/leasing office, and a playground area. The construction of the units began in 1958 and 441 units having been renovated. Since 1995, sponsorship has invested over $1 million in renovating the property. The rental units are all single-story, wood-framed construction, with vinyl/wood siding and asphalt/fiberglass shingle roofs. All units have air conditioning units and new gas heaters. The complex has a net rentable area of 591,060 square feet and is comprised of 59 single family homes and 452 duplex units comprising two-bedroom/one bath units ranging from 938-1,036 square feet, three-bedroom/one-bath units ranging from 1,042-1,156 square feet, three-bedroom/two-bathroom units ranging from 1,272-1,456 square feet, four-bedroom/two-bath units ranging from 1,344-1,736 square feet, and four-bedroom/three-bath units with 2,069 square feet. Individual unit amenities include private yards, washer and dryer hookups and new air-conditioning units, with many of the units featuring washer/dryers (100), fireplaces (382 units), dishwashers (431 units), garages (33 units), carports (360 units), and basements
(127). Tenants are responsible for their own utilities. According to a rent roll provided by the Montara Properties Borrower (the "Rent Roll"), the Montara Properties Property is 97.1% leased, as of September 1, 1999.

                                Operating History
-------------------------------------------------------------------------------
                         1997           1998         FYE 9/30/99   Underwriting
                         ----           ----         -----------   ------------
-------------------------------------------------------------------------------
Effective Gross Income   $3,209,386     $3,340,211   $3,439,326    $3,432,993
-------------------------------------------------------------------------------
Net Operating Income     $1,956,349     $2,103,015   $2,233,359    $2,155,864
-------------------------------------------------------------------------------
Net Cash Flow            $1,823,783     $1,943,634   $2,093,728    $1,963,728
-------------------------------------------------------------------------------

THE MANAGEMENT
The Montara Properties Property is managed by Lario Enterprises, Inc., an affiliate of the Sponsor.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

CONTROL #9A: CANDLEWOOD SUITES AT PLEASANTON  LOAN #:  6103494
--------------------------------------------------------------

Cut-off  Date Balance:                    $9,482,521
Loan Type:                                Principal and Interest; Hyperam
Origination Date:                         06/10/1999
Maturity Date:                            07/01/2024
Anticipated Repay Date:                   07/01/2009
Mortgage Rate:                            9.020%
Annual Debt Service:                      $961,373
Underwritten DSCR:                        1.45x
Underwritten Cash Flow:                   $1,394,074
Balance at ARD:                           $8,105,499

Property Type:                            Lodging, Limited Service
Location:                                 Pleasanton, CA
Year Built/Renovated:                     1997
Number of Rooms:                          126
Cut-off Date Balance/Room:                $75,258
Appraised Value:                          $13,700,000
Current LTV:                              69.22%
Balloon/ARD LTV:                          59.16%
Occupancy Rate:                           78.09%
Occupancy as of Date:                     3/31/1999

THE LOAN
The Candlewood Suites at Pleasanton loan (the "Candlewood Suites at Pleasanton Loan") is secured by a first mortgage on a 126 room extended stay Candlewood Suites hotel located in Pleasanton, California (the "Candlewood Suites at Pleasanton Property"). The Candlewood Suites at Pleasanton Loan was originated by Prudential Mortgage Capital Company, Inc. on June 10, 1999.

            BORROWER:
            The Candlewood Suites at Pleasanton Borrower is Pleasanton Studio Hotel Company, LLC, a special purpose California limited liability company (the "Candlewood Suites at Pleasanton Borrower").

            SECURITY:
            The Candlewood Suites at Pleasanton Loan is evidenced by a promissory note (the "Note") secured by a Deed of Trust (the "Mortgage"), an Assignment of Leases and Rents, UCC Financing Statements, and certain additional security documents. The Mortgage is a first lien on a fee interest in the Candlewood Suites at Pleasanton Property. The Candlewood Suites at Pleasanton Loan is cross-defaulted and cross-collateralized with the Candlewood Suites at Hillsboro Loan so that (i) an Event of Default under either Loan constitutes an Event of Default under the other Loan and (ii) each of the Candlewood Suites at Pleasanton Mortgage and the Candlewood Suites at Hillsboro Mortgage secures the debt evidenced by both of the Candlewood Suites at Pleasanton Note and the Candlewood Suites at Hillsboro Note in the aggregate original amount of $15,631,000. If either the Candlewood Suites at Pleasanton Borrower or the Candlewood Suites at Hillsboro Borrower transfers their respective Property pursuant to the transfer rights described below, in an arms-length transaction, the Mortgages will no longer be cross-defaulted or cross-collateralized.

            RECOURSE:
            The Candlewood Suites at Pleasanton Loan is non-recourse, subject to certain exceptions set forth in the Note which generally include, among other things, liabilities relating to fraud, bankruptcy, misapplication of rents, and unauthorized transfers or encumbrances of the Candlewood Suites at Pleasanton Property (the "Recourse Carveouts"). Karl K. Hoagland and Peter B. Mulligan (the "Sponsors") are liable for these Recourse Carveouts pursuant to the terms of an Indemnity and Guaranty Agreement. In addition, under the terms of a Hazardous Substances Indemnity Agreement, the Candlewood Suites at Pleasanton Borrower and the Sponsors assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Candlewood Suites at Pleasanton Property.

            PAYMENT TERMS:
            The Mortgage Rate is fixed at 9.020% per annum until the anticipated repayment date of July 1, 2009 (the "ARD"). The Candlewood Suites at Pleasanton Loan requires monthly payments of principal and interest of $80,114.38 through the ARD. From and after the ARD, if the Candlewood Suites at Pleasanton Loan is not paid in full, the interest rate shall increase as set forth in the Note (subject to any constraints imposed by the Pooling and Servicing Agreement) and excess cash flow from the Candlewood Suites at Pleasanton Property, after funding of specified reserves, and payment of debt service and certain operating expenses and capital expenditures, will be applied to the outstanding principal balance of the Note. The Candlewood Suites at Pleasanton Loan accrues interest computed based on the actual number of days elapsed each month in a 360-day year.

            CASH MANAGEMENT/LOCKBOX:
            The Candlewood Suites at Pleasanton Borrower has agreed that from and after the earlier to occur of (i) an Event of Default (as such term is defined in the Mortgage), or (ii) the date that is three (3) months prior to the ARD (each of (i) and (ii), a "Sweep Event"), and continuing until the Note is repaid in full, all Rents and Profits (as such term is defined in the Mortgage) will be deposited into an account (the "Clearing Account") controlled by Lender with a bank approved by Lender (the "Clearing Bank"). After the Sweep Event, at Lender's request, all funds deposited into the Clearing Account will be transferred by the Clearing Bank to an account under the sole dominion and control of Lender established with a bank determined by Lender, to be applied by Lender in accordance with the terms of the Note.

            PREPAYMENT:
            Except in connection with certain casualty or condemnation events, the Candlewood Suites at Pleasanton Borrower is prohibited from prepaying the Candlewood Suites at Pleasanton Loan at any time before the date six (6) months prior to the ARD. The Candlewood Suites at Pleasanton Loan may be prepaid at par at any time thereafter. The Candlewood Suites at Pleasanton Borrower may defease the Candlewood Suites at Pleasanton Loan, in whole but not in part, at any time commencing on the date which is four (4) years from the first payment date and ending on the ARD, by providing Lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations under the Candlewood Suites at Pleasanton Loan.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

            TRANSFER OF CANDLEWOOD SUITES AT PLEASANTON PROPERTY OR INTEREST IN CANDLEWOOD SUITES AT PLEASANTON BORROWER:
            The Lender has the option to declare the Candlewood Suites at Pleasanton Loan immediately due and payable upon the transfer of the Candlewood Suites at Pleasanton Property or any ownership interest in the Candlewood Suites at Pleasanton Borrower; provided, however, that the Candlewood Suites at Pleasanton Borrower has the right, one or more times during the term of the Candlewood Suites at Pleasanton Loan, to transfer the entire Candlewood Suites at Pleasanton Property upon the satisfaction of certain conditions, including Rating Agency Confirmation and payment of the specified assumption fee. In addition, certain transfers of interests in the Candlewood Suites at Pleasanton Borrower and its constituent entities, including certain transfers by devise or descent or for estate planning purposes, are permitted without Lender's consent upon the satisfaction of certain conditions set forth in the Mortgage.

            ESCROWS/RESERVES:
            Taxes, Insurance and Capital Expenditures
            The Candlewood Suites at Pleasanton Loan requires monthly deposits in an amount estimated to be sufficient to pay real estate taxes and insurance premiums when due. For future capital expenditures, the Candlewood Suites at Pleasanton Borrower is required to make monthly deposits of $12,923 during the first year of the loan term and 1/12 of five percent (5%) of the Candlewood Suites at Pleasanton Property's prior calendar year's Gross Revenue each month thereafter.

            SUBORDINATE/OTHER DEBT:
            Subordinate indebtedness or encumbrances are prohibited without prior written consent of Lender.

THE PROPERTY
The Candlewood Suites at Pleasanton Property is an extended stay Candlewood Suites hotel located in Pleasanton, California. The Candlewood Suites at Pleasanton Property consists of one four-story building with interior corridors containing 126 suites with full kitchen facilities. The suites include 71 one-room studios containing one queen-size bed and 55 one-bedroom suites containing one king-size bed housed in a separate room adjoining the dining and living area. Public space consists of a lobby, exercise room, vending area, laundry facilities, and a spa. The improvements were constructed in 1997. According to the Candlewood Suites at Pleasanton Borrower the occupancy at the Candlewood Suites at Pleasanton Property was 78.09%, for the year ending March 31, 1999.

                                    Operating History*
----------------------------------------------------------------------------------------
                       1998          1999 (Trailing 12 Months 3/31/99)**    Underwritten
                       ----          ---------------------------------      ------------
----------------------------------------------------------------------------------------
Total Revenues         $3,508,429                     $3,395,473            $2,972,001
----------------------------------------------------------------------------------------
Net Operating Income   $2,104,463                     $1,999,630            $1,542,674
----------------------------------------------------------------------------------------
Cash Flow              $2,033,971                     $1,931,395            $1,394,074
----------------------------------------------------------------------------------------

* The 1998 Candlewood Suites at Pleasanton Property Operating History represents unaudited figures provided by the Candlewood Suites at Pleasanton Borrower.

** The 1999 Operating History represents unaudited figures of the Trailing 12 months ended 3/31/99 provided by the Candlewood Suites at Pleasanton Borrower.

THE MANAGEMENT
The Candlewood Suites at Pleasanton Property is managed by Larkspur Hospitality Development and Management Company, LLC ("LHC"), an entity affiliated with the Borrower. LHC is a fully integrated hotel development and management company focused on suburban business markets in Northern California and the Pacific Northwest. LHC targets the upscale extended stay and mid-week white collar business segments. LHC has a strategic alliance with Hilton for 10 "Hilton Garden Inns" and is a franchisee of five "Candlewood Hotels" on the west coast.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

CONTROL #9B: CANDLEWOOD SUITES AT HILLSBORO  LOAN #:  6103493
-------------------------------------------------------------

Cut-off  Date Balance:                  $6,068,973
Loan Type:                              Principal and Interest; Hyperam
Origination Date:                       06/10/1999
Maturity Date:                          07/01/2024
Anticipated Repay Date:                 07/01/2009
Mortgage Rate:                          9.020%
Annual Debt Service:                    $615,295
Underwritten DSCR:                      1.46x
Underwritten Cash Flow:                 $900,564
Balance at ARD:                         $5,187,655

Property Type:                          Lodging, Limited Service
Location:                               Hillsboro, OR
Year Built/Renovated:                   1997
Number of Rooms:                        126
Cut-off Date Balance/Room:              $48,166
Appraised Value:                        $8,700,000
Current LTV:                            69.76%
Balloon/ARD LTV:                        59.63%
Occupancy Rate:                         65.13%
Occupancy as of Date:                   3/31/1999

THE LOAN
The Candlewood Suites at Hillsboro loan (the "Candlewood Suites at Hillsboro Loan") is secured by a first mortgage on a 126 room Candlewood Suites hotel located in Hillsboro, Oregon (the "Candlewood Suites at Hillsboro Property"). The Candlewood Suites at Hillsboro Loan was originated by Prudential Mortgage Capital Company, LLC on June 10, 1999.

            BORROWER:
            The Candlewood Suites at Hillsboro Borrower is Hillsboro Studio Hotel Company, LLC, a special purpose California limited liability company (the "Candlewood Suites at Hillsboro Borrower").

            SECURITY:
            The Candlewood Suites at Hillsboro Loan is evidenced by a promissory note (the "Note") secured by a Deed of Trust (the "Mortgage"), an Assignment of Leases and Rents, UCC Financing Statements, and certain additional security documents. The Mortgage is a first lien on a fee interest in the Candlewood Suites at Hillsboro Property. The Candlewood Suites at Hillsboro Loan is cross-defaulted and cross-collateralized with the Candlewood Suites at Pleasanton Loan so that (i) an Event of Default under either Loan constitutes an Event of Default under the other Loan and (ii) each of the Candlewood Suites at Hillsboro Mortgage and the Candlewood Suites at Pleasanton Mortgage secures the debt evidenced by both of the Candlewood Suites at Hillsboro Note and the Candlewood Suites at Pleasanton Note in the aggregate original amount of $15,631,000. If either the Candlewood Suites at Hillsboro Borrower or the Candlewood Suites at Pleasanton Borrower transfers their respective Property pursuant to the transfer rights described below, in an arms-length transaction, the Mortgages will no longer be cross-defaulted or cross-collateralized.

            RECOURSE:
            The Candlewood Suites at Hillsboro Loan is non-recourse, subject to certain exceptions set forth in the Note which generally include, among other things, liabilities relating to fraud, bankruptcy, misapplication of rents, and unauthorized transfers or encumbrances of the Candlewood Suites at Hillsboro Property (the "Recourse Carveouts"). Karl Hoagland and Peter Mulligan (the "Sponsors") are liable for these Recourse Carveouts pursuant to the terms of an Indemnity and Guaranty Agreement. In addition, under the terms of a Hazardous Substances Indemnity Agreement, the Candlewood Suites at Hillsboro Borrower and Sponsors assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Candlewood Suites at Hillsboro Property.

            PAYMENT TERMS:
            The Mortgage Rate is fixed at 9.020% per annum until the anticipated repayment date of July 1, 2009 (the "ARD"). The Candlewood Suites at Hillsboro Loan requires monthly payments of principal and interest of $51,274.55 through the ARD. From and after the ARD, if the Candlewood Suites at Hillsboro Loan is not paid in full, the interest rate shall increase as set forth in the Note (subject to any constraints imposed by the Pooling and Servicing Agreement) and excess cash flow from the Candlewood Suites at Hillsboro Property, after funding of specified reserves, and payment of debt service and certain operating expenses and capital expenditures, will be applied to the outstanding principal balance of the Note. The Candlewood Suites at Hillsboro Loan accrues interest computed based on the actual number of days elapsed each month in a 360-day year.

            CASH MANAGEMENT/LOCKBOX:
            The Candlewood Suites at Hillsboro Borrower has agreed that from and after the earlier to occur of (i) an Event of Default (as such term is defined in the Mortgage), or (ii) the date that is three (3) months prior to the ARD (each of (i) and (ii), a "Sweep Event"), and continuing until the Note is repaid in full, all Rents and Profits (as such term is defined in the Mortgage) will be deposited into an account (the "Clearing Account") controlled by Lender with a bank approved by Lender (the "Clearing Bank"). After a Sweep Event, at Lender's request, all funds deposited into the Clearing Account shall be transferred by the Clearing Bank to an account under the sole dominion and control of Lender established with a bank determined by Lender, to be applied by Lender in accordance with the terms of the Note.

            PREPAYMENT:
            Except in connection with certain casualty or condemnation events, the Candlewood Suites at Hillsboro Borrower is prohibited from prepaying the Candlewood Suites at Hillsboro Loan at any time before the date six (6) months prior to the ARD. The Candlewood Suites at Hillsboro Loan may be prepaid at par at any time thereafter. The Candlewood Suites at Hillsboro Borrower may defease the Loan, in whole but not in part, at any time commencing on the date which is four (4) years from the first payment date and ending on the ARD, by providing Lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations under the Candlewood Suites at Hillsboro Loan.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

            TRANSFER OF CANDLEWOOD SUITES AT HILLSBORO PROPERTY OR INTEREST IN CANDLEWOOD SUITES AT HILLSBORO BORROWER:
            The Lender has the option to declare the Candlewood Suites at Hillsboro Loan immediately due and payable upon the transfer of the Candlewood Suites at Hillsboro Property or any ownership interest in the Candlewood Suites at Hillsboro Borrower; provided, however, that the Candlewood Suites at Hillsboro Borrower has the right, one or more times during the term of the Candlewood Suites at Hillsboro Loan, to transfer the entire Candlewood Suites at Hillsboro Property upon the satisfaction of certain conditions, including Rating Agency Confirmation and payment of the specified assumption fee. In addition, certain transfers of interests in the Candlewood Suites at Hillsboro Borrower and its constituent entities, including certain transfers by devise or descent or for estate planning purposes, are permitted without Lender's consent upon the satisfaction of certain conditions set forth in the Mortgage.

            ESCROWS/RESERVES:
            Taxes, Insurance and Capital Expenditures
            The Candlewood Suites at Hillsboro Loan requires monthly deposits in an amount estimated to be sufficient to pay real estate taxes and insurance premiums when due. For future capital expenditures, the Candlewood Suites at Pleasanton Borrower is required to make monthly deposits of $9,179 during the first year of the loan term and 1/12 of five percent (5%) of the Candlewood Suites at Hillsboro Property's prior calendar year's Gross Revenue each month thereafter.

            SUBORDINATE/OTHER DEBT:
            Subordinate indebtedness or encumbrances are prohibited without prior written consent of Lender.

THE PROPERTY
The Candlewood Suites at Hillsboro Property is an extended stay Candlewood Suites hotel located in Hillsboro, Oregon that is part of a 301 acre master-planned business park known as Dawson Creek Corporate Park. The Candlewood Suites at Hillsboro Property consists of one four-story building with interior corridors containing 126 suites with full kitchen facilities. The suites include 78 one-room studios containing one queen-size bed and kitchen area and 48 one-bedroom suites containing one king-size bed housed in a separate room adjoining the dining and living area. Public space consists of a lobby, exercise room, vending area, laundry facilities, and a spa. The improvements were constructed in 1997. According to the Candlewood Suites at Hillsboro Borrower the occupancy at the Candlewood Suites at Hillsboro Property was 65.13%, for the year ending March 31, 1999.

                                           Operating History*
--------------------------------------------------------------------------------------------------
                       1998          1999 (Trailing 12 Months 3/31/99)**   Underwritten
                       ----          ---------------------------------     ------------
--------------------------------------------------------------------------------------------------
Total Revenues         $2,199,546                      $2,206,765          $2,202,940
--------------------------------------------------------------------------------------------------
Net Operating Income   $1,056,206                      $1,023,656          $1,010,710
--------------------------------------------------------------------------------------------------
Cash Flow              $1,012,194                       $979,495           $900,564
--------------------------------------------------------------------------------------------------

* The 1998 Candlewood Suites at Hillsboro Property Operating History represents unaudited figures provided by the Candlewood Suites at Hillsboro Borrower.
** The 1999 Operating History represents unaudited figures of the Trailing 12 months ended 3/31/99 provided by the Candlewood Suites at Hillsboro Borrower.

THE MANAGEMENT
The Candlewood Suites at Hillsboro Property is managed by Larkspur Hospitality Development and Management Company, LLC ("LHC"), an entity affiliated with the Borrower. LHC is a fully integrated hotel development and management company focused on suburban business markets in Northern California and the Pacific Northwest. LHC targets the upscale extended stay and mid-week white collar business segments. LHC has a strategic alliance with Hilton for 10 "Hilton Garden Inns" and is a franchisee of five "Candlewood Hotels" on the west coast.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

CONTROL #10: 5000 WEST ROOSEVELT  LOAN #: 99154
-----------------------------------------------

Cut-off  Date Balance:                 $13,673,470
Loan Type:                             Principal and Interest
Origination Date:                      10/28/99
Maturity Date:                         11/1/09
Anticipated Repay Date:                N/A
Mortgage Rate:                         8.52000%
Annual Debt Service:                   $1,298,429
DSCR:                                  1.29x
Underwritten Cash Flow:                $1,669,001
Balance at Maturity:                   $11,916,874

Property Type:                         Industrial/Bulk Warehouse
Location:                              Chicago, IL
Year Built/Renovated:                  1950, 1958/1986
Net Rentable Square Feet:              1,234,197
Cut-off  Date Balance/sf:              $11.08
Appraised Value:                       $21,300,000
Current LTV:                           64.19%
Balance at Maturity LTV:               55.95%
Percent Occupied:                      95.54%
Occupancy as of Date:                  7/1/99

THE LOAN
The 5000 West Roosevelt Loan (the "5000 West Roosevelt Loan") is secured by a first mortgage on a 1,234,197 square foot warehouse facility located in Chicago, Illinois (the "5000 West Roosevelt Property"). The 5000 West Roosevelt Loan was originated by Heller Financial, Inc. on October 28, 1999, and subsequently acquired by Heller Financial Capital Funding, Inc.

            BORROWER:
            The 5000 West Roosevelt Borrower is Spectrum-Roosevelt LLC, a special purpose Illinois limited liability company (the "5000 West Roosevelt Borrower"). The 5000 West Roosevelt Borrower is not a bankruptcy remote entity.

            SECURITY:
            The 5000 West Roosevelt Loan is evidenced by a promissory note (the "Note") secured by a Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (the "Mortgage"), UCC Financing Statements, and certain additional security documents. The Mortgage is a first lien on a fee interest in the 5000 West Roosevelt Property.

            RECOURSE:
            The 5000 West Roosevelt Loan is non-recourse, subject to certain exceptions set forth in the Note which generally include, among other things, liabilities relating to fraud, material misrepresentation, misapplication and misappropriation of funds, intentional or material waste, failure to maintain single asset entity status and unauthorized transfers or encumbrances of the 5000 West Roosevelt Property (the "Recourse Carveouts). There is no recourse to any individual or any additional collateral for payment of obligations arising under the Recourse Carveouts. In addition, under the terms of a Hazardous Substances Indemnification Agreement, the 5000 West Roosevelt Borrower and Stephen E. Barron, Spectrum Management Company, and Philipsborn 5000 Corp. (collectively, the "Sponsor") assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Property.

            PAYMENT TERMS:
            The Mortgage Rate is fixed at 8.52% per annum. The 5000 West Roosevelt Loan requires monthly payments of principal and interest of $108,202.41 until the Maturity Date of November 1, 2009, at which time all unpaid principal and accrued by unpaid interest is due. The 5000 West Roosevelt Loan accrues interest computed on the basis of the actual days elapsed in a 360-day year.

            CASH MANAGEMENT/LOCKBOX:
            The 5000 West Roosevelt Borrower has agreed to require all tenants on the 5000 West Roosevelt Property to direct all payments due under leases into an account controlled by Lender ("Lockbox Account"). Funds in the Lockbox Account are applied in accordance with the terms of the Note.

            PREPAYMENT:
            Except in connection with certain casualty or condemnation events or any other involuntary prepayment contemplated by the Loan Documents, the 5000 West Roosevelt Borrower is prohibited from prepaying the Loan any time before the date three (3) months prior to the Maturity Date. The 5000 West Roosevelt Borrower may defease the 5000 West Roosevelt Loan, in whole but not in part, at any time after the later of two (2) years after the REMIC "start-up date" or October 28, 2002 by providing the Lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations. The 5000 West Roosevelt Loan may be prepaid at par on or after the date that is three (3) months prior to Maturity Date.

            TRANSFER OF PROPERTY OR INTEREST IN 5000 WEST ROOSEVELT BORROWER:
            Lender shall have the option to declare the 5000 West Roosevelt Loan immediately due and payable upon the transfer of the 5000 West Roosevelt Property or any ownership interest in the 5000 West Roosevelt Borrower, except in connection with the rights of transfer described below. The 5000 West Roosevelt Borrower has the right, once during the term of the Loan, to transfer the entire 5000 West Roosevelt Property upon the satisfaction of certain conditions, including Lender's approval of transferee and payment of the specified assumption fee. In addition, ownership interests in the 5000 West Roosevelt Borrower may be sold or transferred provided the Sponsor own directly or indirectly at least 20% of the total ownership interests and the Sponsor maintains management control. Such transfer will not relieve the 5000 West Roosevelt Borrower or Sponsor from the liability under the Hazardous Substances Indemnification Agreement.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

            ESCROWS/RESERVES:
            Taxes, Insurance and Capital Expenditures
            There is a tax and insurance escrow which requires monthly deposits in amount estimated to be sufficient to pay real estate taxes and insurance premiums when due. There is also an escrow required for future capital expenditures which is required to be funded monthly in the amount of $10,285.00.

            Tenant Improvements and Leasing Commissions
            There is a tenant improvements and leasing commissions escrow, which requires monthly deposits in the amount of $15,500.00. The tenant improvements and leasing commissions escrow is capped at $500,000 and will be available to pay for future tenant improvements and leasing commissions approved by Lender. If the balance falls below $500,000, then the monthly deposit of $15,500 will resume until the escrow balance reaches $500,000 again.

            Beginning June 1, 2008, all excess cash flow from the 5000 West Roosevelt Property will be applied to any debt service shortfall and releasing costs associated with the space leased to Freeman Decorating ("Freeman"), should Freeman elect not to renew its lease. Freeman's lease expires on May 31, 2009, which is prior to the Maturity Date. The balance in the escrow will be released upon Freeman's execution of a 5-year lease extension or if a new tenant executes a lease for all or substantially all of the Freeman space and upon substantially the same economic terms.

            SUBORDINATE/OTHER DEBT:
            The owners of the 5000 West Roosevelt Borrower have pledged their ownership interest in the 5000 West Roosevelt Borrower to Heller Financial, Inc. or an affiliate as collateral for a mezzanine loan to the 5000 West Roosevelt Borrower. Such mezzanine loan is separately secured by a lien on the corresponding ownership interest in the 5000 West Roosevelt Borrower. The current balance of this loan is $1,611,555 and can increase to a maximum amount of $2,173,354. All net cash flow, as defined in the related note, is to be used to pay interest and principal on this loan. This loan has a maturity date of October 31, 2004.

            Upon a default under such mezzanine loan, the loan documents entitle the holder thereof to foreclose upon the equity pledged to secure such loan. Such transfer of equity would not trigger a "due on sale" clause under the Mortgage Loan. If the mezzanine lender attempts to foreclose upon such pledged equity, the 5000 West Roosevelt Borrower may file for bankruptcy. No holder of mezzanine debt has a lien on, or has the power to foreclose on the 5000 West Roosevelt Property.

THE PROPERTY
The 5000 West Roosevelt Property consists of one 1,234,197 rentable square foot warehouse/distribution facility located in Chicago, Illinois. The property was built in two phases in 1950 and 1958 and was renovated in 1986, and consists of one-story, two-story and four-story warehouse areas. The property is of steel frame construction, has clear heights ranging from 11 feet to 24 feet, and is approximately 1.5% built out into office space. The building is served by 78 dock-high doors and two drive-in doors, and has 1,245 total employee parking spaces, including 300 which are covered underneath the four-story warehouse area.

The 5000 West Roosevelt Property is currently occupied by 14 tenants. Major tenants include Freeman Decorating, Bank One and Harbortown. The largest tenant, Freeman Decorating, accounting for approximately 34% of the overall space, has a lease that matures May 31, 2009 with two 5 year extension options (see "Tenant Improvements and Leasing Commissions" above). Bank One has two 5-year extension options at the expiration of its term on December 31, 2002. According to a rent roll provided by the 5000 West Roosevelt Borrower, the 5000 West Roosevelt Property is 95.5% occupied, as of July 1, 1999. However, Bank One exercised its option to terminate 50,492 S.F. of its suite on the fourth floor effective March 1, 2000. The physical occupancy of the 5000 West Roosevelt after the space is vacated will be 91.4%.

                                             Operating History*
------------------------------------------------------------------------------------------------------
                        1997         1998         1999 (Trailing 12 Months 8/31/99) **    Underwritten
                        ----         ----         ------------------------------------    ------------
------------------------------------------------------------------------------------------------------
Effective Gross Income  $3,312,436   $3,551,291                      $3,585,622           $3,710,589
------------------------------------------------------------------------------------------------------
Net Operating Income    $1,564,665   $2,103,178                      $2,233,124           $2,171,784
------------------------------------------------------------------------------------------------------
Cash Flow               $1,564,665   $2,103,178                      $2,233,124           $1,669,001
------------------------------------------------------------------------------------------------------

* The 1997, 1998, 1999 5000 West Roosevelt Property Operating History represents unaudited figures provided by the 5000 West Roosevelt Borrower.
** The 1999 Operating History represents the Trailing 12 months ended 8/31/99.

THE MANAGEMENT

The 5000 West Roosevelt Property is managed by Spectrum Management Company. Spectrum Management Company is owned and operated by Stephen Barron, the principal maker for the 500 West Roosevelt Borrower. The company is located at the subject property.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR PRUDENTIAL SECURITIES INCORPORATED, MORGAN STANLEY & CO. INCOPORATED OR SALOMON SMITH BARNEY, INC. FINANCIAL ADVISOR IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES      MORGAN STANLEY DEAN WITTER       SALOMON SMITH BARNEY
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

               HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.
                                   Depositor

                      MORTGAGE PASS-THROUGH CERTIFICATES
                              (Issuable in Series)

                                --------------

     The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in one or more series (each, a "Series"). The Offered Certificates of any Series, together with any other mortgage pass-through certificates of such Series, are collectively referred to herein as the "Certificates". Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loan"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination or Mortgage Loan and/or CMBS (with respect to any Series, collectively, the "Mortgage Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments to the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, ("Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."


     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.


                                                 (cover continued on next page)
                                --------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE
    OFFERED CERTIFICATES. THE CERTIFICATES OF EACH SERIES WILL NOT REPRESENT ANINTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MASTER SERVICER, ANY SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES.
   NEITHER THE CERTIFICATES NOR ANY ASSETS IN THE RELATED TRUST FUND WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY
     OTHER PERSON, EXCEPT TO THE EXTENT PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE ASSETS IN EACH TRUST FUND WILL BE HELD IN TRUST FOR THE BENEFIT
 OF THE HOLDERS OF THE RELATED SERIES OF CERTIFICATES PURSUANT TO A POOLING AND
    SERVICING AGREEMENT OR A TRUST AGREEMENT, AS MORE FULLY DESCRIBED HEREIN.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                 --------------

     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 14 HEREIN AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.


     Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.


     Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and the related Prospectus Supplement.

                                --------------

                 THE DATE OF THIS PROSPECTUS IS JULY 17, 1998

(continued from cover page)


     Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."


     Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any Series will be made only from the assets of the related Trust Fund.


     The yield on each class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and under the caption "Certain Prepayment, Maturity and Yield Considerations" in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.


     All CMBS will have been acquired for inclusion in a Trust Fund in purely secondary transactions from a seller other than the issuer thereof and any of its affiliates. The factors considered by the Registrant in determining that the CMBS have been acquired in purely secondary market transactions include the following: the Depositor's historical relationship with the underlying issuer, whether or not any distribution by the Depositor with respect to other securities of that issuer is presently occurring or being considered, whether the Depositor was involved in the initial distribution of the underlying securities, and the period of time elapsed between initial distribution and the securitization transaction.


     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. See "Federal Income Tax Consequences" herein.


     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.


     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each Series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such Series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any Series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual (or ownership) interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates;
(viii) information as to any Master Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.


                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W, Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

     To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related Mortgagors') rights in one or more leases (each, a "Lease") on the related Mortgaged Property. No Series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given Series, a significant or the sole source of payments on the Mortgage Loans in such Series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related Series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     A Master Servicer or the Trustee will be required to mail to holders of Definitive Certificates (as defined herein) of each Series periodic unaudited reports concerning the related Trust Fund. Unless and until Definitive Certificates are issued, or to the extent provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to Beneficial Owners (as defined herein) in the Certificates upon request to their respective DTC Participants or Indirect Participants (as defined herein). See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance."

     The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Heller Financial Commercial Mortgage Asset Corp., 500 West Monroe Street, Chicago, Illinois 60661, Attention: Margaret E. Govern. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                               TABLE OF CONTENTS




SUMMARY OF PROSPECTUS ................................    7
RISK FACTORS .........................................   14
DESCRIPTION OF THE TRUST FUNDS .......................   20
   General ...........................................   20
USE OF PROCEEDS ......................................   26
YIELD CONSIDERATIONS .................................   27
THE DEPOSITOR ........................................   30
DESCRIPTION OF THE CERTIFICATES ......................   31
   Distributions .....................................   31
   Available Distribution Amount .....................   31
   Distributions of Interest on the Certificates .....   32
   Distributions of Principal Certificates ...........   33
   Components ........................................   33
   Distributions on the Certificates of
     Prepayment Premiums or in Respect of
     Equity Participations ...........................   33
   Allocation of Losses and Shortfalls ...............   33
   Advances in Respect of Delinquencies ..............   33
   Reports to Certificateholders .....................   34
   Termination .......................................   36
   Book-Entry Registration and Definitive
     Certificates ....................................   36
DESCRIPTION OF THE AGREEMENTS ........................   38
   Assignment of Assets, Repurchases .................   39
   Representations and Warranties, Repurchases........   40
   Accounts ..........................................   41
   Deposits ..........................................   41
   Distribution Account ..............................   43
   Other Collection Accounts .........................   43
   Collection and other Servicing Procedures .........   43
   Sub-Servicers .....................................   44
   Special Servicer ..................................   44
   Hazard Insurance Policies .........................   46
   Rental Interruption Insurance Policy ..............   47
   Fidelity Bonds and Errors and Omissions
     Insurance .......................................   47
   Due-on-Sale and Due-on-Encumbrance
     Provisions ......................................   47
   Retained Interest; Servicing Compensation
     and Payment of Expenses .........................   48
   Evidence as to Compliance .........................   48
   Certain Matters Regarding each Servicer and
     the Depositor ...................................   48
   Events of Default .................................   49
   Rights Upon Event of Default ......................   49
   Amendment .........................................   50
   The Trustee .......................................   51
   Duties of the Trustee .............................   51
   Certain Matters Regarding the Trustee .............   51
   Resignation and Removal of the Trustee ............   51



DESCRIPTION OF CREDIT SUPPORT ........................   52
   Subordinate Certificates ..........................   52
   Cross-Support Provisions ..........................   52
   Insurance or Guarantees with Respect to the
     Whole Loans .....................................   52
   Letter of Credit ..................................   52
   Insurance Policies and Surety Bonds ...............   53
   Reserve Funds .....................................   53
   Credit Support with Respect to CMBS ...............   53
CERTAIN LEGAL ASPECTS OF THE
MORTGAGE LOANS AND THE LEASES ........................   54
   General ...........................................   54
   Types of Mortgage Instruments .....................   54
   Interest in Real Property .........................   54
   Leases and Rents ..................................   54
   Personalty ........................................   55
   Cooperative Loans .................................   55
   Foreclosure .......................................   56
   Bankruptcy Laws ...................................   60
   Environmental Legislation .........................   62
   Due-on-Sale and Due-on-Encumbrance ................   65
   Subordinate Financing .............................   65
   Default Interest, Prepayment Charges and
     Prepayments .....................................   65
   Acceleration on Default ...........................   65
   Applicability of Usury Laws .......................   66
   Certain Laws and Regulations; Types of
     Mortgaged Properties ............................   66
   Americans with Disabilities Act ...................   66
   Soldiers' and Sailors' Civil Relief Act of
     1940 ............................................   67
   Forfeitures in Drug and Rico Proceedings ..........   67
FEDERAL INCOME TAX
CONSEQUENCES .........................................   68
   Grantor Trust Funds ...............................   68
   Single Class of Grantor Trust Certificates ........   68
   Multiple Classes of Grantor Trust
     Certificates ....................................   71
   Sale or Exchange of a Grantor Trust
     Certificate .....................................   74
   Non-U.S. Persons ..................................   74
   Information Reporting and Backup
     Withholding .....................................   76
REMICS ...............................................   76
   Taxation of Owners of REMIC .......................   77
   Prohibited Transactions and Other Taxes ...........   88
   Liquidation and Termination .......................   89
   Administrative Matters ............................   89
   Tax-Exempt Investors ..............................   89

   Residual Certificate Payments to Non-U.S.
     Persons ...............................   89
   Tax-Related Restrictions on Transfers of
     REMIC .................................   90
   STATE TAX CONSIDERATIONS ................   91
   ERISA CONSIDERATIONS ....................   91
   Prohibited Transactions .................   92
   Review by Plan Fiduciaries ..............   92
   LEGAL INVESTMENT ........................   93
   METHOD OF DISTRIBUTION ..................   94
   LEGAL MATTERS ...........................   95
   FINANCIAL INFORMATION ...................   95
   RATING ..................................   95

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such "Series." An Index of Principal Definitions is included at the end of this Prospectus.


TITLE OF CERTIFICATES...  Mortgage Pass-Through Certificates, issuable in
                          Series (the "Certificates").


DEPOSITOR..............   Heller Financial Commercial Mortgage Asset Corp.
                          (the "Depositor"). See "The Depositor."


MASTER SERVICER........   The master servicer (the "Master Servicer"), if any,
                          for each Series of Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the
                          Agreements--Collection and Other Servicing
                          Procedures."


SPECIAL SERVICER.......   The special servicer (the "Special Servicer"), if
                          any, for each Series of Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special
                          Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the
                          Agreements--Special Servicers."


TRUSTEE................   The trustee (the "Trustee") for each Series of
                          Certificates will be named in the related Prospectus
                          Supplement. See "Description of the Agreements--The
                          Trustee."


RISK FACTORS...........   Prospective investors should review the information
                          appearing under the caption "Risk Factors" beginning on page 14 herein and such information as may be set forth under the caption "Risk Factors" in the related
                          Prospectus Supplement before purchasing any Offered
                          Certificate.


THE TRUST ASSETS.......   Each Series of Certificates will represent in the
                          aggregate the entire beneficial ownership interest in a Trust Fund consisting of:


 (A) MORTGAGE ASSETS...   The Mortgage Assets with respect to each Series of
                          Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the "Mortgage Loans") and/or mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the "CMBS") or a combination of Mortgage Loans and CMBS. The Mortgage
                          Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or other person. The CMBS may be guaranteed or insured by an affiliate of the Depositor, the Federal Home Loan
                          Mortgage Corporation, the Federal National Mortgage
                          Association, the Government National Mortgage
                          Association, or any other person specified in the related Prospectus Supplement. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units (the "Multifamily Properties") or
                          (ii) office buildings, retail properties (including single-tenant retail properties), hotels or motels, health care-related facilities, industrial properties, mini-warehouse facilities or self-storage facilities, manufactured housing communities, mixed use or other types of commercial properties (the "Commercial
                          Properties"). The term "Mortgaged Properties" shall refer to Multifamily Properties or Commercial
                          Properties, or both.

                          To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. To the extent specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Leases" and "Risk Factors--Limited Assets" herein.

                          The Mortgaged Properties may be located in the United States or its territories. All Mortgage Loans will have individual principal balances at origination of not less than $100,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor (including affiliates of the Depositor), and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related Series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                          Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Interest Rate") that is fixed over its term or that adjusts from time to time, or is partially fixed and partially floating or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time at the Mortgagor's election, in each case as described in the related Prospectus Supplement. The floating Mortgage Interest Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."


 (B) COLLECTION
     ACCOUNTS...........  Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Distribution Account and Other Collection Accounts."


 (C) CREDIT SUPPORT....   If so provided in the related Prospectus Supplement,
                          partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust
                          Fund may be provided to one or more classes of Certificates of the related Series in the form of subordination of one or more other classes of Certificates of such Series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any Series, "Credit Support").
                          The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a Series of Certificates.
                          The Prospectus Supplement for any Series of
                          Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS.
                          See "Risk Factors-- Credit Support Limitations" and
                          "Description of Credit Support."

 (D) CASH
     FLOW AGREEMENT.....  If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets of one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such CMBS. See "Description of the Trust Funds--Cash Flow


DESCRIPTION OF
 CERTIFICATES...........  Each Series of Certificates evidencing an interest in a Trust Fund that includes Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each Series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage Loans will be issued pursuant to a trust agreement. To the extent specified in the Prospectus Supplement, the Mortgage Loans shall be serviced pursuant to a pooling and servicing agreement. Pooling and servicing agreements and trust agreements are referred to herein as the "Agreements". Each Series of Certificates will include one or more classes. Each Series of Certificates (including any class or classes of Certificates of such Series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or floating interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate, if any, for each class of Certificates or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate.

DISTRIBUTIONS ON
 CERTIFICATES...........  Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior (collectively, "Senior Certificates") or subordinate

                          (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series (collectively, "Accrual Certificates"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                          The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."


 (A) INTEREST..........   Interest on each class of Offered Certificates
                          (other than Stripped Principal Certificates and certain classes of Stripped Interest Certificates) of each Series will accrue at the applicable Pass-Through
                          Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related
                          Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related
                          Prospectus Supplement. Stripped Principal Certificates with no stated Pass-Through Rate will not accrue interest. See "Risk Factors--Prepayments and Effect on
                          Average Life of Certificates and Yields," "Yield
                          Considerations" and "Description of the
                          Certificates--Distributions of Interest on the
                          Certificates."


 (B) PRINCIPAL.........   The Certificates of each Series initially will have
                          an aggregate Certificate Balance no greater than the outstanding principal balance of the Mortgage Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust
                          Fund (the "Cut-Off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust
                          Fund. To the extent provided in the related Prospectus
                          Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate
                          Balances of such Certificates have been reduced to zero. To the extent specified in the related
                          Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class or by random selection, as described in the related Prospectus
                          Supplement or otherwise established by the related
                          Trustee. Stripped Interest Certificates with no
                          Certificate Balance will not receive distributions in respect of principal. See "Description of the Certificates--Distributions of Principal of the
                          Certificates."


ADVANCES...............   To the extent provided in the related Prospectus
                          Supplement, the Special Servicer or the Master
                          Servicer (each, a "Servicer") will be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund which it deems recoverable. Any such advances will be made under and subject to any determinations or conditions set forth in the related Prospectus Supplement. Neither the Depositor nor any of its affiliates will have any responsibility to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any Series, each Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus
                          Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS. See "Description of the Certificates--Advances in Respect of Delinquencies."


TERMINATION............   If so specified in the related Prospectus
                          Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates to a specified percentage or amount (not to exceed 10% of the principal balance of the remaining Mortgage Assets) or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, or purchase such Mortgage
                          Assets at a price set forth in the related Prospectus
                          Supplement. In addition, if so provided in the related
                          Prospectus Supplement, certain classes of Certificates may be purchased subject to similar conditions. See
                          "Description of the Certificates--Termination."


REGISTRATION OF
 CERTIFICATES...........  If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates will initially be represented by one or more Certificates registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


TAX STATUS OF
 THE CERTIFICATES.......  The Certificates of each Series will constitute either
                          (i) "regular interests" ("REMIC Regular Certificates") and a single class of "residual interests" ("REMIC Residual Certificates") in a Trust Fund or a portion of a Trust Fund that is treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

                          Additionally, the Trust Fund may elect to be treated as a partnership (the "Partnership") or, if the Trust Fund has only one ownership interest, as a branch of the sole owner of the Trust Fund's assets for federal income tax purposes, in which case the Certificates of such Series will consist of debt securities issued by the partnership (or sole owner) (the "Notes") and partnership interests ("Partnership Interest") in the Partnership (or the ownership interest in the Trust
                          Fund).


 (A) REMIC.............   REMIC Regular Certificates generally will be treated
                          as debt obligations of the applicable REMIC for federal income tax purposes. Certain REMIC Regular
                          Certificates may be issued with original issue discount for federal income tax purposes. See "Federal
                          Income Tax Consequences--REMICs" herein and in the related Prospectus Supplement.

                          The Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code and (ii) "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, in each case to the extent described herein and in the related Prospectus Supplement. See "Federal Income Tax Consequences--REMICs" herein and in the related Prospectus Supplement.


 (B) GRANTOR TRUST.....   If no election is made to treat the Trust Fund
                          relating to a Series of Certificates as a REMIC, a partnership or a branch of the Depositor, the Trust
                          Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund. See "Federal Income Tax
                          Consequences--Grantors Trust" herein and in the related Prospectus Supplement.


 (C) PARTNERSHIP.......   The Trust may elect to be treated for federal income
                          tax purposes as a partnership (the "Trust
                          Partnership") or as a branch of the Depositor. The material federal income tax consequences of either such election and of ownership of Certificates of the related Series will be described in the Prospectus
                          Supplement.

                          Investors are urged to consult their tax advisors and to review "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.


ERISA CONSIDERATIONS...   A fiduciary of an employee benefit plan and certain
                          other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested and any entity whose underlying assets include assets of such a plan by reason of any such plan's investment in the entity, that is subject to the Employee Retirement Income
                          Security Act of 1974, as amended ("ERISA"), or Section
                          4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See
                          "ERISA Considerations" herein and in the related
                          Prospectus Supplement. Certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See
                          "Description of the Certificates-- General" and "ERISA
                          Considerations."


LEGAL INVESTMENT.......   The related Prospectus Supplement will specify
                          whether the Offered Certificates will constitute
                          "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.
                          Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related
                          Prospectus Supplement.

RATING.................   At the date of issuance, as to each Series, each
                          class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                 RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.


LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders," "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates-- Termination."


LIMITED ASSETS OF THE TRUST FUND

     The Certificates will not represent an interest in or obligation of the Depositor, any Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Mortgage Assets will be the obligations (if any) of the Depositor (or, if otherwise provided in the related Prospectus Supplement, the person identified therein as the person making certain representations and warranties with respect to the Mortgage Loans, as applicable, the "Warranting Party") pursuant to certain limited representations and warranties made with respect to the Mortgage Loans. Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, any Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.


     Unless otherwise specified in the related Prospectus Supplement, a Series of Certificates will not have any claim against or security interest in the Trust Funds for any other Series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Trust Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.


PREPAYMENTS AND RISK OF LOWER YIELDS ON CERTIFICATES

     Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the weighted average life of each class of related Certificates. Any changes in weighted average life may adversely affect the yield to holders of the Certificates. Prepayments resulting in a shortening of the weighted average life of a Class of Certificates may be made at a time of low interest rates when a holder may be unable to reinvest the resulting payments of principal on its Certificates at a rate comparable to the rate at which interest is payable on such Certificates, while delays and extensions resulting in a lengthening of such weighted average life may occur at a time of high interest rates when a holder may have been able to reinvest principal payments that would otherwise have been received by it at higher rates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A Series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such Series may be more sensitive to prepayments on Mortgage Assets. A Series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or floating Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.


LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related Series are entitled that is not covered by the applicable rating.

     The amount, type and nature of credit support, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series. See "Description of Credit Support" and "Rating."


DELINQUENCY AND DEFAULT RISKS OF MULTIFAMILY AND COMMERCIAL MORTGAGE LOANS

     (a) Dependence on Operations. Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a Mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the Mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a Mortgagor to repay a single family loan typically is dependent primarily upon the Mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the Mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a Mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

     The performance of a mortgage loan secured by an income-producing property leased by the Mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

     (b) Nonrecourse Obligations. It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of Mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

     (c) Concentration Risk. The concentration of default, foreclosure and loss risks in individual Mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a single or limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

     If applicable, certain other legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. In particular, if the Mortgage Assets in a Trust Fund include any Mortgage Loans secured by Mortgaged Properties located outside the United States, the related Prospectus Supplement will set forth any material risks arising therefrom (including political, economic and legal risks) to the extent applicable. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

     If so described in the related Prospectus Supplement, each Mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. To the extent specified in the related Prospectus Supplement, each such Commercial Loan will represent a nonrecourse obligation of the related Mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the Mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property is liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.


CERTAIN MORTGAGE LOANS NOT FULLY AMORTIZING

     Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity (the "Balloon Mortgage Loans"). Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and manufactured housing communities), reimbursement rates (with respect to certain nursing homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.


HYPER-AMORTIZATION LOANS AND INCREASED PREPAYMENT RISK

     Certain of the Mortgage Loans (the "Hyper-Amortization Loans ") as of the Cut-Off Date may permit increases in the Mortgage Interest Rate and principal amortization at a date (the "Hyper-Amortization Date") prior to stated maturity, creating an incentive for the related borrower to prepay the loan. Such prepayment may adversely affect the yield to maturity realized by an investor on its Certificates. It is anticipated that Borrowers of Hyper-Amortization Loans will prepay such loans on the Hyper-Amortization Date. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.


JUNIOR MORTGAGE LOANS AND EFFECT OF SUBORDINATION IN LIQUIDATION

     To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loans would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."


OBLIGOR DEFAULT

     If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE AND INCREASED RISK OF LOSS WITH RESPECT TO MORTGAGE LOANS

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The Mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.


CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a Series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A Series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Trust Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

     Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Series of Certificates.


RISK OF NON-ENFORCEABILITY OF CERTAIN MORTGAGE CLAUSES

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the Mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the Mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the Mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the Mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."


ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the Mortgagor. A lender also risks such liability on foreclosure of the mortgage. Each Pooling and Servicing Agreement will provide that no Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless such Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any Hazardous Materials (as defined herein) for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any Hazardous Materials are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions. Any additional restrictions on acquiring title to a Mortgaged Property may be set forth in the related Prospectus Supplement. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing, provided that no Mortgage Loan will be more than 59 days delinquent and no Trust Fund on the respective Closing Date will consist of 20% or more of delinquent Mortgage Loans. To the extent described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Certificates of such series.


ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any Series.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to, and may be substantially more than, the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Certificate should be aware that under applicable Treasury regulations REMIC residual interests cannot be marked-to-market. See "Federal Income Tax Consequences-- REMICs."


CONTROL MAY BE EXERCISED BY LESS THAN ALL CERTIFICATEHOLDERS

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default" and "--Amendment."


BOOK-ENTRY REGISTRATION

     If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Beneficial Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Beneficial Owners will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Beneficial Owners will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


                        DESCRIPTION OF THE TRUST FUNDS


ASSETS

     The primary assets of each Trust Fund will include (i) one or more multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities (collectively, the "CMBS"), or (iii) a combination of Mortgage Loans and CMBS. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying CMBS. Mortgage Loans that secure, or interests in which are evidenced by, CMBS are herein sometimes referred to as "Underlying Mortgage Loans". Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans". Any mortgage participations, pass-through certificates or other asset-backed certificates in which an CMBS evidences an interest or which secure an CMBS are sometimes referred to herein also as CMBS or as "Underlying CMBS". Mortgage Loans and CMBS are sometimes referred to herein as "Mortgage Assets". No CMBS originally issued in a private placement will be included as an asset of a Trust Fund until the holding period provided for under Rule 144(k) promulgated under the Securities Act has expired or such CMBS has been registered under the Securities Act to the extent required under federal securities law. The Mortgage Assets will not be guaranteed or insured by Heller Financial Commercial Mortgage Asset Corp. (the "Depositor") or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such CMBS. To the extent specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Mortgage Assets.


MORTGAGE LOANS


GENERAL

     The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, retail properties (including single-tenant retail properties), hotels or motels, health care-related facilities, industrial properties, mini-warehouse facilities or self-storage facilities, manufactured housing communities, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, to the extent specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or any territories of the United States. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The Prospectus Supplement will specify whether the term of any such leasehold exceeds the term of the mortgage note by at least ten years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.


     Leases


     To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related Mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the Mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the Mortgagor and the mortgagee may agree that payments under Leases are to be made directly to a Servicer.


     To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the Mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the Mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the Mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the Mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the Mortgagor must rely entirely on rent paid by such Lessee in order for the Mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the Mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the Mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage Loans

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. To the extent specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the Mortgagor's assets, in the event of the Mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, to the extent specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

     As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant- stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) retail properties, office buildings and industrial properties. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the Mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee rather than the Mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Mortgage Loans--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and manufactured housing communities, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

     The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio (defined below) of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the Mortgagor. Where more than one of the appraisal methods described in "--Loan-to-Value Ratio" below are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," " --Obligor Default" and "--Mortgagor Type."


     Loan-to-Value Ratio


     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. To the extent set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related Series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.


     Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate.


     Mortgage Loan Information in Prospectus Supplements


     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,
(v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Interest Rates or range of Mortgage Interest Rates and the weighted average Mortgage Interest Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with floating Mortgage Interest Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Interest Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

     Payment Provisions of the Mortgage Loans

     To the extent specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $100,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Interest Rate") that is fixed over its term or that adjusts from time to time, or that is partially fixed and partially floating, or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, the documentation relating to certain Mortgage Loans, (the "Hyper-Amortization Loans") may provide for increases in the related Mortgage Interest Rate and principal amortization, creating an incentive for the related Borrower to prepay the loan. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, the documentation relating to certain Mortgage Loans (the "Hyper-Amortization Loans") may provide for increases in the related Mortgage Interest Rate and principal amortization, creating an incentive for the related borrower to prepay the loan. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates. In addition, a Mortgage Loan may contain provisions allowing for the substitution of certain securities for the Mortgaged Property securing the related Mortgage Note upon the satisfaction of certain conditions set forth in the related Pooling and Servicing Agreement.


CMBS

     Any CMBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "CMBS Agreement"). A seller (the "CMBS Issuer") and/or servicer (the "CMBS Servicer") of the underlying Mortgage Loans (or Underlying
CMBS) will have entered into the CMBS Agreement with a trustee or a custodian under the CMBS Agreement (the "CMBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or CMBS evidenced by the CMBS.

     Distributions of any principal or interest, as applicable, will be made on CMBS on the dates specified in the related Prospectus Supplement. The CMBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the CMBS by the CMBS Trustee or the CMBS Servicer. The CMBS Issuer or the CMBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying CMBS evidenced by or securing such CMBS and other factors and generally will have been established for the CMBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the CMBS or the initial purchasers of the CMBS.

     The Prospectus Supplement for a Series of Certificates evidencing interests in Mortgage Assets that include CMBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the CMBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable,
(iii) whether such CMBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the CMBS or formula for determining such rates, if any, (v) the applicable payment provisions for the CMBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the CMBS Issuer, CMBS Servicer and CMBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying CMBS or directly to such CMBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying CMBS for such CMBS or the CMBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying CMBS may be substituted for those originally underlying the CMBS, (x) the servicing fees payable under the CMBS Agreement, (xi) to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying CMBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the CMBS, (xiii) whether the CMBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company and (xiv) whether any election will be made to treat all or a portion of the assets included in the Trust Fund as a REMIC.


ACCOUNTS

     Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Accounts--Distribution Account" and "--Accounts-- Other Collection Accounts."

     To the extent provided in the related Prospectus Supplement, the Depositor will establish an account (a "Pre-Funded Account") into which amounts will be deposited on the related closing date for the purpose of subsequently purchasing Mortgage Assets, provided that the amounts so deposited to a Pre-Funded Account in respect of a Trust Fund shall not exceed 25% of the total assets in the Trust Fund or be invested in such Pre-Funded Account for longer than six months.


CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Trust Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related Series in the form of subordination of one or more other classes of Certificates in such Series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a Series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."


CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Assets and to pay for certain expenses incurred in connection with such purchase of Trust Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS


GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."


PASS-THROUGH RATE

     Certificates of any class within a Series may have fixed, variable or floating Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related Trust Fund. The Prospectus Supplement with respect to any Series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or floating Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of Certificates entitled to payments of interest may be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Mortgage Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.


TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related Series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.


PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Assets (including principal prepayments on Mortgage Loans resulting from voluntary prepayments by the Mortgagors, insurance proceeds, condemnations and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Mortgage Assets may consist of Mortgage Loans with different Mortgage Interest Rates and the stated pass-through or pay-through interest rate of certain CMBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a Series will correspond to the rate of principal payments on the Mortgage Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Mortgage Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a Series of Certificates, the effect on yield on one or more classes of the Certificates of such Series of prepayments of the Mortgage Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. To the extent specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. To the extent specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, to the extent specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.


PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Mortgage Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related Series of Certificates may affect the ultimate maturity and the weighted average life of each class of such Series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related Series.

     If so provided in the Prospectus Supplement for a Series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such Series set forth therein.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the CMBS. If any Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related Series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of Mortgage Interest Rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR.


     The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The Prospectus Supplement with respect to each Series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such Series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.


OTHER FACTS AFFECTING WEIGHTED AVERAGE LIFE

 Type of Mortgage Asset

     A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired. Conversely, Mortgage Loans (the "Hyper-Amortization Loans") that permit increases in the Mortgage Interest Rate and principal amortization at a date prior to stated maturity (the "Hyper-Amortization Date") create an incentive for the related borrower to prepay the loan, which will tend to shorten the weighted average life of the Certificates to the extent an investor's calculation of the weighted average life of the Certificates does not assume prepayment of such loans on the related Hyper-Amortization Date.

 Foreclosures and Payment Plans

     The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

 Due-on-Sale and Due-on-Encumbrance Clauses

     Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Mortgage Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage

Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, to the extent provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

 Single Mortgage Loan or Single Mortgagor

     The Mortgage Assets in a particular Trust Fund may consist of a single Mortgage Loan or obligations of a single Mortgagor or related Mortgagors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single Mortgagor.


                                 THE DEPOSITOR

     Heller Financial Commercial Mortgage Asset Corp., the Depositor, is a direct wholly-owned subsidiary of Heller Financial, Inc. and was incorporated in the State of Delaware on January 7, 1998. The principal executive offices of the Depositor are located at 500 West Monroe Street, Chicago, Illinois 60661. Its telephone number is (312) 441-7000.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Certificates of each Series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Trust Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

     Each class of Offered Certificates of a Series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a Series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and Series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."


DISTRIBUTIONS

     Distributions on the Certificates of each Series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such Series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.


AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

    (i) the total amount of all cash on deposit in the related Distribution Account as of the corresponding Determination Date, including Servicer advances, net of any scheduled payments due and payable after such Distribution Date;

    (ii) interest or investment income on amounts on deposit in the Distribution Account, including any net amounts paid under any Cash Flow Agreements; and

    (iii) to the extent not on deposit in the related Distribution Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or floating rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate. To the extent specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. To the extent provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. The aggregate notional amount of any Class of Stripped Interest Certificates will generally equal 100% of the aggregate Stated Principal Balance (as defined in the related Prospectus Supplement) of all Mortgage Loans outstanding from time to time. To the extent provided in the related Prospectus Supplement, the Accrued Certificate Interest on a Series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such Series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that Series will be specified in the related Prospectus Supplement.

     The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. To the extent provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments and Effect on Average Life of Certificates and Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL CERTIFICATES

     The Certificates of each Series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. The initial aggregate Certificate Balance of all classes of Certificates of a Series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a Series and each class thereof will be specified in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.



COMPONENTS

     To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.


DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on Mortgage Assets comprising such Trust Fund.


ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any Series of Certificates evidencing an interest in a Trust Fund, to the extent provided in the related Prospectus Supplement, a Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Distribution Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund and were delinquent on the related Determination Date, subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a Series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, each Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Trust Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. To the extent provided in the related Prospectus Supplement, advances of a Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such Series; provided, however, that any such advance will be reimbursable from any amounts in the Distribution Account prior to any distributions being made on the Certificates to the extent that a Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Trust Assets otherwise distributable on such Subordinate Certificates. If advances have been made by a Servicer from excess funds in the Distribution Account, such Servicer is required to replace such funds in the Distribution Account on any future Distribution Date to the extent that funds in the Distribution Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of a Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, a Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Trust Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS.

REPORTS TO CERTIFICATEHOLDERS

     To the extent provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a Series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

    (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

    (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

    (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

    (iv) the amount of related servicing compensation received by each Servicer and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

    (v) the aggregate amount of advances included in such distribution, and the aggregate amount of any unreimbursed advances at the close of business on such Distribution Date;

       (vi) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

    (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

    (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the Mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

    (ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

    (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to each Servicer (or any other entity) in respect of such Mortgage Loan and
  (b) the amount of any loss to Certificateholders;

    (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

    (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

    (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to each Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

    (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

       (xv) the aggregate amount of principal prepayments made during the related Due Period;

    (xvi) the aggregate Accrued Certificate Interest and unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

    (xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

    (xviii) in the case of Certificates with a floating Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the floating Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

    (xix) as to any Series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

    (xx) the aggregate amount of payments by the Mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xiv), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder of any class of Certificates, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any CMBS. The Prospectus Supplement for each Series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force.

     Unless and until Definitive Certificates are issued, or to the extent provided in the related Prospectus Supplement, such statements or reports will be forwarded by the Master Servicer or the Trustee to Cede. Such statements or reports may be available to Beneficial Owners upon request to DTC or their respective Participant or Indirect Participant. In addition, the Trustee shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and certifies to the Trustee or the Master Servicer, as applicable, that it is the Beneficial Owner of a Certificate. See "--Book-Entry Registration and Definitive Certificates."


TERMINATION

     The obligations created by the Agreements for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the Distribution Account or by any Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreements following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreements continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreements will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates to a specified percentage or amount (not to exceed 10% of the principal balance of the remaining Mortgage Assets), the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein. In such an event, the applicable purchase price will be sufficient to pay the aggregate Certificate Balance and any undistributed shortfall in interest of such class or classes of Certificates. Further, in such an event, there will be no continuing direct or indirect liability of the related trust or Certificateholders as sellers of such assets in connection with any such sale.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any Series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

     If so provided in the related Prospectus Supplement, holders of Book-Entry Certificates may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     The beneficial owners of Book-Entry Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, beneficial owners of Book-Entry Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, beneficial owners of Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., ("Cede") as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Book-Entry Certificates.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates among Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with which the beneficial owners of Book-Entry Certificates have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective beneficial owners of Book-Entry Certificates. Accordingly, although the beneficial owners of Book-Entry Certificates will not possess the Book-Entry Certificates, the Rules provide a mechanism by which Participants will receive payments on Book-Entry Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, the ability of a holder of Book-Entry Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a beneficial owner of a Book-Entry Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Master Servicer, the Trustee or the Fiscal Agent will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depositary, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels office (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     The information contained herein concerning DTC, CEDEL and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but none of the Depositor, the Master Servicer, the Trustee or the Fiscal Agent take any responsibility for the accuracy or completeness thereof.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Beneficial Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Beneficial Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.


                         DESCRIPTION OF THE AGREEMENTS

     The Certificates of each Series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, if specified in the related Prospectus Supplement, a Special Servicer and the Trustee. The Certificates of each Series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. The Master Servicer, any Special Servicer and the Trustee with respect to any Series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. The Mortgage Loans shall be serviced pursuant to the terms of the Pooling and Servicing Agreement. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreements relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any Series, the term "Certificate" refers to all of the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreements (without exhibits) relating to any Series of Certificates without charge upon written request of a holder of a Certificate of such Series addressed to the Trustee specified in the related Prospectus Supplement.


ASSIGNMENT OF ASSETS, REPURCHASES

     At the time of issuance of any Series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Trust Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Trust Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Trust Assets and the other assets comprising the Trust Fund for such Series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. To the extent provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Interest Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each CMBS included in the related Trust Fund, including without limitation, the CMBS Issuer, CMBS Servicer and CMBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which to the extent specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Company delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. To the extent provided in the related Prospectus Supplement, the related Agreements will require that the Depositor or another party specified therein promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

     The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. To the extent specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Depositor. If the Depositor cannot cure the omission or defect within a specified number of days after receipt of such notice, then to the extent specified in the related Prospectus Supplement, the Depositor will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. To the extent specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Mortgage Asset or repurchasing or substituting for such Mortgage Asset, the Depositor may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

     If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

     With respect to each CMBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the Trustee for the benefit of the Certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC the Depositor and the Trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. To the extent provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any CMBS in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.


REPRESENTATIONS AND WARRANTIES, REPURCHASES

     To the extent provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warranting Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property;
(v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warranting Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related Series of Certificates evidencing an interest in such Whole Loan. To the extent specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

     To the extent provided in the related Prospectus Supplement, the Agreements will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, the "Purchase Price" is generally equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Interest Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to each Servicer. If so provided in the Prospectus Supplement for a Series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a Series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the

Certificateholders for any losses caused by such breach. To the extent specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor (except to the extent that it is the Warranting Party) nor any Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

     To the extent provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes CMBS, make or assign certain representations or warranties, as of a specified date, with respect to such CMBS, covering (i) the accuracy of the information set forth therefor on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warranting Party to sell such Mortgage Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

     Each Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation in a Pooling and Servicing Agreement of a Master Servicer or Special Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to such Servicer by the Trustee or the Depositor, or to such Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights, will constitute an Event of Default under such Pooling and Servicing Agreement. A breach of any such representation in a Servicing Agreement of a Servicer which continues unremedied for thirty days after giving notice of such breach to such Servicer will constitute an Event of Default under such Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."


ACCOUNTS

 General

     Each Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Assets (collectively, the "Accounts"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds an Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which such Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such Series. The collateral eligible to secure amounts in an Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). An Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. To the extent provided in the related Prospectus Supplement, any interest or other income earned on funds in an Account will be paid to a Servicer or its designee as additional servicing compensation. An Account may be maintained with an institution that is an affiliate of a Servicer provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, an Account may contain funds relating to more than one Series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to a Servicer or serviced or master serviced by it on behalf of others.


DEPOSITS

     To the extent provided in the related Prospectus Supplement, the Master Servicer will deposit or cause to be deposited in an Account on a daily basis, to the extent provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer:

       (i) all payments on account of principal, including principal prepayments, on the Mortgage Assets;

    (ii) all payments on account of interest on the Mortgage Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation;


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

    (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure, condemnation or otherwise together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

    (iv) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

    (v) any amounts representing Prepayment Premiums;

    (vi) any amounts received from a Special Servicer; but excluding any REO Proceeds and penalties or modification fees which may be retained by the Master Servicer. REO Proceeds shall be maintained in an Account by the Special Servicer.

     The Special Servicer will remit funds on deposit in the Account it maintains together with any P&I Advances to the Master Servicer for deposit in an Account maintained by the Master Servicer.

 Withdrawals

     A Servicer may, from time to time, to the extent provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from an Account for each Trust Fund for any of the following purposes:

    (i) to reimburse a Servicer for unreimbursed amounts advanced as described under "Description of the Certificates --Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by such Servicer as late collections of interest on and principal of the particular Whole Loans with respect to which the advances were made;

    (ii) to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred;

    (iii) to reimburse a Servicer for any advances described in clause (i) above and any servicing expenses described in clause (ii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (i) and (ii), respectively, such reimbursement to be made from amounts collected on other Trust Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Trust Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related Series;

    (iv) if and to the extent described in the related Prospectus Supplement, to pay a Servicer interest accrued on the advances described in clause (i) above and the servicing expenses described in clause (ii) above while such remain outstanding and unreimbursed;

    (v) to the extent provided in the related Prospectus Supplement, to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Account; and

    (vi) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement.

     If and to the extent specified in the Prospectus Supplement amounts may be withdrawn from any Account to cover additional costs, expenses or liabilities associated with: the preparation of environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials, the proper operation, management and


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

maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property; if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences-- REMIC--Prohibited Transactions and Other Taxes" in the case of REMIC; retaining an independent appraiser or other expert in real estate matters to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property; and obtaining various opinions of counsel pursuant to the related Agreement for the benefit of Certificateholders.

 Distribution Account

     To the extent specified in the related Prospectus Supplement, the Trustee will, as to each Trust Fund, establish and maintain, or cause to be established and maintained, one or more separate Accounts for the collection of payments from the Master Servicer immediately preceding each Distribution Date (the "Distribution Account"). The Trustee will also deposit or cause to be deposited in a Distribution Account the following amounts:

    (i) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series of Certificates as described under "Description of Credit Support";

    (ii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

    (iii) all proceeds of any Trust Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person, and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (also, Liquidation Proceeds); and

    (iv) any other amounts required to be deposited in the Distribution Account as provided in the related Agreement and described in the related Prospectus Supplement.

     The Trustee may, from time to time, to the extent provided in the related Agreements and described in the related Prospectus Supplement, make a withdrawal from a Distribution Account to make distributions to the Certificateholders on each Distribution Date.


OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any Series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Accounts--Deposits" above for one or more Series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Distribution Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Distribution Account as described under "--Accounts--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.


COLLECTION AND OTHER SERVICING PROCEDURES

 Master Servicer

     The Master Servicer is required under each Pooling and Servicing Agreement to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling and Servicing Agreement, (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

     The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the Mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business



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interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by an Mortgagor pursuant to the Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans.

     The Master Servicer shall monitor the actions of the Special Servicer to confirm compliance with the Agreements.

     To the extent specified in the related Prospectus Supplement, a Master Servicer, as servicer of the Mortgage Loans, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. See "Description of Credit Support."

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Distribution Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

 Sub-Servicers

     A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Generally, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."

 Special Servicer

     A Mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such Mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. To the extent provided in the related Prospectus Supplement, upon the occurrence of any of the following events (each a "Servicing Transfer Event") with respect to a Mortgage Loan, servicing for such Mortgage Loan (thereafter, a "Specially Serviced Mortgage Loan") will be transferred from the Master Servicer to the Special Servicer:

     (a) such Mortgage Loan becomes a defaulted Mortgage Loan,

     (b) the occurrence of certain events indicating the possible insolvency of the Mortgagor,

     (c) the receipt by the Master Servicer of a notice of foreclosure of any other lien on the related Mortgaged Property,

     (d) the Master Servicer determines that a payment default is imminent,

     (e) with respect to a Balloon Mortgage Loan, no assurances have been given as to the ability of the Mortgagor to make the final payment thereon, or

     (f) the occurrence of certain other events constituting defaults under the terms of such Mortgage Loan.

     The Special Servicer is required to monitor any Mortgage Loan which is in default, contact the Mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the Special Servicer makes the initial determination of appropriate action evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Special Servicer in certain cases may not be permitted to accelerate a Mortgage Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

     The Special Servicer may agree to modify, waive or amend any term of any Specially Serviced Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. Generally, the Special Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if (i) in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Special Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

     The Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Special Servicer's judgment, is imminent. The Special Servicer generally may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

    (i) the Mortgaged Property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and

    (ii) and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

     To the extent provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless
(i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund by the close of the third taxable year following the taxable year of the property's acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. To the extent specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Special Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Interest Rate plus the aggregate amount of expenses incurred by the Special Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer will be entitled to withdraw or cause to be withdrawn from a related Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

     If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Special Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

     To the extent specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the Mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage. To the extent specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by Mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in a related Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     The Agreements for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the Mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).In addition, to the extent required by the related Mortgage, the Master Servicer may require the Mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by a Servicer from a related Account, with interest thereon, as provided by the Agreements.


RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related Prospectus Supplement, the Master Servicer or the Mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Master Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in a related Account.


FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     To the extent specified in the related Prospectus Supplement, the Agreements will require that the Servicers obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of such Servicer. The related Agreements will allow a Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreements are met.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. To the extent provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance. To the extent specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."


RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from Mortgagor payments as received and will not be part of the related Trust Fund.

     To the extent specified in the related Prospectus Supplement, each Servicer's primary servicing compensation with respect to a Series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Mortgage Asset. Since any Retained Interest and a Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization of the Mortgage Assets. The Prospectus Supplement with respect to a Series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, a Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from Mortgagors and any interest or other income which may be earned on funds held in a related Account.

     The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Mortgage Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.


EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning on a date specified therein, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of the Master Servicer was conducted in compliance with the terms of such agreements except for any exceptions the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

     The Pooling and Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in the Master year, of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding calendar year or other specified twelve-month period.

     To the extent provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders and Beneficial Owners without charge upon written request to the Master Servicer or the Trustee at the address set forth in the related Prospectus Supplement; provided that such Beneficial Owner shall have certified to the Master Servicer or the Trustee that it is the Beneficial Owner of a Certificate.


CERTAIN MATTERS REGARDING EACH SERVICER AND THE DEPOSITOR

     The Master Servicer and the Special Servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. Each entity serving as Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to a Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     To the extent specified in the related Prospectus Supplement, the related Agreement will provide that any Servicer may resign from its obligations and duties thereunder only with the consent of the Trustee, which may not be unreasonably withheld or upon a determination that its duties under the Agreement are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed such Servicer's obligations and duties under the Pooling and Servicing Agreement. To the extent specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will further provide that none of the Servicers, or any officer, employee, or agent thereof will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action in accordance with the servicing standards set forth in the Pooling and Servicing Agreement, in good faith; provided, however, that no Servicer nor any such person will be protected against any breach of a representation or warranty made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. To the extent specified in the related Prospectus Supplement, the Depositor shall be liable only to the extent of its obligations specifically imposed upon and undertaken by the Depositor. To the extent specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will further provide that each Servicer will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Mortgage Loans; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties. In addition, the Pooling and Servicing Agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. Any Servicer may, however, with the consent of the Trustee undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Servicer will be entitled to be reimbursed therefor.

     Any person into which a Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a Servicer or the Depositor is a party, or any person succeeding to the business of a Servicer or the Depositor will be the successor of such Servicer or the Depositor, as applicable, under the related Agreements.


EVENTS OF DEFAULT

     To the extent provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, "Event of Default" with respect to a Servicer under the related Agreements will include (i) any failure by such Servicer to distribute or cause to be distributed to the Trustee, another Servicer or the Certificateholders, any required payment on the date due or within a specified grace period; (ii) any failure by such Servicer to timely deliver a report that continues unremedied for a certain number days after receipt of notice of such failure has been given to such Servicer by the Trustee or another Servicer;
(iii) any failure by such Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for a specified number of days after written notice of such failure has been given to such Servicer; (iv) any breach of a representation or warranty made by such Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for a specified number of days after written notice of such breach has been given to such Servicer; (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of such Servicer indicating its insolvency or inability to pay its obligations; and (vi) any failure by such Servicer to maintain a required license to do business or service the Mortgage Loans pursuant to the related Agreements. Material variations to the foregoing Events of Default will be specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, the Trustee shall, not later than the later of a specified number of days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and a specified number of days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable Series notice of such occurrence, unless such default shall have been cured or waived.


RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than a percentage of the Voting Rights specified in the related Prospectus Supplement, the Trustee shall, terminate all of the rights and obligations of the related Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Master Servicer (or if such Servicer is the Master Servicer, the Trustee) will succeed to all of the responsibilities, duties and liabilities of such Servicer under the Agreements (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. To the extent specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to a percentage of the Voting Rights specified in the related Prospectus Supplement, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment as specified in the related Prospectus Supplement to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which, to the extent so specified in the related Prospectus Supplement, may be no greater than the compensation payable to the Master Servicer under the Agreement.

     To the extent described in the related Prospectus Supplement, the holders of Certificates representing the percentage of the Voting Rights specified in such Prospectus Supplement allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "--Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than the percentage of the Voting Rights specified in the related Prospectus Supplement have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for a specified number of days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     As described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," unless and until Definitive Certificates are issued, Beneficial Owners may only exercise their rights as owners of Certificates indirectly through DTC, or their respective Participants and Indirect Participants.


AMENDMENT

     Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. To the extent specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that to the extent specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any Series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.


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

THE TRUSTEE

     The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Trust Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to such Servicer or its designee in respect of the Certificates or the Trust Assets, or deposited into or withdrawn from any Account or any other account by or on behalf of any Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreements. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreements.


CERTAIN MATTERS REGARDING THE TRUSTEE

     To the extent specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Distribution Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or Series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related Series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such Series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreements, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any Series entitled to at least 51% of the Voting Rights for such Series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.


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

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any Series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one Series to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a Series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a Series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets for a Series are divided into separate groups, each supporting a separate class or classes of Certificates of a Series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

     If so provided in the Prospectus Supplement for a Series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.


INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related Series.


RESERVE FUNDS

     If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Trust Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.


CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the Prospectus Supplement for a Series of Certificates, the CMBS in the related Trust Fund and/or the Mortgage Loans underlying such CMBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.


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

          CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. See "Description of the Trust Funds--Assets."


GENERAL

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a Mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a Mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "Mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the Mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the Mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the Mortgagor. At origination of a mortgage loan involving a land trust, the Mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.


INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the Mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the Mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments,


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the Mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the Mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the Mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the Mortgagor, which remains entitled to collect such rates absent a default, or pledged by the Mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.


PERSONALTY

     Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.


COOPERATIVE LOANS

     If specified in the Prospectus Supplement relating to a Series of Offered Certificate, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property Mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its


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consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by whomever financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.


FORECLOSURE


 General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the Mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.


 Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.


 Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the Mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the Mortgagor's default and the likelihood that the Mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order


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to accommodate Mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the Mortgagor failed to maintain the mortgaged property adequately or the Mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a Mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the Mortgagor.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non- collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the Mortgagor was insolvent (or the Mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.


 Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the Mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the Mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The Mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the Mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.


 Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the Mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services


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of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the Mortgagor is in default. Any additional proceeds are generally payable to the Mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

     In connection with a Series of Certificates for which an election is made to qualify the Trust Fund, or a portion thereof, as a REMIC, the REMIC Provisions and the Agreement may require the Master Servicer to hire an independent contractor to operate any foreclosed property relating to Whole Loans.


 Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the Mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the Mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the Mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former Mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.


     Under the REMIC Provisions and FASIT Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third taxable year following the taxable year the property was acquired. To the extent provided in the related Prospectus Supplement, with respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for longer than the permitted period if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions or FASIT Provisions, as applicable. This grace period may be reduced for foreclosed property


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other than real property or personal property incident to real property by
Treasury regulations under the FASIT Provisions (which have not yet been issued). To the extent any such property may be acquired by a Trust Fund making a FASIT election, the related Prospectus Supplement will specify the applicable grace period beyond which the Trust FASIT may not hold such foreclosed property.


 Anti-Deficiency Legislation

     Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the Mortgagor. Even if a mortgage loan by its terms provides for recourse to the Mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the Mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former Mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the Mortgagor. In certain other states, the lender has the option of bringing a personal action against the Mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the Mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former Mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former Mortgagor as a result of low or no bids at the judicial sale.


 Leasehold Risks

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the Mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the Mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.


 Cooperative Loans

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary


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lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant- stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.


BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made and no interest accrues during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien or may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In some circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender with a general unsecured claim for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. It is possible that a bankruptcy court would confirm a plan of reorganization, based on the particular facts of the reorganization case, that provided for the curing of a mortgage loan


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default through payment of arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its plan of reorganization to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease that is conditioned upon the commencement of the bankruptcy case or certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a Series of Certificates to exercise certain contractual remedies with respect to the Leases.

     In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related Series of Certificates in the event that a related Lessee or a related Mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a Mortgagor related to a Mortgaged Property if the related Mortgagor were in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. An assignment of rents and other proceeds of a Mortgage Loan may not be respected in bankruptcy if the assignment is not fully and timely perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume a lease and retain it or assign it to a third party or (b) reject the lease. If a lease under which the debtor is a lessee is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such lease, such as the Mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may generally treat such lease as terminated by such rejection or, in the alternative, the lessee may retain its rights under the lease (including possession) for the balance of such term and for any renewal or extension of such term to the extent such rights are enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages caused by the nonperformance after such date of any obligation of the lessor under the lease. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code in the event their lessors become the subject of bankruptcy proceedings.

     In a bankruptcy or similar proceeding of a Mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the Mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.


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

     A trustee in bankruptcy or debtor in possession, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a bankruptcy court may authorize the granting of liens senior to the lien of a mortgage, and certain state statutes and general principles of equity may also provide a Mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. In addition, under the Bankruptcy Code, if the court finds that the mortgagee engaged in inequitable conduct, the mortgagee's claim may be subordinated to the claims of unsecured creditors.

     To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner, and the general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to appoint one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state insolvency laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related Series of Certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrine of substantive consolidation. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.


ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity or that are in close proximity to such properties. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances as more fully described below, liability for clean up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

     Under the laws of many states and to some degree under Federal law, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon


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owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decision could be inferred from the extent of its involvement in the facility's financial management.

     On April 29, 1992, in response to the decision in Fleet Factors Corp., the United States Environmental Protection Agency (the "EPA") adopted a rule interpreting and delineating CERCLA's secured-creditor exemption in EPA enforcement proceedings. The rule attempted to define and specify the range of permissible actions that may be undertaken by a foreclosing lender/holder of a contaminated facility without exceeding the bounds of the secured- creditor exemption. The rule also attempted to specify the circumstances under which governmental or government-appointed entities that acquire possession or control of contaminated facilities as conservators or receivers will be considered "involuntary" owners for purposes of CERCLA's "innocent landowner" defense to liability. Issuance of this rule by the EPA under CERCLA did not necessarily affect the potential for liability in actions by either a state or a private party under CERCLA or in actions under other federal or state laws which may impose liability on "owners or operators" but did not incorporate the secured-creditor exemption.

     The validity of the EPA rule was challenged in the U.S. Court of Appeals for the District of Columbia in Kelley v. EPA. In an opinion issued on February 4, 1994, the D.C. Circuit Court invalidated EPA's lender liability rule, holding that EPA exceeded its authority in enacting the rule. The U.S. Supreme Court denied certiorari on January 17, 1995. In response, the Department of Justice ("DOJ") and the Agency issued a policy statement entitled "The Effect of Superfund on Lenders That Hold Security Interests in Contaminated Property," published in the Federal Register in Volume 60, Number 237, at pages 63517 to 63519 (December 11, 1995). That policy statement directed parties to the voided rule as the Agency's definitive view on CERCLA's secured creditor exemption, and stated that EPA and DOJ will generally follow the approach of the Lender Liability Rule and its preamble when exercising their enforcement discretion with respect to lenders.

     Under the Kelley case, the secured-creditor exemption under CERCLA will be subject to existing case law interpretations. Some of those cases have interpreted the exemption extremely narrowly, but most of the cases since promulgation of the EPA rule have held that a lender is entitled to the protection of the secured-creditor exemption provided that a lender complies with the provisions set out in the EPA rule and does not itself (or through its agents) cause or contribute to contamination. As a result of Kelley, the cases applying the EPA rule have little, if any, precedential value and, thus, lenders expected a return to the narrower interpretations of the exemption. In fact, recent judicial opinions indicate that a court facing lender liability issues is likely to apply principles and rationale that are consistent with EPA and DOJ's Lender Policy. See, e.g., United States v. Wallace, 893 F. Supp. 627 (N.D. Tex. 1995); Z & Z Leasing, Inc. v. Graying Reel, Inc., 873 F. Supp. 51 (E.D. Mich. 1995); Kemp Industries, Inc. v. Safety Light Corp., 857 F. Supp. 373 (D.N.J. 1994).


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     Finally, as part of the Omnibus Consolidated Appropriations Bill for
Fiscal Year 1997 signed by President Clinton on September 30, 1996, Congress enacted the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Act"). The Act includes lender and fiduciary liability amendments to CERCLA, amendments to the secured creditor exemption set forth in Subtitle I of RCRA, and validation of the portion of the CERCLA Lender Liability Rule that addresses involuntary acquisitions by government entities. The amendments made by the Act apply to all claims not finally adjudicated as of September 30, 1996, which include all cases that are in the process of being settled, and are generally based on the CERCLA Lender Liability Rule. However, the amendments do not explicitly describe the steps a lender can take to avoid liability after foreclosure.

     The secured-creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. The definition of "hazardous substances" under CERCLA specifically excludes petroleum products, and the secured-creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum (other than heating oil) storage tanks. However, the EPA adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protections for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

     The related Agreement will provide that the Special Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental assessments, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken, or that, if any Hazardous Materials are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Special Servicer will detect all possible Environmental Hazard Conditions, that any estimate of the costs of effecting compliance at any Mortgaged Property and the recovery thereon will be correct, or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. Any additional restrictions on acquiring titles to a Mortgaged Property may be set forth in the related Prospectus Supplement.

     The Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter.


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     "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the Mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the Mortgagor of an otherwise non-recourse loan, the Mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. To the extent provided in the related Prospectus Supplement, the Master Servicer on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.


SUBORDINATE FINANCING

     Where the Mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the Mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the Mortgagor (as junior loans often do) and the senior loan does not, a Mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the Mortgagor is additionally burdened. Third, if the Mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the Mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a Mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a Mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Interest Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.


ACCELERATION ON DEFAULT

     To the extent specified in the related Prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state,


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however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the Mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily


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achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series of Certificates, and would generally not be covered by advances or any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("Rico") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or Rico activities.


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                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary sets forth the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. In the opinion of Latham & Watkins and Katten Muchin & Zavis the information set forth under this caption, "Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules or, except as expressly indicated, to investors that do not acquire Certificates in an initial offering. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.


GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund, or a segregated portion thereof, relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.


GRANTOR TRUST FUNDS

     If a REMIC election is not made and the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, Latham & Watkins or Katten Muchin & Zavis will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.


A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. In general, any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Tax Treatment of Income and Expense. Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of their adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b) (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In general, a Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income as and when collected by or paid to the Master Servicer, or, with respect to original issue discount or certain other income items for which the Certificateholder has made an election, as such amounts are accrued by the Trust Fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions (subject to the foregoing limitations) when such amounts are paid or such Certificateholder would otherwise be entitled to claim such deductions had it held the Mortgage Assets directly. A Grantor Trust Certificateholder using an accrual method of accounting generally must


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

take into account its pro rata share of income as payment becomes due or is made to the Master Servicer, whichever is earlier and may deduct its pro rata share of expense items (subject to the foregoing limitations) when such amounts are paid or would otherwise be deductible had the Certificateholder held the Mortgage Assets directly. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

     Treatment of Certain Owners. As to each Series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, counsel to the Depositor will have advised the Depositor that, except as described below under "B. Multiple Classes of Grantor Trust Certificates--Treatment of Certain Owners":

    (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;


    (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

    (iii) a Grantor Trust Certificate owned by a REMIC will represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3) to the extent that the Mortgage Assets represented by that Grantor Trust Certificate would be "qualified mortgages" or "permitted investments" within the meaning of Code
  Section 860G(a).

     Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Government Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received by the Certificateholder during such year.


     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that is treated as acquiring an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Mortgage Asset or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder holds during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate representing an interest in a Mortgage Loan or a Mortgage Asset acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the amount by which the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate is less than the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or


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

underlying mortgage loan), if any. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations generally will be effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that includes March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of such election). The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments, such as the Trust Fund, the yield on which may be affected by prepayments subject to Code Section 1272(a)(6)(C). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Original Issue Discount. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 14, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 1, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Grantor Trust Funds--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A Grantor Trust Certificateholder that is treated as acquiring an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable (or, if such Mortgage Asset has OID, of such Mortgage Asset's revised issue price) to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278. The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of the excess of the interest paid or incurred for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount over the interest distributable thereon. For these purposes, the de minimis rule referred to above applies. Any such deferred excess interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Grantor Trust Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Grantor Trust Funds--Single Class of Grantor Trust Certificates-- Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable except with the approval of the IRS.

     Anti-abuse Rule. The Internal Revenue Service can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Grantor Trust Certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).


B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     Stripped Bonds and Stripped Coupons. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any discount that is not de minimis arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Grantor Trust Funds--Single Class of Grantor

Trust Certificates--Original Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. Unless subsequent clarification of such treatment requires an alternative method be used (which method would be specified in a related Prospectus Supplement) payments from a Mortgage Asset underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such Certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of Grantor Trust Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code
Section 860G(a)(3) to the extent that the Mortgage Assets represented by that Grantor Trust Certificate would be "qualified mortgages" or "permitted investments" within the meaning of Code Section 860G(a). Grantor Trust Certificates generally will be "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) only to the extent the underlying Mortgage Assets are secured by multifamily, nursing home, or congregate care properties.

     Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans. The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 1, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that



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

adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, in general, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally applies only to debt instruments collateralized by other debt instruments that are subject to prepayment, and to pooled debt instruments that are subject to prepayment, rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the stated redemption price at maturity received during such accrual period, and
(ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such


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

Mortgage Assets treated as acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e., points) will be includible by such holder. Other OID on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

     Grantor Trust Certificates Representing Interests in ARM Loans. The OID Regulations do not address the treatment of instruments such as Grantor Trust Certificates that represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under "--Grantor Trust Funds--Multiple Classes of Grantor Trust Certificates--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.


C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received (other than amounts attributable to accrued but unpaid interest) and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     The Taxpayer Relief Act of 1997 (the "Act") reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but not more than eighteen months was not changed by the Act ("mid-term rate"). The Act does not change the capital gain rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

     It is possible that capital gain realized by holders of one or more classes of Grantor Trust Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a Grantor Trust Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Grantor Trust Certificate substantially contemporaneously with acquiring the Grantor Trust Certificate, (ii) the Grantor Trust Certificate is part of a straddle, (iii) the Grantor Trust Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury Regulations that have not yet been issued. If the sale or other disposition of a Grantor Trust Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.


D. NON-U.S. PERSONS

     Generally, in the case of a Grantor Trust Certificateholder that is not a "U.S. Person" (as defined below) and that is not holding its Certificate in connection with a United States trade or business of such Certificateholder, to the extent that a


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Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder) except to the extent such payments are payments of "contingent interest" or are otherwise ineligible for the portfolio interest exemption. Additional restrictions apply to Mortgage Assets where the Mortgagor is not a natural person in order to qualify for the exemption from withholding. Generally, a Grantor Trust Certificateholder that is not a U.S. Person will not be subject to federal income tax on any amount that constitutes capital gain upon the retirement or disposition of a Grantor Trust Certificate or a Mortgage Asset, provided the gain is not effectively connected with the conduct of a trade or business in the U.S. by such Certificateholder or, in the case of a Certificateholder who is a nonresident alien individual and hold the Certificate as a capital asset, such holder is present in the U.S. for 183 days or more in the taxable year and certain other requirements are met. Special rules apply also to certain former citizens and residents of the U.S.

     Interest paid to a Grantor Trust Certificateholder that is not a U.S. Person that is effectively connected with a United States trade or business of such Certificateholder will be taxed at graduated rates as if such Grantor Trust Certificateholder were a U.S. Person, and will not be subject to withholding if the Certificateholder gives an appropriate statement to that effect to the Trustee in advance of such payment. In addition to the graduated tax, effectively connected interest income received by a non-U.S. Person that is a corporation may also be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty). If capital gain derived from the sale, retirement or disposition of a Grantor Trust Certificate is effectively connected with a U.S. trade or business of a Grantor Trust Certificateholder that is not a U.S. Person, such Certificateholder will be taxed on the net gain under the graduated United States federal income tax rates applicable to U.S. Persons (and, with respect to corporate Grantor Trust Certificateholders, may also be subject to branch profits tax).

     If the Trust Fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a Mortgage Asset secured by such an interest (which for this purpose includes real property located in the United States and the Virgin Islands), a Grantor Trust Certificateholder that is not a U.S. person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder upon the earlier of the Trust Fund's disposition of the property or such a holder's disposition of its Grantor Trust Certificate. The amount of gain subject to tax should not exceed the amount by which the value of the acquired property increased during the period such property was held by the Trust Fund. The Grantor Trust Certificateholder's allocable share of the gain generally would be taxed as though the gain were effectively connected with a U.S. trade or business of such holder, and the purchaser would withhold 10% of the gross amount realized on the disposition that is allocable to the Non-U.S. Certificateholder's interest. Such amount withheld is creditable against such Certificateholder's actual tax liability. Additionally, to the extent a Grantor Trust Certificateholder that is not a U.S. person is treated as owning an interest in real property acquired by foreclosure, deed in lieu of foreclosure or otherwise, such Certificateholder would be subject to United States federal income tax withholding at a rate of 30% (subject to reduction under an applicable income tax treaty), on income from the property unless such Certificateholder has in effect an election to be taxed at ordinary U.S. tax rates on net income from all U.S. real property owned by it. An interest in foreclosed property deemed to be acquired by a Non-U.S. Person that owns a Grantor Trust Certificate would be includable in such individual's estate for U.S. estate tax purposes. In addition, depending on the Trust Fund's level of activities, its realization of gain and how long it held the foreclosed property, such a Certificateholder may be deemed to be engaged in a U.S. trade or business and may be required to file U.S. and state tax returns. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

     As used herein, a "U.S. Person" means an individual who is a citizen of the United States or is treated as a resident of the United States for United States federal income tax purposes, an entity organized in or under the laws of the United States or any political subdivision thereof treated as a corporation or a partnership for such purposes, an estate the income of which from sources outside the United States is includible in gross income for such purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary


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

supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust (and, to the extent provided in applicable Treasury regulations, a trust that was in existence as of August 20, 1996 that elects to be treated as a U.S. Person).


E. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master Servicer or Trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, certain information to assist in preparing federal income tax returns of Certificateholders or other beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a Grantor Trust Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such a sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status would normally be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above for non-U.S. Persons. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


REMICS

     The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. The REMIC must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the Certificates by the REMIC (the "REMIC Certificates") and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC's assets. Although a REMIC is not generally subject to federal income tax (see, however "--REMICs--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--REMICs--Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, the classification of the REMIC for federal income tax purposes is uncertain. The REMIC might be entitled to treatment as a grantor trust under the rules described above under "--Grantor Trust Funds". In that case, no entity-level tax would be imposed on the REMIC. Alternatively, the REMIC Regular Certificates may continue to be treated as debt instruments for federal income tax purposes; but the REMIC pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC is treated as a TMP, any residual income of the REMIC (i.e., income from the Mortgage Loans less interest and OID expense allocable to the REMIC Regular Certificates and any administrative expenses of the REMIC to the extent deductible) would be subject to corporate income tax at the entity level. If such entity is taxable as a separate corporation, the related Certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such


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

regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, assuming existing law and continued compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as one or more REMICs, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or residual interests ("REMIC Residual Certificates") in a REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C)(ix) only to the extent provided in the related Prospectus Supplement (generally, to the extent the Mortgage Assets are secured by residential real property, such as multifamily, nursing home or congregate care properties); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A) and (c)(5)(B); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be assets described in the foregoing Code Sections only to the extent that the REMIC's assets are qualifying assets described in such section. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be "real estate assets" for purposes of Code Section 856(c). REMIC Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). REMIC Regular Certificates acquired by another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC will constitute "qualified mortgages" within the meaning of Code Section 860G(a)(3). REMIC Regular Certificates also will qualify as "regular interests in a REMIC" for purposes of Code Section 860L(c)(1)(G), and may constitute a "permitted asset" of a financial asset securitization investment trust ("FASIT").

     Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" or "Subsidiary REMICs" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Latham & Watkins or Katten Muchin & Zavis, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and Subsidiary REMIC, respectively, will be considered to evidence ownership of the regular interests or residual interest in the related REMIC within the meaning of the REMIC provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether (i) the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; (ii) the REMIC Certificates will be "loans secured by an interest in real property" under
Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code. Moreover, the REMIC Regulations provide that, for purposes of Code Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates constitute qualifying assets for such entities. Where two or more REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the test described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a real estate investment trust ("REIT") owning a residual interest in a REMIC could be treated in part as non-qualifying REIT income if the REMIC holds mortgage loans with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down mortgage loans, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related buy-down funds.


A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. However, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any Class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act and Legislative History. REMIC Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the REMIC Regular Certificates.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any OID (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the stated redemption price at maturity of the Certificates. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative OID (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. If the Super Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those Certificates would report income or recover their basis. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion and different characterization of any gain on the sale of a Super-Premium Certificate than discussed above. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may claim a loss only when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate. Investors should consult their tax advisors regarding the appropriate treatment of Super-Premium Certificates.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an OID method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity


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

of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:
(a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest unless an alternative method (which would be specified in the related Prospectus Supplement) is required based on a subsequent clarification of the treatment of interest on weighted average rate debt instruments under the OID Regulations. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under rules similar to those relating to obligations providing for contingent payments. Such treatment may affect the timing of income accruals on such REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or


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thereafter. Similarly, a Certificateholder that makes this election for a
Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs--Taxation of Owners of REMIC Regular Certificates-- Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable except with the approval of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent, regardless of whether the holder is a cash-basis or an accrual basis taxpayer. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of the excess of the interest paid or incurred for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount over the interest distributable thereon. For these purposes, the de minimis rule referred to above applies. Any such deferred excess interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the


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

taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder holds during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. The proposed regulations, with certain modifications, were published in the Federal Register in final form on December 31, 1997, and such final regulations generally will be effective for bonds acquired on or after March 2, 1998 or, for bondholders making an election to amortize bond premium as described above for the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of the taxable year in which the election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in Section 1272(a)(6)(C) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement (other than amounts attributable to qualified stated interest) and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity


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of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income (i) if a REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction,
(ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) in the case of a REMIC Regular Certificate to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in the Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

     The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such Section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.


     Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Non-Interest Expenses of the REMIC" below.


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

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person (a "Non-U.S. REMIC Regular Certificateholder") and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a non-U.S. REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder that is a corporation for U.S. federal income tax purposes may also be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a nonresident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholders") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, certain information to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. In addition, upon the sale of a Grantor Trust Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such a sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its Non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's Non-U.S. Person status would normally be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.


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B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after- tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--REMICs-- Taxation of Owners of REMIC Residual Certificates--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--REMICs-- Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, OID income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and OID expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.


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

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark to Market Rules. A REMIC Residual Certificate acquired after January 3, 1995 cannot be marked-to-market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.


     In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the


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

extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code
Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "Federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     As an exception to the general rule described above, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as excess inclusions if the REMIC Residual Certificates in the aggregate are considered not to have "significant value." The Small Business Job Protection Act ("SBJPA") of 1996 has eliminated the special rule permitting Section 593 institutions ("Thrift Institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to REMIC Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a REMIC Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the


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

shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such Section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.


C. PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

     In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Servicer's, Trustee's or Depositor's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Servicer, Trustee or Depositor, as the case may be, out of its own funds or (ii) the Depositor's obligation to repurchase a Mortgage Loan, such tax will be borne by the Depositor. In the event that such Servicer, Trustee or Depositor, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.


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

D. LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.


E. ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.


F. TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--REMICs --Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.


G. RESIDUAL CERTIFICATE PAYMENTS TO NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates other than Excess Inclusions should qualify as "portfolio interest," subject to the conditions described in "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. In addition, payments to REMIC Residual Certificateholders of amounts that are "contingent interest" are ineligible for the portfolio interest exemption. If the amounts paid to REMIC Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate)


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

withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.


     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.


H. TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships (generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code Sections 771 through 777) will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess


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

inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. The Pooling and Servicing Agreement will require the transferee of a REMIC Residual Certificate to state as part of the affidavit described above under "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates--Disqualified Organizations" that such transferee
(i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future; (iii) understands that, as the holder of a noneconomic REMIC Residual Certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC Residual Certificate as they become due. The transferor must have no reason to believe that such statement is untrue.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record of beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed I.R.S. Form 4224 or applicable successor I.R.S. Form and the Trustee consents to such transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO CERTIFICATEHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS RESPECTING THE PURCHASE, OWNERSHIP OR DISPOSITION OF AN INVESTMENT IN CERTIFICATES.


                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                             ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA and on any entity whose underlying assets include assets of such a plan by reason of any such plan's investment in the entity ("ERISA Plans") and on persons who are parties in interest or disqualified persons

("parties in interest") with respect to such ERISA Plans. Section 4975 of the Code imposes substantially similar prohibited transaction restrictions on tax qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in Section 408 of the Code ("Qualified Plans" and together with ERISA Plans, "Plans"). Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.


PROHIBITED TRANSACTIONS


 General

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving an ERISA Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (and, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in nonexempt prohibited transactions.

     The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Servicers, the Trustee and other persons, in providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.


AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     As specified in the related Prospectus Supplement, Labor has granted to the Underwriter a Prohibited Transaction Exemption (the "Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption and specified in the related Prospectus Supplement are satisfied.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.


REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. The Prospectus Supplement with respect to a Series of Certificates may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Certificates offered thereby.


                               LEGAL INVESTMENT

     The Prospectus Supplement for each Series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such classes will constitute "mortgage related securities" for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation, on or before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. In addition, pursuant to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "1994 Amendment"), Congress expanded the definition of securities entitled to the benefits of SMMEA to include those evidencing ownership of, or secured by, notes secured by a first lien on one or more parcels of real estate, upon which is located one or more commercial structures. The terms of this amendment permit states to prohibit or limit, by specific legislation, the authority of persons, trusts, corporations, partnerships, associations, business trusts or business entities to purchase, hold or invest, in securities evidencing ownership of, or secured by, such notes to the extent predicated on the expansion of SMMEA. The 1994 Amendment permits enactment of such restrictions until September 23, 2001. It provides, however, that no enactment will affect the validity of a contractual commitment to purchase, hold or invest in securities made before such enactment, or require sale of any securities previously acquired. The Prospectus Supplement for each Series will identify the states, if any, that have enacted any such limitations through the date of the Prospectus Supplement. Enactment of such restrictions could adversely affect the liquidity of any Offered Certificates entitled to the benefits of SMMEA solely by reason of the 1994 Amendment. Accordingly, the investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Certificate. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

     In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

     The appropriate characterization under various legal investment restrictions of those Offered Certificates that do not constitute "mortgage related securities" under SMMEA, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

     Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase any Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investors' assets.

     Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under SMMEA, the Depositor will make no representations as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.


                            METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

     1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     2. By placements by the Depositor with institutional investors through dealers; and

     3.  By direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Certificates offered hereby will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                 LEGAL MATTERS

     Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Latham & Watkins, New York, New York or by Katten Muchin & Zavis, Chicago, Illinois.


                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                    RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by Mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                        INDEX OF SIGNIFICANT DEFINITIONS

DEFINITIONS                                                               PAGE

Accounts.................................................................. 41
Accrual Certificates.................................................. 10, 31
ACMs...................................................................... 62
Act................................................................... 64, 74
ADA....................................................................... 66
Amortizable Bond Premium Regulations...................................... 70
Applicable Amount......................................................... 87
ARM Loans............................................................. 23, 73
Asset Seller.............................................................. 20
Balloon Mortgage Loans.................................................... 17
Bankruptcy Code........................................................... 59
Cash Flow Agreement.................................................... 9, 25
Cash Flow Agreements....................................................... 1
Cede................................................................... 3, 37
CEDEL Participants........................................................ 37
CERCLA................................................................ 19, 63
Certificate Balance........................................................ 9
Certificates............................................................... 7
Closing Date.............................................................. 78
CMBS................................................................ 1, 7, 20
CMBS Agreement............................................................ 24
CMBS Issuer............................................................... 24
CMBS Servicer............................................................. 24
CMBS Trustee.............................................................. 24
Code...................................................................... 11
Commercial Loans.......................................................... 21
Commercial Properties.................................................. 7, 21
Commission................................................................. 3
Contributions Tax......................................................... 88
Cooperative........................................................... 38, 55
Cooperative Loans......................................................... 55
Cooperatives.............................................................. 21
Covered Trust......................................................... 18, 52
CPR....................................................................... 29
Credit Support...................................................... 1, 9, 25
Crime Control Act......................................................... 67
Deferred Interest......................................................... 74
Definitive Certificates............................................... 31, 38
Depositaries.............................................................. 36
Depositor.............................................................. 7, 20
Determination Date........................................................ 31
Distribution Account...................................................... 43
Distribution Date......................................................... 10
DOJ....................................................................... 63
DTC.................................................................... 3, 36
Environmental Hazard Condition............................................ 64
EPA....................................................................... 63
Equity Participations..................................................... 24
ERISA................................................................. 12, 91
ERISA Plans............................................................... 91
Euroclear Operator........................................................ 38
Euroclear Participants.................................................... 38

Exchange Act............................................................... 3
Exemption................................................................. 92
FASIT..................................................................... 77
FDIC.................................................................. 41, 93
Grantor Trust Certificates................................................ 11
Indirect Participants..................................................... 36
Insurance Proceeds........................................................ 42
IRS....................................................................... 70
L/C Bank.................................................................. 53
Labor..................................................................... 92
Lease................................................................... 3, 8
Lease Assignment........................................................... 1
Legislative History....................................................... 73
Lessee.................................................................. 3, 8
Master REMIC.............................................................. 77
Master Servicer............................................................ 7
Model Law................................................................. 94
Mortgage Assets............................................................ 1
Mortgage Interest Rate................................................. 8, 24
Mortgage Loan.............................................................. 1
Mortgage Loans......................................................... 7, 20
Mortgage Notes............................................................ 21
Mortgages................................................................. 21
Multifamily Loans......................................................... 21
Multifamily Properties................................................. 7, 21
NCUA...................................................................... 93
New Regulations........................................................... 76
Nonrecoverable Advance.................................................... 34
Notes..................................................................... 12
Offered Certificates....................................................... 1
OID....................................................................... 68
OID Regulations........................................................... 70
Originator................................................................ 21
OTS....................................................................... 93
Partnership............................................................... 12
Partnership Interest...................................................... 12
Payment Lag Certificates.................................................. 83
Permitted Investments..................................................... 41
Plans..................................................................... 92
Policy Statement.......................................................... 93
Prepayment Assumption..................................................... 73
Prepayment Premium........................................................ 24
Prohibited Transactions Tax............................................... 88
Prospectus Supplement...................................................... 1
Qualified Plans........................................................... 92
Rating Agency............................................................. 13
RCRA...................................................................... 64
Record Date............................................................... 31
REIT...................................................................... 77
Related Proceeds.......................................................... 34
Relief Act................................................................ 67
REMIC.................................................................. 2, 11
REMIC Certificates........................................................ 76
REMIC Regular Certificates............................................ 11, 77
REMIC Regulations......................................................... 68

REMIC Residual Certificateholders......................................... 84
REMIC Residual Certificates........................................... 11, 77
Rico...................................................................... 67
Rules..................................................................... 37
SBJPA..................................................................... 87
Securities Act............................................................. 3
Senior Certificates.................................................... 9, 31
Series..................................................................... 1
Servicer.................................................................. 11
Servicing Standard........................................................ 43
Servicing Transfer Event.................................................. 44
SMMEA..................................................................... 93
SMMEA Certificates........................................................ 93
Special Servicer........................................................... 7
Specially Serviced Mortgage Loan.......................................... 44
Stripped ARM Obligations.................................................. 74
Stripped Bond Certificates................................................ 71
Stripped Coupon Certificates.............................................. 71
Stripped Interest Certificates........................................ 10, 31
Stripped Principal Certificates....................................... 10, 31
Subordinate Certificates.............................................. 10, 31
Subsidiary REMIC.......................................................... 77
Subsidiary REMICs......................................................... 77
Thrift Institutions....................................................... 87
Title V................................................................... 66
TMP....................................................................... 76
Trust Assets............................................................... 3
Trust Fund................................................................. 1
Trust Partnership......................................................... 12
Trustee.................................................................... 7
UCC....................................................................... 36
Voting Rights............................................................. 20
Warranting Party...................................................... 14, 40

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       NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY
INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL ONLY THE CERTIFICATES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF ITS DATE.


                               TABLE OF CONTENTS

                     -----------------------------------

                                                           PAGE
               PROSPECTUS SUPPLEMENT
Executive Summary .....................................    S-5
Summary of Terms ......................................    S-7
Offered Securities ....................................    S-8
The Mortgage Pool .....................................   S-12
Additional Aspects of Certificates ....................   S-17
Risk Factors ..........................................   S-20
Description of the Certificates .......................   S-42
Maturity Considerations ...............................   S-60
Yield Considerations ..................................   S-64
Description of the Mortgage Pool ......................   S-65
Servicing of the Mortgage Loans .......................   S-84
Certain Legal Aspects of the Mortgage Loans ...........   S-93
Certain Federal Income Tax Consequences ...............   S-95
ERISA Considerations ..................................   S-98
Legal Investment .....................................   S-101
Use of Proceeds ......................................   S-101
Plan of Distribution .................................   S-101
Legal Matters ........................................   S-102
Ratings ..............................................   S-102
Index of Terms for Prospectus Supplement .............   S-104
Annex A--The Mortgage Loan Characteristics ...........     A-1
Annex B--Additional Step Loan and Interest-Only            B-1
   Loan Characteristics ..............................
Annex C--Affiliated Borrowers ........................     C-1
Annex D--Form of Statement to                              D-1
   Certificateholders ................................
Annex E--Structural and Collateral Term Sheet              E-1
   and Top Ten Loan Descriptions .....................

                     PROSPECTUS
Prospectus Supplement ................................       3
Available Information ................................       3
Incorporation of Certain Information by Reference.....       4
Summary of Prospectus ................................       7
Risk Factors .........................................      14
Description of the Trust Funds .......................      20
Use of Proceeds ......................................      26
Yield Considerations .................................      27
The Depositor ........................................      30
Description of the Certificates ......................      31
Description of the Agreements ........................      38
Description of Credit Support ........................      52
Certain Legal Aspects of the Mortgage Loans and             54
   the Leases ........................................
Federal Income Tax Consequences ......................      68
State Tax Considerations .............................      91
ERISA Considerations .................................      91
Legal Investment .....................................      93
Method of Distribution ...............................      94
Legal Matters ........................................      95
Financial Information ................................      95
Rating ...............................................      95
Index of Significant Definitions .....................      96


                                  $806,196,000


                                 (APPROXIMATE)



                               HELLER FINANCIAL
                                  COMMERCIAL
                                MORTGAGE ASSET
                                     CORP.

                      -----------------------------------


                             CLASS A-1, CLASS A-2,
                         CLASS B, CLASS C AND CLASS D
                             MORTGAGE PASS-THROUGH
                                 CERTIFICATES
                               SERIES 2000 PH-1







                      -----------------------------------
                             PROSPECTUS SUPPLEMENT
                      -----------------------------------


                             PRUDENTIAL SECURITIES
                           MORGAN STANLEY DEAN WITTER
                             SALOMON SMITH BARNEY






                                February 2, 2000

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